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As filed with the Securities and Exchange Commission on April 18, 2005

Registration No. 333-122758

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

McDATA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3669 (Primary Standard Industrial Classification Code Number)	84-1421844 (I.R.S. Employer Identification Number)
380 Interlocken Crescent Broomfield, Colorado 80021 (720) 558-8000 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Thomas O. McGimpsey, Esq.
Vice President, General Counsel and Secretary
McDATA Corporation
380 Interlocken Crescent
Broomfield, Colorado 80021
(720) 558-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Darren R. Hensley, Esq. John P.J. Kim, Esq. Hensley Kim & Edgington, LLC 1660 Lincoln Street Suite 3050 Denver, Colorado 80264 Telephone: (720) 377-0770	Morris M. Sherman, Esq. Leonard, Street and Deinard Professional Association 150 South Fifth Street Suite 2300 Minneapolis, Minnesota 55402 Telephone: (612) 335-1500

Approximate date of commencement of proposed sale to the public:
Upon completion of the merger described herein.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Class A Common stock, par value $0.01 per share	59,892,235	$3.68	$220,403,425	$25,942

(1)
Based upon the estimated maximum number of shares of the Registrant's Class A common stock, par value $0.01 per share, that may be issued in connection with the merger, consisting of shares of Class A common stock issued for (a) 29,525,043 shares of Computer Network Technology Corporation, or CNT, common stock currently outstanding, (b) up to 9,624,430 shares of CNT common stock that may be issued prior to the merger pursuant to CNT's outstanding stock options, (c) up to 250,000 shares of CNT common stock that may be issued prior to the merger pursuant to CNT's employee stock purchase plan, (d) 109,799 CNT restricted stock units currently outstanding, (e) 56,000 CNT deferred stock units currently outstanding, (f) up to 18,980 shares of CNT restricted common stock which may be issued as employee retention grants prior to the merger, and (g) up to 6,486,698 shares of CNT common stock that may be issued upon the conversion of CNT's outstanding 3% Convertible Subordinated Notes. The CNT common stock outstanding at the time of the merger will be converted into the right to receive shares of Registrant's Class A common stock at an exchange ratio of 1.3:1.0.

(2)
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act, based on (i) $3.68, the average of the high and low sales price per share of the Registrant's Class A common stock, par value $0.01 per share, on the Nasdaq National Market on April 14, 2005, and (ii) the maximum number of shares of the Registrant's Class A common stock to be issued to shareholders of CNT pursuant to the merger.

(3)
A fee of $28,470 was paid with the previous filing.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. McDATA Corporation may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 18, 2005

MERGER PROPOSAL—YOUR VOTE IS IMPORTANT

        McDATA Corporation, or McDATA, Condor Acquisition, Inc., a wholly owned subsidiary of McDATA, and Computer Network Technology Corporation, or CNT, have entered into an Agreement and Plan of Merger, dated as of January 17, 2005, as amended on February 10, 2005, or, as amended, the merger agreement. The merger contemplated by the merger agreement, or the merger, will result in the combination of the businesses of McDATA and CNT.

        The boards of directors of McDATA and CNT believe that the proposed merger will create a combined company that will establish a leading position in enterprise storage networking, encompassing world-class products, services and software. The merger will combine the products, talent and expertise of two respected names in storage networking and will accelerate McDATA's Global Enterprise Data Center initiative to deploy a broadened tiered network infrastructure.

        Upon completion of the merger, CNT shareholders will be entitled to receive 1.3 shares of McDATA Class A common stock for each share of CNT common stock then held by them, together with cash in lieu of fractional shares. McDATA Class A common stock is traded on the Nasdaq National Market under the trading symbol "MCDTA." On April 15, 2005, the closing sale price of McDATA Class A common stock was $3.51 as reported on the Nasdaq National Market. CNT common stock is traded on the Nasdaq National Market under the trading symbol "CMNT." On April 15, 2005, the closing sale price of CNT common stock was $4.31 as reported on the Nasdaq National Market.

        McDATA and CNT cannot complete the merger unless McDATA stockholders approve the issuance of shares of McDATA Class A common stock in connection with the merger and CNT shareholders adopt the merger agreement and approve the merger. The McDATA board of directors unanimously recommends that McDATA stockholders vote "FOR" the proposal to approve the issuance of shares of McDATA Class A common stock in connection with the merger. The CNT board of directors unanimously recommends that CNT shareholders vote "FOR" the proposal to adopt the merger agreement and approve the merger.

        Each of McDATA and CNT will hold a special meeting of its stockholders and shareholders, respectively, to obtain these approvals. The date, times and places of the special meetings are as follows:

For McDATA Corporation Stockholders:
May 24, 2005 at 1:00 p.m., local time
380 Interlocken Crescent
Broomfield, Colorado 80021

For Computer Network Technology Corporation Shareholders:
May 24, 2005 at 2:00 p.m., local time
6000 Nathan Lane North
Plymouth, Minnesota 55442

        Your vote is important. Whether or not you expect to attend the special meeting of McDATA stockholders or CNT shareholders in person, you are urged to complete, sign, date and return the enclosed proxy card or voting instruction card as soon as possible or to vote by telephone or on the Internet using the instructions on the enclosed proxy card or voting instruction card. Returning the proxy card or voting instruction card or voting by telephone or on the Internet does not deprive you of your right to attend the special meeting of McDATA or CNT, as the case may be, and to vote your shares in person.

        We encourage you to read this joint proxy statement/prospectus for important information about the merger and the special meetings. In particular, you should carefully consider the discussion in the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 20.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of McDATA Class A common stock to be issued in connection with the merger or determined whether this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated April 19, 2005 and is first being mailed to stockholders of McDATA and the shareholders CNT on or about April 25, 2005.

Sincerely,	Sincerely,
John A. Kelley Chairman, President and Chief Executive Officer of McDATA	Thomas G. Hudson Chairman of the Board, President and Chief Executive Officer of CNT

McDATA Corporation
380 Interlocken Crescent
Broomfield, Colorado 80021

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On May 24, 2005

Dear McDATA Corporation stockholders:

        You are cordially invited to attend the special meeting of stockholders of McDATA Corporation to be held on May 24, 2005, promptly at 1:00 p.m. local time at our headquarters located at 380 Interlocken Crescent, Broomfield, Colorado 80021. At the special meeting, you will be asked to vote on and approve the following proposals:

  1.
  To approve the issuance of 1.3 shares of McDATA Corporation Class A common stock for each outstanding share of Computer Network Technology Corporation common stock as of the effective date of the merger in connection with and pursuant to the terms of the Agreement and Plan of Merger, dated as of January 17, 2005, among McDATA Corporation, Computer Network Technology Corporation and Condor Acquisition, Inc., as amended on February 10, 2005.

  2.
  To approve an amendment to the 2001 McDATA Equity Incentive Plan to increase the authorized number of shares of common stock issuable under the plan by 3 million shares (from 30 million to 33 million shares).

  3.
  To approve an amendment to the 2001 McDATA Equity Incentive Plan to allow for options and equity awards granted under the 2001 Plan to be awarded in McDATA Class A common stock.

  4.
  To consider such other business as may properly come before the special meeting.

        These proposals are described more fully in the joint proxy statement/prospectus. Please give your careful attention to all of the information in the joint proxy statement/prospectus (see page 25).

        Only stockholders of record of McDATA Corporation Class A common stock and Class B common stock at the close of business on April 12, 2005, the record date for its special meeting, are entitled to notice of and to vote at this special meeting or any adjournment(s) or postponement(s) that may take place.

        Your vote is important. Whether or not you expect to attend the McDATA Corporation special meeting in person, you are urged to complete, sign, date and return the enclosed proxy card or voting instruction card as soon as possible or to vote by telephone or on the Internet using the instructions on the enclosed proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled "The Special Meeting of McDATA Stockholders" beginning on page 25 of this joint proxy statement/prospectus. Returning the proxy card or voting by telephone or on the Internet does not deprive you of your right to attend the McDATA Corporation special meeting and to vote your shares in person. If you need any assistance in the voting of your proxy card or voting instruction card, please contact McDATA Corporation, 380 Interlocken Crescent, Broomfield, Colorado 80021, Attention: Investor Relations, telephone number: (720) 558-8000.

By order of the Board of Directors,

John A. Kelley Chairman, President and Chief Executive Officer
April 19, 2005 Broomfield, Colorado

Computer Network Technology Corporation
6000 Nathan Lane North
Plymouth, Minnesota 55442

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On May 24, 2005

Dear Computer Network Technology Corporation shareholders:

        You are cordially invited to attend a special meeting of shareholders of Computer Network Technology Corporation to be held on May 24, 2005, promptly at 2:00 p.m. local time at our headquarters located at 6000 Nathan Lane North, Plymouth, Minnesota 55442. At the special meeting, you will be asked to vote on and approve the following proposals:

  1.
  To adopt the Agreement and Plan of Merger, dated as of January 17, 2005, among McDATA Corporation, Computer Network Technology Corporation and Condor Acquisition, Inc., as amended on February 10, 2005, and to approve the merger.

  2.
  To approve any motion for adjournment or postponement of the Computer Network Technology Corporation special meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of proposal 1.

        Upon completion of the merger, shareholders of CNT will be entitled to receive 1.3 shares of McDATA Class A common stock for each share of CNT common stock held by them, together with cash in lieu of fractional shares (see page 29).

        No other business will be conducted at the special meeting. These proposals are described more fully in the joint proxy statement/prospectus. Please give your careful attention to all of the information in the joint proxy statement/prospectus.

        Only shareholders of record of Computer Network Technology Corporation common stock at the close of business on April 12, 2005, the record date for the Computer Network Technology Corporation special meeting, are entitled to notice of and to vote at this special meeting or any adjournment(s) or postponement(s) that may take place.

        Your vote is important. Whether or not you expect to attend the Computer Network Technology Corporation special meeting in person, you are urged to complete, sign, date and return the enclosed proxy card or voting instruction card as soon as possible or to vote by telephone or on the Internet using the instructions on the enclosed proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section of this joint proxy statement/prospectus entitled "The Special Meeting of CNT Shareholders" beginning on page 29. Returning the proxy card or voting instruction card or voting by telephone or on the Internet does not deprive you of your right to attend the meeting and to vote your shares in person. If you need any assistance in the voting of your proxy card, please contact Investor Relations, Computer Network Technology Corporation, 6000 Nathan Lane North, Plymouth, Minnesota 55442, telephone number (763) 268-6130.

By order of the Board of Directors,

Thomas G. Hudson Chairman of the Board, President and Chief Executive Officer
April 19, 2005 Plymouth, Minnesota

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER AND SPECIAL MEETINGS
General Questions and Answers
Questions and Answers for McDATA Stockholders
Questions and Answers for CNT Shareholders
SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS
SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF McDATA
SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CNT
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
Recent Share Prices
Dividend Information
Number of Stockholders
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
RISK FACTORS
THE SPECIAL MEETING OF McDATA STOCKHOLDERS
Date, Time and Place of the Special Meeting
Matters for Consideration
Recommendation of the McDATA Board of Directors
Admission to the Special Meeting
Who Can Vote
How You Can Vote
Adjournment and Postponement
Required Vote
How to Revoke a Proxy
Other Matters
Solicitation of Proxies and Expenses
Stockholders Sharing an Address
THE SPECIAL MEETING OF CNT SHAREHOLDERS
Date, Time and Place of the Special Meeting
Matters for Consideration
Recommendation of the CNT Board of Directors
Admission to the Special Meeting
Record Date; Shares Held by CNT's Directors and Executive Officers
Voting by CNT's Directors and Executive Officers
Quorum and Vote Required
Voting of Proxies
Abstentions
Broker Non-Votes
Voting Shares in Person that are Held in Street Name
Voting Procedures
How to Revoke a Proxy
Voting Shares in CNT's 401(k) Plan
Contact for Questions and Assistance in Voting
Solicitation of Proxies and Expenses
THE MERGER
Background of the Merger
McDATA's Reasons for the Merger; Additional Considerations of the McDATA Board of Directors

Recommendation of the McDATA Board of Directors
Opinion of McDATA Financial Advisor
CNT's Reasons for the Merger; Additional Considerations of the CNT Board of Directors
Recommendation of the CNT Board of Directors
Opinion of CNT Financial Advisor
Interests of Certain Persons in the Merger
Material Federal Income Tax Consequences of the Merger
Accounting Treatment of the Merger
Regulatory Filings and Approvals Required to Complete the Merger
McDATA Will List Shares of McDATA Class A Common Stock Issued to CNT Shareholders on the Nasdaq National Market
Delisting and Deregistration of CNT Common Stock After the Merger
Restrictions on Sales of Shares of McDATA Class A Common Stock Received in the Merger
CNT Voting Agreement
No Appraisal Rights
Legal Proceeding Related to the Merger
THE MERGER AGREEMENT
Structure of the Merger
Completion and Effectiveness of the Merger
Conversion of CNT Common Stock and Assumption of CNT Equity Securities in the Merger
Fractional Shares
Exchange of CNT Stock Certificates for McDATA Stock Certificates
Dividends and Distributions with Respect to Unexchanged Shares
Transfers of Ownership and Lost Stock Certificates
Treatment of CNT Stock Options, Restricted Stock Units, Deferred Stock Units and Restricted Stock
Representations and Warranties
Conduct of CNT's Business Before Completion of the Merger
Conduct of McDATA's Business Before Completion of the Merger
CNT is Prohibited from Soliciting Other Offers
Agreement Regarding Recommendations to Stockholders and Shareholders
Required Actions of CNT Before Completion of the Merger
Required Actions of McDATA Before Completion of the Merger
Indemnification of CNT Directors and Officers
Benefits for CNT Employees
Board of Directors of McDATA Following the Merger
Regulatory Filings; Antitrust Matters
Access to Information
Section 16(b) Board Approvals
Tax-Free Reorganization
Conditions to Completion of the Merger
Definition of Material Adverse Effect
Termination of the Merger Agreement
Effect of Termination of the Merger Agreement
Payment of Termination Fee
Other Provisions of the Merger Agreement
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
COMPARISON OF RIGHTS OF HOLDERS OF McDATA CLASS A COMMON STOCK AND CNT COMMON STOCK

ADDITIONAL PROPOSALS BEING SUBMITTED SOLELY TO A VOTE OF McDATA STOCKHOLDERS
Amendment of the 2001 Plan to Increase the Authorized Number of Shares
Recommendation of the McDATA Board of Directors to Increase the Authorized Number of Shares
Amendment of the 2001 Plan to Allow Issuance of Awards in McDATA Class A Common Stock and Class B Common Stock
Recommendation of the McDATA Board of Directors to Allow Issuance of Awards in McDATA Class A Common Stock and Class B Common Stock
ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE OF CNT SHAREHOLDERS
FUTURE McDATA STOCKHOLDER PROPOSALS
FUTURE CNT SHAREHOLDER PROPOSALS
LEGAL MATTERS
NOTICE REGARDING ARTHUR ANDERSEN LLP
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
Annex A Agreement and Plan of Merger, as amended
Annex B Voting Agreement, including Form of Irrevocable Proxy
Annex C Opinion of Credit Suisse First Boston LLC
Annex D Opinion of Lehman Brothers Inc.
Annex E Amended and Restated 2001 McDATA Equity Incentive Plan

        This joint proxy statement/prospectus incorporates important business and financial information about McDATA Corporation, or McDATA, and Computer Network Technology Corporation, or CNT, from documents that each company has filed with the Securities and Exchange Commission but that have not been included in or delivered with this joint proxy statement/prospectus. For a listing of documents incorporated by reference into this joint proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning on page 123 of this joint proxy statement/prospectus.

        McDATA will provide you with copies of this information relating to McDATA, without charge, upon oral or written request to:

McDATA Corporation
380 Interlocken Crescent
Broomfield, Colorado 80021
Attention: Investor Relations
Telephone Number: (720) 558-8000

        In addition, you may obtain copies of this information from McDATA's website, http://www.mcdata.com, or by sending an email to investor_relations@mcdata.com. Information contained in this website does not constitute part of this joint proxy/statement prospectus. In order for you to receive timely delivery of the documents in advance of the McDATA special stockholders meeting, McDATA should receive your request no later than May 17, 2005.

        CNT will provide you with copies of this information relating to CNT, without charge, upon oral or written request to:

Computer Network Technology Corporation
6000 Nathan Lane North
Plymouth, Minnesota 55442
Attention: Investor Relations
Telephone Number: (763) 268-6130

        In addition, you may obtain copies of this information from CNT by sending an email to investor_relations@cnt.com. In order for you to receive timely delivery of the documents in advance of the CNT special shareholders meeting, CNT should receive your request no later than May 17, 2005.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER
AND SPECIAL MEETINGS

General Questions and Answers

        The following questions and answers are intended to address briefly some commonly asked questions regarding the proposed merger and the McDATA and CNT special meetings.

        Q:    Why am I receiving this joint proxy statement/prospectus?

        A:    McDATA and CNT have agreed to combine their businesses under the terms of a merger agreement that is described in this joint proxy statement/prospectus. A copy of the merger agreement, as amended, is attached to this joint proxy statement/prospectus as Annex A. For specific information regarding the merger agreement, please refer to the section entitled "The Merger Agreement" beginning on page 69 of this joint proxy statement/prospectus.

        In order to complete the merger, McDATA stockholders must approve the issuance of shares of McDATA Class A common stock in connection with the merger and CNT shareholders must adopt the merger agreement and approve the merger. Each of McDATA and CNT will hold a special meeting of its respective stockholders and shareholders to obtain these approvals. This joint proxy statement/prospectus contains important information about the merger and the special meeting of each of McDATA and CNT, and you should read it carefully. For McDATA stockholders and CNT shareholders, respectively, the enclosed voting materials allow you to vote your shares of McDATA Class A and Class B common stock or CNT common stock without attending the McDATA or the CNT special meeting.

        Your vote is important. We encourage you to vote as soon as possible. For more specific information on how to vote, please see the questions and answers for each of McDATA stockholders and CNT shareholders below.

        Q:    What is the merger?

        A:    The merger is a proposed business combination between McDATA and CNT where Condor Acquisition, Inc., a wholly owned subsidiary of McDATA, will merge with and into CNT, with CNT surviving the merger and becoming a wholly owned subsidiary of McDATA immediately following the merger.

        Q:    Why are McDATA and CNT proposing the merger? (see pages 38 and 56)

        A:    The boards of directors of McDATA and CNT believe that the proposed merger will create a combined company that will establish a leading position in enterprise storage networking, encompassing world-class products, services and software. The merger will combine the products, talent and expertise of two respected names in storage networking and will accelerate McDATA's Global Enterprise Data Center initiative to deploy a broadened tiered network infrastructure. For a detailed description of McDATA's reasons for the merger, please refer to the section entitled "The Merger—McDATA's Reasons for the Merger; Additional Considerations of the McDATA Board of Directors" beginning on page 38 of this joint proxy statement/prospectus, and for a detailed description of CNT's reasons for the merger, please refer to the section entitled "The Merger—CNT's Reasons for the Merger; Additional Considerations of the CNT Board of Directors" beginning on page 50 of this joint proxy statement/prospectus.

        Q:    What percentage of McDATA capital stock will former CNT shareholders own after the merger?

        A:    Following the merger, the former shareholders of CNT will own approximately 24% of the shares of outstanding capital stock of McDATA, calculated based upon the treasury stock method and assuming the issuance of retention grants to certain CNT employees of 451,500 shares of CNT restricted common stock.

        Q:    Are there any shareholders already committed to voting in favor of the merger? (see page 67)

        A:    Yes. Directors and executive officers of CNT who collectively beneficially owned approximately 2% of the shares of CNT common stock outstanding on April 12, 2005, the record date for CNT's special shareholders meeting, have agreed to vote their shares of CNT common stock, including shares of restricted stock and shares of common stock issuable upon settlement of restricted stock units and deferred stock units, but excluding shares issuable upon the exercise of stock options, subject to the terms and conditions of the CNT voting agreement, in favor of the adoption of the merger agreement and approval of the merger.

        Q:    When do McDATA and CNT expect to complete the merger?

        A:    McDATA and CNT are working toward completing the merger as quickly as possible and currently plan to complete the merger in McDATA's second fiscal quarter of 2005. However, the exact timing of the completion of the merger cannot be predicted because the merger is subject to approval of the stockholders of McDATA and shareholders of CNT, governmental and regulatory review processes and other conditions set forth in the merger agreement.

        Q:    What risks should I consider in deciding whether to vote in favor of the share issuance or the adoption of the merger agreement? (see page 20)

        A:    You should carefully review the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 20 which sets forth certain risks and uncertainties related to the merger, as well as risks and uncertainties to which the combined company's business will be subject. Additionally, each of McDATA and CNT are, as independent companies, subject to certain risks and uncertainties as more fully described in McDATA's and CNT's respective Annual Reports on Form 10-K for the fiscal year ended January 31, 2005, each of which is incorporated herein by reference.

        Q:    What should I do now?

        A:    Please review this joint proxy statement/prospectus carefully and sign, date and return each proxy card and voting instruction card you receive as soon as possible.

        Q:    How can I find out whether the stockholders of McDATA and CNT approved the merger proposals?

        A:    McDATA and CNT each intend to issue a press release announcing the voting results for the proposals to be submitted at their respective special stockholder and shareholder meetings promptly after each meeting is held.

Questions and Answers for McDATA Stockholders

        Q:    When and where is the McDATA special meeting? (see page 25)

        A:    The special meeting of McDATA stockholders will begin promptly at 1:00 p.m., local time, on May 24, 2005, at McDATA's headquarters located at 380 Interlocken Crescent, Broomfield, Colorado 80021. Check-in will begin at 12:00 p.m. Please allow ample time for the check-in procedures.

        Q:    Can I attend the McDATA special meeting? (see page 25)

        A:    You are entitled to attend the special meeting only if you were a McDATA stockholder as of the close of business on April 12, 2005, the record date for the McDATA special meeting, or you hold a valid proxy for the special meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a record holder, your name will be verified against the list of record holders on the record date prior to being admitted to the meeting. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 12, 2005, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the special meeting.

        Q:    How does the McDATA board of directors recommend that I vote? (see page 25)

        A:    After careful consideration, McDATA's board of directors unanimously recommends that McDATA stockholders vote "FOR" the issuance of shares of McDATA Class A common stock in connection with the merger. For a description of the reasons underlying the recommendation of McDATA's board of directors regarding the issuance of shares of McDATA Class A common stock in connection with the merger, see the section entitled "The Merger—McDATA's Reasons for the Merger; Additional Considerations for the McDATA Board of Directors" beginning on page 38 of this joint proxy statement/prospectus. In addition, the McDATA board of directors unanimously recommends that the McDATA stockholders vote "FOR" the proposals to approve the amendments to the 2001 McDATA Equity Incentive Plan, or the 2001 Plan. For a description of the reasons underlying the recommendation of McDATA's board of directors regarding the amendments to the 2001 Plan, see the section entitled "Additional Proposals Being Submitted Solely to a Vote of McDATA Stockholders" beginning on page 112 of this joint proxy statement/prospectus.

        Q:    What is the vote of McDATA stockholders required to approve the issuance of shares of McDATA Class A common stock in connection with the merger and the amendments to the 2001 McDATA Equity Incentive Plan? (see page 27)

        A:    So long as a majority of the total number of votes entitled to be cast at the McDATA special meeting is present in person or represented by proxy, or, in other words, so long as a quorum is present in person or by proxy, the issuance of shares of McDATA Class A common stock in connection with the merger and the amendments to the 2001 McDATA Incentive Plan each require an affirmative vote of the holders of a majority of the votes cast in person or by proxy at the McDATA special meeting. Each share of McDATA Class A common stock receives one vote and each share of McDATA Class B common stock receives one-tenth (1/10th) of one vote on all proposals brought at the McDATA special meeting.

        Q:    As a McDATA stockholder, how can I vote? (see page 26)

        A:    You may direct your vote without attending the McDATA special meeting. If you are a stockholder of record, you may vote by granting a proxy. If you hold shares of McDATA Class A or Class B common stock in street name, you may vote by:

  •
  completing, signing, dating and returning the voting instruction card in the pre-addressed envelope provided;

  •
  using the telephone; or

  •
  using the Internet.

For specific instructions on how to vote by telephone or through the Internet, please refer to the instructions on your proxy or voting instruction card.

        If you are a stockholder of record, in addition to the voting methods described above, you may also vote in person at the McDATA special meeting. If you hold shares of McDATA Class A or Class B common stock in street name, you may not vote in person at the McDATA special meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. For a more detailed explanation of the voting procedures, please see the section entitled "The Special Meeting of

McDATA Stockholders—How You Can Vote" beginning on page 26 of this joint proxy statement/prospectus.

        Q:    May I change my vote after I have mailed my signed proxy or voting instruction card or voted using the telephone or Internet?

        A:    Yes. If you have completed a proxy, you may change your vote at any time before your proxy is voted at the McDATA special meeting of stockholders. You can do this one of four ways:

  •
  send a written, dated notice to the Secretary of McDATA at McDATA's principal executive offices stating that you would like to revoke your proxy;

  •
  complete, date and submit a new later-dated proxy card;

  •
  vote at a later date by telephone or by using the Internet; or

  •
  attend the special meeting and vote in person. Your attendance alone will not revoke your proxy.

        If you have instructed a broker or bank to vote your shares of McDATA Class A or Class B common stock by executing a voting instruction card or by using the telephone or Internet, you must follow the directions received from your broker or bank to change your instructions.

        Q:    What happens if I do not indicate how to vote on my proxy card?

        A:    If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the issuance of shares of McDATA Class A common stock in connection with the merger and a vote "FOR" the other proposals submitted to the vote of McDATA's stockholders.

        Q:    As a McDATA stockholder, what happens if I do not vote?

        A:    Failure to vote or give voting instructions to your broker or nominee for the McDATA special meeting could make it more difficult to meet the requirement that a majority of all votes entitled to vote at the McDATA special meeting, or a quorum, be present at the special meeting in person or by proxy. Therefore, whether or not you plan on attending the special meeting, you are urged to vote.

        Q:    As a McDATA stockholder, who can help answer my questions?

        A:    If you have any questions about the merger or how to vote or revoke your proxy, you should contact:

      Investor Relations
      McDATA Corporation
      380 Interlocken Crescent
      Broomfield, Colorado 80021
      Phone: (720) 558-8000
      Email: investor  relations@mcdata.com

If you need additional copies of this joint proxy statement/prospectus or voting materials, you should contact Investor Relations at McDATA as described above by letter, phone or e-mail.

Questions and Answers for CNT Shareholders

        Q:    When and where is the CNT special meeting? (see page 29)

        A:    The special meeting of CNT shareholders will begin promptly at 2:00 p.m., local time, at CNT's headquarters located at 6000 Nathan Lane North, Plymouth, Minnesota 55442 on May 24, 2005. Check in will begin at 1:00 p.m. Please allow ample time for the check-in procedures.

v

        Q:    How can I attend the CNT special meeting? (see page 29)

        A:    You are entitled to attend the special meeting only if you were a CNT shareholder as of the close of business on April 12, 2005, the record date for the CNT special meeting, or you hold a valid proxy for the special meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a record holder, your name will be verified against the list of record holders on the record date prior to being admitted to the meeting. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 12, 2005, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the special meeting.

        Q:    As a CNT shareholder, what will I receive upon completion of the merger? (see pages 69-70)

        A:    If the merger is completed, you will be entitled to receive 1.3 shares of McDATA Class A common stock for each share of CNT common stock you own at the effective time of the merger. Instead of a fractional share of McDATA Class A common stock, you will be entitled to receive an amount of cash equal to the value of the fractional share remaining after aggregating all of your CNT shares.

        Q:    As a CNT shareholder, will I be able to trade the McDATA Class A common stock that I receive in connection with the merger? (see page 67)

        A:    The shares of McDATA Class A common stock issued in connection with the merger will be freely tradable, unless you are an affiliate of CNT, and will be listed on the Nasdaq National Market under the symbol "MCDTA." Persons who are deemed to be affiliates of CNT must comply with Rule 145 under the Securities Act of 1933 if they wish to sell or otherwise transfer any of the shares of McDATA Class A common stock received in connection with the merger.

        Q:    What will happen to options to acquire CNT common stock? (see page 72)

        A:    All options to purchase shares of CNT common stock outstanding at the effective time of the merger will be assumed by McDATA and will become exercisable for shares of McDATA Class A common stock. The number of shares of McDATA Class A common stock issuable upon the exercise of these options will be the number of shares of CNT common stock subject to the assumed option multiplied by 1.3, rounded down to the nearest whole number. The exercise price per share of each assumed CNT option will be equal to the exercise price of the assumed CNT option divided by 1.3, rounded up to the nearest whole cent. Other than with respect to the number of shares subject to the option and the exercise price, both of which will be adjusted as described above, the assumed options will continue to have the same terms and conditions as they had prior to their assumption.

        Q:    What will happen to my restricted stock units and my deferred stock units? (see page 72)

        A:    At the effective time of the merger, the then outstanding restricted stock units and deferred stock units issued under CNT's equity plans, whether or not vested, will be assumed by McDATA and be converted into, and be deemed to constitute a right to be issued shares of McDATA Class A common stock, as adjusted by the exchange ratio as discussed above. Each adjusted stock unit will also be subject to the same terms and conditions, including restrictions, vesting and deferral provisions, as were applicable to the corresponding stock unit prior to the effective time of the merger. Notwithstanding the foregoing, all outstanding CNT restricted stock units will vest in full upon the completion of the merger. Deferred stock units are fully vested.

        Q:    What will happen to my shares of CNT's restricted stock? (see page 72)

        A:    If the merger is completed, other than in connection with retention grants made to certain CNT employees and certain shares of restricted stock issued to one other CNT employee, all outstanding restricted shares will vest and you will be entitled to receive 1.3 shares of McDATA Class A common stock for each restricted share of CNT common stock you own at the effective time of the merger. Instead of a fractional share of McDATA Class A common stock, you will be entitled to receive an amount of cash equal to the value of the fractional share remaining after aggregating all of your restricted CNT shares. For a discussion of the retention grants referred to above see "The Merger—Interests of Certain Persons in the Merger—Retention Grants" beginning on page 61 of this joint proxy statement/prospectus.

        Q:    How do I vote CNT shares in CNT's 401(k) Plan? (see page 32)

        A:    Participants in the stock fund in CNT's 401(k) plan will receive a proxy card to direct how they want the plan trustee to vote that number of shares of CNT common stock held in the stock fund that reflects the participant's proportionate interest (both vested and unvested) in the stock fund as of the record date. Please note that your instructions on how to vote on the adoption of the merger agreement and approval of the merger and the proposal to adjourn or postpone the CNT special meeting will be subject to the fiduciary duties under ERISA of the plan trustee (or other applicable fiduciary). See "The Special Meeting of CNT Shareholders—Voting Shares in CNT's 401(k) Plan" beginning on page 32 of this joint proxy statement/prospectus.

        Q:    What will happen to CNT's convertible notes? (see pages 79-80)

        A:    If the merger is completed, the outstanding CNT 3% convertible subordinated notes due February 15, 2007, or the CNT convertible notes, will become convertible into that number of shares of McDATA Class A common stock that would have been issued if the CNT convertible notes had been converted into CNT common stock immediately prior to the merger. In addition, McDATA intends to enter into a supplemental indenture to the Indenture dated as of February 20, 2002 between CNT and U.S. Bank National Association, as trustee, or CNT's indenture, with respect to the CNT convertible notes, pursuant to which McDATA will guarantee the payment of principle and interest on the CNT convertible notes.

        Q:    How will the merger affect my participation in CNT's equity plans, including the stock purchase plan? (see page 72)

        A:    Except as set forth below, McDATA intends to assume all outstanding CNT equity plans, provided that any future grants will be made under McDATA's equity plans and not CNT equity plans. However, CNT will terminate its employee stock purchase plan prior to the effective time of the merger. Any offering periods then in effect will be shortened with the purchase date of such shortened offering prior to the closing of the merger. Each share of CNT common stock purchased under CNT's employee stock purchase plan on such purchase date will, when the merger is completed, entitle you to receive 1.3 shares of McDATA's Class A common stock for each share of CNT common stock purchased in the shortened offering period.

        Q:    How does the CNT board of directors recommend that I vote? (see page 29)

        A:    After careful consideration, the CNT board of directors determined that the merger with McDATA is advisable, fair to and in the best interests of CNT and its shareholders and unanimously approved the merger agreement and the merger. Accordingly, the CNT board of directors unanimously recommends that CNT shareholders vote "FOR" the proposal to adopt the merger agreement and approve the merger. For a description of the reasons underlying the recommendation of the CNT board of directors with respect to the merger, please refer to the section of this joint proxy statement/prospectus entitled "The Merger—CNT's Reasons for the Merger; Additional Considerations of the CNT

Board of Directors" beginning on page 50 of this joint proxy statement/prospectus. The CNT board of directors also unanimously recommends that CNT shareholders vote "FOR" the proposal to permit adjournment or postponement of the CNT special meeting.

        Q:    What is the vote of CNT shareholders required to adopt the merger agreement and approve the merger? (see page 30)

        A:    Adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the shares of CNT's common stock outstanding on April 12, 2005, the record date for the CNT special meeting.

        Q:    What is the vote of CNT shareholders required to approve the proposal to permit adjournment or postponement of the CNT special meeting? (see page 30)

        A:    The affirmative vote of the holders of a majority of the shares of CNT common stock present in person or represented by proxy and entitled to vote thereon is necessary for this proposal to pass.

        Q:    As a CNT shareholder, how can I vote? (see page 31)

        A:    You may direct your vote without attending the CNT special meeting. If you are a shareholder of record, you may vote by granting a proxy. If you hold shares of CNT in street name, you may vote by

  •
  completing, signing, dating and returning the proxy card in the pre-addressed envelope provided;

  •
  using the telephone; or

  •
  using the Internet.

For specific instructions on how to vote by telephone or through the Internet, please refer to the instructions on your proxy or voting instruction card. If you hold your shares of CNT common stock in a stock brokerage account or if your shares are held in street name, you must provide the record holder of your shares with instructions on how to vote your shares. Please check the voting instruction card used by your broker or nominee to see if you may vote using the telephone or the Internet. If you are a shareholder of record, you may also vote at the CNT special meeting. If you hold shares in street name, you may not vote in person at the CNT special meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

        Q:    May I change my vote after I have mailed my signed proxy or voting instruction card or voted using the telephone or Internet? (see page 32)

        A:    Yes. If you have completed a proxy, you may change your vote at any time before your proxy is voted at the CNT special meeting of shareholders. You can do this one of four ways:

  •
  send a written, dated notice to the Secretary of CNT at CNT's principal executive offices stating that you would like to revoke your proxy;

  •
  complete, date and submit a new later-dated proxy card;

  •
  vote at a later date by telephone or by using the Internet; or

  •
  attend the special meeting and vote in person. Your attendance alone will not revoke your proxy.

If you have instructed a broker or bank to vote your shares of CNT common stock by executing a voting instruction card or by using the telephone or Internet, you must follow the directions received from your broker or bank to change your instructions.

        Q:    What happens if I do not indicate how to vote on my proxy card? (see page 30)

        A:    If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the proposal to adopt the merger agreement and approve the merger and "FOR" the proposal to permit adjournment or postponement of the CNT special meeting.

        Q:    As a CNT shareholder, what happens if I do not vote? (see pages 30-31)

        A:    Failure to vote or give voting instructions to your broker or nominee for the CNT special meeting will have the same effect as voting "AGAINST" the proposal to adopt the merger agreement and approve the merger. Moreover, failure to vote or give voting instructions to your broker or nominee for the CNT special meeting could make it more difficult to meet the requirement that a majority of all votes entitled to vote at the CNT special meeting, or a quorum, be present at the special meeting in person or by proxy. Therefore, whether or not you plan on attending the special meeting, you are urged to vote.

        Q:    As a CNT shareholder, should I send in my stock certificates at this time? (see page 70)

        A:    No, do not send in your stock certificates at this time. Promptly following completion of the merger, the exchange agent for the merger will send you written instructions for exchanging your CNT stock certificates for certificates representing McDATA Class A common stock.

        Q:    What are the material federal income tax consequences of the merger to me? (see page 63)

        A:    It is expected that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Code. Assuming the merger so qualifies, for U.S. federal income tax purposes, shareholders of CNT whose shares of CNT common stock are exchanged in the merger for shares of McDATA Class A common stock will not recognize gain or loss, except to the extent of the cash, if any, received in lieu of a fractional share of common stock of the combined company. See the section entitled "The Merger—Material Federal Income Tax Consequences of the Merger" beginning on page 63.

        Q:    As a CNT shareholder, who can help answer my questions?

        A:    If you have any questions about the merger or how to vote or revoke your proxy, you should contact:

      Investor Relations
      Computer Network Technology Corporation
      6000 Nathan Lane North
      Plymouth, Minnesota 55442
      Phone: (763) 268-6130
      Email: investor  relations@cnt.com

If you need additional copies of this joint proxy statement/prospectus or voting materials, you should contact CNT Investor Relations as described above by letter, phone or email.

SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

        The following is a summary of the information contained in this joint proxy statement/prospectus. This summary may not contain all of the information about the merger or other proposals that is important to you. For a more complete description of the merger and such proposals, we encourage you to read carefully this entire joint proxy statement/prospectus, including the attached annexes. In addition, we encourage you to read the information incorporated by reference into this joint proxy statement/prospectus, which includes important business and financial information about McDATA and CNT. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" beginning on page 123 of this joint proxy statement/prospectus.

Parties to the Merger

McDATA Corporation
380 Interlocken Crescent
Broomfield, Colorado 80021

        McDATA, a leader in storage networking solutions, provides Multi-Capable Storage Network Solutions™ (integrating multiple platforms, networks, protocols and locations) that enables end-customers around the world to better utilize their storage infrastructure, easily manage the storage network and implement best-in-class business continuance solutions allowing them to be more efficient and effective. McDATA solutions are an integral part of data services infrastructures sold by most major storage and system vendors, including Dell Products L.P., EMC Corporation, Hewlett-Packard, Hitachi Data Systems, International Business Machines Corporation, StorageTechnology Corporation and Sun Microsystems, Inc. McDATA storage area networking (SAN) solutions, including hardware and software, connect servers and storage devices from the core to the edge of an enterprise's data infrastructure, and heterogeneous SANs via McDATA's SAN Routing capabilities. McDATA's solutions include hardware and software products, professional services and education that enable businesses to scale their operations globally through a comprehensive, manageable, flexible data infrastructure that is optimized for rapid deployment and responsiveness to customer needs. McDATA combines experience in designing, developing and manufacturing high performance SAN solutions with knowledge of business critical applications, service and support to solve data infrastructure challenges facing enterprises of varying sizes.

        Condor Acquisition, Inc., a direct, wholly owned subsidiary of McDATA, was formed December 30, 2004, solely for the purpose of effecting the merger and has not engaged in any other business activities.

Computer Network Technology Corporation
6000 Nathan Lane North
Plymouth, Minnesota 55442

        CNT is a leading provider of cost-effective and reliable storage networking solutions. For over 20 years, businesses around the world have depended on CNT to improve business efficiency, increase data availability and manage their business-critical information. CNT applies its technology, products and expertise in open storage networking architecture and business continuity to help companies build end-to-end storage solutions, including hardware and software products, analysis, planning and design, multi-vendor integration, implementation and ongoing remote management. CNT focuses primarily on helping its customers design, develop, deploy and manage storage and data networks, including SANs. CNT designs, manufactures, markets and supports a wide range of solutions that provide fast and reliable connections among networks of computer and related devices, allowing customers to manage and expand large, complex storage networks efficiently, without geographic limitations, including applications such as remote data replication and remote tape vaulting.

The Merger and the Merger Agreement

        General.    McDATA and CNT have agreed to combine their businesses under the terms of a merger agreement between the companies that is described in this joint proxy statement/prospectus. Under the terms of the merger agreement, Condor Acquisition, Inc., a wholly owned subsidiary of McDATA, will merge with and into CNT and CNT will survive the merger as a wholly owned subsidiary of McDATA.

        A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about McDATA or CNT. Such information can be found elsewhere in this joint proxy statement/prospectus, in the information incorporated by reference into this joint proxy statement/prospectus and in the other public filings McDATA and CNT make with the Securities and Exchange Commission. See "Where You Can Find More Information" beginning on page 123 of this joint proxy statement/prospectus.

        The representations and warranties of McDATA and CNT contained in the merger agreement are qualified by information in confidential disclosure letters that McDATA and CNT have exchanged in connection with signing the merger agreement. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement. The representations and warranties contained in the merger agreement speak only as of January 17, 2005, the date on which the merger agreement was executed. Therefore, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement. Accordingly, the representations and warranties contained in the merger agreement should not be taken as assertions of facts by either McDATA or CNT and should not be relied upon by you.

        Merger Consideration.    Upon completion of the merger, holders of CNT common stock will be entitled to receive 1.3 shares of McDATA Class A common stock for each share of CNT common stock they held immediately prior to the merger.

        Assumption and Conversion of CNT Stock Options, Restricted Stock Units, Deferred Stock Units and Restricted Stock.    Upon completion of the merger, McDATA will assume the CNT employee equity plans and the awards granted under these plans, as follows:

  •
  Each outstanding CNT stock option will be assumed by McDATA and will become exercisable for shares of McDATA Class A common stock. The number of shares of McDATA Class A common stock issuable upon the exercise of these options will be the number of shares of CNT common stock subject to the assumed option multiplied by 1.3, rounded down to the nearest whole number. The exercise price per share of each assumed CNT stock option will be equal to the exercise price of the assumed CNT option divided by 1.3, rounded up to the nearest whole cent. All other terms and conditions of the assumed CNT stock options will otherwise remain unchanged.

  •
  The outstanding CNT restricted stock units and CNT deferred stock units will be assumed by McDATA and be converted into, and be deemed to constitute, a right to be issued shares of McDATA Class A common stock. The number of shares of McDATA Class A common stock subject to the assumed CNT restricted stock units and CNT deferred stock units will each be adjusted to reflect the merger exchange ratio. All other terms and conditions of the assumed

    CNT restricted stock units and CNT deferred stock units will otherwise remain unchanged. Notwithstanding the foregoing, all outstanding CNT restricted stock units will vest in full upon the completion of the merger. Deferred stock units are fully vested.

  •
  Other than in connection with retention grants made to certain CNT employees and certain shares of restricted stock issued to one other CNT employee, each outstanding share of CNT restricted stock will be converted into 1.3 shares of McDATA Class A common stock and will become fully vested. Instead of a fractional share of McDATA Class A common stock, each holder of CNT restricted stock will be entitled to receive an amount of cash equal to the value of the fractional share remaining after aggregating all shares of CNT common stock held by such holder. For a discussion of the retention grants referred to above see "The Merger—Interests of Certain Persons in the Merger—Retention Grants" beginning on page 61 of this joint proxy statement/prospectus.

        Treatment of CNT's 3% Convertible Subordinated Notes due February 15, 2007.    Upon completion of the merger, the outstanding CNT convertible notes will become convertible into that number of shares of McDATA Class A common stock that would have been issued if the CNT convertible notes had been converted into CNT common stock immediately prior to the merger. In addition, McDATA intends to enter into a supplemental indenture to CNT's indenture pursuant to which McDATA will guarantee the payment of principle and interest on the CNT convertible notes.

        Ownership of the Combined Company after the Merger.    If the merger is consummated, the existing McDATA stockholders are expected to own approximately 76%, and the CNT shareholders approximately 24%, of the outstanding shares of McDATA capital stock, calculated based upon the treasury stock method and assuming the issuance of retention grants to certain CNT employees of 451,500 shares of CNT restricted common stock.

Recommendation of the McDATA Board of Directors (see page 25)

        After careful consideration, the McDATA board of directors determined that the merger is advisable, is fair to and in the best interests of McDATA and its stockholders, and unanimously approved the merger agreement and the share issuance. In addition, McDATA's board of directors unanimously approved the amendments to the 2001 McDATA Equity Incentive Plan. The McDATA board of directors unanimously recommends that the McDATA stockholders vote "FOR" the proposal to approve the issuance of shares of McDATA Class A common stock in connection with the merger and "FOR" the proposals to approve the amendments to the 2001 McDATA Equity Incentive Plan.

 Recommendation of the CNT Board of Directors (see page 29)

        After careful consideration, the CNT board of directors determined that the merger agreement and the merger are advisable, fair to and in the best interests of CNT shareholders and unanimously approved the merger agreement and the merger. The CNT board of directors unanimously recommends that the CNT shareholders vote "FOR" the proposal to adopt the merger agreement and approve the merger and "FOR" the proposal to permit adjournment or postponement of the CNT special meeting.

Risk Factors (see page 20)

        The "Risk Factors" beginning on page 20 of this joint proxy statement/prospectus should be considered carefully by McDATA stockholders in evaluating whether to approve the issuance of shares of McDATA Class A common stock in connection with the merger and by CNT shareholders in evaluating whether to adopt the merger agreement and approve the merger. These risk factors should be considered along with the additional risk factors contained in the periodic reports of McDATA and

CNT filed with the Securities and Exchange Commission and the other information included in this joint proxy statement/prospectus.

Special Meeting of McDATA Stockholders (see page 25)

        You can vote at the McDATA special meeting if you owned McDATA Class A or Class B common stock at the close of business on April 12, 2005, the record date for the McDATA special meeting. As of that date, there were approximately 81,000,000 shares of McDATA Class A common stock and 38,161,614 shares of McDATA Class B common stock outstanding and entitled to vote. You can cast one vote for each share of McDATA Class A common stock and one tenth (1/10th) of one vote for each share of McDATA Class B common stock that you owned on that date. So long as a majority of the total number of votes entitled to be cast at the McDATA special meeting is present in person or represented by proxy, or, in other words, so long as a quorum is present in person or by proxy, the issuance of shares of McDATA Class A common stock in connection with the merger and the amendments to the 2001 McDATA Equity Incentive Plan each require an affirmative vote of the holders of a majority of the votes cast in person or by proxy at the McDATA special meeting. As of April 12, 2005, McDATA's executive officers and directors beneficially owned, in the aggregate, less than one percent of the outstanding McDATA Class A common stock, the outstanding McDATA Class B common stock and the total outstanding common stock of McDATA.

Special Meeting of CNT shareholders (see page 29)

        You can vote at the CNT special meeting if you owned CNT common stock at the close of business on April 12, 2005, the record date for the CNT special meeting. As of that date, there were approximately 29,518,543 shares of CNT common stock outstanding and entitled to vote. Approval of the proposal to adopt the merger agreement and approve the merger requires the affirmative vote of a majority of the shares of CNT common stock outstanding as of the record date for the CNT special meeting. Approval of the proposal to permit adjournment or postponement of the CNT special meeting requires the affirmative vote of the holders of a majority of the shares of CNT common stock present in person or represented by proxy and entitled to vote thereon.

CNT Voting Agreement (see page 67 and Annex B)

        Certain CNT shareholders, who are also directors or executive officers of CNT, have entered into a voting agreement with McDATA. The voting agreement requires these shareholders to vote all of the shares of CNT common stock they own in favor of adopting the merger agreement and approving the merger, and against competing proposals or proposals related to certain other actions. These shareholders beneficially owned, in the aggregate, approximately 2% of the outstanding CNT common stock as of April 12, 2005, the record date for the CNT special meeting, including shares of restricted stock and shares of common stock issuable upon settlement of restricted stock units and deferred stock units, but excluding shares issuable upon the exercise of stock options. For a more detailed description of the CNT voting agreement, please refer to the section of this joint proxy statement/prospectus entitled "The Merger—CNT Voting Agreement" beginning on page 67 and Annex B.

Opinion of McDATA Financial Advisor (see page 41 and Annex C)

        Credit Suisse First Boston LLC, or Credit Suisse First Boston, delivered its written opinion to McDATA's board of directors that, as of January 17, 2005 and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the exchange ratio provided for in the merger was fair to McDATA, from a financial point of view.

        The full text of the written opinion of Credit Suisse First Boston, dated January 17, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion, is attached as Annex C. McDATA stockholders are urged to, and should, read this opinion in its entirety and should carefully consider the discussion of Credit Suisse First Boston's analysis in the section entitled "The Merger—Opinion of McDATA Financial Advisor" beginning on page 41 of this joint proxy statement/prospectus. The Credit Suisse First Boston opinion is addressed to McDATA's board of directors and is directed to the fairness to McDATA, from a financial point of view, of the exchange ratio provided for in the merger. The Credit Suisse First Boston opinion is not a recommendation as to how any stockholder of McDATA should vote or act with respect to the merger or any other matter.

Opinion of CNT Financial Advisor (see page 53 and Annex D)

        Lehman Brothers Inc., or Lehman Brothers, delivered its written opinion, dated January 17, 2005, to CNT's board of directors that, as of such date and based upon and subject to the considerations, assumptions and limitations set forth in such opinion and based upon such other matters as Lehman Brothers considered relevant, from a financial point of view, the exchange ratio to be offered pursuant to the merger agreement is fair to CNT's shareholders.

        The full text of the written opinion of Lehman Brothers, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. Holders of CNT common stock should read the opinion in its entirety. In addition, shareholders of CNT should carefully consider the discussion of Lehman Brothers' analysis in the section entitled "The Merger—Opinion of CNT Financial Advisor" beginning on page 53 of this joint proxy statement/prospectus. Lehman Brothers provided its opinion for the information and assistance of CNT's board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The Lehman Brothers opinion is not a recommendation as to how any shareholder of CNT should vote with respect to the merger.

All CNT Executive Officers and Directors Have Interests in the Merger (see page 60)

        When CNT shareholders consider the recommendation of the CNT board of directors that they vote in favor of the proposal to adopt the merger agreement and approve the merger, CNT shareholders should be aware that all of the CNT directors and executive officers have interests in the merger that may be different from, or in addition to, their interests as shareholders of CNT. These interests include:

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  the receipt of severance and retention payments;

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  accelerated vesting of awards under CNT's equity and incentive plans;

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  accelerated vesting and payments under CNT's deferred compensation plans;

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  the continued indemnification of current directors and officers of CNT under the merger agreement and the continuation of directors' and officers' liability insurance after the merger;

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  the retention of some of the officers of CNT as officers, employees or consultants of McDATA or its subsidiaries, one of which will be Thomas G. Hudson, CNT's Chairman of the Board, President and Chief Executive Officer, who will be offered a senior executive role at McDATA;

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  appointment of two CNT designees to the McDATA board of directors, one of which will be Mr. Hudson; and

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  the assumption of CNT stock options, restricted stock units and deferred stock units by McDATA.

        For a more detailed description of the interests of the directors and executive officers of CNT, please see the section entitled "The Merger—Interests of Certain Persons in the Merger" beginning on page 60 of this joint proxy statement/prospectus.

Conditions to Completion of the Merger (see page 83)

        Certain conditions must be satisfied or waived before McDATA and CNT may complete the merger, including those summarized below:

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  approval by McDATA stockholders and CNT shareholders;

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  expiration or termination of any waiting periods and clearance under applicable antitrust laws and approval by other regulatory authorities;

  •
  all necessary actions or filings shall have been made or taken with, and all necessary authorizations must have been obtained from, any governmental body, agency, official or authority, domestic, foreign or supranational, if required to permit the consummation of the merger;

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  no governmental entity shall have enacted or issued any law, regulation or order that is in effect and has the effect of making the merger illegal or otherwise prohibiting the completion of the merger;

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  receipt of opinions of tax counsel to McDATA and tax counsel to CNT to the effect that the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

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  the representations and warranties of each party in the merger agreement must be true and correct, subject to certain exceptions;

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  the parties must have complied in all material respects with all of its agreements and covenants required by the merger agreement to be performed before closing the merger;

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  McDATA shall have received an opinion from Leonard, Street and Deinard Professional Association, legal counsel to CNT, or Leonard, Street, that the merger agreement will not contravene, conflict with, or result in any violation or breach of CNT's indenture;

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  McDATA shall have received the opinion of Credit Suisse First Boston, financial advisor to McDATA, and such opinion shall not have been withdrawn and shall be in full force and effect; and

  •
  no material adverse effect with respect to either party shall have occurred since January 17, 2005 and be continuing.

CNT is Prohibited from Soliciting Other Offers (see page 76)

        The merger agreement contains detailed provisions that prohibit CNT and its officers, directors, controlled affiliates and employees and any investment banker, attorney or other advisor or representative retained by any of them, from taking any action to solicit or participate in discussions or negotiations with any person or group with respect to an acquisition proposal, as defined in the merger agreement, including an acquisition proposal which would result in the person or group acquiring more than a 20% interest in CNT's total outstanding stock or a sale of more than 20% of CNT's assets on a consolidated basis or any liquidation, dissolution, recapitalization or significant reorganization of CNT. The merger agreement does not, however, prohibit CNT or its board of directors from considering an unsolicited bona fide written acquisition proposal from a third party if the CNT board of directors in good faith, after consultation with its outside financial and legal advisors, concludes that the acquisition proposal is, or would reasonably be expected to result in a superior proposal, as defined in the merger agreement. In addition, the CNT board of directors must first determine in good faith by a majority vote, after considering advice of its legal counsel and financial advisors, that it must consider the superior proposal to comply with its fiduciary duties under applicable law. In addition, CNT must first negotiate in good faith with McDATA for five business days prior to accepting or undertaking any negotiations in connection with a superior proposal. For a more detailed description of the prohibition against soliciting other offers, please see the section entitled "The Merger Agreement—CNT is Prohibited from Soliciting Other Offers" beginning on page 76 of this joint proxy statement/prospectus.

McDATA is Prohibited from Engaging in Certain Other Transactions (see page 76)

        Between the date of the merger agreement and the later of the date on which the merger is completed or the date on which the merger agreement is terminated, McDATA may not enter into any agreement to make any acquisition or acquisitions of one or more third parties in a transaction or a series of transactions in which the consideration payable by McDATA, individually or in the aggregate, exceeds $25 million (including the assumption of debt), the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the merger.

McDATA and CNT May Terminate the Merger Agreement Under Specified Circumstances (see page 85)

        McDATA and CNT may terminate the merger agreement by mutual consent with the approval of their respective boards of directors. In addition, either McDATA or CNT may terminate the merger agreement if:

  •
  the merger has not been consummated on or before the date that is 180 calendar days from the date of the merger Agreement; provided, however, that this deadline can be extended by up to an additional 60 days due to certain Securities and Exchange Commission delays or delays in connection with anti-trust laws; and provided further that the right to terminate the merger agreement will not be available to any party whose breach of any provision of the merger agreement results in the failure of the merger to be consummated by such time. For a more detailed description regarding the extension of the deadline, please see the section entitled "The Merger Agreement—Termination of the Merger Agreement" beginning on page 85 of this joint proxy statement/prospectus;

  •
  a governmental authority of competent jurisdiction issues a final, nonappealable order, decree or ruling or takes any other action having the effect of permanently restraining, enjoining or prohibiting the merger;

  •
  the United States Department of Justice or the Federal Trade Commission issues requests for additional information and documentary materials and thereafter the staff of the Department of Justice or the Federal Trade Commission notifies McDATA or CNT that the staff intends to recommend that the consummation or legality of the transaction be challenged in a judicial or administrative proceeding; or

  •
  the McDATA stockholders do not approve the issuance of shares of McDATA Class A common stock in connection with the merger, or the CNT shareholders do not adopt the merger agreement and approve the merger.

        McDATA and CNT may terminate the merger agreement under other specific conditions described in the section entitled "The Merger Agreement—Termination of the Merger Agreement" beginning on page 85 of this joint proxy statement/prospectus.

 Payment of a Termination Fee under Specified Circumstances (see page 87)

        CNT has agreed to pay McDATA a cash termination fee of $11 million if: (i) McDATA terminates the merger agreement due to certain triggering events; or (ii) the merger agreement is terminated (A) because the merger is not completed by the deadline discussed above or (B) as a result of failure to obtain CNT shareholder approval and, in the case of subclause (A) or (B), a proposal to acquire CNT by a third party is announced prior to the termination of the merger agreement and, within 12 months after such termination, CNT consummates, or enters into documents for the consummation of, an acquisition by a third party.

        McDATA has agreed to pay CNT a cash termination fee of $11 million if CNT terminates the merger agreement due to certain triggering events, where prior to such termination a takeover proposal, as defined in the merger agreement, was made for McDATA, and within 12 months of such termination of the merger agreement, McDATA consummates, or executes documents providing for, the takeover proposal that was made prior to the termination of the merger agreement.

The Merger is Intended to Qualify as a Reorganization for United States Federal Income Tax Purposes (see page 63)

        It is intended that the merger qualify as a reorganization under Section 368(a) of the Code. Assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes, shareholders of CNT whose CNT common shares are exchanged in the merger for shares of McDATA Class A common stock will not recognize gain or loss, except to the extent of the cash, if any, received in lieu of a fractional share of CNT common stock. It is a condition to the completion of the merger that CNT and McDATA receive written opinions from their respective counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

        The discussion of material U.S. federal income tax consequences of the merger set forth in the section entitled "The Merger—Material Federal Income Tax Consequences of the Merger" beginning on page 63 of this joint proxy statement/prospectus is intended to provide only a general summary and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any foreign, state or local taxes. McDATA and CNT strongly urge the CNT shareholders to consult their tax advisors to determine the particular U.S. federal, state, or local or foreign income or other tax consequences of the merger.

Accounting Treatment of the Merger (see page 66)

        McDATA intends to account for the merger using the purchase method of accounting for business combinations, with McDATA being considered the acquiror of CNT in conformity with accounting principles generally accepted in the United States of America. This means that McDATA will allocate the purchase price to the fair value of assets, including identifiable intangible assets acquired and liabilities assumed from CNT at the effective time of the merger, with the excess purchase price being recorded as goodwill. The preliminary purchase price allocation is subject to revision as more detailed analysis is completed and additional information on the fair value of CNT's assets and liabilities becomes available.

McDATA and CNT Have Not Yet Obtained All Required Regulatory Approvals to Complete the Merger (see page 66)

        The merger is subject to review by the Antitrust Division of the Department of Justice and by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act. McDATA and CNT are not permitted to complete the merger until the applicable waiting periods associated with the HSR Act, including any extension of those waiting periods, have expired or been terminated. McDATA and CNT have made premerger notification filings under the HSR Act and were notified on February 11, 2005 that early termination of the waiting period under the HSR Act had been granted. The merger may also be subject to review by the governmental authorities of various other jurisdictions under the antitrust laws of those jurisdictions. McDATA and CNT will use all reasonable efforts to obtain any required regulatory clearances. In addition, the reviewing agencies or governments, states or private persons, may challenge the merger at any time before or after its completion.

        CNT has been authorized by the Federal Communication Commission, or the FCC, and various state public service commissions to resell regulated telecommunication services as part of CNT's storage management services. CNT is subject to certain FCC regulations and, among other things, the FCC must approve the transfer of control of CNT to McDATA. As of the date of this joint proxy statement/prospectus, the FCC has determined that McDATA is qualified to control CNT and that the transfer of control is consistent with the public interest, convenience and necessity. In states where CNT has obtained such authority, the state public service commission, or PSCs, must approve the transfer of control of CNT to McDATA. As of the date of this joint proxy statement/prospectus, the majority of state PSCs have determined that the transfer of control of CNT to McDATA is consistent with the public interest, convenience and necessity.

McDATA Will List Shares of McDATA Class A Common Stock Issued to CNT Shareholders on the Nasdaq National Market (see page 67)

        McDATA will use commercially reasonable efforts to cause the shares of McDATA Class A common stock to be issued to CNT shareholders in connection with the merger to be authorized for listing on the Nasdaq National Market, subject to official notice of issuance. The listing of the shares on the Nasdaq National Market is a condition to each company's obligation to close the merger.

CNT will Delist and Deregister its Shares of Common Stock (see page 67)

        If the merger is completed, the CNT common stock will be delisted from the Nasdaq National Market and deregistered under the Exchange Act, and CNT will no longer be required to file periodic reports with the Securities and Exchange Commission with respect to shares of its common stock.

Restrictions on the Ability to Sell McDATA Class A Common Stock (see page 67)

        All shares of McDATA Class A common stock to be received by CNT shareholders in connection with the merger will be freely transferable unless the holder is an affiliate of either CNT or McDATA.

No Appraisal Rights (see page 68)

        Neither McDATA stockholders nor CNT shareholders are entitled to rights of appraisal or dissenters rights for their shares under the General Corporation Law of the State of Delaware or the Business Corporation Act of the State of Minnesota, respectively, in connection with the merger.

Comparison of the Rights of Holders of McDATA Class A Common Stock and CNT Common Stock (see page 97)

        McDATA is incorporated under the laws of the State of Delaware and CNT is incorporated under the law of the Sate of Minnesota. CNT shareholders who receive shares of McDATA Class A common stock in connection with the merger will become holders of McDATA Class A common stock, and their rights as such will be governed by the laws of the State of Delaware and the certificate of incorporation and bylaws of McDATA. For a more detailed description of the material differences between the rights of holders of McDATA Class A common stock and CNT common stock, please see the section entitled "Comparison of Rights of Holders of McDATA Class A Common Stock and CNT Common Stock" beginning on page 97 of this joint proxy statement/prospectus.

 SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF McDATA

        The tables below present summary selected historical consolidated financial data of McDATA prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. You should read the information set forth below in conjunction with the selected consolidated financial data, the audited consolidated financial statements (including the notes thereto) and management's discussion and analysis of the financial condition and results of operations in McDATA's Annual Report on Form 10-K for the fiscal year ended January 31, 2005, which is incorporated by reference into this joint proxy statement/prospectus. Please refer to the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information" beginning on page 123 of this joint proxy statement/prospectus.

        The summary selected historical consolidated statement of operations for the fiscal years ended January 31, 2005 and 2004 and December 31, 2002, and the summary selected historical consolidated balance sheet data as of January 31, 2005 and 2004 are derived from the audited consolidated financial statements of McDATA and the related notes thereto that are incorporated by reference into this joint proxy statement/prospectus. The summary selected historical consolidated statement of operations data for the fiscal years ended December 31, 2001 and 2000, and the summary selected historical consolidated balance sheet data as of December 31, 2002, 2001 and 2000 are derived from audited consolidated financial statements that are not included, or incorporated by reference in, this joint proxy statement/prospectus.

	Years Ended January 31,		Years Ended December 31,
	2005	2004(1)	2002	2001	2000
	(in thousands, except per share data)
Consolidated Statement of Operations Data:
Total revenue	$399,660	$418,860	$328,279	$344,406	$248,686
Total cost of revenue	176,161	177,329	178,114	215,751	119,543

Gross profit	223,499	241,531	150,165	128,655	129,143
Total operating expenses(2)(5)	247,935	249,739	173,506	156,681	85,724

Income (loss) from operations(2)	(24,436)	(8,208)	(23,341)	(28,026)	43,419
Net income (loss)	$(20,872)	$(43,133)	$(9,987)	$(8,656)	$30,764

Basic net income (loss) per share	$(0.18)	$(0.38)	$(0.09)	$(0.08)	$0.31

Diluted net income (loss) per share	$(0.18)	$(0.38)	$(0.09)	$(0.08)	$0.28

Shares used in computing basic net income (loss) per share	115,355	114,682	113,185	111,475	99,989
Shares used in computing diluted net income (loss) per share	115,355	114,682	113,185	111,475	107,953
	January 31,		December 31,
	2005	2004(1)	2002	2001	2000
	(in thousands)
Consolidated Balance Sheets Data:
Total assets(3)	$818,235	$830,968	$555,191	$513,953	$511,369
Working capital(3)	206,034	195,708	283,627	277,471	404,359
Long-term portion of obligations(4)	172,756	173,591	1,540	789	1,624
Total stockholders' equity	397,224	417,642	474,505	469,791	453,813

(1)
On January 15, 2003, McDATA changed its fiscal year to end on January 31 rather than December 31. McDATA believes that the twelve months ended December 31, 2002 and 2001 provide a meaningful comparison to the twelve months ended January 31, 2004.

(2)
In fiscal year 2004, McDATA incurred restructuring charges of $1.3 million and in fiscal 2003, McDATA incurred restructuring costs and acquisition-related charges totaling approximately $13.7 million. In 2001, McDATA incurred acquisition-related charges of $9.3 million.

(3)
Reflects approximately $131 million and $127 million in current assets and current liabilities for fiscal years 2004 and 2003, respectively, related to McDATA's securities lending program entered into during fiscal 2003.

(4)
Includes long-term convertible debt issued during fiscal 2003, notes payable acquired in fiscal 2003 with McDATA's acquisition of Nishan and Sanera, and capital leases, excluding current portion.

(5)
In order to conform to current year presentation, the gain or loss associated with fixed asset disposal has been reclassed from interest income to operating expenses for prior years.

 SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CNT

        The tables below present summary selected historical consolidated financial data of CNT prepared in accordance with U.S. GAAP. You should read the information set forth below in conjunction with the selected consolidated financial data, the audited consolidated financial statements (including the notes thereto) and management's discussion and analysis of the financial condition and results of operations in CNT's Annual Report on Form 10-K for the fiscal year ended January 31, 2005, which is incorporated by reference into this joint proxy statement/prospectus. Please refer to the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information" beginning on page 123 of this joint proxy statement/prospectus.

        The summary selected historical consolidated statements of operations for each of the fiscal years in the three year period ended January 31, 2005 and the summary selected historical consolidated balance sheet data as of January 31, 2005 and 2004 are derived from the audited consolidated financial statements of CNT and the related notes thereto that are incorporated by reference into this joint proxy statement/prospectus. The summary selected historical consolidated statement of operations data for the fiscal years ended January 31, 2002 and 2001 and the summary selected historical consolidated balance sheet data as of January 31, 2003, 2002 and 2001 are derived from audited consolidated financial statements that are not included, or incorporated by reference in, this joint proxy statement/prospectus.

	Years Ended January 31,
	2005(5)	2004(4)	2003(3)	2002(2)	2001(1)
Consolidated Statement of Operations Data(6):
Total revenue	$366,302	$354,717	$211,515	$187,023	$176,106
Total cost of revenue	230,598	209,642	127,320	113,582	83,181
Gross profit	135,704	145,075	84,195	73,441	92,925
Total operating expenses	240,550	166,366	97,081	85,915	72,001
Income (loss) from operations	(104,846)	(21,291)	(12,886)	(12,474)	20,924
Income (loss) from continuing operations	(109,916)	(23,584)	(28,544)	(11,928)	16,129
Basic income (loss) per share from continuing operations	(3.93)	(.87)	(1.02)	(.40)	.64
Diluted income (loss) per share from continuing operations	$(3.93)	$(.87)	$(1.02)	$(.40)	$.58
Shares used in computing basic net (income) loss per share	27,981	27,116	28,111	29,892	25,383
Shares used in computing diluted net (income) loss per share	27,981	27,116	28,111	29,892	27,813
	January 31,
	2005	2004	2003	2002	2001
	(in thousands)
Consolidated Balance Sheet Data:
Total assets	$295,588	$414,493	$339,169	$269,738	$268,623
Working capital	59,271	71,421	229,736	160,271	182,625
Long-term obligations	129,302	129,647	125,000	708	1,952
Total stockholder's equity	39,802	142,807	151,631	216,643	213,102

(1)
Includes a reversal of the unused balance of a fiscal 1999 fourth quarter accrual for an abandoned facility of $287,000.

(2)
Includes charges and other items recognized in the first quarter of fiscal 2001, including a $2.0 million write-down of inventory, a $325,000 write-off of a product, a $996,000 restructuring charge and a $10.3 million loss on the sale and write-down of webMethods common stock acquired from the disposition of a portion of CNT's discontinued operations.

(3)
Includes charges in the fourth quarter of fiscal 2002 of $1.7 million for severance and professional fees related to canceled acquisition activity. Also includes an earn-out payable to the employees of BI-Tech of $744,000, of which $195,000 was recorded as cost of service, and $549,000 as operating expense. Other income for fiscal 2002 was reduced by a $1.0 million investment write-down. Income tax expense for fiscal 2002 includes a non-cash charge of $23.6 million for a valuation allowance related to CNT's United States deferred tax assets. In connection with the adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets", CNT recorded a $10.1 million non-cash charge for impairment of goodwill associated with the acquisition of Articulent in April 2001 as a "Cumulative effect of a change in accounting principle".

(4)
Includes a $19.7 million charge for in-process research and development and $7.0 million of integration charges related to the acquisition of Inrange, of which $1.6 million was recorded as cost of product for the write-down of inventory and $5.4 million was recorded as operating expense, primarily wages and severance for terminated employees. Also includes an earn-out payable to the employees of BI-Tech of $312,000, of which $131,000 was recorded as cost of service, and $181,000 as operating expense. A goodwill impairment charge of $204,000 was recognized in the fourth quarter of fiscal 2003 related to the closing of a small sales subsidiary. Included in other income was a $747,000 net gain recognized during the first quarter of fiscal 2003 related to the sale of marketable securities.

(5)
Includes $85.4 million of intangible assets and goodwill impairment charges, and $4.9 million of charges for severance and facility closures related to cost reduction activities.

(6)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements and Supplementary Data" included in CNT's annual report on Form 10-K incorporated herein by reference for a discussion of accounting changes, business combinations and dispositions of businesses affecting the comparability of the information reflected in the selected financial data.

 SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL DATA

        The Selected Unaudited Pro Forma Condensed Combined Financial Data set forth below is based upon the historical financial statements of McDATA and CNT adjusted to give effect to the merger as if it had occurred February 1, 2004. The pro forma financial information for the year ended January 31, 2005 has been developed from (a) the audited consolidated financial statements of McDATA contained in its Annual Report on Form 10-K for the year ended January 31, 2005 which is incorporated by reference in this joint proxy statement/prospectus, and (b) the audited consolidated financial statements of CNT contained in its Annual Report on Form 10-K for the year ended January 31, 2005, which is incorporated by reference in this joint proxy statement/prospectus.

        The selected unaudited pro forma condensed combined consolidated financial data is based on estimates and assumptions, which are preliminary. This data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of McDATA that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of McDATA.

        This selected unaudited pro forma condensed combined consolidated financial data should be read in conjunction with the summary selected historical consolidated financial data and the unaudited pro forma condensed combined consolidated financial statements and accompanying notes contained elsewhere in this joint proxy statement/prospectus and the separate historical consolidated financial statements and accompanying notes of McDATA and CNT incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find More Information" beginning on page 123 of this joint proxy statement/prospectus.

Selected Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations Data(1)

Year Ended January 31,
2005
(in thousands, except per share amounts)
Revenue	$765,962
Gross profit	373,184
Net loss from continuing operations	(146,902)
Net loss from continuing operations per share:
Basic and diluted net loss from continuing operations	$(0.97)
Shares used computing basic and diluted net loss from continuing operations per share	151,730

Selected Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet Data(1)

As of January 31, 2005
(in thousands)
Cash and cash equivalents, short- and long-term investments	$364,096
Total assets	1,257,311
Working capital	256,320
Total long-term liabilities	314,818
Total stockholders' equity	589,680

(1)
See the section entitled "Unaudited Pro Forma Condensed Combined Consolidated Financial Statements" beginning on page 89 of this joint proxy statement/prospectus.

 COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

        The following table presents comparative historical per share data regarding the net income (loss), book value and cash dividends of each of McDATA and CNT and unaudited combined pro forma per share data after giving effect to the merger as a purchase of CNT by McDATA assuming the merger had been completed on February 1, 2004. The following data assumes 1.3 shares of McDATA Class A common stock will be issued in exchange for each share of CNT common stock in connection with the merger and the assumption of stock options, restricted stock units, deferred stock units and restricted stock based upon the same exchange ratio. This data has been derived from and should be read in conjunction with the summary selected historical consolidated financial data and unaudited pro forma condensed combined consolidated financial statements contained elsewhere in this joint proxy statement/prospectus, and the separate historical consolidated financial statements of McDATA and CNT and the accompanying notes incorporated by reference into this joint proxy statement/prospectus. Please refer to the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information" beginning on page 123. The unaudited pro forma per share data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of McDATA that would have been reported had the merger been completed as of the date presented, and should not be taken as representative of future consolidated results of operations or financial condition of McDATA.

	Historical		Pro Forma
	McDATA	CNT	McDATA and CNT	CNT Equivalent(1)
	(shares in thousands)
Basic and diluted net loss from continuing operations:
Year ended January 31, 2005	$(0.18)	$(3.93)	$(0.97)	$(1.26)
Shares used in computation of basic and diluted net loss from continuing operations per share:
Year ended January 31, 2005	115,355	27,981	151,730
Book value per share as of (2):
Year ended January 31, 2005	$3.34	$1.35	$3.75	$4.88
Shares used in computation of book value per share:
Year ended January 31, 2005	118,960	29,487	157,293

(1)
The CNT equivalent pro forma combined per share amounts are calculated by multiplying McDATA combined pro forma share amounts by the exchange ratio in the merger of 1.3 shares of McDATA Class A common stock for each share of CNT common stock.

(2)
Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding. Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares outstanding of McDATA common stock outstanding at January 31, 2005.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Recent Share Prices

        McDATA Class A common stock is quoted on the Nasdaq National Market under the symbol "MCDTA" and CNT common stock is quoted on the Nasdaq National Market under the symbol "CMNT." The table below sets forth the high and low sales prices of McDATA Class A common stock and CNT common stock for the periods indicated.

	McDATA Class A Common Stock		CNT Common Stock
	High	Low	High	Low
Year Ending January 31, 2006:
First Quarter (Through April 15, 2005)	$4.45	$3.50	$5.69	$4.29
Year Ending January 31, 2005:
Fourth Quarter	6.40	3.89	7.14	3.89
Third Quarter	6.73	4.38	5.00	2.70
Second Quarter	5.76	4.23	7.14	4.65
First Quarter	9.03	5.24	10.79	6.55
Year Ending January 31, 2004:
Fourth Quarter	10.95	8.09	11.45	8.90
Third Quarter	13.15	10.05	10.34	6.37
Second Quarter	15.88	9.21	8.69	5.72
First Quarter	10.76	7.00	7.46	4.80

        The above table shows only historical comparisons and may not provide meaningful information to CNT shareholders in determining whether to adopt the merger agreement and approve the merger contemplated thereby or McDATA stockholders in determining whether to approve the issuance of shares of McDATA Class A common stock in connection with the merger. McDATA stockholders and CNT shareholders are urged to obtain current market quotations for McDATA and CNT common stock and to carefully review the other information contained in this joint proxy statement/prospectus and incorporated by reference into this joint proxy statement/prospectus. Please refer to the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information" beginning on page 123 of this joint proxy statement/prospectus.

        The following table provides the closing prices per share of McDATA Class A common stock and CNT common stock, each as reported on the Nasdaq National Market on January 14, 2005, the last full trading day preceding public announcement that McDATA and CNT had entered into the merger agreement, and April 15, 2005, the last full trading day for which closing prices were available at the time near the printing of this joint proxy statement/prospectus. The equivalent price per share is equal to the closing price of a share of McDATA Class A common stock on that date multiplied by 1.3, the exchange ratio in the merger.

	McDATA Class A Common Stock	CNT Common Stock	Equivalent Price Per Share
January 14, 2005	$4.25	$6.62	$5.53
April 15, 2005	$3.51	$4.31	$4.56

        CNT shareholders are advised to obtain current market price information for McDATA Class A common stock and CNT common stock.

Dividend Information

        Neither McDATA nor CNT has ever paid any cash dividends on their shares of capital stock. Under the merger agreement, CNT has agreed not to pay dividends pending the completion of the merger, without the written consent of McDATA. If the merger is not consummated, the CNT board of directors presently intends to continue its policy of retaining all earnings to finance the expansion of its business. The McDATA board of directors presently intends to retain all earnings for use in its business and has no present intention to pay cash dividends before or after the merger.

Number of Stockholders

        As of April 12, 2005, the record date for the McDATA special meeting, there were approximately 10,417 stockholders of record of McDATA Class A common stock and 310 stockholders of record of McDATA Class B common stock. As of April 12, 2005, the record date for the CNT special meeting, there were approximately 1,122 shareholders of record of CNT common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they ever materialize or prove incorrect, could cause the results of McDATA, CNT or the combined company to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and words and terms of similar substance used in connection with any discussion of the proposed merger or the business, future operating or financial performance of McDATA, CNT or the combined company identify these forward-looking statements. You should note that the discussion of McDATA's and CNT's respective board of directors' reasons for the merger and the descriptions of their respective financial advisors' opinions contain many forward-looking statements that describe beliefs, assumptions and estimates as of the indicated dates and those forward-looking expectations may have changed as of the date of this joint proxy statement/prospectus.

        In this joint proxy statement/prospectus, these forward-looking statements include, among others, statements regarding: the completion and timing of the consummation of the merger; the anticipated benefits of the merger, including the expectation of greater revenue opportunities, expanded distribution channels, reaction of OEM's and customers, operating efficiencies and cost savings; the intention that the merger qualify as a reorganization for United States federal income tax purposes; future financial results of McDATA, CNT and the combined company; the effect that the public announcement of the merger may have on each company's sales and operating results and on their ability to retain key management and personnel; the ability of the merger to increase stockholder value; the integration of the two companies, including the combined company's ability to successfully utilize the skills and resources of its management team; the ability to match the respective corporate cultures of the two companies; the anticipated benefits of the merger to customers; the expectation that the complementary nature of McDATA's and CNT's technologies, products and service offerings; the combined company's future technologies and growth trends relating to such technologies; growth and growth opportunities; the combined company's competitive and market position; opportunities for marketing the products of the combined company; and the combined company's response to technological changes, increased competition and shifting market demand.

        These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from such forward-looking statements. For a detailed discussion of these risks and uncertainties, see the section entitled "Risk Factors" beginning on page 20 of this joint proxy statement/prospectus. You should consider carefully the statements set forth in "Risk Factors" and other sections of this joint proxy statement/prospectus, and in other documents that are incorporated by reference into this joint proxy statement/prospectus.

        You should not construe these cautionary statements as an exhaustive list or as any admission by McDATA or CNT regarding the adequacy of the disclosures made. Neither McDATA nor CNT can predict or determine after the fact what factors would cause actual results to differ materially from those indicated by such forward-looking statements or other statements. You are cautioned not to place undue reliance on forward-looking statements, which either speak only as of the date of this joint proxy statement/prospectus, or if applicable, speak only as of the earlier date indicated in this joint proxy statement/prospectus. Neither McDATA nor CNT is under any obligation and do not intend to update these forward-looking statements.

RISK FACTORS

        McDATA and CNT will operate as a combined company in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond the combined company's control. In addition to the other information contained in, or incorporated by reference into, this joint proxy statement/prospectus, you should carefully consider the risks described below before deciding how to vote your shares. Additional risks and uncertainties not presently known to McDATA and CNT or that are not currently believed to be important to you, if they materialize, also may adversely affect the merger and McDATA and CNT as a combined company.

        In addition, McDATA's and CNT's respective businesses are subject to numerous risks and uncertainties, including the risks and uncertainties described, in the case of McDATA, in its Annual Report on Form 10-K for the fiscal year ended January 31, 2005 and, in the case of CNT, in its Annual Report on Form 10-K for the fiscal year ended January 31, 2005, each of which is incorporated by reference into this joint proxy statement/prospectus. These risks and uncertainties will apply to the combined company upon completion of the merger and continue to apply to McDATA and CNT as independent companies if the merger is not consummated.

        Although McDATA and CNT expect that the merger will result in benefits to the combined company, the combined company may not realize those benefits because of integration and other challenges.

        The failure of the combined company to meet the challenges involved in integrating the operations of McDATA and CNT successfully or otherwise to realize any of the anticipated benefits of the merger could seriously harm the results of operations of the combined company. Realizing the benefits of the merger will depend in part on the successful integration of technology, products, services, operations and personnel. The integration of the companies is a complex, time-consuming and expensive process that, without proper planning and implementation, could significantly disrupt the business, controls and procedures of the combined company. The challenges involved in this integration include the following:

  •
  successfully combining product and service offerings;

  •
  coordinating research and development activities to enhance introduction of new products and services;

  •
  preserving customer, distribution, reseller, OEM, manufacturing, supplier and other important relationships of both McDATA and CNT and resolving potential conflicts that may arise;

  •
  minimizing the diversion of management attention from other strategic opportunities and operational matters;

  •
  addressing differences in the business cultures of McDATA and CNT, maintaining employee morale and retaining key employees; and

  •
  coordinating and combining overseas operations, relationships and facilities, which may be subject to additional constraints imposed by geographic distance, local laws and regulations.

        The combined company may not successfully integrate the operations of McDATA and CNT in a timely manner, or at all, and the combined company may not realize the anticipated benefits of the merger to the extent, or in the timeframe, anticipated. The anticipated benefits of the merger are based on projections and assumptions, including successful integration, not actual experience. In addition to the integration risks discussed above, the combined company's ability to realize these benefits could be adversely affected by practical or legal constraints on its ability to combine operations.

        The exchange ratio which determines the number of shares of McDATA Class A common stock that CNT shareholders will receive for each share of CNT common stock in the merger is fixed at 1.3 and such shares of McDATA Class A common stock may not maintain their current value or the value they had when the merger agreement was signed.

        At the closing of the merger, each share of CNT common stock will be exchanged for 1.3 shares of McDATA Class A common stock. There will be no adjustment in the number of shares of McDATA Class A common stock issued to CNT shareholders (or reserved for issuance pursuant to assumed CNT stock options, restricted stock units and deferred stock units) because of changes in the market price of either McDATA Class A common stock or CNT common stock. Accordingly, the then current dollar value of McDATA common stock that CNT shareholders will receive upon the merger's completion will depend entirely upon the market value of McDATA Class A common stock at the time the merger is completed. This value may substantially decrease from the date you submit your proxy. Moreover, completion of the merger may occur some time after CNT shareholder approval has been obtained, so that the then current dollar value of McDATA Class A common stock that CNT stockholders will receive upon the merger's completion may substantially decrease from the date of the special meeting of CNT shareholders. In addition, CNT or McDATA may only terminate the merger agreement or refuse to complete the merger in certain limited circumstances which do not include changes in the dollar value of McDATA Class A common stock or CNT common stock. The share prices of McDATA Class A common stock and CNT common stock are subject to the general price fluctuations in the market for publicly-traded equity securities, and the prices of both companies' common stock have experienced volatility in the past. McDATA and CNT urge you to obtain recent market quotations for McDATA Class A common stock and CNT common stock. Neither McDATA nor CNT can predict or give any assurances as to the respective market prices of its common stock at any time before or after the completion of the merger.

        The stock prices and businesses of McDATA and CNT may be adversely affected if the merger is not completed.

        Completion of the merger is subject to a number of closing conditions, including obtaining requisite regulatory and stockholder and shareholder approvals, and McDATA and CNT may be unable to obtain such approvals on a timely basis or at all. If the merger is not completed, the price of CNT common stock may decline. In addition, either company's operations may be harmed to the extent that customers, distributors, resellers and others believe that such company cannot effectively compete in the marketplace without the merger, or there is uncertainty surrounding the future direction of the product and service offerings and strategy of McDATA or CNT on a standalone basis. If the merger is not completed, McDATA and CNT would not derive the strategic benefits expected to result from the merger, which could adversely affect their respective businesses. McDATA and CNT will also be required to pay significant costs incurred in connection with the merger, including legal, accounting and a portion of the financial advisory fees, whether or not the merger is completed. In addition, under specified circumstances described in the section entitled "The Merger Agreement—Payment of Termination Fee" beginning on page 87 of this joint proxy statement/prospectus, CNT or McDATA may be required to pay to the other party a termination fee of $11 million in connection with the termination of the merger agreement and/or certain of the other party's expenses in connection with the merger.

        Uncertainty regarding the merger may cause customers, distributors, resellers and others to delay or defer decisions concerning the purchase of McDATA's and CNT's products or services which may harm either company's results of operations.

        Because the merger is subject to a number of closing conditions, there may be uncertainty regarding the completion of the merger. This uncertainty may cause customers, distributors, resellers and others to delay or defer decisions concerning the purchase of McDATA's or CNT's products or services, which could negatively affect their businesses and results of operations. Prospective customers could also be reluctant to purchase the products and services of McDATA, CNT or the combined company due to uncertainty about the direction of their respective products and services, and willingness to support and service existing products which may be discontinued. In addition, customers, distributors, resellers and others may also seek to change existing agreements with McDATA or CNT as a result of the merger. These and other actions by customers, distributors, OEMs, resellers and others could negatively affect McDATA's and CNT's businesses and results of operations.

        Following the merger, McDATA will have significantly more debt than prior to the merger.

        Upon completion of the merger, McDATA will guarantee the payment of principal and interest on approximately $124.4 million principal amount of CNT's convertible notes. In addition, McDATA has $172.5 million principal amount of outstanding 2 1/4% convertible notes due 2010. As a result, the combined company may lack the resources to satisfy these obligations, and there can be no assurance that the combined company will possess the resources or be able to secure the resources to satisfy these obligations. Any failure on the part of the combined company to satisfy these obligations when due would have a material adverse effect on its ability to continue its business. Moreover, the combined company may have difficulty obtaining additional financing and its ability to obtain financing will be dependent on its operating performance.

        McDATA and CNT each expect to incur significant costs associated with the merger.

        McDATA estimates that it will incur direct transaction costs of approximately $9.5 million associated with the merger, which will be included as part of the total purchase price for financial accounting purposes. In addition, CNT estimates that it will incur direct transaction costs of approximately $3.5 million, which will be recognized as expenses as incurred. McDATA and CNT believe the combined entity may incur charges to operations, which cannot be reasonably estimated at this time, in the quarter in which the merger is completed or the following quarters, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the merger and the integration of the two companies and such costs may adversely affect the financial results, operations and available cash of McDATA, CNT or the combined company.

        Charges to earnings and the write-down of deferred revenue resulting from the application of the purchase method of accounting may adversely affect the market value of McDATA common stock following the merger.

        In accordance with accounting principles generally accepted in the United States of America, the combined company will account for the merger using the purchase method of accounting, which will require a write-down of CNT's deferred revenue and other purchase accounting adjustments, some of which will result in charges to earnings that could have a material adverse effect on the market value of the common stock of the combined company following completion of the merger. Under the purchase method of accounting, the combined company will allocate the total estimated purchase price to CNT's net tangible assets and amortizable intangible assets based on their fair values as of the date of completion of the merger, and record the excess of the purchase price over those fair values as goodwill. The combined company will incur amortization expense over the useful lives of amortizable intangible assets acquired in connection with the merger. In addition, to the extent the value of goodwill becomes impaired, the combined company may be required to incur material charges relating to the impairment of that asset. These amortization and potential impairment charges and the write-down of deferred revenue could have a material impact on the combined company's results of operations.

        McDATA and CNT must continue to retain and motivate executives and key employees and recruit new employees, which may be difficult in light of uncertainty regarding the merger, and failure to do so could seriously harm the combined company.

        In order to be successful, during the period before the merger is completed, each of McDATA and CNT must continue to retain and motivate executives and other key employees and recruit new employees. Experienced personnel in the networking and network security industries are in high demand and competition for their talents is intense. Employees of McDATA or CNT may experience uncertainty about their future role with the combined company until or after strategies with regard to the combined company are announced or executed. These potential distractions of the merger may adversely affect each company's ability to attract, motivate and retain executives and key employees and keep them focused on the strategies and goals of the combined company. Any failure by McDATA or CNT to retain and motivate executives and key employees during the period prior to the completion of the merger could seriously harm their respective businesses, as well as the business of the combined company.

        The market price of the shares of McDATA Class A common stock may be affected by factors different from or in addition to those affecting the shares of CNT common stock.

        Upon completion of the merger, holders of CNT common stock will become holders of McDATA Class A common stock. An investment in McDATA Class A common stock has different risks than an investment in CNT common stock. Former holders of CNT common stock will be subject to risks associated with McDATA upon exchange of their shares of CNT common stock for McDATA Class A common stock that are different from or in addition to the risks associated with CNT. For a discussion of the businesses and risks associated with McDATA and CNT, see the information incorporated by reference into this joint proxy statement/prospectus and referred to in the section entitled "Where You Can Find More Information" beginning on page 123 of this joint proxy statement/prospectus.

        CNT's obligation to pay a termination fee under certain circumstances and the restrictions on its ability to solicit other acquisition proposals may discourage other companies from trying to acquire CNT.

        Until the merger is completed or the merger agreement is terminated, with limited exceptions, the merger agreement prohibits CNT from entering into or soliciting any acquisition proposal or offer for a merger or other business combination with a party other than McDATA. CNT has agreed to pay McDATA a termination fee of $11 million under specified circumstances. These provisions could discourage other companies from trying to acquire CNT even though they might be willing to offer greater value to CNT shareholders than McDATA has offered in the merger.

        McDATA's obligation to pay a termination fee under certain circumstances may discourage other companies from trying to acquire McDATA.

        McDATA has agreed to pay CNT a termination fee of $11 million if McDATA terminates the merger agreement due to certain triggering events, where prior to such termination a takeover proposal was made for McDATA, and within 12 months such termination of the merger agreement, McDATA consummates, or executes documents providing for, the takeover proposal that was made prior to the termination of the merger agreement. These provisions could discourage other companies from trying to acquire McDATA.

        McDATA has agreed to not make any acquisitions in excess of $25 million prior to the completion of the merger or termination of the merger agreement which may prevent McDATA from making necessary acquisitions of technology or products.

        Pending completion of the merger or termination of the merger agreement, McDATA has agreed to not enter into any agreement to make any one or more acquisitions of a third party or a third party's assets in which the consideration paid by McDATA is individually, or in the aggregate, in excess of $25 million (including the assumption of debt of the acquired third party). This restriction could prevent McDATA from making acquisitions of technology or products necessary or advantageous to the business of McDATA.

        Directors of CNT have interests in the merger that may be different from the interest of CNT shareholders in recommending that you vote in favor of the proposal to adopt the merger agreement and approve the merger.

        When considering the CNT board of directors' recommendation that the CNT shareholders vote in favor of the proposal to adopt the merger agreement and approve the merger, CNT shareholders should be aware that directors and executive officers of CNT have interests in the merger that may be different from, or in addition to, the interests of CNT shareholders. These interests include:

  •
  the receipt of severance and retention payments;

  •
  accelerated vesting of awards under CNT's equity and incentive plans;

  •
  accelerated vesting and payments under CNT's deferred compensation plans;

  •
  the continued indemnification of current directors and officers of CNT under the merger agreement and the continuation of directors' and officers' liability insurance after the merger;

  •
  the retention of some of the officers of CNT as officers, employees or consultants of McDATA or its subsidiaries, one of which will be Thomas G. Hudson, CNT's Chairman of the Board, President and Chief Executive Officer, who will be offered a senior executive role at McDATA;

  •
  appointment of two CNT designees to the McDATA board of directors, one of which will be Mr. Hudson; and

  •
  the assumption of CNT stock options, restricted stock units and deferred stock units by McDATA.

        These interests, among others, may influence the CNT directors in making their recommendation that you vote in favor of the proposal to adopt the merger agreement and approve the merger. For a more detailed description of the interests of the directors and executive officers of CNT, please see the section entitled "The Merger—Interests of Certain Persons in the Merger" beginning on page 60 of this joint proxy statement/prospectus.

        CNT and certain directors have been named in a pending lawsuit in connection with the merger.

        CNT and certain of its directors have been named as defendants in a lawsuit seeking monetary damages, injunctive relief, or both, in connection with the merger. Predicting the outcome of a lawsuit is difficult. An adverse judgment for monetary damages could have a material adverse effect on the operations of McDATA after the merger. A preliminary injunction could delay or jeopardize the completion of the merger. An adverse judgment granting injunctive relief could permanently enjoin the consummation of the merger.

THE SPECIAL MEETING OF McDATA STOCKHOLDERS

Date, Time and Place of the Special Meeting

        McDATA will hold a special meeting of its stockholders on May 24, 2005, promptly at 1:00 p.m. local time at its headquarters located at 380 Interlocken Crescent, Broomfield, Colorado 80021.

Matters for Consideration

        At the McDATA special meeting, McDATA stockholders will be asked to consider and vote upon the following proposals:

  1.
  To approve the issuance of 1.3 shares of McDATA Corporation Class A common stock for each outstanding share of Computer Network Technology Corporation common stock as of the effective date of the merger in connection with and pursuant to the terms of the Agreement and Plan of Merger, dated as of January 17, 2005, among McDATA Corporation, Computer Network Technology Corporation and Condor Acquisition, Inc., as amended on February 10, 2005.

  2.
  To approve an amendment to the 2001 McDATA Equity Incentive Plan to increase the authorized number of shares of common stock issuable under the plan by 3 million shares (from 30 million to 33 million shares).

  3.
  To approve an amendment to the 2001 McDATA Equity Incentive Plan to allow for options and equity awards granted under the 2001 Plan to be awarded in McDATA Class A common stock.

  4.
  To consider such other business as may properly come before the special meeting.

Recommendation of the McDATA Board of Directors

        After careful consideration, the McDATA board of directors determined that the merger is advisable, is fair to and in the best interests of McDATA and its stockholders, and unanimously approved the merger agreement and the share issuance. In addition, the McDATA board of directors unanimously approved the amendments to the 2001 McDATA Equity Incentive Plan. The McDATA board of directors unanimously recommends that the McDATA stockholders vote "FOR" the proposal to approve the issuance of shares of McDATA Class A common stock in connection with the merger and "FOR" the proposals to approve the amendments to the 2001 McDATA Equity Incentive Plan.

        If your proxy card does not specify how you want to vote your shares, your shares will be voted "FOR" the proposals to approve the issuance of shares of McDATA Class A common stock in connection with the merger and "FOR" the amendments to the 2001 McDATA Equity Incentive Plan.

Admission to the Special Meeting

        Only McDATA stockholders as of the close of business on April 12, 2005, and other persons holding valid proxies for the special meeting are entitled to attend the McDATA special meeting. McDATA stockholders and their proxies should be prepared to present valid government-issued photo identification. McDATA stockholders who are not record holders but hold shares through a broker or nominee (i.e., in street name) should provide proof of beneficial ownership on the record date for the McDATA special meeting, such as their most recent account statement prior to April 12, 2005, or other similar evidence of ownership. Anyone who does not provide valid government-issued photo identification or comply with the other procedures outlined above upon request may not be admitted to the special meeting.

Who Can Vote

        Record Holders.    Record holders of McDATA Class A common stock and Class B common stock at the close of business on April 12, 2005, the record date, may vote at the annual meeting. On April 12, 2005, McDATA had 81,000,000 outstanding shares of McDATA Class A common stock, which were held by approximately 10,417 record holders, and 38,161,614 outstanding shares of McDATA Class B common stock, which were held by approximately 310 record holders.

        Stockowner of Record.    If your shares are registered directly, in your name, with McDATA's transfer agent, Bank of New York, you are considered, with respect to those shares, the stockowner of record, and these proxy materials are being sent to you by McDATA. As the stockowner of record, you have the right to grant your voting proxy directly to McDATA or to vote in person at the stockholders' meeting.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the record holder. As the beneficial owner, you have the right to direct your broker or nominee how to vote, and you are also invited to attend the annual meeting. However, since you are not the record holder, you may not vote these shares in person at the meeting unless you follow your broker's procedures for obtaining a legal proxy. Your broker or nominee has enclosed a voting instruction card for you to use.

How You Can Vote

        You can only vote your shares if you are either represented by proxy or eligible to vote your shares in person at the special meeting. You can submit your proxy by:

  •
  the Internet, as described on the proxy card;

  •
  telephone, as described on the proxy card; or

  •
  mail, by completing and returning the enclosed proxy card.

        If you hold shares through a bank, broker or other nominee, please provide your voting instructions by Internet, telephone or mail in accordance with the instructions contained on your voting instruction card. If you return a properly signed proxy card, we will vote your shares as you direct.

        Stockholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive a separate voting instruction card for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one proxy card. In addition, CNT is also soliciting votes for its special meeting in order to get CNT shareholder approval to adopt the merger agreement and approve the merger and stockholders who own shares of both McDATA and CNT will also receive a proxy or voting instruction card from CNT. Please note that a vote for the issuance of shares in connection with the merger for the McDATA special meeting will not constitute a vote for the proposal to adopt the merger agreement and approve the merger for the CNT special meeting, and vice versa. Therefore, the McDATA board of directors urges McDATA stockholders to complete, sign, date and return each proxy card and voting instruction card for the McDATA special meeting they receive.

Adjournment and Postponement

        McDATA's bylaws provide that a special meeting of the stockholders may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, McDATA may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Required Vote

        Each share of McDATA Class A common stock receives one vote on all matters properly brought before the special meeting. Each share of McDATA Class B common stock receives one-tenth (1/10th) of one vote on all matters properly brought before the special meeting. In order to conduct business at the special meeting, a quorum of a majority of the total number of votes entitled to be cast must be present in person or represented by proxy.

        The required vote of the stockholders on all proposals to be considered at the special meeting is based upon the total number of votes actually cast at the special meeting. All abstentions and broker non-votes (as defined below) will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting. The affirmative vote of the holders of a majority of the votes cast is necessary for approval of each of the proposals. For the approval of the proposals being submitted to the stockholders of McDATA (i) abstentions will be treated as present and entitled to vote and, therefore, will have the effect of a vote against the proposals, and (ii) proxies for which a broker, bank or institutional holder does not have discretionary voting authority and has not received voting instructions from the beneficial owner of the shares, or broker non-votes, will not be counted as votes cast or affect the outcome of any proposal.

        The Bank of New York, McDATA's transfer agent, will tally the votes. Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. McDATA will not disclose your vote except to allow for the tabulation of votes and certification of the vote, to facilitate a successful proxy solicitation and as necessary to meet applicable legal requirements.

        As of April 12, 2005, the record date for McDATA's special meeting of stockholders, the directors and executive officers of McDATA and their affiliates beneficially owned approximately 485 shares of McDATA Class A common stock and 369,384 shares of McDATA Class B common stock, or approximately less than 1% of the total outstanding shares of all common stock of McDATA. McDATA currently expects that its directors and executive officers will vote their shares of McDATA common stock "FOR" the three proposals that are being submitted for approval of McDATA's stockholders.

How to Revoke a Proxy

        You can change your vote or revoke your proxy at any time before the final vote at the special meeting. If you are the record holder, you may do this by:

  •
  send a written, dated notice to the Secretary of McDATA at McDATA's principal executive offices stating that you would like to revoke your proxy;

  •
  complete, date and submit a new later-dated proxy card;

  •
  vote at a later date by telephone or by using the Internet; or

  •
  attend the special meeting and vote in person. Your attendance alone will not revoke your proxy.

        If you hold shares through a bank, broker or other nominee, you must contact your financial institution, broker or nominee for information on how to revoke your proxy or change your vote.

Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

        Written notices of revocation to the Secretary of McDATA should be addressed to Secretary, McDATA Corporation, 380 Interlocken Crescent, Broomfield, Colorado 80021.

        If you hold your shares in street name, you must give new instructions to your broker prior to the special meeting or obtain a signed "legal proxy" from the broker to revoke your prior instructions and vote in person at the meeting.

        Any McDATA stockholder who has a question about the merger, the issuance of shares in connection with the merger, or how to vote or revoke a proxy, or who wishes to obtain additional copies of this joint proxy statement/prospectus, should contact:

    Investor Relations
    McDATA Corporation
    380 Interlocken Crescent
    Broomfield, Colorado 80021
    Phone: (720) 558-8000
    Email: investor_relations@mcdata.com

Other Matters

        Other than the three proposals described in this joint proxy statement/prospectus, the McDATA board of directors knows of no other matters to be acted upon at the special meeting. If any other matter should be duly presented at the special meeting upon which a vote properly may be taken, shares represented by all proxies received by the McDATA board of directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Solicitation of Proxies and Expenses

        In addition to soliciting proxies by mail, McDATA's directors, officers and employees may solicit proxies by telephone or the Internet, as described on the proxy card, by telegram or in person without additional remuneration for soliciting such proxies. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of McDATA Class A or Class B common stock held of record by such persons. McDATA will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.

In addition, McDATA has retained Mellon Investor Services LLC to assist in soliciting proxies, for which services McDATA will pay a fee expected not to exceed $6,500, plus out-of-pocket expenses.

        A complete list of the stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the special meeting, at the offices of McDATA Corporation, 380 Interlocken Crescent, Broomfield, Colorado 80021. Such list will also be available for examination at the special meeting.

Stockholders Sharing an Address

        McDATA stockholders sharing an address with another stockholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate set of proxy materials now or on the future may write or call McDATA to request a separate copy of these materials from: Secretary of McDATA, 380 Interlocken Crescent, Broomfield, Colorado 80021, or Investor Relations at (720) 558-8000.

THE SPECIAL MEETING OF CNT SHAREHOLDERS

        CNT is furnishing this joint proxy statement/prospectus to CNT shareholders to provide them with important information regarding the proposed merger and the merger agreement in connection with the solicitation of proxies by and on behalf of CNT's board of directors for use at the CNT special meeting and at any adjournment or postponement thereof. The CNT proxy accompanying this joint proxy statement/prospectus is solicited on behalf of CNT's board of directors for use at the CNT special meeting. This joint proxy statement/prospectus and the accompanying form of proxy were first mailed to CNT's shareholders on or about April 25, 2005.

Date, Time and Place of the Special Meeting

        CNT will hold a special meeting of its shareholders on May 24, 2005, promptly at 2:00 p.m., local time, at its headquarters located at 6000 Nathan Lane North, Plymouth, Minnesota 55442.

Matters for Consideration

        At the special meeting, CNT shareholders will be asked to consider and vote on and approve the following proposals:

  1.
  To adopt the merger agreement and approve the merger.

  2.
  To approve any motion for adjournment or postponement of the CNT special meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of proposal 1.

        Minnesota law and CNT's bylaws provide that no matter may be brought before a special meeting that is not stated in the notice of the special meeting.

Recommendation of the CNT Board of Directors

        After careful consideration, the CNT board of directors determined that the merger agreement and the merger are advisable and in the best interests of CNT shareholders and has unanimously approved the merger agreement and the merger. The CNT board of directors unanimously recommends that the CNT shareholders vote "FOR" the proposal to adopt the merger agreement and approve the merger and "FOR" the proposal to permit adjournment or postponement of the CNT special meeting.

Admission to the Special Meeting

        Only CNT shareholders as of the close of business on April 12, 2005 and other persons holding valid proxies for the special meeting are entitled to attend the CNT special meeting. CNT shareholders and their proxies should be prepared to present valid government-issued photo identification. CNT shareholders who are not record holders but who hold shares in street name should provide proof of beneficial ownership on the record date of the CNT special meeting, such as their most recent account statement prior to April 12, 2005, or other similar evidence of ownership. Anyone who does not provide valid government-issued photo identification or comply with the other procedures outlined above upon request may not be admitted to the special meeting.

Record Date; Shares Held by CNT's Directors and Executive Officers

        The record date for determining the CNT shareholders entitled to vote at the CNT special meeting is April 12, 2005. Only holders of CNT common stock as of the close of business on the record date are entitled to vote at the CNT special meeting. As of that date, there were approximately 29,518,543 shares of CNT common stock issued and outstanding. Each share of CNT common stock issued and outstanding as of the CNT record date entitles its holder to cast one vote at the CNT special meeting.

        As of April 12, 2005, the record date, the directors and executive officers of CNT and their affiliates beneficially owned approximately 679,824 shares of CNT common stock, or approximately 2% of the total outstanding shares of CNT common stock, including shares of restricted stock and shares of common stock issuable upon settlement of restricted stock units and deferred stock units, but excluding shares issuable upon the exercise of stock options.

Voting by CNT's Directors and Executive Officers

        Under the terms of voting agreement entered into between McDATA, CNT, Condor Acquisition, Inc. and each of Thomas G. Hudson, Mr. Hudson's Grantor Retained Annuity Trust, of which Mr. Hudson is the trustee, Erwin A. Kelen, John A. Rollwagen, Patrick W. Gross, Lawrence A. McLernon, Kathleen B. Earley, Bruce J, Ryan, Gregory T. Barnum, Mark R. Knittel, Edward J. Walsh and Robert R. Beyer, these CNT shareholders have agreed, subject to the terms and conditions set forth in the voting agreement, to vote the shares of CNT common stock subject to the voting agreement to adopt the merger agreement and approve the merger. These individuals and entities beneficially owned approximately 632,521 shares of CNT common stock, or approximately 2% of the shares of CNT common stock outstanding on April 12, 2005, the record date for the CNT special meeting, including shares of restricted stock and shares of common stock issuable upon settlement of restricted stock units and deferred stock units, but excluding shares issuable upon the exercise of stock options. Please refer to the section of this joint proxy statement/prospectus entitled "The Merger—CNT Voting Agreement" beginning on page 67 and Annex B.

        All of the directors and executive officers of CNT have interests and arrangements that could affect their decision to adopt the merger agreement and approve the merger. Please refer to the section of this joint proxy statement/prospectus entitled "The Merger—Interests of Certain Persons in the Merger" beginning on page 60.

Quorum and Vote Required

        In order to conduct business at the CNT special meeting, a quorum must be present. The holders of a majority of the shares of CNT common stock outstanding on the record date for the CNT special meeting present in person or represented by proxy at the CNT special meeting and entitled to vote at the CNT special meeting constitutes a quorum under CNT's bylaws. CNT will treat shares of CNT common stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the CNT special meeting for purposes of determining the existence of a quorum. If sufficient votes to constitute a quorum or to adopt the merger agreement and approve the merger are not received by the date of the special meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies.

        The affirmative vote of a majority of the shares of CNT common stock outstanding on the CNT record date in favor of the proposal to adopt the merger agreement and approve the merger is required in order for the merger proposal to pass. The affirmative vote of the holders of a majority of the shares of CNT common stock present in person or represented by proxy and entitled to vote thereon is necessary for the proposal to permit adjournment or postponement of the CNT special meeting to pass. The inspector of elections appointed for the CNT special meeting will tabulate the votes.

Voting of Proxies

        Shares represented by a properly signed and dated proxy will be voted at the CNT special meeting in accordance with the instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted "FOR" the proposal to adopt the merger agreement and approve the merger and "FOR" the proposal to permit adjournment or postponement of the CNT special meeting.

Abstentions

        CNT will count a properly executed proxy marked "ABSTAIN" as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the CNT special meeting. Because the affirmative vote of a majority of the outstanding shares of CNT common stock is required to adopt the merger agreement and approve the merger, if you mark your proxy "ABSTAIN," it will have the effect of a vote against the proposal to adopt the merger agreement and approve the merger. In addition, if you mark your proxy "ABSTAIN" with respect to the proposal to permit adjournment or postponement of the CNT special meeting, it will also have the effect of a vote against that proposal.

Broker Non-Votes

        If your shares of CNT common stock are held in street name, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker cannot vote your shares of CNT common stock without specific instructions from you. Because the affirmative vote of a majority of the outstanding shares of CNT common stock is required to adopt the merger agreement and approve the merger, if you do not instruct your broker how to vote, it will have the effect of a vote against the proposal to adopt the merger agreement and approve the merger. Failure to instruct your broker to vote your shares will have no effect on the proposal to permit adjournment or postponement of the CNT special meeting.

Voting Shares in Person that are Held in Street Name

        If your shares are held in street name and you wish to vote those shares in person at the CNT special meeting, you must obtain from your broker a properly executed legal proxy identifying you as a CNT shareholder, authorizing you to act on behalf of the nominee at the CNT special meeting and identifying the number of shares with respect to which the authorization is granted.

Voting Procedures

        You may vote by mail by completing and signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

        If you properly sign and return your proxy card, but do not mark your voting instructions on the proxy card, you shares will be voted "FOR" the proposal to adopt the merger agreement and approve the merger and "FOR" the proposal to permit adjournment or postponement of the CNT special meeting.

        You may vote by telephone by following the "Vote by Telephone" instructions that came with this joint proxy statement/prospectus. If you vote by telephone, you do not need to mail in your proxy card.

        You may vote on the Internet by following the "Vote by Internet" instructions that came with this joint proxy statement/prospectus. If you vote on the Internet, you do not need to mail in your proxy card.

        You may also vote in person at the special meeting. CNT will pass out written ballots to anyone who would like to vote at the CNT special meeting. However, if you hold your shares of CNT common stock in street name, you must request a proxy from your stockbroker in order to vote at the meeting.

How to Revoke a Proxy

        If you submit a proxy, you may revoke it at any time before it is voted by:

  •
  send a written, dated notice to the Secretary of CNT at CNT's principal executive offices stating that you would like to revoke your proxy;

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  vote at a later date by telephone or by using the Internet;

  •
  complete, date and submit a new later-dated proxy card; or

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  attend the special meeting and vote in person. Your attendance alone will not revoke your proxy.

        Notices to CNT's corporate secretary should be addressed to Corporate Secretary, Computer Network Technology Corporation, 6000 Nathan Lane North, Plymouth, Minnesota 55442.

        If you hold your shares in street name, you must give new instructions to your broker prior to the special meeting or obtain a signed "legal proxy" from the broker to revoke your prior instructions and vote in person at the meeting.

Voting Shares in CNT's 401(k) Plan

        As of the CNT record date, the Computer Network Technology Corporation 401(k) Salary Savings Plan, or the CNT 401(k) Plan, held approximately 2% of the outstanding shares of CNT common stock in a stock fund under the plan, or the Stock Fund. Participants investing in the Stock Fund will be able to direct how they want the plan trustee to vote that number of shares of CNT common stock held in the Stock Fund that reflects the participant's proportionate interest (both vested and unvested) in the Stock Fund as of the record date, or the plan shares. All voting instructions submitted by CNT 401(k) Plan participants by way of a proxy card are confidential and will not be disclosed to CNT management, except to the extent that the consequences of the direction are reflected in reports the trustee regularly gives to CNT management in the ordinary course of the performance of the trustee's duties.

        Participants in the CNT 401(k) Plan will be able to direct their plan shares to be voted at the special meeting. Please note that your instructions on how to vote on the adoption of the merger agreement and approval of the merger and the proposal to permit adjournment or postponement of the CNT special meeting will be subject to the fiduciary duties under ERISA of the plan trustee (or other applicable fiduciary). If you are a participant in the CNT 401(k) Plan, please follow the instructions that you receive for voting with respect to your plan shares. Participants in the 401(k) Plan will be able to direct their plan shares to be voted at the special meeting with respect to the proposal to adopt the merger agreement and approve the merger in one of three ways: vote for, against or abstain from voting on the adoption of the merger agreement and approval of the merger.

  •
  If you return a properly signed proxy card specifically indicating that you want your plan shares to be voted in favor of the adoption of the merger agreement, your plans shares will be voted "FOR" the adoption of the merger agreement and approval of the merger.

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  If you return a properly signed proxy card specifically indicating that you want your plan shares to be voted against the adoption of the merger agreement, your plan shares will be voted "AGAINST" the adoption of the merger agreement and approval of the merger.

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  If you return a properly signed proxy card specifically indicating that you wish to abstain, your plan shares will not be voted, which will have the same effect as a vote "AGAINST" the adoption of the merger agreement and approval of the merger.

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  If you return a properly signed proxy card but do not specifically indicate how you want your plan shares to be voted with respect to adoption of the merger agreement and approval of the merger, your plan shares will be voted "FOR" the adoption of the merger agreement and approval of the merger.

  •
  If you fail to properly provide any instructions as to how you want your plan shares to be voted, your plan shares will not be voted, which will have the same effect as a vote "AGAINST" the adoption of the merger agreement and approval of the merger.

        Participants in the 401(k) Plan will also be able to direct their plan shares to be voted at the special meeting with respect to the proposal to permit adjournment or postponement of the CNT special meeting in one of three ways: vote for, against or abstain from voting on the proposal to permit adjournment or postponement of the CNT special meeting.

  •
  If you return a properly signed proxy card specifically indicating that you want your plan shares to be voted in favor of the proposal to permit adjournment or postponement of the CNT special meeting, your plans shares will be voted "FOR" the proposal.

  •
  If you return a properly signed proxy card specifically indicating that you want your plan shares to be voted against the adoption of the proposal to permit adjournment or postponement of the CNT special meeting, your plan shares will be voted "AGAINST" the proposal.

  •
  If you return a properly signed proxy card specifically indicating that you wish to abstain, your plan shares will not be voted, which will have the same effect as a vote "AGAINST" the proposal to permit adjournment or postponement of the CNT special meeting.

  •
  If you return a properly signed proxy card but do not specifically indicate how you want your plan shares to be voted, your plan shares will be voted "FOR" the proposal to permit adjournment or postponement of the CNT special meeting.

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  If you fail to properly provide any instructions as to how you want your plan shares to be voted, your plan shares will not be voted, which will have no effect on the proposal to permit adjournment or postponement of the CNT special meeting.

Contact for Questions and Assistance in Voting

        Any CNT shareholder who has a question about the merger, the merger agreement, or how to vote or revoke a proxy, or who wishes to obtain additional copies of this joint proxy statement/prospectus, should contact:

    Investor Relations
    Computer Network Technology Corporation
    6000 Nathan Lane North
    Plymouth, Minnesota 55442
    Phone: (763) 268-6130
    Email: investor_relations@cnt.com

Solicitation of Proxies and Expenses

        CNT will pay its own costs of soliciting proxies for the CNT special meeting. Certain directors, officers and employees of CNT may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. CNT expects that the expenses of this special solicitation will be nominal. Following the mailing of this joint proxy statement/prospectus, CNT will request brokers, custodians, nominees and other record holders to forward copies of this joint proxy statement/prospectus to persons for whom they hold shares of CNT common stock and to request authority for the exercise of proxies. In such cases, CNT, upon the request of the record holder, will reimburse such holder for their reasonable expenses.

        In addition, CNT has retained Mellon Human Investor Services LLC to assist in soliciting proxies, for which services CNT will pay a fee expected not to exceed $6,500, plus out-of-pocket expenses.

THE MERGER

        The following is a description of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire joint proxy statement/prospectus, including the merger agreement attached to this joint proxy statement/prospectus as Annex A, for a more complete understanding of the merger.

Background of the Merger

        In July 2003, McDATA and CNT entered into preliminary discussions regarding a potential strategic combination of the two companies and signed a confidentiality agreement. The discussions were very preliminary and were terminated that same month.

        On October 8, 2004, Thomas G. Hudson, the President, Chief Executive Officer and Chairman of CNT's board of directors, and Thomas O. McGimpsey, the Vice President, General Counsel and Business Development of McDATA, were attending a trade association board meeting in San Jose, California. At that meeting, Messrs. Hudson and McGimpsey engaged in discussions regarding general industry trends and the similarities between the two companies. At the end of those discussions, Mr. Hudson indicated a willingness to talk to McDATA's Chief Executive Officer about strategic possibilities.

        On November 10, 2004, Mr. Hudson and John A. Kelley, Jr., the President, Chief Executive Officer and Chairman of McDATA's board of directors, had a meeting in Denver to confidentially discuss both companies' respective businesses and whether there was mutual interest in pursuing further discussions to determine if a potential strategic combination would be beneficial for each companies' shareholders. Messrs. Hudson and Kelley agreed to have further discussions on these matters.

        On November 11, 2004, Ernest J. Sampias, the Senior Vice President of Finance and Chief Financial Officer of McDATA, Jeff Vogel, the interim Vice President of Marketing for McDATA, and Mr. McGimpsey met in Denver with Messrs. Hudson and Gregory T. Barnum, the Vice President and Chief Financial Officer of CNT, to confidentially exchange information between the parties with respect to their business operations and to discuss synergies.

        On November 14, 2004, McDATA engaged Credit Suisse First Boston to act as its financial advisor in connection with a possible business combination transaction with CNT.

        At McDATA's regularly scheduled board of directors meeting on November 30 and December 1, 2004, Mr. Kelley reviewed with McDATA's board of directors the current market dynamics, various strategic alternatives for the company and the possibility of pursuing discussions with CNT regarding a potential strategic business combination. The McDATA board was supportive of management engaging in further discussions with CNT.

        On December 3, 2004, McDATA and CNT entered into a mutual confidentiality agreement to facilitate discussions and the exchange of additional information between the parties with respect to a strategic business combination.

        On December 4, 2004, a special meeting of the CNT board of directors was held. Mr. Hudson informed the CNT board of the status of discussions. The CNT board also interviewed representatives of Lehman Brothers to act as CNT's financial advisor in connection with a potential transaction, and the CNT board authorized the engagement of Lehman Brothers.

        At various times on and between December 6 and 8, 2004, Messrs. Scott Berman, the Vice President of Finance and Treasurer of McDATA, Brian Logan, a Vice President of Sales for McDATA, Vogel and McGimpsey, along with representatives of Credit Suisse First Boston and representatives of McDATA's outside legal counsel, Hensley, Kim & Edgington, LLC, or Hensley Kim, met in

Minneapolis with Messrs. Hudson and Barnum, and Jeffrey A. Bertelsen, the Vice President of Finance, Corporate Controller and Treasurer of CNT, along with representatives of Lehman Brothers and CNT's outside legal counsel, Leonard, Street, to conduct business, financial and legal due diligence. During this period, members of McDATA's management also conducted a site visit at one CNT facility as part of their due diligence review.

        On December 13, 2004, a special committee of the McDATA board of directors consisting of Messrs, Kelley, John W. Gerdelman, Thomas W. Uhlman and Alex Mendez, held a telephonic meeting with management and representatives of Credit Suisse First Boston to review preliminary due diligence findings and the status of discussions. During this meeting, McDATA's management provided McDATA's special committee with an update on CNT's business and financial condition and reviewed with the special committee a potential structure for a strategic business combination.

        On December 16, 2004, the McDATA board of directors held a telephonic meeting with management, representatives of Credit Suisse First Boston and a representative of Weil, Gotshal & Manges LLP, McDATA's outside antitrust legal counsel, to review the status of discussions, the business of CNT, a financial analysis of CNT's operations, the preliminary financial impact of a business combination, the terms of the proposed merger agreement and SEC and HSR Act requirements. Management presented a detailed business review of CNT and discussed initial perspectives on the profile of a combined company. Management also discussed both the merits and the risks of a potential transaction. At the end of this meeting, McDATA's board was supportive of moving forward with more detailed discussions.

        On December 17, 2004, McDATA sent a preliminary non-binding confidential letter of interest to CNT regarding a potential strategic combination. In this letter, McDATA proposed an exchange ratio of 1.15 to 1.20 pursuant to which it would exchange shares of its Class A common stock for outstanding shares of CNT common stock in a business combination transaction.

        On December 18, 2004, a special telephonic meeting of the CNT board of directors was held. Messrs. Hudson and Barnum updated the CNT board on the status of the parties' discussions. Lehman Brothers made a detailed presentation regarding its financial analysis of the respective companies and the potential transaction. The CNT board also considered the prospects of a business combination with McDATA, compared with the prospects of remaining independent. The CNT board authorized management to proceed with the negotiations, but rejected the proposed exchange ratio set forth in McDATA's December 17, 2004 letter.

        On December 20, 2004, McDATA's special committee held a telephonic meeting with management to discuss a possible increase in the potential exchange ratio previously proposed to CNT.

        On December 21 and 22, 2004, Messrs. Berman, Sampias, Logan and McGimpsey and representatives of Hensley Kim and Credit Suisse First Boston met in Denver with Messrs. Hudson and Barnum and representatives of Leonard, Street and Lehman Brothers. The principal purpose of the meeting was for CNT and its financial and legal advisers to conduct due diligence on McDATA.

        On December 22, 2004, Messrs. Kelley and Hudson met to discuss the status of confidential ongoing negotiations, the respective due diligence efforts by both companies, and various terms and conditions of the potential business combination and the prospects for a combined company.

        On December 23, 2004, McDATA's special committee held a telephonic meeting with management to discuss the status of negotiations and the due diligence review. The special committee recommended that a meeting of the McDATA board of directors be called to discuss the potential transaction in more detail.

        During the week of December 27, 2004, telephonic negotiations continued regarding the terms of a potential merger agreement between McDATA and CNT.

        On January 4, 2005, the McDATA board of directors met with McDATA's management team and representatives of Credit Suisse First Boston to review the potential business combination with CNT. At this meeting, Mr. Kelley reviewed with the McDATA board the negotiations undertaken to date, and the strategic benefits and advantages of such a combination. Other members of McDATA management presented in detail the preliminary terms and conditions of such a transaction, the preliminary financial model, a go-to-market approach for the combined company and other pertinent business and financial information. Representatives of Credit Suisse First Boston reviewed with the McDATA board of directors financial and other factual information regarding CNT. At the conclusion of the meeting, the McDATA board supported continued negotiations with CNT.

        On January 10 and 11, 2005, McDATA, CNT, Leonard, Street and each company's financial advisor conducted further due diligence sessions in Minneapolis.

        On January 12, 2005, a telephonic special meeting of the board of directors of CNT was held. Messrs. Hudson and Barnum updated the CNT board on the status of discussions with McDATA and the results of due diligence. Representatives of Leonard, Street discussed with the CNT board its responsibilities and duties with respect to the transaction and relevant matters to consider, along with the terms and conditions of the draft merger agreement and voting agreement and related open issues. Representatives of Lehman Brothers presented a valuation of CNT based upon the exchange ratio proposed by McDATA to the CNT board. The CNT board authorized continued discussions with McDATA and appointed a special committee of disinterested directors to review the transaction pursuant to Section 302A.673 of Minnesota Statutes in the event that the Minnesota business combination statute were held to apply to the proposed transaction. The special committee that was appointed consisted of Mr. John A. Rollwagen, Mr. Bruce J. Ryan, Mr. Renato A. DiPentima and Ms. Kathleen Earley.

        On January 14, 2005, the McDATA board of directors met with management, and representatives of Hensley Kim, Weil Gotshal and Credit Suisse First Boston to review the current status of discussions and a review of the strategic combination with CNT. At this meeting, Mr. McGimpsey reviewed in detail the draft agreement and plan of merger and the outstanding open issues yet to be agreed upon by the parties. Mr. McGimpsey also reviewed the general timing of filings with the Securities and Exchange Commission should a final agreement and plan of merger be signed. A representative of Weil Gotshal reviewed the antitrust regulatory requirements and related general timing. Messrs. Berman and Vogel presented the business case supporting the strategic combination with CNT and the benefits in terms of McDATA's long-term business strategy. Representatives of Credit Suisse First Boston reviewed the proposed exchange ratio of 1.3 shares of McDATA Class A common stock for each outstanding share of CNT common stock. Representatives of Credit Suisse First Boston also reviewed updated financial and other factual information and certain financial and comparative analyses with McDATA's board of directors. A representative of Credit Suisse First Boston then rendered the oral opinion of Credit Suisse First Boston to McDATA's board of directors, subsequently confirming in writing, that, as of the date of the Credit Suisse First Boston opinion, the merger exchange ratio was fair to McDATA, from a financial point of view. The McDATA board of directors delegated to a committee consisting of Mr. Kelley and Lawrence G. Walker, the lead director of McDATA's board of directors, the authority to finalize, within certain parameters, the negotiation of, and to approve on behalf of the McDATA board, the remaining terms and conditions in the merger agreement not yet agreed upon by the parties.

        On January 15, 2005, the special committee of disinterested directors of the CNT board of directors met telephonically with representatives of Lehman Brothers and Leonard, Street to review the terms of the merger agreement, the valuation of CNT based upon the exchange ratio proposed by McDATA and other relevant issues and adjourned without approving the agreement. Messrs. Hudson and Barnum also participated in this meeting of the special committee of disinterested directors. The meeting was followed by a telephonic meeting of the CNT board of directors, which was also attended by representatives of Lehman Brothers and Leonard, Street. At this meeting, Messrs. Hudson and

Barnum updated the CNT board on the status of the transaction and open issues in the merger agreement. Lehman Brothers also discussed with the CNT board the valuation of CNT based upon the exchange ratio presented by McDATA, public rumors of the transaction and the recent increase in CNT's stock price. The CNT board adjourned the meeting until the morning of January 16, 2005, without approving the merger agreement, but authorized Messrs. Hudson and Barnum on behalf of CNT to explore the resolution of open issues. The open issues included the exchange ratio, the definition of "Material Adverse Effect" set forth in the merger agreement, closing conditions in the merger agreement, corporate governance matters and retention and severance pay for CNT employees.

        After much discussion, on January 15, 2005, McDATA and CNT were unable to reach agreement on various unresolved issues concerning the terms and conditions for the potential business combination. At this point, the parties began a winding down of mutual preparatory efforts. Leonard, Street sent a letter to McDATA requesting a return of all diligence materials and Mr. McGimpsey provided a draft of a proposed press release to CNT indicating the parties were no longer in discussions regarding a proposed merger.

        The CNT board of directors reconvened the special meeting telephonically on the morning of January 16, 2005, with representatives of Lehman Brothers and Leonard, Street in attendance. Messrs. Hudson and Barnum updated the CNT board on the status of discussions. The CNT board approved Mr. Hudson's contacting Mr. Kelley and other McDATA board members to continue to seek solutions to various open issues. The meeting of the CNT board adjourned until the evening of January 16, 2005. Mr. Hudson then contacted Mr. Kelley and one other McDATA board member. The CNT board reconvened in the evening of January 16, 2005, with representatives of Lehman Brothers and Leonard, Street present. Messrs. Hudson and Barnum updated the CNT board on the discussion held that day. The CNT board considered the open issues, and directed Messrs. Hudson and Barnum to continue to proceed with the negotiations. The CNT board meeting was adjourned until January 17, 2005.

        Late on January 16, 2005, McDATA and CNT reengaged in discussions to determine if a resolution of the open negotiating points could be reached. The parties agreed to continue discussions early on January 17, 2005.

        On January 17, 2005, the negotiating teams of McDATA and CNT were able to reach agreement on the numerous outstanding issues and agreed to submit final terms and conditions to their respective boards of directors. The special committee of disinterested directors of CNT then met telephonically with representatives of Lehman Brothers and Leonard, Street and after discussion, approved the merger agreement and recommended that the full CNT board also approve the merger agreement. The board of CNT then met telephonically with representatives of Lehman Brothers and Leonard, Street. Messrs. Hudson and Barnum participated in both meetings. A discussion on the final terms of the merger agreement then ensued. After discussion, Lehman Brothers rendered its oral opinion, subsequently confirmed by delivery of its written opinion dated January 17, 2005, that as of such date and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio to be offered pursuant to the merger agreement was fair from a financial point of view to CNT shareholders. The board of CNT then unanimously approved the merger agreement and the merger and recommended that the CNT shareholders adopt the merger agreement and approve the merger.

        Later that day, the McDATA board of directors met with management and representatives of Credit Suisse First Boston and received a presentation from management on the status of all outstanding matters and the proposed resolutions to those matters. At this meeting, Credit Suisse First Boston confirmed that it would deliver to the board its written opinion that the merger exchange ratio was fair to McDATA, from a financial point of view. After a review of all factors and careful deliberation, the board of directors of McDATA unanimously approved the merger, the merger agreement and the issuance of McDATA's Class A common stock in connection with the merger and recommended that the McDATA stockholders approve the issuance of McDATA Class A common stock in connection with the merger. In the evening of January 17, 2005, McDATA and CNT executed the agreement and plan of merger and certain directors and executive officers of CNT executed their voting agreements.

        On January 18, 2005, McDATA and CNT issued a joint press release announcing the transaction.

        In 2000, CNT entered into McDATA's standard authorized reseller agreement, which was extended by CNT and McDATA in January 2005.

        In 2002, CNT entered into an OEM agreement with Sanera Systems, Inc. McDATA acquired Sanera in 2003 and the OEM agreement was subsequently terminated.

McDATA's Reasons for the Merger; Additional Considerations of the McDATA Board of Directors

        McDATA' board of directors has determined that the merger is advisable, and is fair to and in the best interests of McDATA and its stockholders, and unanimously approved the merger agreement and the issuance of shares of McDATA's Class A common stock in connection with the merger. In reaching its decision, the McDATA board of directors identified several reasons for, and potential benefits to McDATA and its stockholders of, the merger. McDATA believes there are a number of potential benefits of the proposed merger, including, among others:

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  McDATA's customers continue to grow their data center infrastructures as a result of automating more aspects of their business operations and regulatory compliance. This requires the accessibility and manageability of vast amounts of storage and increases the importance of security, business continuity and disaster recovery. McDATA's Global Enterprise Data Center (GEDC) strategy is to enable customers to consolidate their data assets in storage networks, extend the boundaries of these networks and manage them effectively. McDATA expects that the acquisition of CNT and its networking products and services will accelerate McDATA's ability to deliver on the GEDC strategy through expanded network connectivity and distance products, in addition to enhanced services to ensure successful implementation;

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  McDATA expects the technological resources of the combined company will allow it to compete more effectively and efficiently by providing it with an enhanced ability to develop new networking products and greater functionality in existing products that customers will need as they expand their networking infrastructures over vast distances;

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  McDATA believes that CNT's advanced professional services organization will allow McDATA to offer its storage and system OEM partners and resellers enhanced professional services on a larger scale;

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  McDATA believes that by combining and optimizing the sales, services, and marketing organizations of McDATA and CNT, the combined company will possess expanded coverage and improved opportunities for marketing the products of the combined company;

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  McDATA expects that by combining the two companies, a more efficient business operating model can be obtained leading to enhanced operating efficiencies;

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  McDATA believes that the experience, financial resources, revenue diversification and size and breadth of product and service offerings of the combined company will position it to respond more quickly and effectively to technological change, increased competition and shifting market demand;

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  McDATA expects to benefit from the ability to utilize the skills and resources of the combined company's management team; and

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  McDATA believes that the merger will provide the combined company with an improved platform for future growth and profitability.

        In reaching its decision to approve the merger agreement and the issuance of shares of McDATA Class A common stock in connection with the merger, the McDATA board of directors consulted with McDATA's management, internal and outside legal counsel regarding the legal terms of the merger, and financial advisors regarding the financial aspects of the merger and the fairness, from a financial point of view, of the exchange ratio to McDATA. The factors that the McDATA board of directors considered in reaching its determination included, but were not limited to, the following:

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  the strategic benefits of the merger;

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  information concerning McDATA's and CNT's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including, with respect to CNT, public reports concerning results of operations during the most recent fiscal year and fiscal quarters filed with the Securities and Exchange Commission;

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  management's view of the financial condition, results of operations and businesses of McDATA and CNT before and after giving effect to the merger;

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  current financial market conditions and historical market prices, volatility and trading information with respect to the Class A common stock of McDATA and the common stock of CNT;

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  the relationship between the market value of the common stock of CNT and the consideration to be paid to shareholders of CNT in the merger and a comparison of comparable merger transactions;

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  its belief that the terms of the merger agreement are reasonable;

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  CNT's obligation to not solicit any other acquisition proposals;

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  the prospect for an improved competitive position for the combined company which could offer a broad set of best-in-class networking infrastructure solutions to enterprise and other data center customers, including new customers in new market segments;

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  a comparison of management's view of the prospects of McDATA with and without the merger;

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  other strategic alternatives for McDATA, including the potential to enter into strategic relationships and alliances with third parties;

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  the financial analyses reviewed with the McDATA board by Credit Suisse First Boston and the oral opinion of Credit Suisse First Boston rendered to the McDATA board of directors on January 14, 2005, subsequently confirmed in writing, to the effect that, as of the date of the Credit Suisse First Boston opinion, and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair to McDATA, from a financial point of view (see "—Opinion of McDATA Financial Advisor" beginning on page 41 of this joint proxy statement/prospectus);

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  an assessment of market demands and future customer requirements, and the associated development resources needed to satisfy these requirements;

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  the effect of the merger on McDATA's customers, suppliers and employees; and

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  the results of the due diligence investigation of CNT.

        The McDATA board of directors also identified and considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the merger, including:

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  the risk that the potential benefits sought in the merger might not be fully realized if the combined company fails to meet the challenges involved in integrating the operations of McDATA and CNT;

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  the possibility that the merger might not be completed, or that completion might be unduly delayed;

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  the effect of public announcement of the merger on McDATA's sales and operating results and McDATA's ability to attract and retain key management, marketing and technical personnel;

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  the substantial charges to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

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  the risk that despite the efforts of the combined company, key personnel might not remain employed by the combined company;

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  McDATA's obligations to recommend approval of the issuance of McDATA Class A common stock in the merger to McDATA stockholders;

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  McDATA' obligation to not acquire the assets or equity of another business or company where McDATA would pay in excess of $25 million;

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  the possibility that the market price of McDATA Class A common stock could decrease sharply if the merger was not viewed favorably by stockholders, financial analysts and the press, generally; and

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  various other risks associated with the combined company and the merger, including those described under the section entitled "Risk Factors" beginning on page 20 of this joint proxy statement/ prospectus.

        After due consideration, the McDATA board of directors concluded that overall, the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the transaction, and that many of these risks could be managed or mitigated by McDATA or by the combined company or were unlikely to have a material adverse effect on the merger or the combined company.

        The foregoing information and factors considered by the McDATA board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by the McDATA board of directors. In view of the variety of factors and the amount of information considered, the McDATA board of directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors it considered in approving the merger agreement and the merger and the issuance of McDATA Class A common stock in connection with the merger. In addition, individual members of the McDATA board of directors may have given different weights to different factors. The McDATA board of directors considered all of these factors as a whole, and overall considered them to be favorable to and to support its determination.

Recommendation of the McDATA Board of Directors

        After careful consideration and based on the foregoing analysis at a meeting of the McDATA board of directors held on January 17, 2005, the McDATA board of directors determined that the merger is advisable, and is fair to and in the best interests of McDATA and its stockholders, and unanimously approved the merger agreement and the issuance the McDATA Class A common stock in connection with the merger. The McDATA board of directors unanimously recommends that the

McDATA stockholders vote "FOR" the proposal to approve the issuance of shares of McDATA Class A common stock in connection with the merger.

Opinion of McDATA Financial Advisor

        McDATA retained Credit Suisse First Boston to act as its financial advisor in connection with the merger. In connection with Credit Suisse First Boston's engagement, McDATA requested that Credit Suisse First Boston evaluate the fairness to McDATA of the merger exchange ratio, from a financial point of view. On January 14, 2005, the McDATA board of directors met to review the proposed merger and the terms of the merger agreement. During this meeting, Credit Suisse First Boston reviewed with the McDATA board of directors certain financial analyses, as described below, and rendered its oral opinion to the McDATA board of directors, subsequently confirmed in writing on January 17, 2005, that, as of the date of its opinion and based upon and subject to the various considerations set forth in the Credit Suisse First Boston opinion, the merger exchange ratio was fair to McDATA, from a financial point of view.

        The full text of the Credit Suisse First Boston opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Credit Suisse First Boston in rendering its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference in its entirety. McDATA stockholders are urged to, and should, read the Credit Suisse First Boston opinion carefully and in its entirety. The Credit Suisse First Boston opinion addresses only the fairness of the merger exchange ratio to McDATA, from a financial point of view, as of the date of the Credit Suisse First Boston opinion, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the merger. The summary of the Credit Suisse First Boston opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the Credit Suisse First Boston opinion.

        In connection with its opinion, Credit Suisse First Boston, among other things:

  •
  reviewed the merger agreement;

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  reviewed certain publicly available business and financial information relating to CNT and McDATA;

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  reviewed certain other information relating to CNT and McDATA, including financial forecasts (and adjustments thereto), provided to Credit Suisse First Boston or discussed with Credit Suisse First Boston by CNT and McDATA, and met with the managements of CNT and McDATA to discuss the business and prospects of CNT and McDATA;

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  considered certain financial and stock market data of CNT and McDATA, and compared that data with similar data for other publicly held companies in businesses which Credit Suisse First Boston deemed similar to those of CNT and McDATA;

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  considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced; and

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  considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse First Boston deemed relevant.

        In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for CNT (and adjustments thereto) and McDATA that Credit Suisse First Boston reviewed, Credit Suisse First Boston was advised, and Credit Suisse First Boston assumed, that such forecasts and adjustments had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of CNT and McDATA as to the future financial performance of CNT and McDATA. In addition, Credit Suisse First Boston relied, without independent verification, on the assessment of the managements of McDATA and CNT as to:

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  their ability to retain key employees;

  •
  the strategic benefits and potential costs savings and other synergies (including the amount, timing and achievability thereof) anticipated to result from the merger;

  •
  the existing technology, products and services of CNT and McDATA and the validity of, and risks associated with, the future technology, products and services of CNT and McDATA; and

  •
  their ability to integrate the businesses of CNT and McDATA.

        Credit Suisse First Boston assumed, with McDATA's consent, that the merger will be treated as a tax-free reorganization for federal income tax purposes. Credit Suisse First Boston also assumed, with McDATA's consent, that in the course of obtaining necessary regulatory and third party approvals and consents for the mergers, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on McDATA or CNT or the contemplated benefits of the merger, and that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement contained in the merger agreement. In addition, Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CNT or McDATA, nor was Credit Suisse First Boston furnished with any such evaluations or appraisals. The Credit Suisse First Boston opinion is necessarily based upon information made available to it as of the date of its opinion, and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the Credit Suisse First Boston opinion. Credit Suisse First Boston did not express any opinion as to what the value of McDATA Class A common stock will be when issued to holders of CNT common stock pursuant to the merger or the prices at which shares of McDATA Class A common stock will trade at any time. The Credit Suisse First Boston opinion does not address the relative merits of the merger as compared to other business strategies that might be available to McDATA, nor does it address the underlying business decision of McDATA to proceed with the merger.

        In preparing its opinion, Credit Suisse First Boston performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Credit Suisse First Boston opinion. No company or transaction used in the analyses performed by Credit Suisse First Boston as a comparison is identical to McDATA, CNT or the contemplated merger. In addition, Credit Suisse First Boston may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Credit Suisse First Boston's view of the actual value of McDATA or CNT. The analyses performed by Credit Suisse First Boston are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Credit Suisse First Boston's analysis of the fairness to McDATA of the merger exchange ratio, from a financial point of view, and were provided to the board of directors of McDATA in connection with the delivery of the Credit Suisse First Boston opinion.

        The following is a summary of material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion and reviewed with the McDATA board of directors at a meeting of the McDATA board of directors held on January 14, 2005. Certain of the following summaries of financial analyses that were performed by Credit Suisse First Boston include information presented in tabular format. In order to understand fully the material financial analyses that were performed by Credit Suisse First Boston, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

        Implied Transaction Statistics.    Credit Suisse First Boston calculated several values implied by the merger exchange ratio, including the implied price per CNT share and the implied CNT fully-diluted equity value and fully-diluted aggregate value. Credit Suisse First Boston also calculated the implied pro forma fully-diluted equity ownership of CNT shareholders in McDATA. All calculations were based on the merger exchange ratio and McDATA's Class A common stock closing share price of $4.80 on January 13, 2005. The following table summarizes the results of this analysis:

Merger exchange ratio	1.300x
Implied price per CNT share	$6.24
Implied fully-diluted CNT equity value	$183 million
Implied fully-diluted CNT aggregate value	$257 million
Implied pro forma fully-diluted equity ownership of CNT shareholders in McDATA	24.0%

        Credit Suisse First Boston also calculated certain trading multiples for CNT implied by CNT's closing share price of $5.75 on January 13, 2005 and implied by the merger exchange ratio and McDATA's Class A common stock closing share price of $4.80 on January 13, 2005, including the implied fully-diluted aggregate value of CNT as a multiple of estimated revenues for calendar years 2005 and 2006 and the implied price per CNT share as a multiple of estimated earnings per share for calendar years 2005 and 2006. The multiples were calculated using publicly available forecasts prepared by securities research analysts and internal forecasts of the management of CNT, as adjusted by the management of McDATA to reflect different assumptions. The internal forecasts of the management of

CNT, as adjusted by the management of McDATA, are referred to as the adjusted CNT case. The following table summarizes the results of this analysis:

	Based on CNT closing share price on January 13, 2005 ($5.75)	Based on CNT share price implied by Merger Exchange Ratio ($6.24)
Publicly available research analysts' forecasts
Multiple of implied aggregate value to:
Estimated 2005 revenue	0.7x	0.7x
Estimated 2006 revenue	0.6x	0.6x
Multiple of price per share to:
Estimated 2005 earnings per share	28.3x	30.7x
Estimated 2006 earnings per share	23.2x	25.2x
Adjusted CNT Case
Multiple of implied aggregate value to:
Estimated 2005 revenue	0.7x	0.7x
Estimated 2006 revenue	0.7x	0.7x
Multiple of price per share to:
Estimated 2005 earnings per share	31.5x	34.2x
Estimated 2006 earnings per share	20.7x	22.4x

        CNT Historical Stock Trading Performance.    Credit Suisse First Boston analyzed the prices at which CNT shares traded from January 2, 2003 through January 13, 2005. Credit Suisse First Boston noted that the high closing price of CNT common stock during such period was $11.45 on January 20, 2004, and that the low closing price of CNT common stock was $2.70 on August 9, 2004. Credit Suisse First Boston also noted the average closing price of CNT common stock over various periods prior to and including January 13, 2005 as summarized below:

Period Prior to and Including January 13, 2005	Average Closing Price
January 13, 2005	$5.75
Last 5 trading days	$5.76
Last 10 trading days	$6.09
Last 30 trading days	$6.33
Last 60 trading days	$5.45
Last 90 trading days	$4.88
Last twelve months	$6.13

        McDATA Historical Stock Trading Performance.    Credit Suisse First Boston analyzed the prices at which McDATA Class A common stock traded from January 2, 2003 through January 13, 2005. Credit Suisse First Boston noted that the high closing price of McDATA Class A common stock during this period was $15.67 on July 8, 2003, and that the low closing price of McDATA Class A common stock during this period was $4.37 on July 21, 2004. Credit Suisse First Boston also noted the average closing price of McDATA Class A common stock over various periods prior to and including January 13, 2005 as summarized below:

Period Prior to and Including January 13, 2005	Average Closing Price
January 13, 2005	$4.80
Last 5 trading days	$5.02
Last 10 trading days	$5.36
Last 30 trading days	$5.69
Last 60 trading days	$5.81
Last 90 trading days	$5.68

        Relative Stock Trading Performance.    Credit Suisse First Boston also reviewed the recent stock price performance of McDATA and CNT and compared their performance with an index of seven selected companies in the enterprise networking sector of the technology industry and the Nasdaq composite index over the period from January 2, 2004 to January 13, 2005 and the period from November 23, 2004, the first trading day following the announcement by CNT of its financial results for the three months ended October 31, 2004, to January 13, 2005. The following table sets forth the changes in stock prices over such period:

	Stock Price Increase/(Decrease) from January 2, 2004 to January 13, 2005	Stock Price Increase/(Decrease) from November 23, 2004 to January 13, 2005
McDATA Class A common stock	(51)%	(9)%
CNT	(40)%	2%
Index of Selected Enterprise Networking Companies	(20)%	(2)%
Nasdaq	3%	(1)%

        Trading Statistics of Selected Comparable Companies.    Credit Suisse First Boston compared certain financial information of CNT with that of other companies in the enterprise networking and enterprise systems sectors of the technology industry, including:

Enterprise Networking Companies		Enterprise Systems Companies
•	Cisco Systems, Inc.	•	International Business Machines Corporation
•	Juniper Networks, Inc.	•	Dell Inc.
•	QLogic Corporation	•	Hewlett-Packard Company
•	Brocade Communications Systems, Inc.	•	EMC Corporation
•	Foundry Networks, Inc.	•	Sun Microsystems, Inc.
•	Emulex Corporation	•	Network Appliance, Inc.
•	Extreme Networks, Inc.
•	McDATA Corporation
•	Computer Network Technology Corporation

        Such information included, among other things, observed trading multiples of fully-diluted aggregate value as a multiple of estimated revenues for calendar years 2005 and 2006 and price as a multiple of estimated earnings for calendar years 2005 and 2006. The observed trading multiples for the selected enterprise networking companies and enterprise systems companies were calculated using publicly available information and publicly available forecasts of securities research analysts. All multiples were based on closing share prices on January 13, 2005. The following table summarizes the results of this analysis:

	Fully-Diluted Aggregate Value / Revenues		Price per Share / Earnings per Share
	2005E	2006E	2005E	2006E
Enterprise networking companies:
Multiple range	0.7x - 8.0x	0.6x - 6.6x	18.3x - 41.9x	16.5x - 35.2x
Median multiple	2.2x	1.9x	25.0x	20.0x
Mean multiple	3.0x	2.6x	25.7x	21.1x
Enterprise systems companies:
Multiple range	0.6x - 6.5x	0.6x - 4.7x	12.4x - 58.4x	11.4x - 34.9x
Median multiple	1.7x	1.5x	26.6x	21.8x
Mean multiple	2.4x	1.9x	31.4x	23.3x

        Credit Suisse First Boston then calculated implied prices per CNT share and implied exchange ratios using (i) a derived range of multiples of fully-diluted aggregate value to estimated revenues for calendar year 2005 of 0.65x to 1.00x and (ii) a derived range of price to estimated calendar year 2006 earnings of 17.0x to 21.0x. All such calculations were based on the adjusted CNT case for calendar years 2005 and 2006 and the McDATA Class A common stock closing share price on January 13, 2005. The following table summarizes the results of this analysis:

Implied price per CNT share	$4.73 - $9.42
Implied exchange ratio	0.985x - 1.963x

        Credit Suisse First Boston then calculated a range of implied prices per CNT share and implied exchange ratios using estimates for potential base case synergies provided by the managements of McDATA and CNT. Credit Suisse First Boston calculated these values by adding the implied equity value of such base case synergies (based on the midpoint of various equity values of such synergies derived from a discounted cash flow analysis) to the midpoint of the range of the implied equity values for CNT derived above. The following table summarizes the results of this analysis:

Implied price per CNT share	$7.08 - $10.11
Implied exchange ratio	1.474x - 2.105x

        No company utilized as a comparison in the comparable companies analysis is identical to CNT or McDATA. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable company data.

        CNT Discounted Cash Flow Analysis.    Using a discounted cash flow analysis, Credit Suisse First Boston calculated various implied equity values for CNT based on the adjusted CNT case. The discounted cash flow analysis was based on various assumptions provided by the managements of McDATA and CNT, including assumptions relating to revenue growth rates, operating income margins, working capital, capital expenditures and depreciation and amortization projections. Credit Suisse First Boston's analysis used discount rates ranging from 15% to 17% and terminal multiples of forward net operating profit after taxes ranging from 15.0x to 17.0x. Using the various implied equity values for CNT described above, Credit Suisse First Boston also calculated the corresponding exchange ratios implied by the McDATA Class A common stock closing share price on January 13, 2005. The following table summarizes the results of this analysis:

Implied price per CNT share	$5.82 - $7.38
Implied exchange ratio	1.212x - 1.537x

        Credit Suisse First Boston then calculated a range of implied prices per CNT share and implied exchange ratios using estimates for potential base case synergies provided by the managements of McDATA and CNT. Credit Suisse First Boston calculated these values by adding the implied equity value of such base case synergies (based on the midpoint of various equity values of such synergies derived from a discounted cash flow analysis) to the midpoint of the range for the implied equity values of CNT derived above. The following table summarizes the results of this analysis:

Implied price per CNT share	$6.60 - $9.67
Implied exchange ratio	1.375x - 2.015x

        McDATA Discounted Cash Flow Analysis.    Using a discounted cash flow analysis, Credit Suisse First Boston calculated various implied equity values for McDATA based on internal forecasts of McDATA's management. The discounted cash flow analysis was based on various assumptions provided by the management of McDATA, including assumptions relating to revenue growth rates, operating income margins, working capital, capital expenditures and depreciation and amortization projections. Credit Suisse First Boston's analysis used discount rates ranging from 16% to 20% and terminal multiples of forward net operating profit after taxes ranging from 15.0x to 17.0x. The following table summarizes the results of this analysis:

Implied price per McDATA share	$5.22 - $6.34

        Relative DCF Analysis.    Credit Suisse First Boston compared a range of implied equity values for McDATA derived from the discounted cash flow analysis described above under the heading "McDATA Discounted Cash Flow Analysis" to a range of implied equity values for CNT derived from the discounted cash flow analysis described above under the heading "CNT Discounted Cash Flow Analysis." Credit Suisse First Boston calculated the exchange ratios implied by such relative equity values and the price per CNT share in turn implied by such implied exchange ratios based on the McDATA Class A common stock closing share price on January 13, 2005. This analysis indicated the following range of implied prices per share and implied exchange ratios:

Implied price per CNT share	$5.30 - $5.70
Implied exchange ratio	1.104x - 1.187x

        Credit Suisse First Boston then calculated a range of implied prices per CNT share and implied exchange ratios using estimates for potential base case synergies provided by the managements of McDATA and CNT. Credit Suisse First Boston calculated these values by adding the implied equity value of such base case synergies (based on the midpoint of various equity values of such synergies derived from a discounted cash flow analysis) to the range of the implied equity values for CNT derived above and then comparing the relative values of such total implied equity values for CNT to the equity values for McDATA implied by the discounted cash flow analysis described above. The following table summarizes the results of this analysis:

Implied price per CNT share	$5.50 - $8.32
Implied exchange ratio	1.145x - 1.733x

        Historical Exchange Ratio Analysis.    Credit Suisse First Boston compared the average of the ratios of the closing price of CNT common stock to the closing price of McDATA Class A common stock for various periods ended January 13, 2005. The following table sets forth such average exchange ratios for selected periods ended January 13, 2005. The table also sets forth the premium of the merger exchange ratio to the average exchange ratio over such periods:

Observed Period to January 13, 2005	Average Exchange Ratio Over Period	Premium of Merger Exchange Ratio to Average Exchange Ratio
January 13, 2005	1.198x	9%
Last 5 trading days	1.149x	13%
Last 10 trading days	1.138x	14%
Last 30 trading days	1.114x	17%
From November 23, 2004	1.102x	18%
Last 60 trading days	0.947x	37%

        Credit Suisse First Boston also compared the ratios of the closing price of CNT common stock to the closing price of McDATA Class A common stock on various days between October 20, 2004 and January 13, 2005. The following table sets forth such exchange ratios for selected days during such period. The table also sets forth the premium of the merger exchange ratio to the exchange ratio observed on such days:

Observed Day	Exchange Ratio On Observed Day	Premium of Merger Exchange Ratio to Exchange Ratio on Observed Day
January 12, 2005	1.140x	14%
5th trading day prior to January 13, 2005	1.136x	14%
10th trading day prior to January 13, 2005	1.191x	9%
30th trading day prior to January 13, 2005	1.003x	30%
November 23, 2004	1.070x	21%
60th trading day prior to January 13, 2005	0.696x	87%

        Precedent Exchange Ratio Premiums Analysis.    Credit Suisse First Boston calculated the exchange ratio premiums observed in 331 precedent stock-for-stock transactions in the technology industry since January 1, 1990 and 42 precedent stock-for-stock transactions in the technology industry since January 1, 2002. Credit Suisse First Boston calculated the premium implied by the exchange ratio in each of the precedent transactions relative to the ratio of the closing stock prices for the target company and the acquiror company over various periods prior to public announcement of the transaction. Credit Suisse First Boston then applied the average of such observed premiums for each time period prior to announcement for the precedent transactions to the average observed ratio of the closing trading price of CNT shares to the closing trading price of McDATA Class A common stock over the same time periods prior to January 13, 2005, and calculated the resulting implied exchange ratio and implied price per CNT share. The following table summarizes the results of this analysis:

Implied price per CNT share	$5.31 - $7.68
Implied exchange ratio	1.106x - 1.600x

No transaction utilized as a comparison in the precedent merger exchange ratio premiums analysis is identical to the merger. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable transaction data.

        Relative Contribution Analysis.    Credit Suisse First Boston analyzed the relative contributions of McDATA and CNT to the pro forma total revenues, gross profit, earnings before interest and taxes (EBIT) and net income of the combined company, based on forecasts for McDATA and CNT for calendar years 2005 and 2006. Forecasts for McDATA were based on the internal forecasts of McDATA's management while forecasts for CNT were based on the adjusted CNT case. Credit Suisse First Boston derived, among other things, the exchange ratio and the price per CNT share implied by such relative contributions based on the McDATA Class A common stock closing share price on January 13, 2005. This analysis indicated the following ranges of implied prices per share and implied exchange ratios using estimates for calendar years 2005 and 2006:

Implied price per CNT share	$2.50 - $8.18
Implied exchange ratio	0.522x - 1.705x

        Pro Forma Earnings Per Share Impact Analysis.    Credit Suisse First Boston analyzed certain pro forma effects estimated to result from the merger, including, among other things, the estimated effect of the merger on the estimated earnings per share for the combined company for calendar years 2005 and 2006 based on ranges of potential synergies estimated by the managements of McDATA and CNT to result from the merger. Credit Suisse First Boston's analysis was based on the adjusted CNT case and internal forecasts provided by the management of McDATA, both excluding and including the base case synergies estimated by the managements of McDATA and CNT. Credit Suisse First Boston's analysis was also based on an assumed combined company tax rate of 30% in calendar year 2005 and 34% in calendar year 2006, as provided by McDATA's management. Credit Suisse First Boston's analysis did not take into account restructuring charges or non-cash accounting charges. The following table sets forth the estimated accretion/(dilution) to the combined company's estimated earnings per share for calendar years 2005 and 2006 derived from this analysis:

	Percentage Accretion / (Dilution)
	No Synergies	Base Case Synergies
2005 estimated pro forma earnings per share	6%	15%
2006 estimated pro forma earnings per share	(9)%	24%

        Credit Suisse First Boston's opinion and presentation to the McDATA board of directors was one of many factors taken into consideration by the McDATA board of directors in making its determination to engage in the merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of the McDATA board of directors or the management of McDATA with respect to the value of CNT or whether the McDATA board of directors would have been willing to agree to a different merger exchange ratio.

        The McDATA board of directors retained Credit Suisse First Boston to act as its financial advisor in connection with the merger. Credit Suisse First Boston was selected by the McDATA board of directors based on Credit Suisse First Boston's qualifications, expertise and reputation. Credit Suisse First Boston is an internationally recognized investment banking and advisory firm. Credit Suisse First Boston, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Credit Suisse First Boston and its affiliates have in the past provided financial and investment banking services to McDATA and CNT unrelated to the merger for which Credit Suisse First Boston and its affiliates have received compensation and Credit Suisse First Boston and its affiliates may in the future provide certain investment banking and financial services to McDATA for which Credit Suisse First Boston and its affiliates would expect to receive compensation. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of McDATA and CNT for their and their affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        Pursuant to an engagement letter dated as of November 14, 2004, McDATA engaged Credit Suisse First Boston to provide financial advisory services to the McDATA board of directors in connection with the merger, including, among other things, rendering its opinion. Pursuant to the terms of the engagement letter, Credit Suisse First Boston will receive a transaction fee for its services, the total amount of which will be calculated upon consummation of the merger in accordance with the terms of the engagement letter. The Credit Suisse First Boston transaction fee, calculated as of April 14, 2005 for indicative purposes only, is approximately $4,233,420 million and is contingent upon the completion of the merger. Credit Suisse First Boston will also receive a fee for rendering its opinion, which fee to the extent paid will be credited against the transaction fee. In addition, McDATA has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including attorney's fees, incurred in connection with its engagement and to indemnify Credit Suisse First Boston and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including liabilities arising under the federal securities laws.

CNT's Reasons for the Merger; Additional Considerations of the CNT Board of Directors

        CNT's board of directors believes that the combination of McDATA and CNT will create a stronger company able to offer best-in-class storage network infrastructure products and services. CNT's board of directors also believes that combining the complementary products, services, research and development efforts, direct sales, marketing and distribution channels of McDATA and CNT will enable the combined company to reach more customers and compete more effectively against larger competitors.

        In reaching its conclusion that the combination of McDATA and CNT, and the terms of the merger agreement, are advisable, fair to, and in the best interests of, CNT and its shareholders, the board of directors of CNT consulted with CNT's management team regarding the strategic and operational aspects of the merger and the results of the strategic, business and operational due diligence efforts undertaken by management. Additionally, the CNT board of directors sought and received Lehman Brothers' opinion as to the fairness, from a financial point of view, to CNT's shareholders of the proposed exchange ratio as described in the section entitled "—Opinion of CNT Financial Advisor" beginning on page 53 of this joint proxy statement/prospectus. The CNT board of directors also consulted with representatives of Leonard, Street regarding the fiduciary duties of the members of the CNT board of directors, legal due diligence matters and the terms of the merger agreement and related agreements. The CNT board of directors considered many factors which, when taken as a whole, supported its decision, including the following business considerations:

  •
  the complementary nature of the existing technologies and products of McDATA and CNT, and that combining McDATA's skills in SAN switching and routing technologies and CNT's skills in professional consulting services, remote data replication, WAN extension, networking management and monitoring tools and a service and support team has the potential for the combined company to have significantly enhanced product and service offerings and revenue opportunities;

  •
  the prospect for an improved competitive position for the combined company which could offer a broad set of "best-in-class" products and solutions that provide the strategic requirements for a storage networking infrastructure that is capable of delivering increased productivity, business continuity, disaster recovery and regulatory compliance solutions; and

  •
  the combined financial strength and resources of the two companies may enhance its ability to respond more quickly and effectively to increased competition and customer demands.

        The CNT board of directors also considered a number of additional factors relevant to the merger, including the following:

  •
  historical information concerning CNT's and McDATA's respective businesses, financial performances and financial conditions, operations, technology, management and competitive positions;

  •
  the financial condition, results of operation, business and strategic objectives of CNT and McDATA before and after giving effect to the merger and the merger's potential effect on stockholder value;

  •
  the potential effect on stockholder value of CNT continuing as an independent entity as compared to the potential effect of a combination with McDATA;

  •
  the likely effect of dilution on CNT's shareholders which will result if CNT seeks to raise further equity capital to purchase the CNT convertible notes or if CNT enters into an exchange offer with the holders of the CNT convertible notes which would result in a reduction of the conversion price of such notes;

  •
  current financial market conditions and historical market prices, volatility and trading information with respect to CNT and McDATA common stock, and the effect on trading as a result of what the board of directors believes was speculation resulting from rumors in the market place regarding a pending transaction on January 14, 2005, and the closing price of CNT and McDATA common stock on such days compared to the closing price on days which the CNT board of directors believes were unaffected by speculation resulting from such rumors;

  •
  that based on the exchange ratio and the closing prices of McDATA and CNT common stock, the merger consideration represents a premium to share prices believed to be unaffected by speculation on rumors, including a 9% premium compared to the January 13, 2005 closing price, a 17% premium implied by the 30 day average of the closing price of McDATA and CNT for the period ending January 13, 2005 and other increased premiums implied by longer periods;

  •
  that CNT will continue to participate in the strategic direction of the combined company through participation on McDATA's board of directors;

  •
  the operating challenges, opportunities and prospects of CNT as an independent company, including increased competition, the remaining life cycle of CNT's current products and the level of research and development spending necessary to develop new products that will be competitive with products offered by competitors with greater financial resources; and

  •
  the financial analysis presented by Lehman Brothers to the CNT board of directors and Lehman Brothers' opinion as more fully described under the section entitled "—Opinion of CNT Financial Advisor" beginning on page 53 of this joint proxy statement/prospectus as to the fairness, from a financial point of view, of the exchange ratio in the merger to holders of CNT common stock.

        The CNT board of directors considered the structure of the merger and the terms of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations to complete the transaction, and considered, among others, the following factors:

  •
  the merger is structured and intended to qualify as a "reorganization" for United States federal income tax purposes and, generally, the consideration to be received by CNT shareholders in the merger (except for the cash received in lieu of fractional shares of McDATA Class A common stock) will not be subject to income tax until the disposition of the McDATA Class A common stock received by stockholders pursuant to the merger;

  •
  shares of McDATA Class A common stock issued to CNT shareholders will be registered on a Form S-4 registration statement and will be freely tradable for all but certain affiliates of CNT;

  •
  the terms of the merger agreement, including the conditions to closing, and McDATA's right to terminate the merger agreement;

  •
  CNT's rights under the merger agreement to consider unsolicited acquisition proposals and to change its recommendation to CNT shareholders to adopt the merger agreement and approve the merger should CNT receive a superior proposal, and the limited number of CNT shares of common stock that would be covered by voting agreements and proxies;

  •
  the likelihood of obtaining regulatory approval, including antitrust clearance; and

  •
  the fact that, under the merger agreement, each stock option outstanding under CNT's stock option plans will be assumed by McDATA.

        The CNT board of directors also identified and considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the merger, including:

  •
  the volatility of the trading prices of McDATA Class A common stock, including the fact that the exchange ratio for the share consideration to be received by CNT shareholders is fixed and will not increase in the event of a decline in the trading price of McDATA Class A common stock or an increase in the trading price of CNT common stock;

  •
  the risk that the potential benefits of the merger might not be realized;

  •
  the possibility that the merger might not be consummated, even if approved by CNT's shareholders, and the effect of the public announcement and pendency of the merger on CNT's and McDATA's sales, operating results, stock price, customers, supplies, employees, partners and other constituencies;

  •
  the risks of integrating the business of CNT and McDATA and the potential management, customer, supplier, partner and employee disruption that may be associated with the merger;

  •
  the $11 million termination fee payable to McDATA upon the occurrence of certain events, and the potential effect of such factors in deterring other potential acquirors from proposing an alternative transaction that may be more advantageous to CNT stockholders;

  •
  the interests that CNT's executive officers and directors may have with respect to the merger in addition to their interests as CNT stockholders. See "—Interests of Certain Persons in the Merger" beginning on page 60 of this joint proxy statement/prospectus for a more complete discussion of these interests; and

  •
  various other applicable risks associated with the combined company and the merger, including those described under the section entitled "Risk Factors" beginning on page 20 of this joint proxy statement/prospectus.

        After due consideration, the CNT board of directors concluded that overall, the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the transaction, and that many of these risks could be managed or mitigated by CNT or by the combined company or were unlikely to have a material adverse impact on the merger or the combined company.

        The foregoing information and factors considered by the CNT board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by the CNT board of directors. In view of the variety of factors and the amount of information considered, CNT's board of directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors it considered in approving the merger agreement and the merger. In addition, individual members of CNT's board of directors may have given different weights to different factors. The CNT board of directors considered all of these factors as a whole, and overall considered them to be favorable and to support its determination.

Recommendation of the CNT Board of Directors

        After careful consideration and based on the foregoing analysis, the CNT board of directors, on January 17, 2005, determined that the terms of the merger agreement and the merger are advisable, fair to and in the best interests of, CNT and its shareholders and unanimously approved the merger agreement and the merger. The CNT board of directors unanimously recommends that the stockholders of CNT vote "FOR" the proposal to adopt the merger agreement and approve the merger and "FOR" the proposal to permit adjournment or postponement of the CNT special meeting.

        In considering the recommendation of the CNT board of directors with respect to the merger agreement and the merger, CNT shareholders should be aware that the directors and executive officers of CNT may receive benefits if the merger is completed, which results in those persons having interests in the merger that are different from, or are in addition to, the interests of CNT shareholders. See "—Interests of Certain Persons in the Merger" beginning on page 60 of this joint proxy statement/prospectus.

Opinion of CNT Financial Advisor

        Under an engagement letter dated December 6, 2004, CNT retained Lehman Brothers to act as its financial advisor with respect to the proposed acquisition of CNT by McDATA. On January 17, 2005, Lehman Brothers rendered its written opinion to the CNT board of directors that as of such date and, based upon and subject to certain matters stated therein, from a financial point of view, the exchange ratio to be offered in the merger was fair to CNT stockholders.

        The full text of Lehman Brothers' written opinion, dated January 17, 2005 is attached as Annex D to this joint proxy statement-prospectus. Shareholders are encouraged to read the opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of the Lehman Brothers' opinion and the methodology that Lehman Brothers used to render its fairness opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        Lehman Brothers' advisory services and opinion were provided for the information and assistance of the CNT board of directors in connection with its consideration of the merger. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any shareholder of CNT as to how such shareholder should vote in connection with the merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers' opinion does not address, CNT's underlying business decision to proceed with or effect the merger.

        In arriving at its opinion, Lehman Brothers reviewed and analyzed:

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  the publicly available information concerning CNT and McDATA that Lehman Brothers believed to be relevant to its analysis, including each of their Annual Reports on Form 10-K for the fiscal year ended January 31, 2004 and Quarterly Reports on Form 10-Q for the quarter ended October 31, 2004;

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  published reports of third party research analysts with respect to the future financial performance of CNT and McDATA;

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  financial and operating information with respect to the business, operations and prospects of CNT and McDATA furnished to us by CNT and McDATA, respectively, including financial projections of the future financial performance of the companies prepared by each respective management team;

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  a comparison of the trading histories of CNT common stock and McDATA common stock with each other from January 14, 2004 to January 13, 2005 and a comparison of their trading histories with those of other companies that Lehman Brothers deemed relevant from January 14, 2004 through January 13, 2005;

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  a comparison of the historical financial results, present financial condition and future financial performance of CNT and McDATA with each other and with those of other companies that Lehman Brothers deemed relevant;

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  a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

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  the pro forma contribution of revenue, gross profit, operating income and net income that each company would contribute to the combined company following the consummation of the merger;

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  the pro forma impact of the merger, including a range of potential cost and operating synergies which could be achieved as a result of a combination of CNT and McDATA; and

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  the merger agreement and the specific terms of the merger.

In addition, Lehman Brothers had discussions with the managements of both CNT and McDATA concerning their respective businesses, operations, assets, financial conditions and prospects, including revenue enhancements and losses and strategic benefits expected from the merger, and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

        In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of the managements of CNT and McDATA that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of CNT prepared by CNT management, upon advice of CNT, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of CNT managements as to the future financial performance of CNT and that CNT would perform substantially in accordance with such projections. With respect to the financial projections of McDATA prepared by McDATA management, upon advice of McDATA we have assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of McDATA management as to the future financial performance of McDATA and that McDATA would perform substantially in accordance with such projections. Lehman Brothers also discussed published estimates of the companies' future financial performance of third party research analysts with the managements of CNT and McDATA, and they agreed with the appropriateness of, and consented to Lehman Brothers' use of such published estimates, as well as the use of the projections prepared by the respective managements of CNT and McDATA in performing its analysis. With respect to the potential cost and operating synergies to result from a combination of the businesses of CNT and McDATA, upon the advice of CNT, Lehman Brothers assumed that the amount of such estimated cost and operating synergies is reasonable and such estimated cost and operating synergies would be realized substantially in accordance with such estimates. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of CNT or McDATA and did not make or obtain any evaluations or appraisals of the assets or liabilities of CNT or McDATA. Lehman Brothers' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Lehman Brothers was not asked by CNT to solicit any indications of interest from third parties with respect to a potential sale of CNT.

        In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to CNT or McDATA, but rather made its determination as to the fairness, from a financial point of view, to CNT stockholders of the exchange ratio to be offered in the merger on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CNT and McDATA. None of CNT, McDATA, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

        The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the CNT board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers' opinion.

        Stock Trading History.    Lehman Brothers considered historical data with regard to the trading prices of CNT common stock and McDATA common stock for the period from January 14, 2004 to January 13, 2005, the day before market rumors were published that CNT would be acquired by McDATA, and the relative stock price performances during this same period of CNT, McDATA, Brocade Communications Systems, Inc. and the NASDAQ Composite Index. During this period the closing stock price of CNT ranged from $2.70 to $11.45 per share, and the closing price of McDATA Class A shares ranged from $4.37 to $10.37 per share. Lehman Brothers also noted that from January 13, 2005 to January 14, 2005, the day market rumors were published that CNT would be acquired by McDATA, the trading price of CNT common stock increased 15% and the trading price of

McDATA Class A common stock decreased 11%, while the trading prices of Brocade and the NASDAQ Composite Index increased 1% and 1%, respectively.

        Historical Exchange Ratio Analysis.    Lehman Brothers compared the historical trading prices of CNT common stock and McDATA common stock for various periods during the one year period prior to January 13 and 14, 2005 in order to determine various implied exchange ratios that existed for those periods. Lehman Brothers examined the premiums represented by the exchange ratio of 1.3000 pursuant to the merger agreement over these implied exchange ratios, and found them to be as follows:

	As of January 13, 2005		As of January 14, 2005
	Implied Exchange Ratio	Transaction Exchange Ratio (1.3000) to Implied Exchange Ratio	Implied Exchange Ratio	Transaction Exchange Ratio (1.3000) to Implied Exchange Ratio
January 14, 2005	NA	NA	1.5576	(16.5%)
January 13, 2005	1.1979	8.5%	NA	NA
30 day period	1.1241	15.6%	1.1407	14.0%
60 day period	1.0500	23.8%	1.0670	21.8%
90 day period	0.9211	41.1%	0.9320	39.5%
180 day period	0.8390	55.0%	0.8416	54.5%
One year period	1.0227	27.1%	1.0234	27.0%

        Lehman Brothers noted that the range of implied exchange ratios for the time periods shown above ending January 13, 2005 was 0.8390 to 1.1979. Lehman Brothers also noted that the exchange ratio of 1.3000 pursuant to the merger agreement was higher than the ranges for each of the periods described above, excluding January 14, 2005, the day market rumors were published that CNT would be acquired by McDATA.

        Comparable Company Analysis.    In order to assess how the public market values shares of similar publicly traded companies, Lehman Brothers reviewed and compared specific financial and operating data relating to CNT and McDATA with those of selected companies that Lehman Brothers deemed comparable to CNT and McDATA, including:

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  Advanced Digital Information Corp.

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  Adaptec Inc.

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  Brocade Communications Systems, Inc.

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  Emulex Corp.

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  Dot Hill Systems Corp.

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  QLogic Corp.

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  Storage Technology Corp.

        As part of its comparable company analysis, Lehman Brothers calculated and analyzed CNT's, McDATA's and each comparable company's ratio of current stock price to its projected earnings per share or EPS (commonly referred to as a price earnings ratio, or P/E). Lehman Brothers also calculated and analyzed various financial multiples, including CNT's, McDATA's and each comparable company's enterprise value to projected revenues. The enterprise value of each company was obtained by adding its short and long term debt to the sum of the market value of its common equity and subtracting its long-term investments, cash and cash equivalents. All of these calculations were performed based on publicly available financial data (including Institutional Brokers Estimate System, or I/B/E/S, estimated 2005 and 2006 revenue and 2005 and 2006 EPS) and closing prices as of January 13, 2005, the day before market rumors were published that CNT would be acquired by McDATA.

        Based on the analysis of the comparable companies as described above, Lehman Brothers applied a range of multiples that Lehman Brothers deemed appropriate for each of the ratios selected to projected revenue and projected EPS for 2005 and 2006 of CNT and McDATA to calculate a range of implied stock prices for CNT and McDATA, respectively. The following table presents the results of the comparable company analysis as applied to CNT:

		Comparable Company Multiples		Implied CNT Stock Price
	CNT Financial Statistic
		Low	High	Low	High
Enterprise Value as a Multiple of:
Projected 2005 Revenue	$375.2	0.50x	0.90x	$4.42	$9.12
Projected 2006 Revenue	$395.1	0.45x	0.85x	$4.08	$9.06
Stock Price as a Multiple of:
Projected 2005 EPS	$0.17	19.0x	37.0x	$3.17	$6.18
Projected 2006 EPS	$0.25	17.0x	25.0x	$4.27	$6.28

        Lehman Brothers noted that the $6.24 per share offered in the merger (based on the closing price of McDATA common stock on January 13, 2005) was at the high end of the range implied by the 2005 and 2006 P/E multiples and within the range implied by the 2005 and 2006 enterprise value to revenue multiples.

        The following table presents the results of the comparable company analysis as applied to McDATA:

		Comparable Company Multiples		Implied McDATA Stock Price
	McDATA Financial Statistic
		Low	High	Low	High
Enterprise Value as a Multiple of:
Projected 2005 Revenue	$437.5	1.00x	2.00x	$4.90	$8.40
Projected 2006 Revenue	$477.7	0.90x	1.80x	$4.83	$8.28
Stock Price as a Multiple of:
Projected 2005 EPS	$0.17	19.0x	37.0x	$3.23	$6.29
Projected 2006 EPS	$0.27	17.0x	25.0x	$4.62	$6.80

        Lehman Brothers noted that the trading price of McDATA common stock of $4.80 as of January 13, 2005 was at the low end of the range implied by each of the selected multiples used in the comparable company analysis.

        Lehman Brothers selected the comparable companies described above because their business and operating profiles are reasonably similar to that of CNT and McDATA. However, because of the inherent differences between the businesses, operations and prospects of CNT and McDATA and the businesses, operations and prospects of the selected comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of CNT and McDATA and the companies included in the comparable company analysis that would affect the public trading values of each.

        Discounted Equity Value Analysis.    Lehman Brothers calculated a range of present equity values per share for each of CNT and McDATA based on a range of estimated calendar year 2007 earnings. To calculate the range of estimated calendar year 2007 earnings for each company, Lehman Brothers used calendar year 2006 I/B/E/S consensus revenues and applied, for CNT, projected annual growth rates of 0% to 15%, projected operating margins of 4.5% to 8.5%, and a tax rate of 34%, and for McDATA, projected growth rates of 5% to 25%, projected operating margins of 10% to 14%, and a tax rate of

28%, based upon guidance from the respective management teams of CNT and McDATA. Lehman Brothers then applied, to the resulting earnings, a range of forward P/E multiples that Lehman Brothers deemed appropriate and discounted such amount one year by 20% to arrive at a per share range of equity values. The following table summarizes Lehman Brothers' analysis:

				Implied Stock Price
		Forward P/E
	Implied 2007 EPS
		Low	High	Low	High
CNT	$0.28 - $0.68	17.0x	21.0x	$3.98	$11.82
McDATA	$0.33 - $0.54	17.0x	21.0x	$4.72	$9.40

        Lehman Brothers noted that the $6.24 per share offered in the merger (based on the closing price of McDATA common stock on January 13, 2005) was within the range of the implied value per CNT share based on the discounted equity value analysis described above. Lehman Brothers also noted that the stock price per share of McDATA common stock of $4.80 was within the range of the implied price per share of McDATA common stock based on the discounted equity value analysis described above.

        Premium Paid Analysis.    In order to assess the premium paid by McDATA to CNT in the merger, Lehman Brothers reviewed the premiums paid by acquirors in all stock transactions in the technology industry involving targets with an enterprise value of greater than $100 million from January 1, 2000 to December 31, 2004. Lehman Brothers calculated the premium per share paid by the acquiror compared to the share price of the target company prevailing average (i) 1 trading day, (ii) 30 trading days, (iii) 60 trading days and (iv) 90 trading days prior to the announcement of the transaction. Lehman Brothers applied the average premiums paid in these transactions in which the lowest premiums were paid (the lowest quartile) and in which the next to highest premiums were paid (the next to highest quartile) to the share price of CNT for the same periods to calculate an implied price per share of CNT common stock. This analysis produced the following premiums and implied per share prices for CNT:

		Premiums		Implied CNT Stock Price
	CNT Share Price	Lowest Quartile	Next to Highest Quartile
				Low	High
January 13, 2005	$5.75	15%	35%	$6.61	$7.76
30-Day Average	$6.31	15%	55%	$7.25	$9.78
60-Day Average	$5.43	15%	55%	$6.24	$8.41
90-Day Average	$4.86	15%	60%	$5.59	$7.78

        Lehman Brothers noted that the $6.24 per share offered in the merger (based on the closing price of McDATA common stock on January 13, 2005) was at the lower end of the range of the price per share implied by this premiums analysis.

        Contribution Analysis.    Lehman Brothers analyzed the respective contributions of CNT and McDATA to the estimated operating income and net income of the combined company in calendar years 2005 and 2006 based on revenue and EPS consensus estimates provided by I/B/E/S and estimated margins provided by Wall Street equity research. This analysis indicated the following relative contributions of CNT to each of operating income and net income of the combined company, the implied equity ownership by CNT stockholders of the combined company, the implied exchange ratio and the implied price per share for CNT common stock:

Metric	CNT Contribution	Implied Equity Ownership	Implied Exchange Ratio	Implied CNT Stock Price
Operating Income
2005	32.2%	20.8%	1.072	$5.15
2006	28.8%	18.3%	0.916	$4.40
Net Income
2005	21.4%	21.7%	1.128	$5.41
2006	21.6%	21.9%	1.137	$5.46
Transaction Offer Price as of January 13, 2005		24.0%	1.300	$6.24

Lehman Brothers noted that the $6.24 per share offered in the merger (based on the closing price of McDATA common stock on January 13, 2005) was above the range of the price per share implied by this contributions analysis.

        Pro Forma Analysis.    In order to evaluate the estimated ongoing impact of the merger, Lehman Brothers analyzed the pro forma effect of the merger on the earnings per share of McDATA. For the purposes of this analysis, Lehman Brothers assumed (i) a 1.3000 exchange ratio pursuant to the merger agreement, (ii) a transaction structure with 100% stock consideration, (iii) financial forecasts for each company based on revenue and EPS consensus estimates provided by I/B/E/S and estimated margins provided by Wall Street equity research, and (iv) a range of potential cost and operating synergies from the transaction determined by the managements of CNT and McDATA. Based on the assumptions described above, Lehman Brothers estimated that the merger would result in a decrease of 8% and a decrease of 9% of McDATA's estimated diluted cash earnings per share relative to McDATA's estimated standalone diluted cash earnings per share for the years ending January 31, 2006 and January 31, 2007, respectively, excluding synergies. Lehman Brothers also estimated that the merger would result in increases in McDATA's estimated diluted cash earnings per share of 6.9%, 22.7% and 38.4% for the fiscal year ending January 31, 2007 assuming $10 million, $20 million and $30 million of net pre-tax synergies, respectively. The financial forecasts that underlie this analysis are subject to substantial uncertainty and, therefore, actual results may be substantially different.

        Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The CNT board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with the technology industry generally and because its investment banking professionals have substantial experience in transactions comparable to the merger.

        Pursuant to an engagement letter dated as of December 6, 2004, CNT engaged Lehman Brothers to provide financial advisory services to the CNT board of directors in connection with the merger, including, among other things, rendering its opinion. Pursuant to the terms of the engagement letter, CNT has agreed to pay Lehman Brothers a fee of $2.5 million in connection therewith, a significant portion of which is contingent upon the consummation of the merger. In addition, CNT has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by CNT and the rendering of the Lehman Brothers Opinion.

        In the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of CNT and McDATA for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Certain Persons in the Merger

        CNT shareholders considering the recommendation of the CNT board of directors regarding the merger should be aware that all of CNT's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of CNT shareholders generally. The board of directors of CNT was aware of and considered these potentially conflicting interests when they adopted the merger agreement and the approved the merger.

  Stock Options, Restricted Stock Units, Deferred Stock Units and Restricted Stock

        At the effective time of the merger, McDATA will assume CNT's 1992 Stock Award Plan, its 1997 Stock Award Plan, its 1999 Non-Qualified Stock Award Plan, its 2002 Stock Award Plan and the Amended and Restated Inrange Technologies Corporation 2000 Stock Compensation Plan. Also, at the effective time of the merger, all outstanding CNT stock options, whether exercisable or vested, will be assumed by McDATA and become options to purchase shares of McDATA Class A common stock. The number of shares of McDATA Class A common stock issuable upon exercise of each such option, and the exercise price of each such option, will be adjusted by the exchange ratio. Each adjusted option will be subject to the same terms and conditions, including expiration date, vesting and exercise provisions, as were applicable to the corresponding option prior to the effective time of the merger.

        At the effective time of the merger, the then outstanding CNT restricted stock units and deferred stock units issued under CNT's equity plans, whether or not vested, will be assumed by McDATA and be converted into, and be deemed to constitute a right to be issued shares of McDATA Class A common stock, as adjusted by the exchange ratio. Each adjusted stock unit will also be subject to the same terms and conditions, including restrictions, vesting and deferral provisions, as were applicable to the corresponding stock unit prior to the effective time of the merger. All outstanding CNT restricted stock units will vest in full upon the completion of the merger. Deferred stock units are fully vested.

        At the effective time of the merger, each of the outstanding shares of CNT restricted stock issued under any CNT equity plan, whether or not vested, will be converted into shares of McDATA Class A common stock, as adjusted by the exchange ratio. The adjusted shares of restricted stock will also be subject to the same terms and conditions, including vesting and other restrictions, as were applicable to the corresponding stock prior to the effective time of the merger. Other than in connection with retention grants made to certain CNT employees and certain shares of restricted stock issued to one other CNT employee, all outstanding shares of CNT restricted stock will vest in full upon the completion of the merger. For a discussion of the retention grants referred to above see "—Retention Grants" beginning on page 61 of this joint proxy statement/prospectus.

  Employment and Other Agreements

        In March 2003, CNT entered into an employment agreement with Thomas G. Hudson, CNT's Chairman, Chief Executive Officer and President. The agreement provides for a rolling three-year term until Mr. Hudson reaches age 65. Mr. Hudson's employment will be terminated in connection with the completion of the merger, although he will separately accept a senior executive role at McDATA. Pursuant to the terms of this agreement, following the completion of the merger and termination of employment, Mr. Hudson is entitled to receive a lump sum payment of 300% of his base salary plus 300% of the bonus he would receive under CNT's bonus plan if operating results met CNT's plan for the year in which the termination occurred. Under the agreement, Mr. Hudson's benefits will continue for a three-year period, and all options will vest and be exercisable for a three-year period (or the life of the option, if shorter) following his termination date. Mr. Hudson is entitled to receive an additional payment to make him whole for any excise tax owed under Section 280G of the Code. It is estimated that Mr. Hudson will receive a lump sum payment aggregating $3 million upon consummation of the merger and termination of employment.

        McDATA has agreed to offer Mr. Hudson a senior executive role at McDATA reporting to and advising McDATA's chief executive officer after the effective time of the merger.

        In March 2003, CNT also entered into an employment agreement with Gregory T. Barnum, CNT's Chief Financial Officer. The agreement provides for a rolling three-year term until Mr. Barnum reaches age 65. Mr. Barnum's employment will be terminated in connection with the completion of the merger. Pursuant to the terms of this agreement, following the completion of the merger and termination of employment, Mr. Barnum is entitled to receive a lump sum payment equal to 200% of his base salary plus 200% of the bonus he would receive under CNT's bonus plan if operating results meet CNT's plan for the year in which the termination occurred. Mr. Barnum's benefits will continue for a three-year period, and all options will vest and be exercisable pursuant to their terms for a three-year period (or the life of the option, if shorter) following his termination date. Mr. Barnum is entitled to receive an additional payment to make him whole for any excise tax owed under Section 280G of the Code as a result of the lump sum payment. It is estimated that Mr. Barnum will receive a lump sum payment aggregating $800,000 upon consummation of the merger and termination of employment.

        Mr. Barnum has agreed to enter into a six-month consulting agreement with McDATA to render services after the effective time of the merger pursuant to which he will receive bi-weekly minimum payments of $10,416.67, subject to monthly maximum payments of $20,833.34. In addition, Mr. Barnum will receive $500 as additional consideration for the one-year non-compete clause contained in the consulting agreement.

        Options granted to each of Ms. Earley, Mr. Kelen and Mr. Ryan, each a CNT director, which are not currently vested will vest immediately prior to the effective time of the merger.

        One-half of the options granted to Edward J. Walsh, CNT's Vice President of Strategy, Marketing and Alliances, under an option agreement dated May 8, 2002 which have not previously vested will vest immediately prior to the effective time of the merger.

        Pursuant to an offer letter dated February 19, 1997, CNT has agreed to provide Mark Knittel six months severance upon termination of employment for non-performance.

  Retention Grants

        CNT has made retention grants of an aggregate of 432,520 shares of its restricted stock to certain of its employees, including Messrs. Beyer, Knittel and Bertelsen. CNT may make additional retention grants of up to 18,980 shares of restricted stock, resulting in aggregate retention grants of up to 451,500 shares of its restricted stock. Immediately prior to the effective time of the merger, all such shares of restricted stock will vest, provided that the employee receiving the restricted shares remains employed by McDATA during the nine-month period following completion of the merger. The employee will not be eligible for accelerated vesting of the restricted stock if the employee's employment is terminated prior to or during such nine-month period for cause or by the employee other than for good reason. If the employee's employment is terminated prior to or during such nine-month period without cause, or by the employee for good reason, the employee's restricted stock will fully vest immediately. The restricted stock will also vest immediately upon the death of an employee to whom shares of restricted stock have been issued or the employee's becoming disabled while employed. In any event, all such shares of restricted stock will vest two years following the date of grant, provided that the employee to whom such shares are issued remains continuously employed during such period.

  CNT Deferred Compensation Plan

        CNT's deferred compensation plan provides that participant's in CNT's deferred compensation plan will receive a pay-out of amounts they have set aside in the plan upon certain events which constitute a change of control of CNT, which will occur at the effective time of the merger. More specifically, the plan provides that at the effective time of the merger all accounts of the participants will become 100% vested, all matching credits will cease immediately, and accounts will be revalued as of the last day of the month coinciding with or immediately preceding the date the change of control occurred, and the participant's account shall be paid to the participant in a single lump sum payment as soon as administratively feasible following the date the change of control occurred.

  Summary of Equity and Incentive Awards of Directors and Officers of CNT

        The following table identifies, for each CNT director and executive officer, as of April 12, 2005, the aggregate number of shares subject to outstanding options to purchase shares of CNT common stock, the aggregate shares subject to vested options, the aggregate shares subject to accelerated vesting upon the occurrence of the merger, the weighted average exercise price of all outstanding options, the number of restricted shares issued, the number of restricted stock units issued, the number of deferred stock units issued, each such person's relationship to CNT and estimated payments to be received under the deferred compensation plan (which are calculated as of April 13, 2005).

Name	Aggregate Shares Subject to Outstanding Options	Aggregate Shares Subject to Vested Options	Aggregate Shares Subject to Accelerated Vesting Upon Occurrence of the Merger	Weighted Average Price of Outstanding Options	Number of Restricted Shares, including Retention Grants	Number of Restricted Stock Units	Number of Deferred Stock Units	Relationship to CNT	Estimated Deferred Compensation Payment
Greg Barnum	297,503	261,253	36,250	12.41	—	14,444	—	Officer	76,158.00
Tom Hudson	1,457,721	1,126,720	331,001	10.17	—	—	—	Officer/ Director	88,677.00
Rob Beyer	110,195	72,695	—	8.63	15,000	10,832	—	Officer	95,131.00
Jeff Bertelsen	65,188	47,688	—	9.23	10,000	5,416	—	Officer	32,820.00
Mark Knittel	287,503	252,503	—	12.37	20,000	10,832	—	Officer	227,616.00
Ed Walsh	246,564	184,377	25,000	7.72	50,000	7,222	—	Officer	247,634.00
Kathleen Earley	70,000	51,944	18,056	7.16	—	—	8,000	Director	—
Patrick Gross	185,834	185,834	—	8.14	—	—	8,000	Director	—
Erwin Kelen	296,667	296,667	—	8.58	—	—	8,000	Director	—
Lawrence McLemon	106,667	106,667	—	8.61	—	—	8,000	Director	—
Renato DiPentima	—	—	—	—	—	21,053	8,000	Director	—
John Rollwagen	230,000	230,000	—	8.89	—	—	8,000	Director	—
Bruce Ryan	70,000	51,944	18,056	7.16	—	—	8,000	Director	—

        The foregoing table excludes William C. Collette, who retired in January 2005 and who announced his retirement prior to the execution of the merger agreement, and does not include any shares which may be acquired prior to the merger pursuant to CNT's employee stock purchase plan.

  Severance Under the Merger Agreement

        Under the terms of the merger agreement, McDATA has covenanted to CNT to pay Jeffrey A. Bertelsen, Robert R. Beyer, Edward J. Walsh and Mark R. Knittel severance equal to 12 months of base salary if they are terminated within 12 months of the effective time of the merger other than for cause. Payment is conditioned upon entering into noncompetition and nonsolicitation agreements for a period of 12 months and the execution of a general release of claims.

  Board Seats Following Completion of the Merger

        McDATA has agreed to take all actions as are reasonably necessary to cause the number of its directors to be increased by two persons and to offer Thomas G. Hudson, CNT's Chairman, Chief Executive Officer and President, and one other current member of CNT's board of directors to be determined by McDATA to fill such vacancies on McDATA's board of directors no later than the effective time of the merger. Such other member of CNT's board of directors will be entitled to receive any payments made by McDATA to its board members.

  Director and Officer Indemnification

        The merger agreement also provides that McDATA will cause CNT as the surviving corporation of the merger to do the following:

  •
  For six years after the merger, to indemnify, to the extent permissible under Minnesota law, and hold harmless the present and former officers and directors of CNT in respect of acts or omissions occurring at or prior to the effective time of the merger.

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  If McDATA or the surviving corporation or any of its successors or assigns consolidates with or merges into any other person and is not the continuing or surviving corporation or entity, or transfers or conveys all or substantially all of its properties and assets to any person, then, to the extent necessary, proper provision will be made so that the successors and assigns of McDATA or the surviving corporation, as the case may be, shall assume these indemnification obligations.

  •
  The rights of each person referenced in this discussion are in addition to any rights such person may have under CNT's articles of incorporation or bylaws, or under applicable Minnesota law or any other applicable laws or under any agreement of any such person with CNT or any of its subsidiaries. These rights will survive completion of the merger and are intended to benefit, and shall be enforceable by, each such person.

  •
  For a period of six years after the completion of the merger, McDATA will cause CNT to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by CNT's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of CNT; provided, however that in no event will McDATA or CNT be required to expend in the aggregate for such coverage in excess of 300% of the annual premium currently paid by CNT; it being understood that McDATA shall nevertheless be obligated to provide such coverage as may be obtained for such amount.

        As a result of the interests described above under each heading, CNT's executive officers and directors have interests in the merger that may have made them more likely to vote to adopt the merger agreement and approve the merger and to recommend the same to the CNT shareholders, than if they did not hold these interests.

Material Federal Income Tax Consequences of the Merger

        The following is a discussion of the material U.S. federal income tax consequences of the merger to CNT shareholders who receive shares of McDATA Class A common stock in the merger. This discussion addresses only the circumstances of a CNT shareholder who is a U.S. holder (as defined below) and holds CNT common stock as a capital asset. It does not address all of the U.S. federal income tax consequences that may be relevant to a particular CNT shareholder in light of that shareholder's individual circumstances or to a CNT shareholder who is subject to special rules, including, without limitation a:

  •
  financial institution or insurance company;

  •
  mutual fund;

  •
  tax-exempt organization;

  •
  shareholder who is not a U.S. holder;

  •
  pass-through entity or an investor in such an entity;

  •
  dealer or broker in securities or foreign currencies;

  •
  shareholder who holds individual retirement or other tax-deferred accounts;

  •
  trader in securities who elects to apply a mark-to-market method of accounting;

  •
  shareholder who holds CNT common stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction; or

  •
  shareholder who acquired his or her shares of CNT common stock pursuant to the exercise of employee stock options or otherwise as compensation or through CNT's 401(k) plan.

        The following discussion is based on the Code, applicable U.S. Department of the Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. It is not binding on the Internal Revenue Service. There can be no assurance that the Internal Revenue Service (or a court, if the treatment were challenged by the Internal Revenue Service) will agree with the conclusions stated herein. In addition, the discussion does not address any state, local or foreign tax consequences of the merger.

        "U.S. holder" refers to a beneficial holder of CNT common stock that is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in section 7701(a)(30) of the Code or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If a partnership holds CNT common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of that partnership. If a U.S. holder is a partner of a partnership holding that CNT common stock, the holder is urged to consult its tax advisor regarding the tax consequences of the merger.

        CNT SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

        McDATA and CNT intend that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the completion of the merger that McDATA receive a written opinion from Holland & Hart LLP and that CNT receive a written opinion from Leonard, Street, each dated as of the effective time of the merger and each to the effect that the merger will qualify as a "reorganization" under Section 368(a) of the Code, and that McDATA, CNT and Condor Acquisition, Inc. each will be treated as a party to the reorganization within the meaning of Section 368(b) of the Code. These opinions of counsel described in this paragraph are based on law existing and in effect as of the date of the opinions as reflected in the Code, current, temporary and proposed regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. In addition, the opinions of counsel assume the absence of changes in existing facts and rely on certain assumptions and representations, including those contained in certificates executed by officers of McDATA and CNT and dated on or before the effective time of the opinions (which certificates shall not have been withdrawn or modified in any material respect of the effective date of the merger). The opinions neither bind the Internal Revenue Service, nor preclude the Internal Revenue Service from adopting a contrary position, and it is possible that the Internal Revenue Service may successfully assert a contrary position in litigation or other proceedings. Neither McDATA nor CNT intends to obtain a ruling from the Internal Revenue Service with respect to the tax consequences of the merger.

        Based upon the qualification of the merger as a "reorganization," the following tax consequences will result to you if you are a CNT shareholder:

  •
  a CNT shareholder whose shares of CNT common stock are exchanged in the merger for shares of McDATA Class A common stock will not recognize gain or loss, except to the extent of cash, if any, received in the exchange;

  •
  a CNT shareholder's tax basis in shares of McDATA Class A common stock received in the merger (including any fractional share interests deemed to be received and converted to cash) will equal the tax basis of the CNT common stock surrendered in the merger; and

  •
  a CNT shareholder's holding period for shares of McDATA Class A common stock received in the merger will include the holding period for the shares of CNT common stock surrendered in the merger.

        To the extent that a CNT shareholder receives cash in lieu of a fractional share of McDATA Class A common stock, the shareholder will be deemed to have received that fractional share in the merger and then to have received the cash in redemption of that fractional share. The CNT shareholder generally will recognize gain or loss equal to the difference between the cash received and the portion of the shareholder's tax basis in the CNT common stock surrendered allocable to that fractional share. This gain or loss generally will be long-term capital gain or loss if the holding period for the shareholder's CNT common stock is more than one year as of the date of the merger.

        Non-corporate U.S. holders of CNT common stock may be subject to information reporting and backup withholding on any cash payments received in lieu of a fractional share interest in McDATA Class A common stock. These U.S. holders will not be subject to backup withholding, however, if they:

  •
  furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the Form W-9 or successor form included in the letter of transmittal to be delivered to the holders following the completion of the merger; or

  •
  are otherwise exempt from backup withholding.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that holder's U.S. federal income tax liability, provided the required information or appropriate claim for refund is furnished to the Internal Revenue Service.

        Each U.S. holder receiving McDATA Class A common stock in the merger must include a statement in the shareholder's federal income tax return for the year of the merger including certain information required by the regulations under Section 368 of the Code. CNT shareholders should consult with their own tax advisors on preparing this statement.

Accounting Treatment of the Merger

        McDATA intends to account for the merger using the purchase method of accounting for business combinations, with McDATA being considered the acquiror of CNT in conformity with accounting principles generally accepted in the United States of America. This means that McDATA will allocate the purchase price to the fair value of assets, including identifiable intangible assets acquired and liabilities assumed from CNT at the effective time of the merger, with the excess purchase price being recorded as goodwill. The preliminary purchase price allocation is subject to revision as more detailed analysis is completed and additional information on the fair value of CNT's assets and liabilities becomes available.

Regulatory Filings and Approvals Required to Complete the Merger

  Antitrust Regulation

        The merger is subject to review by the Antitrust Division of the Department of Justice and by the Federal Trade Commission under the HSR Act, which requires McDATA and CNT to make pre-merger notification filings and to await the expiration or earlier termination of statutory waiting periods prior to completing the merger. McDATA and CNT have made premerger notification filings under the HSR Act and were notified on February 11, 2005 that early termination of the waiting period under the HSR Act had been granted. The merger may also be subject to review by the governmental authorities of various other jurisdictions under the antitrust laws of those jurisdictions. McDATA and CNT will use all reasonable efforts to obtain any required regulatory clearances.

        At any time before or after the completion of the merger, the Department of Justice, the Federal Trade Commission or other parties could take action under the U.S. antitrust or foreign antitrust laws, including seeking to prevent the merger, rescind the merger, or to impose restrictions or conditions that would have a materially adverse effect on the combined company if the merger were completed. These restrictions and conditions could include, among other things, mandatory licenses, sales or other dispositions of assets, divestitures, or the holding separate of assets, businesses or CNT capital stock.

        McDATA and CNT cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, McDATA and CNT will prevail.

  FCC and State Public Service Commission Regulation

        The provision of interstate and international communications service is regulated by the FCC pursuant to the Communications Act of 1934, as amended, or the Communications Act. CNT holds authority under Section 214 of the Communications Act to provide domestic interstate communications services nationwide and worldwide international services. CNT is subject to certain FCC regulation, including, among other things, that the FCC must approve the transfer of control of CNT to McDATA. As of the date of this joint proxy statement/prospectus, the FCC has determined that McDATA is qualified to control CNT and that the transfer of control is consistent with the public interest, convenience and necessity.

        Intrastate communications services (i.e., those that originate and terminate in the same state) are regulated by the PSCs in each of the various states in which CNT provides those services. Providers of intrastate communications services typically must obtain a certificate of public convenience and necessity or similar authorization prior to offering regulated service. In certain states where CNT has obtained such authority, the state PSC must approve the transfer of control of CNT to McDATA. In those states, the state PSC typically must determine whether the transfer of control is consistent with the public interest, convenience and necessity. In other states, filings are required to provide the PSC with notice of the transfer of control, even though no approval is required. McDATA and CNT are seeking approval and/or will notify the state PSCs of the merger where required. As of the date of this joint proxy statement/prospectus, the majority of state PSCs have determined that the transfer of control of CNT to McDATA is consistent with the public interest, convenience and necessity. McDATA and CNT expect that required PSC approvals from the remaining state PSCs will be granted. However, McDATA and CNT cannot predict whether other parties will oppose any of the applications for and cannot assure you that the state PSCs will approve the merger or that such approval will not be subject to delay or the imposition of unacceptable conditions. If state PSC approvals are delayed, conditioned or denied, such action may impede the consummation of the merger.

McDATA Will List Shares of McDATA Class A Common Stock Issued to CNT Shareholders on the Nasdaq National Market

        McDATA has agreed to use commercially reasonable efforts to cause the shares of McDATA Class A common stock to be issued to CNT shareholders in connection with the merger to be authorized for listing on the Nasdaq National Market before the completion of the merger, subject to official notice of issuance.

Delisting and Deregistration of CNT Common Stock After the Merger

        When the merger is completed, CNT common stock will be delisted from the Nasdaq National Market and deregistered under the Exchange Act.

Restrictions on Sales of Shares of McDATA Class A Common Stock Received in the Merger

        The shares of McDATA Class A common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable, except for shares of McDATA Class A common stock issued to any person who is deemed to be an "affiliate" of CNT prior to the merger. Persons who may be deemed to be "affiliates" of CNT prior to the merger include individuals or entities that control, are controlled by, or are under common control of CNT prior to the merger, and may include officers and directors, as well as principal shareholders of CNT prior to the merger.

        Persons who may be deemed to be affiliates of CNT prior to the merger or McDATA after the merger may not sell any of the shares of McDATA Class A common stock received by them in connection with the merger except pursuant to:

  •
  an effective registration statement under the Securities Act covering the resale of those shares;

  •
  an exemption under Rule 145(d) under the Securities Act; or

  •
  any other applicable exemption under the Securities Act.

        McDATA's registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of McDATA Class A common stock to be received in connection with the merger by persons who may be deemed to be affiliates of CNT prior to the merger or McDATA after the merger.

CNT Voting Agreement

        Each of Thomas G. Hudson; Thomas G. Hudson 2004 Grantor Retained Annuity Trust dated October 15, 2004, of which Mr. Hudson is the Trustee; Erwin A. Kelen; John A. Rollwagen; Patrick W. Gross; Lawrence A. McLernon; Kathleen B. Earley; Bruce J. Ryan; Gregory T. Barnum; Mark R. Knittel; Edward J. Walsh and Robert R. Beyer, who collectively beneficially owned as of April 12, 2005, the record date for CNT's special shareholders meeting, approximately 632,521 shares of CNT common stock (or approximately 2% of the outstanding shares of CNT common stock), including shares of restricted stock and shares of common stock issuable upon settlement of restricted stock units and deferred stock units, but excluding shares issuable upon exercise of stock options, has entered into a voting agreement with McDATA, CNT and Condor Acquisition, Inc., agreeing to vote all of their respective shares of CNT common stock, including shares of CNT common stock acquired after the date of the voting agreements, as follows:

  •
  in favor of the merger, the merger agreement (as amended from time to time pursuant to the terms thereof) and all other transactions contemplated thereby;

  •
  against any acquisition proposal (as defined in the merger agreement) or any negotiations or discussions with respect to an acquisition proposal;

  •
  against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of CNT under the merger agreement, any change in the directors of CNT, any change in the present capitalization of CNT or any amendment to CNT's articles of incorporation or bylaws, which could reasonably be expected to impede, interfere with, delay or materially adversely affect the transactions contemplated by the merger agreement or the likelihood of such transactions being consummated; and

  •
  in favor of any other matter necessary for consummation of the transactions contemplated by the merger agreement and related agreements which is considered at the CNT special meeting.

        Each of these shareholders has also granted to McDATA an irrevocable proxy to vote the shares of CNT common stock subject to the voting agreement in accordance with its terms. The voting agreement and irrevocable proxies terminate upon the earlier of the termination of the merger agreement, the written agreement to cancel the voting agreement among the parties to thereto, or the effective time of the merger.

        The voting agreement prohibits the shareholders party thereto from selling or disposing of any shares or options of CNT common stock beneficially owned by them, except to immediate family members or charitable organizations and only if the family member or charitable organization agrees to be bound by the terms and conditions of the voting agreement.

No Appraisal Rights

        McDATA stockholders are not entitled to dissenters' rights of appraisal for their shares under the General Corporation Law of the State of Delaware in connection with the merger. CNT shareholders are not entitled to dissenters' rights of appraisal for their shares under the Business Corporation Act of the State of Minnesota in connection with the merger.

Legal Proceeding Relating to the Merger

        Following the announcement of the proposed merger, an action was commenced purporting to challenge the merger. The case, styled Jack Gaither v. Thomas G. Hudson et al. (File No. MC 05-003129) was filed in the District Court of Hennepin County, State of Minnesota. The complaint asserts claims on behalf of a purported class of CNT shareholders, and it names CNT and certain of its directors on claims of breach of fiduciary duty in connection with the merger on the grounds that the defendants allegedly failed to take appropriate steps to maximize the value of a merger transaction for CNT shareholders. Additionally, the plaintiff claims that the defendants have made insufficient disclosures in connection with the merger. The lawsuit is in its preliminary stages, and it is impossible to predict its outcome at this time. CNT and its directors believe the lawsuit is without merit and intend to defend themselves vigorously against asserted claims.

THE MERGER AGREEMENT

        The following summary describes the material provisions of the merger agreement. The provisions of the merger agreement are complicated and not easily summarized. This summary may not contain all of the information about the merger agreement that is important to you.

        The merger agreement is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus, and we encourage you to read it carefully in its entirety for a more complete understanding of the merger agreement. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about McDATA or CNT. Such information can be found elsewhere in this joint proxy statement/prospectus, in the information incorporated by reference into this joint proxy statement/prospectus and in the other public filings McDATA and CNT make with the Securities and Exchange Commission. See "Where You Can Find More Information" beginning on page 123 of this joint proxy statement/prospectus.

        The representations and warranties of McDATA and CNT contained in the merger agreement are qualified by information in confidential disclosure letters that McDATA and CNT have exchanged in connection with signing the merger agreement. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement. The representations and warranties contained in the merger agreement speak only as of January 17, 2005, the date on which the merger agreement was executed. Therefore, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement. Accordingly, the representations and warranties contained in the merger agreement should not be taken as assertions of facts by either McDATA or CNT and should not be relied upon by you.

Structure of the Merger

        The merger agreement provides for the merger of Condor Acquisition, Inc., a newly formed, direct wholly owned subsidiary of McDATA, with and into CNT. CNT will survive the merger as a wholly owned subsidiary of McDATA.

Completion and Effectiveness of the Merger

        We will complete the merger when all of the conditions to completion of the merger contained in the merger agreement described in the section entitled "—Conditions to Completion of the Merger" beginning on page 83 of this joint proxy statement/prospectus are satisfied or waived, including approval of the issuance of shares of McDATA Class A common stock in connection with the merger by the stockholders of McDATA and adoption of the merger agreement and approval of the merger by the shareholders of CNT. The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Minnesota, or such later time as McDATA and CNT agree and set forth in the articles of merger.

        We are working to complete the merger as quickly as possible. We currently plan to complete the merger during the second quarter of McDATA's 2005 fiscal year. Because completion of the merger is subject to governmental and regulatory approvals and other conditions, however, we cannot predict the exact timing.

Conversion of CNT Common Stock and Assumption of CNT Equity Securities in the Merger

        Upon completion of the merger, each share of CNT common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive 1.3 shares of McDATA Class A common stock, together with cash in lieu of fractional shares as described below. Upon completion of the merger, McDATA will also assume outstanding options to purchase CNT common stock and CNT's outstanding restricted stock units and deferred stock units. Further, upon completion of the merger, other than in connection with retention grants made to certain CNT employees and certain shares of restricted stock issued to one other CNT employee, all of CNT's outstanding restricted shares will vest and the holders thereof will be entitled to receive 1.3 shares of McDATA Class A common stock for each restricted share of CNT common stock owned at the effective time of the merger. The foregoing is further described in the section entitled "—Treatment of CNT Stock Options, Restricted Stock Units, Deferred Stock Units and Restricted Stock" beginning on page 72 of this joint proxy statement/prospectus. For a discussion of the retention grants referred to above see "The Merger—Interests of Certain Persons in the Merger—Retention Grants" beginning on page 60 of this joint proxy statement/prospectus.

        The exchange ratio in the merger (1.3 shares of McDATA Class A common stock for each share of CNT common stock) will be adjusted to reflect the effect of any stock split, combination, exchange or readjustment of shares, stock dividend, recapitalization or reclassification or other like change with respect to McDATA Class A common stock or CNT common stock occurring on or after the date of the merger agreement and prior to the effective time of the merger.

        Each share of CNT common stock held by CNT as treasury stock or owned by McDATA or any of its subsidiaries immediately prior to the effective time of the merger will be automatically canceled and none of CNT, McDATA or any of their subsidiaries will receive any securities of McDATA or other consideration in exchange for those shares.

        Based on the exchange ratio and the number of shares of CNT common stock, options to purchase CNT common stock and CNT restricted stock units, deferred stock units and shares of restricted stock outstanding as of April 12, 2005, the record date for the CNT special meeting, a total of approximately 38,382,556 shares of McDATA Class A common stock will be issued in connection with the merger to holders of CNT common stock and restricted stock and a total of approximately 12,727,298 shares of McDATA Class A common stock will be reserved for issuance upon the exercise of options to purchase CNT common stock and settlement of CNT restricted stock units and deferred stock units assumed by McDATA in connection with the merger.

Fractional Shares

        McDATA will not issue any fractional shares of McDATA Class A common stock in connection with the merger. Instead, all fractional shares of McDATA Class A common stock that a holder of shares of CNT common stock, restricted stock, restricted stock units or deferred stock units would otherwise be entitled to receive as a result of the merger will be aggregated and if a fractional share results from such aggregation, such holder will be entitled to receive, in lieu thereof, an amount in cash, without interest, determined by multiplying the closing price of a share of McDATA Class A common stock on the Nasdaq National Market on the trading day immediately preceding the date of the effective time of the merger by the fraction of a share of McDATA Class A common stock to which such holder would otherwise be entitled.

Exchange of CNT Stock Certificates for McDATA Stock Certificates

        Promptly following completion of the merger, the exchange agent for the merger will mail to each record holder of CNT common stock a letter of transmittal and instructions for surrendering the record holder's stock certificates in exchange for a certificate representing McDATA Class A common stock and the payment of cash in lieu of fractional shares, as described above. Only those holders of CNT common stock who properly surrender their CNT stock certificates in accordance with the exchange agent's instructions will receive:

  •
  a certificate representing McDATA Class A common stock;

  •
  cash in lieu of any fractional share of McDATA Class A common stock; and

  •
  any dividends or other distributions to which they are entitled under the terms of the merger agreement.

The shares of McDATA Class A common stock, at McDATA's option, may be in uncertificated book-entry form, unless a physical certificate is requested by a holder of shares of CNT common stock or is otherwise required under applicable law. After the effective time of the merger, each certificate representing shares of CNT common stock that has not been surrendered will represent only the right to receive each of the items enumerated above. Following the effective time of the merger, CNT will not register any transfers of CNT common stock on its stock transfer books.

        Holders of CNT common stock should not send in their CNT stock certificates until they receive a letter of transmittal from the exchange agent for the merger with instructions for the surrender of CNT stock certificates.

        Any portion of the merger consideration described above and made available to the exchange agent that remains unclaimed by the holders of shares of CNT common stock six months after the completion of the merger will be returned to McDATA, upon demand, and any such holder who has not exchanged shares of CNT common stock for the merger consideration prior to that time will thereafter look only to McDATA for payment of the merger consideration, and any dividends and distributions with respect thereto, in respect of such shares without any interest thereon. McDATA will not be liable to any holder of shares of CNT common stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of CNT common stock one year after the completion of the merger (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) will become, to the extent permitted by applicable law, the property of McDATA free and clear of any claims or interest of any person or entity previously entitled thereto.

        McDATA will be entitled to deduct and withhold from the consideration otherwise payable to any person or entity such amounts as it is required to deduct and withhold under any provision of federal, state, local or foreign tax law. If McDATA withholds any such amounts, such amounts will be treated for all purposes as having been paid to the holder of the shares of CNT common stock.

Dividends and Distributions with Respect to Unexchanged Shares

        Holders of CNT common stock are not entitled to receive any dividends or other distributions on McDATA Class A common stock until the merger is completed. After the merger is completed, holders of CNT stock certificates will be entitled to dividends and other distributions declared or made with a record date after completion of the merger with respect to the number of whole shares of McDATA Class A common stock which they are entitled to receive upon exchange of their CNT stock certificates, but they will not be paid any dividends or other distributions on the McDATA Class A common stock until they surrender their CNT stock certificates to the exchange agent in accordance with the exchange agent instructions.

Transfers of Ownership and Lost Stock Certificates

        McDATA will only issue the merger consideration and any distributions or dividends that may be applicable in a name other than the name in which a surrendered CNT stock certificate is registered if the person or entity requesting such exchange presents to the exchange agent all documents required to show and effect the unrecorded transfer of ownership and to show that such person or entity paid any applicable stock transfer or other taxes as a result of payment to such other person or such person pays such taxes to the exchange agent.

        If a CNT stock certificate is lost, stolen or destroyed, the holder of such certificate may need to deliver an affidavit and/or post a bond prior to receiving any statement indicating book-entry ownership of McDATA Class A common stock or a McDATA Class A common stock certificate.

Treatment of CNT Stock Options, Restricted Stock Units, Deferred Stock Units and Restricted Stock

        Upon completion of the merger, McDATA will assume CNT's 1992 Stock Award Plan, 1997 Stock Award Plan, 1999 Non-Qualified Stock Award Plan, 2002 Stock Award Plan and Amended and Restated Inrange Technologies Corporation 2000 Stock Compensation Plan in accordance with the terms of each such plan. Each outstanding option to purchase shares of CNT common stock under any plan, whether or not exercisable or vested, will be assumed by McDATA and converted into, and be deemed to constitute an option to acquire, that number of shares of McDATA Class A common stock equal to the number of shares of CNT common stock subject to such option immediately prior to the effective time of the merger multiplied by the exchange ratio of 1.3, rounded down to the nearest whole share. The per share exercise price for shares of McDATA Class A common stock issuable upon exercise of each assumed option will be equal to the exercise price per share of CNT common stock at which such option was exercisable immediately prior to the effective time of the merger divided by the exchange ratio of 1.3, rounded up to the nearest whole cent.

        Each assumed option will be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding option immediately prior to the effective time of the merger. As of April 12, 2005, options for approximately 9,624,430 shares of CNT common stock were outstanding in the aggregate under various CNT stock option plans.

        Upon completion of the merger, each outstanding CNT restricted stock unit and deferred stock unit, whether or not vested, will be assumed by McDATA and converted into, and be deemed to constitute a right to be issued that number of shares of McDATA Class A common stock equal to the number of shares of CNT common stock covered by the CNT restricted stock unit or deferred stock unit immediately prior to the effective time of the merger multiplied by the exchange ratio of 1.3.

        Each assumed restricted stock unit and deferred stock unit will be subject to the same terms and conditions (including restrictions, vesting and deferral provisions) as were applicable to the corresponding stock unit immediately prior to the effective time of the merger. As of April 12, 2005, restricted stock units for approximately 109,799 shares of CNT common stock and deferred stock units for approximately 56,000 shares of CNT common stock were outstanding in the aggregate under various CNT equity plans. Notwithstanding the foregoing, all outstanding CNT restricted stock units will vest in full upon the completion of the merger. Deferred stock units are fully vested. Upon completion of the merger, each outstanding share of CNT restricted stock, whether or not vested, will be converted into that number of shares of McDATA Class A common stock equal to the number of shares of CNT common stock multiplied by the exchange ratio of 1.3.

        Each assumed share of restricted stock will be subject to the same terms and conditions (including vesting and other restrictions) as were applicable to the corresponding CNT restricted stock immediately prior to the effective time of the merger. As of the record date for CNT's special shareholders meeting approximately 900,544 shares of CNT restricted common stock in the aggregate were outstanding under various CNT equity plans. Notwithstanding the foregoing, if the merger is completed, other than in connection with retention grants made to certain CNT employees and certain shares of restricted stock issued to one other CNT employee, all outstanding CNT restricted shares will vest and the holders thereof will be entitled to receive 1.3 shares of McDATA Class A common stock for each restricted share of CNT common stock owned at the effective time of the merger, together with cash in lieu of any fractional shares. For a discussion of the retention grants referred to above see "The Merger—Interests of Certain Persons in the Merger—Retention Grants" beginning on page 60 of this joint proxy statement/prospectus.

Representations and Warranties

        The merger agreement contains a number of customary representations and warranties made by McDATA, on the one hand, and CNT, on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties relate to the following subject matters with respect to each party:

  •
  corporate existence and power;

  •
  corporate authorization;

  •
  governmental authorization;

  •
  non-contravention of the merger agreement with other obligations;

  •
  capitalization;

  •
  subsidiaries;

  •
  Securities and Exchange Commission filings;

  •
  financial statements;

  •
  disclosure documents;

  •
  absence of certain changes or events;

  •
  compliance with laws and court orders;

  •
  finder's fees;

  •
  opinion of financial advisors;

  •
  litigation;

  •
  tax treatment of the merger;

  •
  intellectual property;

  •
  agreements, contracts and commitments; and

  •
  customers.

        In addition, CNT made additional representations and warranties regarding:

  •
  no undisclosed liabilities;

  •
  taxes;

  •
  employee benefit plans;

  •
  environmental matters;

  •
  off-balance sheet transactions;

  •
  antitakeover statutes and rights agreement;

  •
  product warranties;

  •
  product liability;

  •
  insurance;

  •
  title to properties;

  •
  no third party rights to acquire all or a portion of CNT;

  •
  the absence of any business restrictions;

  •
  real property holding corporation status;

  •
  the CNT convertible notes; and

  •
  the completeness of CNT's representations and warranties.

        The representations and warranties of McDATA and CNT contained in the merger agreement expire upon completion of the merger.

Conduct of CNT's Business Before Completion of the Merger

        Under the merger agreement, CNT has agreed that, until the earlier of the completion of the merger or termination of the merger agreement, CNT and its subsidiaries will:

  •
  conduct their business in the ordinary course consistent with past practice; and

  •
  use all reasonable efforts to preserve intact their business organizations and relationships with suppliers, distributors, customers or other third parties and to keep available the services of their present officers and employees.

        Without limiting the generality of the foregoing, until completion of the merger or termination of the merger agreement, on behalf of itself and, in certain instances, its subsidiaries, CNT has specifically agreed to not:

  •
  adopt or propose any change to its articles of incorporation or bylaws;

  •
  merge or consolidate with any other person or entity or acquire a material amount of stock or assets of any other person or entity;

  •
  sell, lease, license, grant an interest in, transfer, mortgage, pledge or create any other material lien on or otherwise dispose of any material subsidiary or any material amount of assets, securities or property, except in the ordinary course consistent with past practice;

  •
  enter into or amend any employment, severance, change in control, or similar contract with, or grant any bonus or salary increases or otherwise increase the compensation or benefits provided to any employees, except for compensation increases in the ordinary course of business consistent with past practice;

  •
  hire or terminate any officer, member of senior management or key employee or consultant or take any action which would cause or reasonably be expected to cause such persons to terminate their employment or consulting relationship with CNT;

  •
  take any action which would cause or reasonably be expected to cause a material reduction in the number of employees of CNT in any department of CNT; or

  •
  undertake reductions in force;

  •
  issue, sell, pledge or otherwise dispose of, or create any lien on, any capital stock owned by CNT in any of its subsidiaries or issue, sell or otherwise permit to become outstanding any additional shares of CNT's capital stock or any other securities of CNT or any rights to acquire any securities of CNT, except upon (i) exercise of CNT stock options outstanding on the date of the merger agreement, (ii) settlement of any restricted or deferred stock units outstanding on the date of the merger agreement, (iii) conversion of the CNT convertible notes outstanding on the date of the merger agreement, (iv) purchases permitted under CNT's employee stock purchase plan, (v) grants of CNT stock options under the CNT equity plans in the ordinary course of business consistent with past practice in accordance with CNT's option grant guidelines and with five business days prior written notice to McDATA, (vi) issuances of replacement options upon exercises of reload options outstanding on the date of the merger agreement or (vii) amendments to employee benefit plans to comply with federal tax law amendments, each in accordance with their respective terms;

  •
  subject to certain limited exceptions, effect any stock split, reverse stock split, reclassification or otherwise change its capitalization, or redeem, repurchase, or otherwise acquire any shares of its capital stock or declare any dividends or make any distributions;

  •
  grant, award or allow the accelerated vesting of any options, warrants, conversion rights or other rights to acquire any shares of the capital stock of CNT or any of its subsidiaries;

  •
  enter into any other arrangement relating to the capital stock of CNT or amend the terms of any CNT compensation or benefit plans (other than amendments to comply with federal tax law) or adopt any new plan, program, policy or arrangement providing for compensation or employee benefits of any kind;

  •
  incur, create, assume or otherwise become liable for any material indebtedness for borrowed money or guarantee the obligations of any third party, other than personal property leases entered into in the ordinary course of business consistent with past practice;

  •
  pay, discharge or satisfy any claim, liability or obligation other than the payment, discharge or satisfaction of liabilities in the ordinary course of business or reflected or reserved against in CNT's most recent balance sheet or the financial statements filed with CNT's most recent Form 10-K;

  •
  insure or commit to certain capital expenditures in excess of $5 million in any fiscal quarter;

  •
  enter into any material agreement, contract, instrument, plan, lease, arrangement or commitment other than in the ordinary course of business consistent with past practice;

  •
  violate, terminate, alter, amend or otherwise modify or waive any material provision or term of any material agreement or contract;

  •
  enter into any contract containing any provision or covenant limiting in any material respect the ability of CNT or any of its subsidiaries to (i) sell any products or services of or to any other person or entity, (ii) engage in any line of business or (iii) compete with or obtain products or services from any person or entity or limiting the ability of any person or entity to provide products or services to CNT or any of its subsidiaries;

  •
  implement or adopt any change in accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or the rules and regulations promulgated by the Securities and Exchange Commission;

  •
  waive, release, assign or settle any material rights, claim, fee or pending or threatened litigation, or commence, filing for or threaten any material dispute or litigation;

  •
  take any action that would make any representation and warranty of CNT in the merger agreement inaccurate in any respect at, or as of any time prior to, the effective time of the merger or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time;

  •
  reprice, or make any exchange offer for any outstanding stock options;

  •
  initiate, adopt or approve any liquidation, dissolution, reorganization or voluntary bankruptcy;

  •
  with respect to taxes (i) make or change any tax election, (ii) change any annual tax accounting period, (iii) adopt or change any method of tax accounting (iv) file any amended tax returns or claims for tax refunds, (v) enter into any closing agreement, surrender any tax claim, audit or assessment, surrender any right to claim a tax refund, offset or other reduction in tax liability surrendered, consent to any extension or waiver of the limitations period applicable to any tax claim or assessment or (vi) take or omit to take any other action, except to the extent CNT is required to do so under the Tax Sharing Agreement dated as of September 18, 2000 with SPX

    Corporation, if any such action or omission would have the effect of increasing the tax liability or reducing any tax asset of CNT or any of its subsidiaries; and

  •
  agree or commit to do any of the foregoing.

Conduct of McDATA's Business Before Completion of the Merger

        Under the merger agreement, McDATA has agreed that, until the earlier of the completion of the merger or termination of the merger agreement, McDATA and its subsidiaries will conduct their business in the ordinary course consistent with past practice, use all reasonable efforts to preserve intact their business organizations and relationships with suppliers, distributors, customers or other third parties and to keep available the services of their present officers and employees.

        Under the merger agreement, McDATA has also agreed that, until the earlier of the completion of the merger or termination of the merger agreement, McDATA and its subsidiaries will conduct their business in compliance with specific restrictions relating to the following:

  •
  adopting or proposing any changes to their certificate of incorporation or bylaws;

  •
  taking any action that would make any representation and warranty of McDATA in the merger agreement inaccurate in any respect at, or as of any time prior to, the effective time of the merger; and

  •
  entering into any agreement to make any acquisition or acquisitions of one or more third parties in a transaction or a series of transactions in which the consideration payable by McDATA, individually or in the aggregate, exceeds $25 million (including the assumption of debt), the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the merger, other than the transactions contemplated by the merger agreement and any takeover proposal as discussed below.

CNT is Prohibited from Soliciting Other Offers

        Under the terms of the merger agreement, subject to certain exceptions described below, CNT has agreed that neither CNT nor any of its subsidiaries, officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors will, directly or indirectly:

  •
  solicit, initiate or take any action to facilitate or encourage the submission of any third-party acquisition proposal of the type described below;

  •
  enter into or participate in any discussions or negotiations with, furnish any information relating to CNT or any of its subsidiaries to, or afford any access to CNT or its subsidiaries to, otherwise cooperate in any way with, knowingly assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an acquisition proposal of the type described below;

  •
  grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of CNT or any of its subsidiaries; or

  •
  enter into any agreement with respect to a third-party acquisition proposal of the type described below.

        As defined in the merger agreement, an acquisition proposal is any offer, proposal or inquiry by a third party other than McDATA or its affiliates with respect to CNT that would result in any of the following:

  •
  any acquisition or purchase, directly or indirectly, of 20% or more of the consolidated assets of CNT and its subsidiaries or over 20% of any class of equity or voting securities of CNT or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of CNT;

  •
  any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of CNT or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of CNT;

  •
  a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving CNT or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of CNT; or

  •
  any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the merger or that could reasonably be expected to dilute materially the benefits to McDATA of the transactions contemplated by the merger agreement.

        CNT is obligated to notify McDATA promptly (but in no event later than 24 hours) after receipt by CNT (or any of its advisors) of any acquisition proposal, any indication that a third party is considering making an acquisition proposal or of any request for information relating to CNT or any of its subsidiaries or for access to the business, properties, assets, books or records of CNT or any of its subsidiaries by any third party that may be considering making, or has made, an acquisition proposal. CNT must provide such notice orally and within one business day in writing and will identify the third party making, and the terms and conditions of, any such acquisition proposal, indication or request. CNT will provide within one business day of receipt a copy of any documentation of the terms of any such inquiry, proposal or offer, and thereafter will keep McDATA informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations (including by delivering any further documentation of the type referred to above).

        Notwithstanding the prohibitions contained in the merger agreement with respect to acquisition proposals, the board of directors of CNT may negotiate with any third party that, without prior solicitation by or negotiation with CNT, has made a superior proposal of the type described below and may furnish to such third party nonpublic information relating to CNT or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to CNT then a prior confidentiality agreement between McDATA and CNT, with a copy of such agreement to be furnished to McDATA. Following receipt of a superior proposal of the type described below, CNT's board of directors may fail to make, withdraw or modify in a manner adverse to McDATA its recommendation to its shareholders to adopt the merger agreement and approve the merger. However, prior to taking the actions set forth above, the following conditions must be met:

  •
  the board of directors of CNT determines in good faith by a majority vote, after considering advice from its legal counsel and financial advisors, that it must take such action to comply with its fiduciary duties under applicable law;

  •
  CNT must deliver to McDATA prior written notice of all material terms and conditions of the superior proposal of the type described below (as well as documents related thereto) as well as written notice regarding its intention to take action with regard to the superior proposal;

  •
  after written notice is delivered, CNT must first negotiate in good faith with McDATA for a period of five business days from the date McDATA receives such written notice, prior to taking any actions with regard to the superior proposal of the type described below; and

  •
  if CNT subsequently receives any amendments or changes to a superior proposal of the type described below, CNT and its board of directors will not take any actions with regard to the superior proposal until CNT has negotiated in good faith for a period of five business days from the date McDATA receives written notice of all material terms and conditions of the amended or changed superior proposal (as well as documents related thereto) and which will specify if CNT and its board of directors intend to take any actions with regard to the superior proposal.

        Under the merger agreement, CNT will, and will cause its subsidiaries and the advisors, employees and other agents of CNT and any of its subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date of the merger agreement with respect to any acquisition proposal and will use all reasonable efforts to cause any such third party (or its agents or advisors) in possession of confidential information about CNT that was furnished by or on behalf of CNT to return or destroy all such information.

        The merger agreement defines a superior proposal to mean any bona fide, unsolicited written acquisition proposal for all or substantially all of CNT's business or assets or at least a majority of the outstanding shares of CNT common stock (whether by tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction) on terms that the board of directors of CNT determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the acquisition proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all CNT shareholders than as provided under the merger agreement and for which financing, to the extent required, is then fully committed.

Agreement Regarding Recommendations to Stockholders and Shareholders

        The McDATA board of directors and the CNT board of directors have each agreed to call and hold a meeting of their respective stockholders and shareholders as promptly as reasonably practicable. The CNT board of directors also agreed to recommend the adoption of the merger agreement and the approval of the merger to its shareholders, to use all reasonable efforts to obtain shareholder adoption of the merger agreement and approval of the merger, and to otherwise comply with all legal requirements applicable to such meeting. Notwithstanding the CNT board of directors' obligations described in this paragraph, in response to a third party acquisition proposal deemed by the board of directors to be a superior proposal, the CNT board of directors may fail to make, withdraw, or modify in a manner adverse to McDATA its recommendation to its shareholders as described in this paragraph.

        Regardless of whether CNT has received an acquisition proposal or has failed to make, withdrawn, or modified its recommendation to its shareholders to vote "FOR" the proposal to adopt the merger agreement and approve the merger, CNT is obligated under the terms of the merger agreement to call, give notice of, and hold a special meeting of its shareholders to consider and vote upon the proposal to adopt the merger agreement and approve the merger. CNT is not permitted under the merger agreement to submit to the vote of its shareholders any other acquisition proposal, or propose to do so.

        The McDATA board of directors has agreed to recommend that the McDATA stockholders vote to approve the issuance of shares of McDATA Class A common stock in connection with the merger. Notwithstanding the McDATA board of directors' obligations described in this paragraph, following receipt of a takeover proposal of the type described below, the McDATA board of directors may fail to make, withdraw or modify in a manner adverse to CNT its recommendation to its stockholders as described in this paragraph, if the McDATA board of directors determines in good faith by a majority vote, after considering advice of its legal counsel and financial advisors, that it must take such action to comply with its fiduciary duties under applicable law.

        Regardless of whether McDATA has received a takeover proposal or has failed to make, withdrawn, or modified its recommendation to its stockholders to vote "FOR" the issuance of shares of McDATA Class A common stock in connection with the merger, McDATA is obligated under the terms of the merger agreement to call, give notice of, and hold a special meeting of its stockholders to consider and vote upon the proposal to issue shares of McDATA Class A common stock in connection with the merger. McDATA is not permitted under the merger agreement to submit to the vote of its stockholders at such stockholder meeting any takeover proposal, or propose to do so.

Required Actions of CNT Before Completion of the Merger

        Pursuant to the merger agreement, CNT has agreed that CNT and each of its subsidiaries will establish or cause to be established in accordance with generally accepted accounting principles on or before the completion of the merger an adequate accrual for all taxes due with respect to any period ending prior to or as of the effective time of the merger. In addition, all transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with the merger (including any real property transfer tax and any similar tax) will be paid by CNT when due, and CNT will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, CNT will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation.

        Prior to providing any documents or other information to the New Jersey Department of Environmental Protection, or NJDEP, with respect to the merger agreement or the transactions contemplated thereby, CNT agreed to provide such documents or other information to McDATA. Prior to the closing of the merger, CNT has agreed to obtain and provide to McDATA, in respect of each subject operation conducted in, and in respect of each facility or real property owned, leased or operated by CNT located in the State of New Jersey, including, without limitation, the Lumberton, New Jersey facility, evidence of full compliance with the requirements of the New Jersey Industrial Site Recovery Act. Such evidence will be in a form satisfactory to McDATA in its sole discretion and will not impose upon McDATA any obligations or liabilities to which McDATA will not have consented in writing prior to the effective time of the merger.

        If requested by McDATA prior to the completion of the merger, CNT will terminate or amend immediately prior to closing of the merger in accordance with McDATA's reasonable instructions any and all 401(k) plans sponsored or maintained by CNT or any of its subsidiaries. McDATA will permit participants in CNT's 401(k) plan to roll over their account balances.

        CNT has agreed to take any and all actions necessary pursuant to CNT's indenture to cause the CNT convertible notes to be convertible at the effective time of the merger into the number of shares of McDATA Class A common stock that would have been issued if the CNT convertible notes had been converted into CNT common stock immediately prior to the effective time of the merger.

        CNT will promptly make grants of up to 451,500 shares of its restricted stock to certain of CNT's employees under a retention plan in a form reasonably satisfactory to McDATA.

        CNT will also use its best efforts to obtain the resignations of all persons serving as officers and directors of CNT and its subsidiaries on or prior to the effective time of the merger.

Required Actions of McDATA Before Completion of the Merger

        McDATA will vote all shares of CNT common stock beneficially owned by it or any of its subsidiaries in favor of adoption of the merger agreement and the merger at the CNT shareholder meeting.

        McDATA will use its commercially reasonable efforts to cause the shares of McDATA Class A common stock to be issued in connection with the merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

        McDATA agrees to take such commercially reasonable actions as are reasonably requested by CNT to cause the CNT convertible notes to be convertible at the effective time of the merger into the number of shares of McDATA Class A common stock that would have been issued if the notes had been converted into CNT common stock immediately prior to the effective time of the merger, including, without limitation, the execution of a supplemental indenture effective as of the effective time of the merger pursuant to which McDATA will guarantee the payment of principal and interest on the notes.

Indemnification of CNT Directors and Officers

        Subsequent to the effective time of the merger, McDATA will cause CNT to do the following:

  •
  For six years after the effective time of the merger, subject to limitations imposed by applicable law, CNT will indemnify and hold harmless the present and former officers and directors of CNT, for purposes hereof, an indemnified person, in respect of acts or omissions occurring at or prior to the effective time of the merger to the fullest extent permitted by Minnesota law or any other applicable laws or provided under CNT's articles of incorporation and bylaws in effect on the date of the merger agreement.

  •
  If McDATA, CNT or any of their successors or assigns consolidates with or merges into any other person or entity and will not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of McDATA or CNT, as the case may be, will assume the obligations set forth in this section.

  •
  The rights of each indemnified person will be in addition to any rights such person may have under the articles of incorporation or bylaws of CNT or any of its subsidiaries, or under Minnesota law or any other applicable laws or under any agreement of any indemnified person with CNT or any of its subsidiaries. Such rights will survive consummation of the merger and are intended to benefit, and will be enforceable by, each indemnified person.

  •
  For a period of six years after the effective time of the merger, McDATA will cause CNT to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by CNT's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of CNT; provided, however that in no event will McDATA or CNT be required to expend in the aggregate for such coverage in excess of 300% of the annual premium currently paid by CNT but in such event McDATA will nevertheless provide such coverage as may be obtained for such 300% premium.

Benefits for CNT Employees

        On or as soon as practicable after the closing date of the merger, employees of CNT that are employed by CNT at the effective time of the merger will be considered continuing employees during the period of time they remain employed by CNT, McDATA or a subsidiary of McDATA. Continuing employees will be eligible to receive benefits maintained for similarly situated employees of McDATA, consistent with McDATA's applicable human resources policies, and will become eligible for 401(k), health and welfare plan benefits upon the later of:

  •
  the effective time of the merger; or

  •
  the loss of eligibility for benefits under CNT's 401(k), health and welfare plans, as the case may be.

        McDATA may, at its discretion, elect to retain some or all of CNT's existing welfare benefit plans indefinitely in lieu of causing the continuing employees to be eligible to participate in the equivalent McDATA benefit plan. McDATA will or will cause CNT or the appropriate subsidiary of McDATA to give continuing employees full credit under any 401(k), paid time off or service award policies for prior service at CNT, as defined and recognized under McDATA's benefit plans and consistent with applicable human resources policies, for purposes of eligibility, vesting and determination of the level of benefits under McDATA's 401(k) plan, vacation, time off and service award programs or policies for prior service at CNT; provided that such credit does not result in a duplication of benefits, compensation, incentive or otherwise. Nevertheless, in no event will any continuing employee be eligible to accrue or earn more than 30 days per year of combined time off through McDATA's personal time off and vacation plans. McDATA agrees to cause each of the welfare plans of CNT or the appropriate subsidiary of McDATA that provides coverage to a continuing employee to waive any preexisting conditions, waiting periods and actively-at-work requirements under such plans (except to the extent that such conditions, waiting periods and requirements exist under CNT's existing benefit plans), and cause such plans to honor any expenses incurred by continuing employees and their beneficiaries under similar CNT employee plans during the portion of the calendar year prior to the closing date of the merger for purposes of satisfying applicable deductibles.

        In the event McDATA or CNT terminates the employment of any continuing employee without cause within 12 months after the closing date of the merger, McDATA will pay severance to such terminated continuing employee. The amount of the payment varies with the position of the person terminated and, in certain circumstances, the length of service.

Board of Directors of McDATA Following the Merger

        Under the merger agreement, McDATA agrees to take all actions as are reasonably necessary to cause the number of its directors to be increased by two persons and to offer Thomas G. Hudson and one other current member of CNT's Board of directors to be determined by McDATA to fill such vacancies on McDATA's Board of directors no later than the effective time of the merger. McDATA will offer Thomas G. Hudson a senior executive role at McDATA reporting to and advising McDATA's Chief Executive Officer, with such senior executive role to commence at the effective time of the merger.

Regulatory Filings; Antitrust Matters

        Subject to the terms and conditions of the merger agreement, CNT and McDATA will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the merger agreement, including:

  •
  preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

  •
  obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

        Both McDATA and CNT will in good faith reasonably cooperate and consult with each other and will make the appropriate filings pursuant to the HSR Act as promptly as practicable and use their commercially reasonable best efforts to:

  •
  make the appropriate filings pursuant to the HSR Act within 15 business days of the date of the merger agreement;

  •
  supply as promptly as practical any additional information and documentary material that may be requested pursuant to the HSR Act; and

  •
  take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

McDATA and CNT will in good faith reasonably cooperate and consult with each other and will make any appropriate filings pursuant to applicable foreign antitrust laws, rules and regulations with respect to the transactions contemplated by the merger agreement as promptly as practicable and use their commercially reasonable best efforts to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such foreign antitrust laws, rules and regulations and take all other actions necessary to cause the expiration or termination of the applicable waiting periods thereunder as soon as practicable.

        McDATA and CNT will in good faith reasonably cooperate and consult with each other and will use their commercially reasonable best efforts to make as promptly as practicable any appropriate filings necessary in order to obtain the FCC's and any required PSC approval of the merger agreement and the merger and the transactions contemplated by the merger agreement.

        Notwithstanding anything in the merger agreement to the contrary, nothing contained in the merger agreement will be deemed to require McDATA or CNT or any subsidiary or affiliate thereof to litigate or agree to litigate against any governmental entity or take or agree to take any action of divestiture.

Access to Information

        Until the effective time of the merger and subject to applicable law, both McDATA and CNT and their subsidiaries will:

  •
  give to each other, their respective counsel, financial advisors, auditors and other authorized representatives, reasonable access to their respective offices, properties, books and records;

  •
  furnish to each other, their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information the other may reasonably request; and

  •
  instruct their employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with each other in their investigations.

Section 16(b) Board Approvals

        Prior to the effective time of the merger, the boards of directors (or compensation committees thereof) of McDATA and CNT will take all such actions as may be reasonably required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act, to exempt from the provisions of Section 16(b) of the Exchange Act:

  •
  the conversion of shares of CNT common stock and restricted stock into shares of McDATA Class A common stock pursuant to the exchange ratio;

  •
  the assumption by McDATA of all outstanding options to purchase shares of CNT's common stock;

  •
  the assumption by McDATA of all outstanding CNT restricted stock units and deferred stock units; and

  •
  the acquisition of shares of McDATA Class A common stock, options, stock units and restricted stock pursuant to the terms of the merger agreement by officers and directors of CNT who may become officers or directors of McDATA subject to the reporting requirements of Section 16(a) of the Exchange Act.

Tax-Free Reorganization

        Prior to the completion of the merger, each of McDATA and CNT will use all reasonable efforts to cause the merger to qualify as a reorganization, and will not take any action reasonably likely to cause the merger not so to qualify. McDATA will not take, or cause under Section 368 of the Code, CNT to take, any action after the effective time of the merger reasonably likely to cause the merger not to qualify as a reorganization under Section 368 of the Code.

Conditions to Completion of the Merger

        The obligations of CNT, on the one hand, and McDATA and Condor Acquisition, Inc., on the other hand, to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

  •
  the merger agreement must be adopted and the merger must be approved by the shareholders of CNT in accordance with the law of the State of Minnesota, and the issuance of the shares of McDATA Class A common stock in the merger must be approved by the stockholders of McDATA in accordance with the Nasdaq National Market rules;

  •
  there will not have been any action taken, or any statute, rule, regulation, judgment, injunction, order or decree proposed, enacted, enforced, promulgated or issued, by any court, government or governmental authority or agency, domestic, foreign or supranational, other than the application of the waiting period provisions of the HSR Act to the merger and other non-U.S. antitrust waiting periods, which would prevent the consummation of the merger or the transactions contemplated by the merger agreement, or create a material adverse effect as defined below on McDATA or CNT;

  •
  any waiting period under the HSR Act or material non-U.S. antitrust waiting periods relating to the merger will have expired or been terminated;

  •
  the shares of McDATA Class A common stock to be issued in the merger will have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

  •
  subject to certain exceptions, all actions by or in respect of, or filings with, any governmental body, agency, official or authority, domestic, foreign or supranational, required to permit the consummation of the merger, including, without limitation, approval by the FCC and any required PSC, will have been taken, made or obtained; and

  •
  the receipt by CNT of a written opinion from Leonard, Street and the receipt by McDATA of a written opinion from Holland & Hart, LLP in form and substance reasonably satisfactory to each of them to the effect that the merger will be treated for federal income tax purposes as a reorganization qualifying under the provision of Section 368(a) of the Code and that each of McDATA, Condor Acquisition, Inc. and CNT will be a party to the reorganization within the meaning of Section 368(a) of the Code.

        The obligation of McDATA and Condor Acquisition, Inc. to consummate the merger is also subject to the satisfaction or waiver of each of the following further conditions:

  •
  CNT will have performed in all material respects all of its obligations under the merger agreement required to be performed by it at or prior to the effective time of the merger;

  •
  the representations and warranties of CNT contained in the merger agreement and in any certificate or other writing delivered by CNT pursuant thereto will be true at and as of the effective time of the merger disregarding any qualifications as to materiality therein, with such exceptions as do not, individually or in the aggregate, constitute a material adverse effect as defined below under "—Definition of Material Adverse Effect" on CNT at the effective time of the merger;

  •
  McDATA will have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of CNT to the effect that the above conditions are met;

  •
  there will not have been instituted or pending any action (or any investigation that is reasonably likely to result in such action) by any government or governmental authority or agency, or by any other person or entity, before any court or governmental authority or agency (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the merger, (ii) seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the merger, (iii) seeking to restrain or prohibit McDATA's ownership or operation (or that of its respective subsidiaries or affiliates) of all or any material portion of the business or assets of CNT and its subsidiaries, taken as a whole, or of McDATA and its subsidiaries, taken as a whole, (iv) seeking to compel McDATA or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of CNT and its subsidiaries, taken as a whole, or of McDATA and its subsidiaries, taken as a whole or (v) that otherwise, in the judgment of McDATA, is likely to have a material adverse effect as defined below on CNT or McDATA;

  •
  McDATA will have received an opinion from Leonard, Street in form and substance reasonably satisfactory to McDATA respect to the treatment of the outstanding CNT convertible notes and CNT's indenture;

  •
  the consent or approval of certain third parties will have been obtained with no material adverse conditions attached and no material expense imposed on CNT;

  •
  there will not have been, or the occurrence of any events which could reasonably be expect to have, a material adverse effect as defined below on CNT; and

  •
  McDATA will have received the opinion of Credit Suisse First Boston and such opinion will not have been withdrawn and will be in full force and effect.

        The obligation of CNT to consummate the merger is also subject to the satisfaction or waiver of each of the following further conditions:

  •
  each of McDATA and Condor Acquisition, Inc. will have performed in all material respects all of its obligations under the merger agreement required to be performed by it at or prior to the effective time of the merger;

  •
  the representations and warranties of McDATA and Condor Acquisition, Inc. contained in the merger agreement and in any certificate or other writing delivered by McDATA or Condor Acquisition, Inc. pursuant thereto will be true in all material respects at and as of the effective time of the merger disregarding any qualifications as to materiality therein, with such exceptions as do not, individually or in the aggregate, constitute a material adverse effect as defined below on McDATA at the effective time of the merger;

  •
  CNT will have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of McDATA to the effect that the above conditions are met; and

  •
  there will not have been, or the occurrence of any events which could reasonably be expected to have, a material adverse effect as defined below on McDATA.

Definition of Material Adverse Effect

        Under the terms of the merger agreement, a material adverse effect on either McDATA or CNT is defined to mean any change, event, effect, occurrence, circumstances or state of facts that is or could:

  •
  reasonably be expected to be materially adverse to the business (including the continued operation thereof in accordance with past practices), operations, assets, liabilities, condition (financial or otherwise), or results of operations of McDATA and CNT and their respective subsidiaries, taken as a whole, including, but not limited to, any materially adverse restatements of financial statements; or

  •
  reasonably be expected to materially impair the ability of McDATA or CNT to perform its obligations under the merger agreement.

However, under the terms of the merger agreement, none of the following will be deemed in themselves to constitute a material adverse effect on McDATA or CNT, as the case may be:

  •
  any action required or expressly contemplated to be taken pursuant to the merger agreement;

  •
  any failure to meet internal projections or forecasts in and of itself;

  •
  changes, events or occurrences in the United States securities markets, arising from or relating to general business or economic conditions, or affecting the storage networking industry generally, which changes, events or occurrences are not specific to and have not had and would not reasonably be expected to have a substantial or disproportionate impact on McDATA or CNT and its subsidiaries;

  •
  any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, the merger agreement;

  •
  any adverse effects from certain pending litigation;

  •
  any adverse change in the price of the capital stock or revenue of such company attributable to the announcement or pendency transactions contemplated by the merger agreement; or

  •
  any litigation (excluding litigation based on facts known to the board of directors or executive officers and not disclosed to the other party) brought or threatened by McDATA's or CNT's stockholders or shareholders based upon the announcement or the entering into of the merger agreement by McDATA or CNT.

Termination of the Merger Agreement

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger by mutual written agreement of CNT and McDATA notwithstanding any approval of the merger agreement by the stockholders of McDATA or the shareholders of CNT. Alternatively, either CNT or McDATA can terminate the merger agreement and abandon the merger notwithstanding any approval of the merger agreement by the stockholders of McDATA or the shareholders of CNT if:

  •
  the merger has not been consummated on or before the date that is 180 calendar days from the date of the merger agreement, subject to certain extensions up to a total of 240 days;

  •
  there will be any action taken, or any statute, rule, or regulation enacted, enforced, promulgated or issued, by any government or governmental authority or agency, other than the application of the waiting period provisions of the HSR Act to the merger and other non-U.S. antitrust waiting periods, which would prevent the consummation of the merger or the transactions contemplated by the merger agreement;

  •
  any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining CNT or McDATA from consummating the merger or the transactions contemplated by the merger agreement is entered and such judgment, injunction, order or decree will have become final and nonappealable;

  •
  the merger agreement is not adopted and the merger is not approved in accordance with law of the State of Minnesota by CNT's shareholders at the CNT shareholder meeting (or any adjournment thereof);

  •
  the issuance of shares of McDATA Class A common stock in the merger is not approved in accordance with the rules of the Nasdaq National Market by McDATA's stockholders at the McDATA stockholder meeting (or any adjournment thereof); or

  •
  the United States Department of Justice or the Federal Trade Commission issues Requests for Additional Information and Documentary Materials (Second Requests) under the HSR Act to McDATA and CNT and thereafter the staff of the Department of Justice or the Federal Trade Commission notifies McDATA or CNT that the staff intends to recommend that the consummation or legality of the transaction be challenged in a judicial or administrative proceeding.

        McDATA may terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger notwithstanding any approval of the merger agreement by the stockholders of McDATA or the shareholders of CNT, if:

  •
  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of CNT set forth in the merger agreement will have occurred that would cause the above closing condition regarding CNT's performance of obligations and truth of CNT's representations and warranties in the merger agreement, not to be satisfied, and such condition is incapable of being satisfied within 30 days from the date such breach or failure occurred;

  •
  CNT will have breached its obligations under the merger agreement with respect to CNT's shareholder meeting and alternative proposals; or

  •
  the board of directors of CNT failed to make or has withdrawn, or modified in a manner adverse to McDATA, its approval or recommendation of the adoption of the merger agreement and the approval of the merger, or has failed to reaffirm its approval or recommendation of the merger agreement or the merger within five business days after a request by McDATA to do so, or has approved or recommended an alternative acquisition proposal.

        CNT may terminate the merger agreement and abandon the merger at any time prior to the effective time of the merger notwithstanding any approval the merger agreement by the stockholders of McDATA or the shareholders of CNT, if:

  •
  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of McDATA or Condor Acquisition, Inc. set forth in the merger agreement will have occurred that would cause the above closing condition regarding McDATA's performance of obligations and truth of McDATA's representations and warranties in the merger agreement not to be satisfied, and such condition is incapable of being satisfied within 30 days from the date such breach or failure occurred;

  •
  McDATA will have breached its obligations under the merger agreement with respect to McDATA's stockholder meeting; or

  •
  the board of directors of McDATA has failed to make or withdrawn, or modified in a manner adverse to CNT, its approval or recommendation of the issuance of shares of McDATA Class A common stock in connection with the merger, or has failed to reaffirm its approval or recommendation of such issuance within five business days after a request by CNT to do so, or has failed to call the McDATA stockholder meeting in accordance with the merger agreement.

        Any party desiring to terminate the merger agreement pursuant to the above requirements will give notice of such termination to the other party.

Effect of Termination of the Merger Agreement

        If the merger agreement is terminated pursuant to the requirements summarized above, the merger agreement will become void and of no effect without liability of any party (or any stockholder,

shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party thereto; provided that if such termination results from the willful:

  •
  failure of either party to fulfill a condition to the performance of the obligations of the other party; or

  •
  failure of either party to perform a covenant thereto, such party will be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure.

Payment of Termination Fee

        If the merger agreement is terminated by McDATA due to a breach by CNT of its obligations under the merger agreement with respect to CNT's shareholder meeting and alternative proposals, or due to CNT's board of directors' failure to make or withdrawal, or modification in a manner adverse to McDATA, of its approval or recommendation of the merger agreement and the merger, CNT will pay McDATA (by wire transfer of immediately available funds), simultaneously with the occurrence of the above conditions, a fee of $11 million, which will be reduced by any amount of McDATA's expenses paid or payable by CNT as described below.

        If the merger agreement is terminated by McDATA due to the failure to complete the merger within the timeline discussed above, the failure of CNT's shareholders to adopt the merger agreement and approve the merger or a breach by CNT of the merger agreement that would cause the closing condition regarding CNT's obligations, representations and warranties thereunder not to be satisfied, where, prior to such termination, an acquisition proposal for CNT or any of its subsidiaries was made, and within 12 months after the date of such termination, CNT or any of its subsidiaries consummates, or executes documentation providing for, any acquisition proposal, then CNT will pay McDATA within two business days a fee of $11 million, which will be reduced by any amount of McDATA's expenses paid or payable by CNT as described below.

        If the merger agreement is terminated by CNT due to McDATA's board of directors' failure to make or withdrawal, or modification in a manner adverse to CNT, of its approval or recommendation of the issuance of shares of McDATA Class A common stock in connection with the merger, where, prior to such termination, a takeover proposal as defined below was made, and within 12 months after the date of such termination, McDATA or any of its subsidiaries consummates, or executes documentation providing for, such takeover proposal that was made prior to the termination of the merger agreement, then McDATA will pay CNT a fee of $11 million simultaneously with the occurrence of the condition, which will be reduced by any amount of CNT's expenses paid or payable by McDATA as described below.

        The merger agreement defines a takeover proposal as any inquiry, offer or proposal for any of the following transactions that was made subsequent to the date of the merger agreement:

  •
  a merger, consolidation or business combination or similar transaction involving McDATA pursuant to which the stockholders of McDATA immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction;

  •
  a sale or other disposition by McDATA of assets representing in excess of 50% of the aggregate fair market value of McDATA's business immediately prior to such sale; or

  •
  the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by McDATA), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of McDATA.

        If the merger agreement is terminated by McDATA due to a breach by CNT of its obligations under the merger agreement with respect to CNT's shareholder meeting and alternative proposals, or due to a breach by CNT of the merger agreement that would cause the closing condition regarding CNT's obligations, representations and warranties thereunder not to be satisfied, CNT will reimburse McDATA and its affiliates (by wire transfer of immediately available funds), no later than two business days after such termination, for 100% of the reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) actually incurred by any of them in connection with the merger agreement and the transactions contemplated thereby including the arrangement of, obtaining the commitment to provide or obtaining any financing for such transactions.

        If the merger agreement is terminated by CNT due to a breach by McDATA of its obligations under the merger agreement with respect to McDATA's stockholders meeting or due to a breach by McDATA of the merger agreement that would cause the closing condition regarding McDATA's obligations, representations and warranties thereunder not to be satisfied, McDATA will reimburse CNT and its affiliates (by wire transfer of immediately available funds), no later than two business days after such termination, for 100% of the reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) actually incurred by any of them in connection with the merger agreement and the transactions contemplated thereby.

        If a party fails promptly to pay any amount due as described above, it will also pay any costs and expenses incurred by any other party in connection with a legal action to enforce the merger agreement that results in a judgment against such party for such amount.

Other Provisions of the Merger Agreement

        The parties to the merger agreement agree to take any commercially reasonable actions to interpret and administer the merger agreement and CNT's equity incentive plans in accordance with Code Section 409A and related guidance.

        The merger agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules of such state.

        The parties to the merger agreement agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger agreement or the transactions contemplated thereby will be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties irrevocably consented to the jurisdiction of such courts.

        Each of the parties to the merger agreement irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to the merger agreement or the transactions contemplated thereby.

        At and after the completion of the merger, the officers and directors of CNT will be authorized to execute and deliver, in the name and on behalf of CNT, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of CNT, any other actions and things to vest, perfect or confirm of record or otherwise in CNT any and all right, title and interest in, to and under any of the rights, properties or assets of CNT acquired as a result of, or in connection with, the merger.

        Any provision of the merger agreement may be amended or waived prior to the effective time of the merger if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. After the adoption of the merger agreement and approval of the merger by the shareholders of CNT and without their further approval, no such amendment or waiver will reduce the amount, or change the kind, of consideration to be received in exchange for shares of CNT common stock.

 UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined consolidated financial statements for McDATA have been prepared to illustrate the acquisition of CNT in a transaction to be accounted for as a purchase in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," with McDATA treated as the acquiror. The unaudited pro forma condensed combined consolidated balance sheet combines the historical audited consolidated balance sheets of McDATA and CNT as of January 31, 2005 prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), giving effect to the merger as if it occurred on January 31, 2005. The unaudited pro forma condensed combined consolidated statement of operations combine the historical consolidated statement of operations of McDATA and CNT for the year ended January 31, 2005 prepared in accordance with GAAP, giving effect to the merger as if it occurred as of the beginning of the period presented, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

        These unaudited pro forma condensed combined consolidated financial statements are for informational purposes only. They do not purport to present the results that would have actually occurred had the merger been completed on the assumed dates or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, McDATA allocated the purchase price of CNT using its best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to CNT's business, the assumptions and estimates herein could change significantly. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma condensed combined consolidated financial statements included herein are preliminary and subject to change. The pro forma financial information does not reflect any potential operating efficiencies. The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements, including the related notes, of McDATA and CNT covering these periods, incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 123 for more information.

 UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
OF McDATA CORPORATION and COMPUTER NETWORK TECHNOLOGY CORPORATION
As of January 31, 2005
(in thousands)

	McDATA	CNT	Pro Forma Adjustments(1)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$64,507	$32,481	$(4,050	)(j)	$92,938
Securities lending collateral	130,804	—	—		130,804
Short-term investments	145,259	21,728	—		166,987
Accounts receivable, net	63,810	96,327	—		160,137
Inventories, net and prepaid and other current assets	21,000	35,219	2,048	(a)	58,267

Total current assets	425,380	185,755	(2,002)		609,133
Property and equipment, net	94,929	40,056	—		134,985
Long-term investments	95,589	—	—		95,589
Restricted cash	5,047	3,535	—		8,582
Intangible assets, net	87,592	15,722	63,194	(b)	166,508
Goodwill	78,693	31,769	(31,769	)(c)	192,758
			114,065	(l)
Other assets, net	31,005	18,751	—		49,756

Total assets	$818,235	$295,588	$143,488		$1,257,311

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$64,894	$70,173	$10,528	(d)	$167,595
			22,000	(e)
Securities lending payable	130,804	—	—		130,804
Other current liabilities	23,648	56,311	(25,545	)(f)	54,414

Total current liabilities	219,346	126,484	6,983		352,813
Other long-term liabilities	31,170	5,739	—		36,909
Convertible debt	170,495	123,563	(16,149	)(g)	277,909

Total liabilities	421,011	255,786	(9,166)		667,631

Stockholders' Equity:
Common stock	1,189	295	(295	)(h)	1,575
			386	(i)
Additional paid-in-capital	481,735	199,380	(199,380	)(h)	678,106
			196,371	(i)
Treasury stock	(19,039)	—	—		(19,039)
Deferred compensation	(2,738)	(5,461)	5,461	(h)	(2,989)
			(251	)(k)
Accumulated other comprehensive income (loss)	(1,253)	3,191	(3,191	)(h)	(1,253)
Retained earnings (deficit)	(62,670)	(157,603)	157,603	(h)	(66,720)
			(4,050	)(j)

Total stockholders' equity	397,224	39,802	152,654		589,680

Total liabilities and stockholders' equity	$818,235	$295,588	$143,488		$1,257,311

(1)
The letters refer to a description of the adjustments in Note 2.

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

 UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENTS OF OPERATIONS OF McDATA CORPORATION and COMPUTER NETWORK TECHNOLOGY CORPORATION
For the Year Ended January 31, 2005
(in thousands, except per share data)

	McDATA	CNT	Pro Forma Adjustments Dr. (Cr.)(1)		Pro Forma Combined
Revenue	$399,660	$366,302	$—		$765,962
Cost of revenue	176,161	230,598	(2,838	)(m)	392,778
			55	(k)
			(11,198	)(p)

Gross profit	223,499	135,704	13,981		373,184
Operating expenses:
Research and development (*excludes amortization of deferred compensation included in Amortization of deferred compensation of $4,027)	91,488	51,664	—		143,152
Selling and marketing (*excludes amortization of deferred compensation included in Amortization of deferred compensation of $476)	101,305	97,570	(2,321)	(m)	196,554
General and administrative (*excludes amortization of deferred compensation included in Amortization of deferred compensation of $1,019)	25,584	17,088			42,672
Amortization of purchased intangible assets	22,773	—	5,159	(m)	38,875
			10,943	(n)
Amortization of deferred compensation (*excludes amortization of deferred compensation included in Cost of revenue of $180)	5,522	—	71	(k)	5,593
Restructuring charges	1,263	—	—		1,263
Impairment—intangibles	—	911	11,198	(p)	12,109
Impairment—goodwill	—	73,317	—		73,317

Operating expenses	247,935	240,550	25,050		513,535
Loss from operations	(24,436)	(104,846)	(11,069)		(140,351)
Interest and other income, net of interest expense	5,306	(2,833)	(5,045	)(g)	(2,572)

Loss before income taxes and equity in net loss of affiliated company	(19,130)	(107,679)	(16,114)		(142,923)
Income tax expense	362	2,237	—	(o)	2,599

Loss before equity in net loss of affiliated company and discontinued operations	(19,492)	(109,916)	(16,114)		(145,522)
Equity in net loss of affiliated company	(1,380)	—	—		(1,380)

Net loss from continuing operations	$(20,872)	$(109,916)	$(16,114)		$(146,902)

Basic and diluted net loss from continuing operations per share	$(0.18)	$(3.93)			$(0.97)

Shares used in computing basic and diluted loss from continuing operations per share	115,355	27,981			151,730

*
Applies to McDATA Corporation only.

(1)
The letters refer to a description of the adjustments in Note 2.

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

1.     Basis of Presentation

        On January 17, 2005, McDATA and CNT entered into an agreement and plan of merger, whereby CNT shareholders will receive 1.3 shares of McDATA Class A common stock in exchange for each share of CNT common stock they hold. Each outstanding CNT stock option, restricted stock unit, deferred stock unit and shares of restricted stock (whether vested or unvested) will also be assumed by McDATA and will be exercisable for or converted into McDATA Class A common stock or the right to receive McDATA Class A common stock, as the case may be, based upon the same exchange ratio.

        For accounting purposes the purchase price of CNT is based upon the market price of McDATA Class A common stock exchanged, estimated direct transaction costs to be incurred by McDATA of approximately $10.5 million (comprised of financial advisory, legal, accounting and other fees), and the estimated value of stock options to be issued. The $4.39 market price of McDATA stock used in the pro forma calculation of purchase price consideration is the average McDATA Class A common stock price for the period beginning two days before and ending two days after the announcement of the merger. The actual purchase consideration at the time the merger is finalized may change subject to the number of McDATA's Class A common stock and stock options to be issued and the related transaction costs. The merger is subject to customary closing conditions, including regulatory approvals, as well as approval by McDATA and CNT stockholders and shareholders.

        Based on the total number of shares subject to CNT estimated options outstanding at January 31, 2005, McDATA would assume options to purchase approximately 9.8 million shares of CNT common stock at a weighted average exercise price of $13.61. The actual number of shares subject to options to be assumed will be determined based on the actual number of CNT options outstanding at the completion of the merger. The fair value of the outstanding options was determined using the Black-Scholes option pricing model with the following assumptions: stock price of $4.39, which is the value ascribed to McDATA's Class A common stock in determining the purchase price; volatility of 80%; risk-free interest rate of 3.64%; and an expected life of five years. If the volatility assumption is increased by 5%, the purchase price and goodwill increase by $2.2 million, and a 5% decrease in volatility results in a decrease in purchase price and goodwill of $2.2 million. In accordance with existing employment agreements, certain CNT executives' options, not currently vested, will vest immediately prior to the effective time of the merger. One half of a portion of the currently unvested options of another CNT executive will vest immediately prior to the merger in accordance with his employment agreement. CNT will record the required pre-acquisition stock-based compensation charge related to the acceleration of vesting in its pre-acquisition financial statements. All outstanding CNT restricted stock and restricted stock units will vest in full upon the completion of the merger, with the exception of shares of restricted stock issued to one CNT employee and retention grants previously made by CNT. Deferred stock units are fully vested.

        The following table summarizes the preliminary estimate of the purchase price for CNT on a purchase accounting basis (in thousands):

Estimated value of McDATA Class A common stock to be issued (approximately 38.6 million shares at $4.39)	$169,444
Estimated direct acquisition costs to be incurred	10,528
Estimated value of stock options to be issued	27,313

Estimated total purchase price	$207,285

        The purchase consideration was allocated to the assets acquired and liabilities assumed based on the estimated fair value of CNT's tangible and intangible assets and liabilities. An allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined balance sheet based on a third-party preliminary valuation. Included in other liabilities are $10.5 million in estimated direct acquisition costs. This allocation is subject to change based on final valuation of the assets acquired, including the fair values of in-process research and development and liabilities assumed as of the closing date of the merger. The purchase price allocation will remain preliminary until McDATA completes a third-party valuation of significant identifiable intangible assets acquired (including in-process research and development) and determines the fair values of other identifiable assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after consummation of the merger. The actual allocation of purchase cost and its effect on results of operations may differ significantly from the pro forma amounts included herein. Absent final valuations from an independent valuation-consulting firm, the excess of the purchase costs over management's preliminary estimate of net tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.

Preliminary estimated purchase price allocation (in thousands):
Cash and cash equivalents	$32,481
Accounts receivable, net and short-term investments	118,055
Inventories	31,919
Other non-cash current assets	5,348
Property and equipment	40,056
Restricted assets	3,535
Amortizable intangible assets:
Customer list	23,630
Developed technology	43,339
Customer order backlog	7,014
Trademarks	4,933
Other assets	18,751
Goodwill	114,065
Deferred compensation	251
Current liabilities	(119,847)
Debt and other obligations assumed	(116,245)

Estimated total purchase price	$207,285

        As of January 31, 2005, CNT had an interest rate swap agreement with a notional amount of $75 million that had the economic effect of modifying the dollar portion of the fixed interest obligations associated with CNT's convertible notes. As part of the agreement, CNT is required to post collateral based on changes in the fair value of the interest rate swap. This collateral, in the form of restricted cash, was $3.2 million at January 31, 2005. The interest rate swap contains change of control provisions that may require McDATA to pay termination fees. According to the agreement, the holder of the interest rate swap has the option to terminate upon change in control in certain circumstances. The termination fees are estimated to be $1.5 million which is less than the $3.2 million held in restricted cash at January 31, 2005, however, actual termination fees will vary with interest rate fluctuations. As of January 31, 2005, there was additional restricted cash of $0.3 million.

        Of the total estimated purchase price, approximately $114 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and identifiable intangible assets and deferred stock compensation. This amount is subject to change based on the results of the third-party valuation study discussed previously.

        In accordance with the SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

        CNT's amortizable intangible assets consist of customer-related intangible assets, trademarks and developed technology with useful lives not exceeding seven years.

        Customer-related intangible assets consist of customer lists and customer order backlog. Customer lists represent relationships that McDATA expects to generate future revenue for the combined company. CNT previously had a net amortizable intangible asset of $12.7 million related to its customer list on its balance sheet as of January 31, 2005. McDATA expects to realize a significant portion of that asset after merger. In addition, McDATA believes that the numerous relationships that CNT has established through its customer support and services business will create value for the merged company. CNT's order backlog for products and professional services represent customer-related obligations. Once the merger is complete, McDATA will record this intangible based on its final valuation by a third-party valuation firm. A preliminary estimate for customer lists of $23.6 million was identified with a seven-year life. McDATA expects to realize a preliminary estimated value of $7.0 million for the customer order backlog intangible over an estimated useful life of 18 months.

        For CNT's trademark intangible, McDATA expects to realize the preliminary estimated value of $4.9 million over a seven-year life.

        Developed technology, which consists of products that have reached technological feasibility, includes products, which support channel extension, faster transmission speeds, and innovative mechanical design. McDATA expects to realize the current value of CNT's developed technology of $3.1 million as well as an additional $40.3 million due to new CNT products. These assets will be amortized over a five to six year estimated life.

        CNT develops new products that may qualify as in-process research and development in multiple product areas. Projects that qualify as in-process research and development represent those that have not yet reached technological feasibility and which have no alternative future use. For purposes of valuation, technological feasibility is defined as being equivalent to completion of a beta-phase working prototype in which there is no remaining risk relating to the development. At this time, there are no CNT projects that qualify as in-process research and development. Once the merger is complete, a final review to determine the existence of any in-process research and development will be made. If it is determined that in-process research and development exists, then the final estimate will be charged to expense.

        Of the total estimated purchase price, a preliminary estimate of $251,000 has been allocated to deferred compensation and will be amortized to expense over two years, beginning in the period in which the merger is completed. The preliminary estimate was based on the aggregate intrinsic value (fair value less the exercise price) of the unvested CNT stock options outstanding on January 31, 2005, using McDATA's closing stock price on January 18, 2005 of $4.36 as the fair value price.

2.     Pro Forma Adjustments

        Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to CNT's net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to finite lived intangible assets and estimated deferred compensation.

        There are no significant intercompany balances or transactions between McDATA and CNT. Certain reclassifications have been made to conform CNT's historical amounts to McDATA's presentation.

        The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

  (a)
  Adjustment to record the estimated step-up of CNT's historical net inventories to fair value net of a product rationalization charge of $3.8 million. The fair value of step-up of net inventories will result in a $5.9 million decrease in gross profit as the inventories are sold, following the consummation of the merger. This impact has not been reflected in the unaudited pro forma condensed combined consolidated statement of operations because it is a non-recurring charge that will be reflected in operations in the 12-month period following the completion of the merger. This adjustment is preliminary and based on management's estimates of fair value. The actual adjustment may differ materially and will be based upon final valuations.

  (b)
  Adjustment to intangible assets to reflect the estimated fair value of customer lists, customer order backlog, trademarks and developed technology. This adjustment is preliminary and based on management's estimates of fair value. The actual adjustment may differ materially and will be based upon final valuations.

  (c)
  Adjustment to remove CNT's historical goodwill.

  (d)
  Adjustment to reflect the estimated direct transaction costs.

  (e)
  Adjustment to reflect an estimated $10 million related to pre-acquisition contingencies associated with contract commitments that will not be honored due to product rationalization. Also included is an adjustment to reflect an estimated $12 million of merger-related costs for which McDATA's management has begun to assess and formulate a plan. These merger-related costs are recognized as liabilities pursuant to guidance provided by Emerging Issues Task Force Issue No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." An estimate of the $12 million merger-related costs is as follows (in millions):

Estimated severance and relocation costs	$9.3
Interest rate swap termination fees	1.5
Integration related expenses	1.2

Estimated merger-related costs	$12.0

  (f)
  Adjustment to reflect the preliminary estimate of the fair value of McDATA's legal performance obligations under CNT's maintenance and support contracts recorded as deferred revenue in CNT's historical financial statements.

  (g)
  Adjustment to record the estimated fair value of CNT's convertible notes and the corresponding interest expense, calculated using the effective interest method, to accrete the notes to their maturity value.

  (h)
  Adjustments to eliminate CNT's historical stockholders' equity.

  (i)
  Adjustments to common stock to record the estimated number of shares of McDATA Class A common stock and to additional paid-in-capital for the estimated value of those shares to be issued in the transaction.

  (j)
  Adjustments to reflect estimated payments for change-in-control executive agreement benefits paid at time of merger and its impact to cash and cash equivalents and accumulated deficit.

    This impact has not been reflected in the unaudited pro forma condensed combined consolidated statement of operations because it is a non-recurring charge that will be reflected in operations in the 12-month period following the completion of the merger.

  (k)
  Adjustment to record the preliminary estimate of the deferred compensation resulting from the issuance of unvested options to CNT employees and the resulting adjustment to amortization of the deferred compensation which is to be amortized over two years.

  (l)
  Adjustment to reflect the preliminary estimate of goodwill.

  (m)
  Adjustments to reclassify CNT's historical amortization of intangibles to conform to McDATA's accounting policies and presentation.

  (n)
  Adjustments to reflect the incremental amortization of identified intangible assets acquired in the transaction over the estimated useful lives of 18 months to seven years.

  (o)
  McDATA and CNT both have significant net operating losses and tax credits that can be carried forward; therefore, the pro forma adjustments have not been tax effected.

  (p)
  Adjustment to reclassify CNT's impairment of developed technology from cost of revenue to conform to McDATA's accounting policies.

Pro Forma Net Loss Per Share

        The pro forma combined basic and diluted net loss per share is based on the weighted average number of shares of McDATA common stock outstanding and weighted average number of CNT common stock outstanding multiplied by the exchange ratio.

3.     Contingencies and Commitments

        McDATA has identified the pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability, or impairment could be reasonably estimated. Prior to the end of the purchase price allocation period, if additional information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

        CNT has entered into certain employment and other agreements and pursuant to the terms of the agreements, following the completion of the merger and termination of employment, lump sum payments will be made to certain of CNT's current executives. Payments required under these agreements are considered to be material nonrecurring charges and such charges have not been included in the pro forma condensed combined consolidated statements of operations for the years ended January 31, 2004 and January 31, 2005, respectively. See Note 2 pro forma adjustment (j) for adjustment to unaudited pro forma condensed combined balance sheet as of January 31, 2005.

COMPARISON OF RIGHTS OF HOLDERS OF
McDATA CLASS A COMMON STOCK AND CNT COMMON STOCK

        McDATA is incorporated under Delaware law and is subject to the Delaware General Corporation Law. CNT is incorporated under the Minnesota law and is subject to the Business Corporation Act of the State of Minnesota. The following section of this joint proxy statement/prospectus compares the rights of holders of McDATA Class A common stock with the rights of holders of CNT common stock and describes any material differences between them. While we believe that this description covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the certificate of incorporation of McDATA or the articles of incorporation of CNT, nor the respective bylaws and rights plans of McDATA and CNT and is qualified in its entirety by reference to the applicable law of Delaware and Minnesota, as well as by reference to the certificate of incorporation and bylaws of McDATA and the articles of incorporation and bylaws of CNT and their respective rights plans.

        Upon completion of the merger, the shareholders of CNT will become stockholders of McDATA, and the certificate of incorporation, bylaws and rights plan of McDATA will govern the rights of former CNT shareholders. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer to in this joint proxy statement/prospectus for a more complete understanding of the differences between the rights of McDATA stockholders and CNT shareholders. McDATA and CNT have filed with the Securities and Exchange Commission their respective certificates of incorporation, articles of incorporation, bylaws and rights plans and will send copies of these documents to you upon your request. See the section entitled "Where You Can Find More Information" beginning on page 123 of this joint proxy statement/prospectus.

	CNT	McDATA
Authorized Capital Stock	CNT's authorized capital stock consists of 100,000,000 shares of common stock, par value of $0.01 per share, 40,000 shares of Series A Junior Participating Preferred Stock and 960,000 shares of undesignated preferred stock.	McDATA's authorized capital stock consists of 475,000,000 shares of capital stock, consisting of 250,000,000 shares of Class A common stock, par value $.01 per share, 200,000,000 shares of Class B common stock, par value $.01 per share, 45,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share, and 24,955,000 shares of preferred stock, par value $.01 per share.
Number of Directors
CNT's bylaws provide that number of directors constituting CNT's board of directors must be fixed from time to time by resolution of CNT's shareholders, subject to increase by resolution of the board. The number of directors of CNT currently authorized is eight, and the CNT board currently consists of eight directors.
McDATA's certificate of incorporation provides that McDATA's board of directors must consist of not less than three or more than 15 members, the exact number of which will be fixed from time to time by resolutions adopted by the affirmative vote of a majority of the active board of directors. McDATA's bylaws provide that the number of directors of McDATA will be fixed from time to time by McDATA's board of directors. The number of directors authorized by McDATA's bylaws is not less than three and not more than 15. McDATA's board currently consists of nine directors.
Cumulative Voting	CNT's articles of incorporation do not provide for cumulative voting. Accordingly, holders of CNT common stock have no cumulative voting rights in connection with the election of directors.	McDATA's certificate of incorporation does not provide for cumulative voting. Accordingly, holders of McDATA common stock have no cumulative voting rights in connection with the election of directors.

Classification of Board of Directors	CNT does not have a classified board.	McDATA's certificate of incorporation classifies the board of directors into three separate classes, as nearly equal in size as possible, with staggered three-year terms.
Removal of Directors
CNT's bylaws provide that at a special meeting called for that purpose, the entire board or any individual director may be removed, with or without cause, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors.
McDATA's certificate of incorporation provides that, subject to the rights, if any, of the holders of shares of any series of preferred stock, any or all of the directors may be removed from office at any time:
• with cause by the affirmative vote of stockholders who are entitled to cast at least a majority of the total number of votes entitled to be cast at an election of directors, or
• without cause by the affirmative vote of stockholders who are entitled to cast at least 70% of the total number of votes entitled to becast at an election of directors.
Vacancies on the Board of Directors
CNT's bylaws provide that any vacancy occurring on the board may be filled by the affirmative vote of a majority of the directors remaining in office, even if the remaining directors constitute less than a quorum. Any newly created directorship resulting from an increase in the authorized number of directors by action of the board may be filled by a majority vote of the directors serving at the time of such increase. Any vacancy or newly created directorship may be filled by resolution of the shareholders. Unless a prior vacancy occurs by reason of death, resignation, or removal from office, any director elected to fill a vacancy holds office until the next regular meeting of shareholders and until his or her successor is duly elected and qualified.
McDATA's certificate of incorporation and bylaws provide that any vacancy on its board that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring on the board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class holds office for a term that coincides with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors has the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, such directors so elected may not be divided into classes, unless expressly provided by such the terms of such class or series of preferred stock.
Stockholder Action by Written Consent
CNT's bylaws provide that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on such action. Any such written action is effective when signed by all of the shareholders entitled to vote thereon unless a different effective time is provided in the written action.
McDATA's bylaws provide that unless otherwise required by McDATA's certificate of incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by stockholders who are entitled to cast at least 70% of the total number of votes entitled to be cast.
Amendment of Articles/Certificate of Incorporation	Under Minnesota law, before shareholders may vote on an amendment to the articles of incorporation, either a resolution to amend the articles must have been approved by the	McDATA has reserved the right to amend, alter, change or repeal any provision contained in its certificate of incorporation in the manner now or hereafter prescribed in the certificate of

	affirmative vote of the majority of the directors present at the meeting where such resolution was considered, or the amendment must have been proposed by shareholders holding 3% or more of the voting power of the shares entitled to vote. Amending the articles of incorporation requires the affirmative vote of the holders of the majority of the voting power present and entitled to vote at the meeting.	incorporation, the bylaws or the General Corporation Law of the State of Delaware, and all rights conferred upon stockholders are granted subject to such reservation; provided, however, that, in addition to any other vote that may be required, the affirmative vote of stockholders who are entitled to cast at least 70% of the total number of votes entitled to be cast at an election of directors is required to amend, alter, change or repeal, or to adopt any provision as part of the certificate of incorporation inconsistent with the purpose and intent of the certificate of incorporation articles relating to: management of the business and the conduct of the affairs of McDATA, limitation and regulation of the powers of McDATA and of its directors and stockholders; adoption, amendment, alteration or repeal of the bylaws; and amendment, alteration, change or repeal of the certificate of incorporation.
Amendment of Bylaws
CNT's bylaws provide that they may be amended or altered by CNT's board at any meeting to the full extent permitted by law. CNT's articles of incorporation provide that, subject to the foregoing, CNT's bylaws may be adopted, amended or repealed by the vote of a majority of the board of directors present at a duly held meeting, subject to the power of CNT's shareholders to adopt, amend or repeal such bylaws. Minnesota law prohibits the board from adopting, amending or repealing a bylaw which fixes a quorum for meetings of shareholders, prescribes procedures for removing directors or filling vacancies on the board or fixes the number of directors or their classifications, qualifications or terms of office.
McDATA's certificate of incorporation and bylaws provide that McDATA's board of directors has the power to adopt, amend, or repeal the bylaws (including, without limitation, the amendment of any bylaw setting forth the number of directors who constitute the whole board of directors). The affirmative vote of at least a majority of the entire board of directors is required to adopt, amend, alter or repeal the bylaws. The bylaws also may be adopted, amended, altered or repealed by the affirmative vote of stockholders who are entitled to cast at least 70% of the total number of votes entitled to be cast at an election of directors.
Special Meetings of Stockholders	CNT's bylaws provide that special meetings of CNT's shareholders, for any appropriate purpose or purposes, may be called by CNT's President, Treasurer, or board of directors or	McDATA's bylaws provide that special meetings of the stockholders may be called, for any purpose or purposes, by:
	any two or more members thereof. Such	•	the Chairman of the board of directors;
	meeting must be held on such date and at such	•	the Chief Executive Officer;
	time and place as may be fixed by the person meeting must be held on such date and at such time and place as may be fixed by the person or persons calling the meeting and designated in the notice of meeting. Special meetings may also be called by one or more shareholders holding not less than 10% of the voting shares	•	the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption); or
	of CNT by delivering to CNT's President or Treasurer a written demand for a special meeting, which demand must contain the purposes of the meeting. Within 30 days after	•	stockholders who are entitled to cast at least 70% of the total number of votes entitled to be cast at an election of directors.
the receipt of a written demand for a special meeting of shareholders by the President or Treasurer, CNT's board of directors must cause a special meeting of shareholders to be called and held on notice no later than 90 days after the receipt of such written demand. Business transacted at any such special meeting of shareholders must be limited to the purpose or purposes stated in the notice of meeting.
Notice of Stockholder Meetings
	CNT's bylaws provide that, except where a meeting of shareholders is an adjourned meeting and the date, time, and place of such meeting were announced at the time of adjournment, notice of all meetings of shareholders stating the date, time, and place thereof, and any other information required by law or desired by CNT's board of directors or by such other person or persons calling the meeting, and in the case of special meetings, the purpose thereof, must be given to each shareholder of record entitled to vote at such meeting not less than 24 hours nor more than 60 days prior to the date of such meeting. In the event that a plan of merger or exchange is to be considered at a meeting of shareholders, CNT's bylaws provide that notice of such meeting must be given to every shareholder, whether or not entitled to vote, not less than 14 days prior to the date of such meeting.	McDATA's bylaws provide that written notice of any stockholders meeting must be given to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting.
Delivery and Notice Requirements of Stockholder Nominations and Proposals	Neither CNT's articles of incorporation nor its bylaws contain provisions regarding notice requirements for stockholder nominations or business proposals.
Pursuant to McDATA's bylaws, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely written notice to McDATA's Secretary delivered to or mailed and received at McDATA's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the stockholder's notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by McDATA fewer than 70 days prior to the date of such annual meeting, the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by McDATA. A stockholder's notice to McDATA's Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting:
		•	a brief description of the business proposed and the reasons for conducting such business at the annual meeting;
		•	the name and address, as they appear on McDATA's books, of the stockholder proposing such business;

•	the class and number of shares of McDATA which are beneficially owned by the stockholder;
•	any material interest of the stockholder in such business; and
•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. The chairman of the annual meeting may determine at the meeting that business was not properly brought before the meeting and declare that any such business may not be transacted.

For director nominations to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice to McDATA's Secretary delivered to or mailed and received at McDATA's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event that public announcement of the date of such annual meeting is first made by McDATA fewer than 70 days prior to the date of such annual meeting, the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by McDATA. A stockholder's notice to McDATA's Secretary must set forth:
•	as to each person whom the stockholder proposes to nominate for election as a director:
	–	the name, age, business address and residence address of the person;
	–	the principal occupation or employment of the person; and
	–	the class or series and number of shares of capital stock of McDATA which are owned beneficially or of record by the person; and
		•	as to the stockholder giving the notice:
			–	the name and address, as they appear on McDATA's books, of such stockholder;
			–	the class and number of shares of McDATA which are beneficially owned by the stockholder;
			–	any material interest of the stockholder in such business; and
			–	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in connection with solicitation of proxies for election of directors.

Notwithstanding the foregoing, in order to include information with respect to a director nomination in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. The chairman of the annual meeting may determine that a nomination was not properly made and declare at the meeting that such defective nomination be disregarded.
Voting and Proxies
CNT's bylaws provide that except as otherwise provided in the CNT articles of incorporation or any certificate of designations for preferred stock, at each meeting of the shareholders every shareholder is entitled to one vote in person or by proxy for each share of capital stock held by such shareholder, but no appointment of a proxy is valid for any purpose more than 11 months after the date of its execution, unless a longer period is expressly provided in the appointment. Every appointment of a proxy must be in writing and must be filed with CNT's Secretary at or before the meeting at which the appointment is to be effective.
McDATA's certificate of incorporation provides that the holders of any outstanding shares of Class A common stock and Class B common stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, McDATA's certificate of incorporation or McDATA's bylaws, or upon which a vote of stockholders is otherwise duly called for by McDATA. At each annual or special meeting of stockholders, each holder of record of shares of Class A common stock on the relevant record date shall be entitled to cast for each share of the Class A common stock standing in such holder's name on the stock transfer records of McDATA one vote in person or by proxy, and each holder of record of shares of Class B common stock on the relevant record date shall be entitled to cast for each share of Class B common stock standing in such holder's name on the stock transfer records of McDATA 1/10 of a vote in person or by proxy. McDATA's bylaws provide that each stockholder entitled to vote at a meeting of its stockholders or to execute consents must have the right to do so by an agent authorized by a proxy granted in accordance with Delaware law. No such proxy may be voted after three years from its date of creation, unless the proxy provides for a longer period.
Preemptive Rights	CNT's articles of incorporation do not grant any preemptive rights.	McDATA's certificate of incorporation does not grant any preemptive rights.

Dividends and Reserves
Under its bylaws, CNT's board of directors may from time to time declare, and CNT may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law. There may be set aside out of any of CNT's funds available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of CNT, or for the purchase of additional property, or for such other purpose as the directors deem to be consistent with the interests of CNT, and the directors may modify or abolish any such reserve.
The McDATA certificate of incorporation provides that, subject to the rights of the holders of McDATA preferred stock, holders of shares of McDATA Class A common stock and shares of Class B common stock are entitled to receive such dividends and other distributions in cash, stock or property of McDATA when, as and if declared thereon by the board of directors from time to time out of assets or funds of McDATA legally available therefor. If, at any time, a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of common stock or other voting securities of McDATA, or rights, options or warrants to purchase shares of common stock or other voting securities of McDATA or securities convertible into or exchangeable for shares of common stock or other voting securities of McDATA) is declared or paid on the shares of Class A common stock or shares of Class B common stock, a like dividend or other distribution in cash or other property must also be declared or paid, as the case may be, on shares of Class B common stock or shares of Class A common stock, as the case may be, in an equal amount per share. If, at any time, a dividend or other distribution payable in shares of common stock or other voting securities of McDATA, or rights, options or warrants to purchase shares of common stock or other voting securities of McDATA, or securities convertible into or exchangeable for shares of common stock or other voting securities of McDATA is paid or declared on shares of Class A common stock or Class B common stock, a like dividend or other distribution must also be paid or declared, as the case may be, on shares of Class B common stock or Class A common stock, as the case may be, in an equal amount per share; provided, that, for this purpose, if shares of Class A common stock or other voting securities of McDATA, or rights, options or warrants to purchase shares of Class A common stock or other voting securities of McDATA or securities convertible into or exchangeable for shares of Class A common stock or other voting securities of McDATA, are paid on shares of Class A common stock, and shares of Class B common stock or voting securities identical to the other voting securities paid on the shares of Class A common stock or rights, options or warrants to purchase shares of Class B common stock or such other voting securities or securities convertible into or exchangeable for shares of Class B common stock or such other voting securities, are paid on shares of Class B common stock, in an equal amount per share of Class A common stock and Class B common stock, such dividend or other distribution must be deemed to be a like dividend or other distribution. In the case of any split, subdivision, combination or reclassification of shares of Class A common stock or Class B common stock, the shares of Class B common stock or Class A common stock, as the case may be, must also be split, subdivided, combined or reclassified so that the number of shares of Class A common stock and Class B common stock outstanding immediately following such split, subdivision, combination or reclassification must bear the same relationship to each other as did the number of shares of Class A common stock and Class B common stock outstanding immediately prior to such split, subdivision, combination or reclassification. Under McDATA's bylaws, dividends upon the capital stock of McDATA, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of McDATA available for dividends such sum or sums as the board of directors, from time to time, in its absolute discretion, thinks proper as a reserve to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of McDATA, or for such other purpose as the board of directors deems conducive to the interest of McDATA, and the board of directors may modify or abolish any such reserve in the manner in which it was created.
Limitation of Personal Liability of	CNT's articles of incorporation provide that, except in situations where a director has:		McDATA's certificate of incorporation provides that a director will not be personally liable to
Directors	•	breached his or her duty of loyalty;	McDATA or McDATA's stockholders for
	•	acted or omitted to act not in good faith or in a manner that involves intentional misconduct or a knowing violation of law;	monetary damages for breach of fiduciary duties, except to the extent such exemption from liability or limitation thereof is not
	•	participated in making unlawful dividends, stock repurchases or redemptions; or	permitted under the General Corporation Law of the State of Delaware.
	•	participated in a transaction pursuant to which he or she derived an improper personal benefit
CNT's directors have no personal liability to CNT or its shareholders for monetary damages for breach of fiduciary duty as a member of the board of directors.
Indemnification of Officers and Directors
CNT's articles of incorporation provide that the board of directors has the power and authority to adopt an indemnity plan and to purchase and maintain insurance for the officers and directors against liability asserted against them and incurred in any such capacity or arising out of their status as such to the fullest extent
McDATA's certificate of incorporation provides that McDATA must indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification must continue as to a person who has ceased to be a director or officer of McDATA and inures to the benefit

permissible under the provisions of Chapter 302A, Minnesota Statutes, which generally provides for mandatory indemnification of persons acting in an official capacity on behalf of the corporation if such person acted in good faith, did not receive an improper personal benefit, acted in a manner the person reasonably believed to be in, or not opposed to, the corporation's best interests and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. CNT's bylaws allow CNT to indemnify such persons for such expenses and liabilities in such manner, under such circumstances and to the extent as permitted by Minnesota law.	of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, McDATA is not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by McDATA's board of directors. The right to indemnification includes the right to be paid by McDATA the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. McDATA may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of McDATA similar to those conferred to directors and officers of McDATA. The rights to indemnification and to the advance of expenses are not be exclusive of any other right which any person may have or hereafter acquire under McDATA's certificate of incorporation or bylaws or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

McDATA's bylaws require that McDATA indemnify its directors and officers who are parties or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of McDATA) because he or she is or was a director or officer of McDATA, or is or was a director or officer of McDATA serving at the request of McDATA as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of McDATA, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In a suit or proceeding by or in the right of McDATA, no indemnification will be made if the officer or director was adjudged to be liable to McDATA unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Any indemnification (unless ordered by a court) will be made only as authorized upon a determination that the director or officer met the good faith standard of conduct set forth in McDATA's bylaws. Such determination will be made:
• by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum;
• if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or
• by the stockholders.

To the extent, however, that a director or officer of McDATA has been successful on the merits or otherwise in defense of any action, suit or proceeding, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization.

Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding will be paid by McDATA in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by McDATA.

The right to indemnification and advancement of expenses is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise.
It is McDATA's policy that indemnification of officers and directors entitled to such indemnification will be made to the fullest extent permitted by law.
The McDATA bylaws also provide that McDATA has the power to indemnify its employees and other agents as set forth in the General Corporation Law of the State of Delaware.
Stockholder Rights Plan
Out of CNT's authorized shares of preferred stock, there are 40,000 shares of Series A Junior Participating Preferred Stock reserved for issuance in connection with its shareholder rights plan. In July 1998, CNT's board of directors adopted the shareholder rights plan
On May 18, 2001, McDATA adopted a share purchase rights plan pursuant to a rights agreement. In connection with the creation of the rights, McDATA's board of directors authorized the issuance of 45,000 shares of McDATA preferred stock designated as "Series

and declared a dividend distribution of one preferred stock purchase right for each share of	A Junior Participating Preferred Stock."
common stock to shareholders of record on August 10, 1998. Each share of common stock issued subsequent to such date, including the shares of common stock issuable upon conversion of the CNT convertible notes, includes a corresponding preferred stock purchase right. Each preferred stock purchase right entitles the registered holder to purchase from CNT 1/1,000th of a share of the Series A Junior Participating Preferred Stock at a price of $100.00 per unit, subject to adjustment. The rights become exercisable upon the earlier of:	Exercisability of Rights. The McDATA rights agreement provides for a dividend distribution of one preferred share purchase right, or a Right, for each share of common stock outstanding on June 5, 2001 and authorizes the issuance of one right for each share of common stock issued between June 1, 2001 and the distribution date of rights certificates. Each right initially entitles the registered holder to purchase from McDATA 1/10,000th of a share of Series A Junior Participating Preferred Stock at a price of $200.00 per 1/10,000th of a preferred share, subject to adjustment. The
• the close of business on the 10th day following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of CNT's outstanding common shares; or	rights currently are evidenced by the stock certificates representing the outstanding common shares. The rights will separate from the common stock and become exercisable following the earlier of:
• the close of business of the 10th day following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group	• ten days following a public announcement that a person or group has become the beneficial owner of 15% or more of the aggregate number of votes entitled to by cast by all outstanding shares of McDATA common stock; and
of 20% or more of CNT's outstanding common shares.	• ten business days, or a later date as may be determined by McDATA's board of directors, after a tender offer or exchange
Upon exercise and payment of the then current purchase price for the right, the right holder will have the right to receive common stock (or, in some circumstances, cash, property or other securities of CNT) having a value equal to two times the purchase price. Upon the occurrence of certain other events, each right holder has the right to receive, upon exercise and payment of the then current purchase price, common	offer that would result in a person becoming the beneficial owner of 15% or more of the aggregate number of votes entitled to by cast by all outstanding shares of McDATA common stock is first published or sent or given within the meaning of Rule 14d-2(a) of under the Exchange Act.
stock of the other party to the transaction having a value equal to two times the purchase price.	"Flip-In" Feature. If a person or group becomes the beneficial owner of 15% or more of the aggregate number of votes entitled to by cast by all outstanding shares of McDATA
CNT is entitled to redeem the rights in whole, but not in part, at a price of $0.01 per right, subject to adjustment, payable in cash or shares of CNT's common stock, at any time prior to the earlier of the expiration of the rights in July 2008 or ten days following the time that a party has acquired beneficial ownership of 20% or more of the shares of common stock then outstanding. Any of the provisions of the Rights Agreement governing the rights may be supplemented or amended by CNT in its sole	common stock (except as part of a tender or exchange offer for all of McDATA's outstanding common stock, subject to certain conditions), then each holder of a Right, except for such person or group, will be entitled to purchase, upon exercise, at the then current purchase price, in lieu of a number of 1/10,000ths of a share of preferred stock, such number of shares of McDATA Class B common stock equal the result obtained by:
and absolute discretion. Such supplements or amendments by CNT may be made without the approval of the rights holders. CNT has amended the shareholder rights plan to make it inapplicable to the proposed acquisition by	• multiplying the then current purchase price by the then number of 1/10,000ths of a share of preferred stock for which a right was exercisable immediately prior to the time the person or group became the

McDATA.		beneficial owner of 15% or more of the aggregate number of votes entitled to by
The existence of the shareholder rights plan as well as the ability of CNT's board of directors		cast by all outstanding shares of McDATA common stock; and
to issue preferred stock and the anti-takeover provisions of Minnesota law described below may serve to discourage an acquisition of CNT or stock purchases in furtherance of an acquisition.	•	dividing that product by 50% of the current market price (determined pursuant to the rights agreement) per share of McDATA Class B common stock on that same date.
"Flip-Over" Feature. In the event that:
	•	McDATA merges into an acquiring company;
	•	an acquiring company merges into McDATA; or
	•	McDATA sells more that 50% of its assets, earning power or cash flow to an acquiring company.

Each Right will entitle the holder, except for a person or group that is the beneficial owner of 15% or more of the aggregate number of votes entitled to by cast by all outstanding shares of McDATA common stock, to purchase, upon exercise at the then current purchase price such number of validly authorized and issued, fully paid, non-assessable and freely tradable shares of common stock of the acquiring company equal to the result obtained by
•
multiplying the then current purchase price by the number of 1/10,000ths of a share of preferred stock for which a Right is exercisable immediately prior to the acquisition and dividing that product by
	•	50% of the then current market price (as determined pursuant to the rights agreement) per share of the common stock of the acquiring company on the date of consummation of the acquisition.

"Exchange" Feature. After a person or group obtains 15% or more of the aggregate number of votes entitled to by cast by all outstanding shares of McDATA common stock, but less than 50% of the aggregate number of votes entitled to by cast by all outstanding shares of McDATA common stock,, McDATA's board of directors may, at its option, exchange all or some of the then-outstanding and exercisable Rights (other than Rights owned by such person or group) for McDATA Class B common stock at an exchange ratio of one share of McDATA Class B common stock per Right, adjusted to reflect any stock split, stock dividend or similar transaction.
Redemption of Rights. At any time prior to the earlier of:
	•	the tenth day after the first public announcement that a person or group has become the beneficial owner of 15% or more of the aggregate number of votes entitled to by cast by all outstanding common shares, or
• June 5, 2011,
McDATA's board of directors may redeem the Rights in whole, but not in part, at a price of $0.01 per right.
Final Expiration Date. If not previously exercised, the Rights will expire on June 5, 2011, unless McDATA earlier redeems or exchanges the Rights or extends the final expiration date.
The McDATA rights agreement does not apply to the merger.
Dissenters' Rights	Dissenters' appraisal rights are not available to CNT shareholders with respect to the merger.	Dissenters' appraisal rights are not available to McDATA stockholders with respect to the merger.
Anti-Takeover Statutes	CNT's articles of incorporation provide that Section 302A.671, Minnesota Statutes, applies to a "control share acquisition" of the capital stock of CNT.
A corporation can elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware, which generally protects publicly-traded Delaware corporations from hostile takeovers, and from actions following
	Generally, the Minnesota control share acquisition statute establishes various disclosure and shareholder approval requirements that must be satisfied by individuals or companies attempting a takeover. Delaware has no	such takeover. However, McDATA has not made this election and is therefore governed by Section 203 of the Delaware General Corporation Law.
	comparable provision. The Minnesota statute applies to an "issuing public corporation." An "issuing public corporation" is a publicly-held corporation which is incorporated under or governed by the Minnesota Business Corporation Act and has at least fifty shareholders. CNT is subject to this statute. The Minnesota statute requires disinterested shareholder approval for acquisitions of shares of issuing public corporations which result in the "acquiring person" owning more than a designated percentage of the outstanding shares of such corporation. Accordingly, shareholders who acquire shares without shareholder approval and in excess of a designated percentage of outstanding shares lose their voting rights and are subject to certain redemption privileges of the corporation. Such shares regain their voting rights only if the acquiring person discloses certain information to the corporation and such voting rights are granted by the shareholders at an annual or special meeting of the shareholders. The Minnesota control share acquisition statute applies unless the "issuing public corporation" opts out of the statute in its articles of incorporation or bylaws. As set forth above, CNT has not opted out of such provisions. The control share acquisition statute is inapplicable	In contrast to the Minnesota statute, the Delaware business combination statute provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, the person is designated an interested stockholder and the corporation may not engage in certain business combinations with such person for a period of three years. However, an otherwise prohibited business combination may be permitted if one of three conditions is satisfied. First, if before the date the person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, then the business combination is permitted. Second, a business combination is permitted if the tender offer or other transaction pursuant to which the person acquires 15% stock ownership is attractive enough such that the interested stockholder is able to acquire ownership in the same transaction of at least 85% of the outstanding voting stock (excluding for purposes of determining the number of shares outstanding those shares owned by directors who are also officers and those shares owned by certain employee stock ownership plans). Finally, the business combination is permissible if approved by the board of

to the proposed acquisition by McDATA because the statute excepts mergers consummated pursuant to Minnesota statutes if the issuing public corporation is a party to the transaction.	directors and authorized at an annual or special meeting of stockholders (action by written consent is not permitted) by the affirmative vote of at least two-thirds of the outstanding voting shares held by disinterested stockholders.

While there is no Delaware statute comparable to the Minnesota control share acquisition statute, both Minnesota and Delaware have business combination statutes that are intended primarily to deter takeover bids which propose to use the target's assets as collateral for the offeror's debt financing and to liquidate the target, in whole or in part, to satisfy financing obligations.
The "business combinations" prohibited under Delaware law include any of the following: any merger or consolidation with the interested stockholder; any sale, transfer or other disposition of assets to the interested stockholder if the assets have a market value equal to or greater than 10% of the aggregate market value of all of the corporation's assets; any transfer of stock of the corporation to the interested stockholder, except for transfers in a conversion or exchange or a pro rata
Minnesota statutes, Section 302A.673, provides that an issuing public corporation such as CNT may not engage in certain business combinations with any person that becomes an interested shareholder by acquiring beneficial ownership of 10% or more of the voting stock of that corporation for a period of four years following the date that the person became an interested shareholder unless, prior to that date, a committee of the corporation's disinterested directors approve either the business combination or the acquisition of shares. For purposes of selecting a committee, a director or person is "disinterested" under the Minnesota Statute if the director or person is neither an officer nor an employee, nor has been an officer or employee within five years preceding the formation of the committee of the issuing public corporation, or of a related corporation. CNT has taken required steps in connection with the proposed acquisition by McDATA to comply with the provisions of the statute. Only defined types of "business combinations" are prohibited by the Minnesota statute. In general, the definition includes: any merger or exchange of securities of the corporation with the interested shareholder; certain sales, transfers or other disposition of assets of the corporation to an interested shareholder; transfers by the corporation to interested shareholders of shares that have a market value of 5% or more of the value of all outstanding shares, except for a pro rata transfer made to all shareholders; any liquidation or dissolution of, or reincorporation in another jurisdiction of, the corporation which is proposed by the interested shareholder; certain transactions proposed by the interested shareholder or any affiliate or associate of the interested shareholder that would result in an increase in the proportion of shares entitled to vote owned by the interested shareholder and transactions whereby the interested shareholder	distribution; and any receipt by the interested stockholder of any loans, advances, guarantees, pledges, and other financial benefits, except in connection with a pro rata transfer. The Delaware statute does not apply to any business combination in which the corporation, with the support of a majority of those directors who were serving as directors before any person became an interested stockholder, proposes a merger, sale, lease, exchange or other disposition of at least 50% of its assets, or supports (or does not oppose) a tender offer for at least 50% of its voting stock. In such a case, all interested stockholders are not required to comply with the three year prohibition and may compete with the corporation-sponsored transaction.

receives the benefit of loans, advantages, guarantees, pledges or other financial assistance or tax advances or credits from the corporation. In Minnesota, an interested shareholder is a person who beneficially owns 10% of the outstanding shares. A person is deemed to beneficially own shares if the person has or shares the power to vote the shares, or to dispose of or direct the disposition of the shares. Beneficial ownership also includes shares which that person has the right to acquire pursuant to the exercise of stock options, warrants or other rights.

The Minnesota Business Corporation Act includes other provisions relating to takeovers that are not included in the Delaware General Corporation Law. Some of these provisions address a corporation's use of golden parachutes, greenmail and the standard of conduct of the board of directors in connection with the consideration of takeover proposals. The Minnesota Business Corporation Act contains a provision which prohibits a publicly-held corporation from entering into or amending agreements (commonly referred to as golden parachutes) that increase current or future compensation of any officer or director during any tender offer or request or invitation for tenders. The Minnesota Business Corporation Act provides that a publicly-held corporation is prohibited from purchasing or agreeing to purchase any shares from a person who beneficially owns more than 5% of the voting power of the corporation if the shares had been beneficially owned by that person for less than two years, and if the purchase price would exceed the market value of those shares. However, such a purchase will not violate the statute if the purchase is approved at a meeting of the shareholders by a majority of the voting power of all shares entitled to vote or if the corporation's offer is of at least equal value per share and made to all holders of shares of the class or series and to all holders of any class or series into which the securities may be converted. In considering the best interests of the corporation with respect to a proposed acquisition of an interest in the corporation, the Minnesota Business Corporation Act authorizes the board of directors to consider the interest of the corporation's employees, customers, suppliers and creditors, the economy of the state and nation, community and social considerations and the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

ADDITIONAL PROPOSALS BEING SUBMITTED SOLELY TO A VOTE OF
McDATA STOCKHOLDERS

        The McDATA board of directors approved two amendments to the 2001 Plan to allow McDATA to continue offering equity incentives to attract, retain and motivate highly qualified individuals essential to the long-term growth and success of McDATA. Equity awards encourage employee loyalty to McDATA and align employee interests directly with the interests of McDATA's stockholders. As of April 12, 2005, McDATA had approximately 991 employees worldwide, each of whom is eligible to receive awards under the 2001 Plan. To support McDATA's long-term growth, McDATA anticipates that it will continue to increase its work force. In addition, the merger with CNT will significantly increase the number of employees eligible for awards under the 2001 Plan. McDATA will also be able to grant equity awards under the 2001 Plan to directors and consultants as McDATA determines appropriate. As a result, the McDATA board of directors believes that the shares authorized under the 2001 Plan need to be appropriately increased. Accordingly, a portion of the increased number of shares authorized under the 2001 Plan may be used to grant equity awards to current and future directors pursuant to the terms of the 2001 Plan. In addition, the McDATA board of directors believes that the 2001 Plan needs to be amended to give McDATA the flexibility to grant awards under the 2001 Plan in either McDATA Class A common stock or Class B common stock. McDATA believes that the amendment of the 2001 Plan will help it accomplish recruitment and retention goals and will help keep stock-based incentive compensation competitive with that offered by other companies in the information technology industry.

        As of April 12, 2005, the record date for McDATA's special stockholders meeting, there were an aggregate of 7,130,080 shares of McDATA Class B common stock issuable pursuant to outstanding vested and unvested stock options and awards granted under the 2001 Plan. As of the record date, approximately 2,192,621 shares of McDATA Class B common stock shares remain available for awards under the 2001 Plan. As of the record date, McDATA had an aggregate of 119,161,614 outstanding shares of common stock, consisting of 81,000,000 outstanding shares of McDATA Class A common stock and 38,161,614 outstanding shares of McDATA Class B common stock. The proceeds received by McDATA upon exercise of the options by participants in the 2001 Plan will be used for general corporate purposes. Under the terms of the 2001 Plan, awards are made at the discretion of the compensation committee of McDATA's board of directors, or the Compensation Committee, which is composed solely of independent directors. The type and amount of any awards to be granted under the 2001 Plan to McDATA's directors and executive officers is not determinable at this time. The full text of the 2001 Plan, reflecting the amendments to the 2001 Plan appears as Annex E to this joint proxy statement/prospectus.

        The affirmative vote of a majority of the total number of votes present in person or by proxy is required to approve the amendments to the 2001 Plan.

Amendment of the 2001 Plan to Increase the Authorized Number of Shares

        On January 14, 2005, the McDATA board of directors approved an amendment to the 2001 Plan that would increase the authorized number of shares of common stock issuable under the 2001 Plan by 3 million shares (from 30 million to 33 million shares).

  Summary of the 2001 Plan

        General.    The 2001 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock units award and other stock awards, collectively referred to as awards, to participants. A stock option is a contractual right to purchase a specified number of McDATA's shares at a specified price (exercise price) for a specified period of time. An incentive stock option is a stock option that has met the requirements of Section 422 of the Code. A nonstatutory stock option is a stock option that either does not meet the Code criteria for qualifying incentive stock options or is not intended to be an incentive stock option. A stock purchase award is an offer to sell McDATA common stock at a price equal to at least 85% of the fair market value of the shares. A stock bonus, on the other hand, is a grant of shares of McDATA common stock at no cost to the recipient in consideration for services rendered or any other form of legal consideration acceptable to the McDATA board of directors. A stock appreciation right is a right to receive the increase in value of McDATA common stock equivalents over a certain base threshold set by the Compensation Committee. A stock unit award is a right to receive shares of McDATA common stock at some designated date in the future. Other stock awards include other awards based on McDATA common stock.

        Shares Currently Subject to the 2001 Plan.    Currently, a total of 30 million shares of McDATA Class B common stock is authorized for issuance under the 2001 Plan and as of April 12, 2005 there were approximately 2,192,621 shares of McDATA Class B common stock available for issuance under the 2001 Plan.

        Upon stockholder approval of the proposed amendment to the 2001 Plan, an additional 3 million shares of McDATA common stock would be issuable under the 2001 Plan and the total amount of authorized shares under the 2001 Plan will be increased from 30 million shares to 33 million shares of common stock.

        Administration.    The McDATA board of directors has delegated to the Compensation Committee the authority to administer the 2001 Plan. The Compensation Committee has the general authority to construe, interpret and amend the 2001 Plan as well as to determine the:

  •
  grant recipients;

  •
  grant dates;

  •
  number of shares subject to awards;

  •
  exercisability and vesting of awards;

  •
  exercise price;

  •
  type of consideration; and

  •
  other terms of awards.

        Generally, the McDATA board of directors may not amend the 2001 Plan, provided that no amendment may impair the rights and obligations under any stock award granted before the amendment was effective unless consent is obtained from the person to whom such stock award was granted, unless the amendment is necessary to comply with any laws or governmental regulations or to comply with the requirements of Section 422 of the Code. Further, any amendment to the 2001 Plan requiring the approval of the stockholders under Section 422 of the Code, the Exchange Act or any Nasdaq or applicable exchange listing requirements shall not be effective unless approved by the stockholders of McDATA to the extent required to satisfy the applicable requirement. Subject to the discussion above, the McDATA board of directors may amend the 2001 Plan.

        Share Reserve.    If the recipient of a stock award does not acquire the shares subject to his or her stock award before the stock award expires (generally 10 years) or otherwise terminates, the shares that are not purchased will again become available for issuance under the 2001 Plan. The share reserve under the 2001 Plan may include shares purchased by McDATA on the open market and held as treasury shares. In addition, any shares of McDATA common stock subject to a stock award not delivered to the recipient of a stock award because such shares are withheld for taxes or the stock award is exercised through a reduction of shares subject to the stock award pursuant to a "net exercise" (further described below) will again become available for issuance under the 2001 Plan.

        Eligibility.    The Compensation Committee may grant incentive stock options that qualify under Section 422 of the Code to McDATA's employees and to the employees of McDATA's affiliates. The Compensation Committee also may grant nonstatutory stock options, stock bonuses and stock purchase awards to McDATA's employees, directors and consultants as well as to the employees, directors and consultants of McDATA's affiliates. Stock appreciation rights, stock unit awards and other stock awards may be granted to McDATA's employees, consultants and directors and those affiliates of McDATA.

        Grants to Executive Officers.    Any benefits to be granted under the 2001 Plan to McDATA's chief executive officer and the four highest compensated officers in fiscal year 2004, and any other executive officers of McDATA, will be determined by the Compensation Committee and are not determinable at this time.

        Limits on Option Grants and Shares Issuable Upon Exercise of Stock Appreciation Rights.    There are limits on the number of shares that the Compensation Committee may grant under an option. Section 162(m) of the Code, among other things, denies a deduction to publicly held corporations for compensation paid to the chief executive officer and the four highest compensated officers in a taxable year to the extent that the compensation for each officer exceeds $1,000,000. In order to qualify option grants or stock appreciate right awards made under the 2001 Plan for an exception to such $1,000,000 limit, the 2001 Plan provides that no more than 4,800,000 shares may be granted to a participant in any calendar year.

        In addition, an employee may not receive incentive stock options that exceed the $100,000 per year limitation set forth in Section 422(d) of the Code. In calculating the $100,000 per year limitation, McDATA determines the aggregate number of shares under all incentive stock options granted to that employee that will become exercisable for the first time during a calendar year. For this purpose, McDATA includes incentive stock options granted under the 2001 Plan as well as under any other stock plans maintained by McDATA or its affiliates. McDATA then determines the aggregate fair market value of the stock as of the grant date of the option. Taking the options into account in the order in which they were granted, McDATA treats only the options covering the first $100,000 worth of stock as incentive stock options. McDATA treats any options covering stock in excess of $100,000 as nonstatutory stock options.

        Under certain conditions the Compensation Committee may grant an incentive stock option to a person who owns or is deemed to own stock possessing more than 10% of McDATA's total combined voting power or the total combined voting power of an affiliate of McDATA. The exercise price of an incentive stock option in such cases must be at least 110% of the fair market value of the stock on the grant date, and the option term must be five years or less.

        Option Terms.    The Compensation Committee may grant incentive stock options with an exercise price of 100% or more of the fair market value of a share of McDATA's common stock on the grant date. The exercise price of nonstatutory stock options may be 85% or more of fair market value. Currently, the exercise price of any option may be paid in cash or at the discretion of the McDATA board of directors or the Compensation Committee, (i) by delivery of shares of McDATA Class B common stock, (ii) according to a deferred payment arrangement or other similar arrangement between McDATA and the option holder or (iii) in any other form of legal consideration that may be acceptable to the McDATA board of directors or the Compensation Committee. In addition, the exercise price of shares of McDATA common stock acquired pursuant to an option may also be paid, to the extent permitted by applicable law, by a "net exercise" of the option (as further described below), or pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the shares of McDATA common stock pursuant to an option exercise, results in either the receipt by McDATA of cash (or check) or irrevocable instructions to pay the aggregate exercise price to McDATA from the sales proceeds.

        In the case of a "net exercise" of an option, McDATA will not require a payment of the exercise price of the option from the option holder but will reduce the number of shares of McDATA common stock issued upon exercise of the option by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, McDATA will accept a cash payment from the option holder. The shares of

McDATA common stock so used to pay the exercise price of an option under a "net exercise" and any shares withheld for taxes will be considered to have been withheld from the exercise of the option. Accordingly, the option will not again be exercisable with respect to the shares deemed withheld to satisfy the exercise price, the shares actually delivered to the option holder or any shares of McDATA common stock withheld for purposes of tax withholding. Furthermore, in the event McDATA no longer uses the Accounting Principals Board's Opinion 25 to account for equity compensation and McDATA is required to or elects to expense the cost of stock options pursuant to FAS 123 (or a successor standard), the Compensation Committee will, with respect to options granted after the effective date of the proposed amendments to the 2001 Plan, have the ability to substitute, without receiving the option holder's permission, stock appreciation rights paid only in stock for the option holder's outstanding options; provided that the terms of the substituted stock appreciation rights are the same as the terms for the stock options and the difference between the fair market value of the underlying shares of McDATA common stock and the grant price of the stock appreciation right is equivalent to the difference between the fair market value of the underlying shares McDATA common stock and the exercise price of the options.

        The maximum stock option term for nonstatutory options is 10 years and 1 month. The maximum option term for incentive stock options is 10 years. Subject to this limitation, the Compensation Committee may provide for exercise periods of any length in individual option grants. However, generally an option terminates three months after the option holder's service to McDATA or its affiliates terminates (unless the option agreement provides otherwise). If this termination is due to the option holder's disability, the exercise period generally is extended to 12 months. If this termination is due to the option holder's death or if the option holder dies within three months after his or her service terminates, the exercise period generally is extended to 18 months following the option holder's death.

        The Compensation Committee may provide for the transferability of nonstatutory options. However, the option holder may designate a beneficiary to exercise either type of option following the option holder's death. If the option holder does not designate a beneficiary, the option holder's option rights will pass by his or her will or by the laws of descent and distribution.

        Terms of Other Stock Awards.    Under the 2001 Plan, the Compensation Committee may grant stock bonus awards, stock purchase awards, stock appreciation rights, stock unit awards and other stock awards to employees, directors or consultants. The Compensation Committee determines the purchase price of any stock awards and other terms and conditions of any stock based awards.

        The Compensation Committee may award stock bonuses in consideration of past services without a purchase payment or other legal consideration. Shares that McDATA sells or awards under the 2001 Plan may, but need not be, restricted and subject to a repurchase option in McDATA's favor in accordance with a vesting schedule that the Compensation Committee determines. The Compensation Committee, however, may accelerate the vesting of the restricted stock.

        Each grant of a stock appreciation right will be in such form and will contain such terms and conditions as the Compensation Committee deems appropriate. The terms and conditions of stock appreciation rights may change from time to time, and the terms and conditions of separate stock appreciation rights need not be identical, but each stock appreciation right award must include certain standard terms and limitations. Each stock appreciation right will be denominated in shares of common stock equivalents. The appreciation distribution payable on the exercise of a stock appreciation right will be not greater than an amount equal to the excess of the aggregate fair market value (on the date of the exercise of the stock appreciation right) of a number of shares of McDATA common stock equal to the number of shares of McDATA common stock equivalents which is vested under any applicable stock appreciation right and with respect to which the grantee is exercising the stock appreciation right on such date, over an amount that will be determined by the Compensation Committee at the time of grant of the stock appreciation right. The Compensation Committee may impose, at its discretion, restrictions or conditions to the vesting of any stock appreciation right. The Compensation Committee may also accelerate the vesting of the stock appreciation right.

        Each grant of a stock unit award will be in such form and will contain such terms and conditions as the Compensation Committee deems appropriate. The terms and conditions of stock unit awards may change from time to time, and the terms and conditions of separate stock unit awards need not be identical, but each stock unit award must include certain standard terms and limitations. At the time of grant of a stock unit award, the Compensation Committee will determine the consideration, if any, to be paid by the grantee upon delivery of each share of McDATA common stock subject to the stock unit award. To the extent required by applicable law, the consideration to be paid by the grantee for each share of McDATA common stock subject to a stock unit award will not be less than the par value of a share of McDATA common stock. The consideration may be paid in any form permitted under applicable law. Dividend equivalents may be credited in respect of shares of McDATA common stock covered by a stock unit award, as determined by the Compensation Committee and as set forth in the stock unit award agreement. At the discretion of the Compensation Committee, such dividend equivalents may be converted into additional shares covered by the stock unit award in such manner as determined by the Compensation Committee. Any additional shares covered by the stock unit award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying stock unit award agreement to which they relate. The Compensation Committee may impose at its discretion restrictions or conditions to the vesting of any stock unit awards. The Compensation Committee may also accelerate the vesting of the stock unit award.

        Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, McDATA Class B common stock may be granted by the Compensation Committee under the 2001 Plan, either alone or in addition to stock awards discussed above. Subject to the provisions of the 2001 Plan, the Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of McDATA common stock (or the cash equivalent thereof) to be granted pursuant to such awards and all other terms and conditions of such awards.

        Other Provisions.    Corporate transactions not involving McDATA's receipt of consideration, including a merger, consolidation, reorganization, stock dividend, and stock split, may change the class and number of shares subject to the 2001 Plan and to outstanding awards. In that event, the McDATA board of directors will appropriately adjust the 2001 Plan as to the class and the maximum number of shares subject to the 2001 Plan, to the cap on the number of shares available for incentive stock options, and to the Code Section 162(m) limit. It also will adjust outstanding awards as to the class, number of shares and price per share subject to the awards.

        In situations resulting in a dissolution, liquidation or change of control (including a merger in which shares of McDATA's common stock are converted into other stock or property), the surviving entity will either assume or replace all outstanding awards under the 2001 Plan. If it declines to do so, then generally the vesting and exercisability of the awards will accelerate.

        Plan Termination.    The 2001 Plan terminates on September 30, 2010 unless the McDATA board of directors terminates it sooner.

  Federal Income Tax Information

        Incentive Stock Options.    In general, neither the grant nor the exercise of an incentive stock option granted under the 2001 Plan will result in taxable income to the option holder or a deduction to McDATA. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years from the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss to the option holder.

        If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, or a disqualifying disposition, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the McDATA common stock on the date of exercise and the option price. In the case of a disqualifying disposition in a sale in which a loss (if sustained) would be recognized, the amount of ordinary income recognized will not exceed the excess of the amount realized on such sale over the adjusted basis of the stock, which would, in general, be the price paid for the stock. McDATA will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income realized by the option holder, and will be subject to certain withholding and reporting requirements with respect to such ordinary income.

        Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and the exercise price will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

        Nonstatutory Stock Options.    Options granted under the 2001 Plan which are not incentive stock options are "nonstatutory options." No income results upon the grant of a nonstatutory option. With respect to nonstatutory options vesting on or after January 1, 2005, if the option is granted with an exercise price less than the fair market value of the shares subject to the option as the date of grant, income will generally result upon the vesting of any portion of the option; any attempt to defer such income will be subject to Section 409A of the Code. When an option holder exercises a nonstatutory option, he or she will realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the McDATA common stock over the option price or tax basis, as applicable. McDATA will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income realized by the option holder, and will be subject to certain withholding and reporting requirements with respect to such ordinary income.

        Stock Purchase Awards, Stock Bonus Awards and Stock Units Awards.    Stock purchase awards, stock bonus awards and stock unit awards granted under the 2001 Plan generally have the following federal income tax consequences.

        Upon the acquisition of stock pursuant to a stock bonus grant, stock purchase award or stock unit award, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed currently on receipt of the stock. With respect to employees, McDATA is generally required to withhold from regular wages or supplemental wage payments an amount of income and employment taxes based on the ordinary income recognized. Subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, McDATA will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending upon the satisfaction of holding period requirements. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Stock Appreciation Rights.    In general, no taxable income is realized upon the receipt of a stock appreciation right. With respect to stock appreciation rights vesting on or after January 1, 2005, income will generally be realized upon the vesting of any portion of a stock appreciation right if either the right is granted with an exercise price less than the fair market value of the shares subject to the right as the date of grant or the stock appreciation right is not payable in shares of common stock; any attempt to defer such income will be subject to Section 409A of the Code. Income is also realized upon exercise of the stock appreciation right in the amount of the fair market value of the shares (or cash in lieu of shares) received in excess of the tax basis, if any. Generally, with respect to employees, McDATA is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount of income and employment taxes based on the ordinary income recognized. Subject to the requirement of reasonableness and Section 162(m) of the Code, McDATA will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2001 Plan, when combined with all other types of compensation received by a covered employee from McDATA, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Stock purchase awards, stock bonus awards and stock unit awards will qualify as performance-based compensation under the Treasury Regulations only if:

  •
  the award is granted by a Compensation Committee comprised solely of "outside directors";

  •
  the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain;

  •
  the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and

  •
  prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

        This summary is not a complete description of the federal income tax aspects of awards granted under the 2001 Plan. Moreover, this summary relates only to federal income taxes; there may also be federal estate and gift tax consequences associated with the 2001 Plan, as well as foreign, state and local tax consequences. Subject to the restrictions of the 2001 Plan, the Compensation Committee may structure awards for foreign employees to avoid adverse tax consequences for such employees.

        Stock Plan Benefits Table.    Because awards under the 2001 Plan are discretionary, awards are generally not determinable at this time. The following table presents information on McDATA equity compensation plans at February 1, 2005:

	(a) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrant and Rights(1)	(c) Number of Securities Remaining available for Future Issuance Under Equity Compensation Plans (excluding Securities in Column(a))
Plans approved by stockholders	16,927,413	$9.02	2,113,460
Plans not approved by stockholders
• 2003 Acquisition Plan	308,859	0.00	1,856,003
• 2004 Inducement Plan	200,000	5.63	2,800,000

Total	17,436,272	$8.81	6,796,463

Recommendation of the McDATA Board of Directors to Increase the Authorized Number of Shares

        The McDATA board of directors unanimously recommends that the McDATA stockholders vote "FOR" the proposal to approve the amendment to the 2001 McDATA Equity Incentive Plan to increase the authorized number of shares of McDATA common stock issuable under the 2001 Plan by 3 million shares (from 30 million to 33 million shares).

        If your proxy card does not specify how you want to vote your shares, McDATA will vote your shares "FOR" the foregoing amendment to the 2001 Plan.

Amendment of the 2001 Plan to Allow Issuance of Awards in McDATA Class A Common Stock and Class B Common Stock

        On January 14, 2005, the McDATA board of directors approved an amendment to the 2001 Plan that would allow for options and equity awards granted under the 2001 Plan to be awarded in McDATA Class A common stock. Currently, the 2001 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock units award and other stock awards to participants in McDATA Class B common stock.

        Upon stockholder approval of the proposed amendment to the 2001 Plan, awards may be granted under the 2001 Plan in either McDATA Class A common stock or Class B common stock. Each share of McDATA Class A common stock receives one vote and each share of McDATA Class B common stock receives one-tenth (1/10th) of one vote on matters to be voted upon by the McDATA stockholders.

        For a summary of the 2001 Plan, please refer to the section entitled "—Amendment of the 2001 Plan to Increase Authorized Number of Shares—Summary of the 2001 Plan" beginning on page 112 of this joint proxy statement/prospectus.

Recommendation of the McDATA Board of Directors to Allow Issuance of Awards in McDATA Class A Common Stock and Class B Common Stock

        The McDATA board of directors unanimously recommends that the McDATA stockholders vote "FOR" the proposal to approve the amendment to the 2001 McDATA Equity Incentive Plan to allow for options and equity awards granted under the 2001 Plan to be awarded in McDATA Class A common stock.

        If your proxy card does not specify how you want to vote your shares, McDATA will vote your shares "FOR" the foregoing amendment to the 2001 Plan.

 ADDITIONAL PROPOSAL BEING SUBMITTED SOLELY TO A VOTE
OF CNT SHAREHOLDERS

        CNT may propose to adjourn or postpone the CNT special meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the proposal to adopt the merger agreement and approve the merger. If CNT proposes to adjourn the meeting, CNT will ask its shareholders to vote only on the adjournment proposal.

        Among other things, approval of the adjournment proposal could mean that if CNT had received a sufficient number of proxies to defeat the merger proposal, CNT could adjourn or postpone the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes in favor of the merger agreement.

        The affirmative vote of the holders of a majority of the shares of CNT common stock present in person or represented by proxy and entitled to vote thereon is necessary for the proposal to pass.

Recommendation of the CNT Board of Directors to permit adjournment or postponement of the CNT special meeting

        The CNT board of directors unanimously recommends that CNT shareholders vote "FOR" the proposal to permit adjournment or postponement of the CNT special meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the proposal to adopt the merger agreement and approve the merger.

        If your proxy card does not specify how you want to vote your shares, CNT will vote your shares "FOR" the foregoing proposal to permit adjournment or postponement of the CNT special meeting.

FUTURE McDATA STOCKHOLDER PROPOSALS

        Proposals submitted by stockholders of McDATA for inclusion in the Proxy Statement for the 2005 annual meeting of the stockholders of McDATA must be submitted in accordance with Rule 14a-8 of the Exchange Act and should be sent to McDATA's Secretary at 380 Interlocken Crescent, Broomfield, Colorado 80021. Such stockholder proposals must be received by May 11, 2005. For proposals submitted by stockholders to be considered at the 2005 annual meeting of the stockholders that are not submitted for inclusion in the proxy materials, McDATA's bylaws have an advance notice procedure for stockholders to bring business before an annual meeting of stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at an annual meeting of stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder's stock ownership and identity, to McDATA's Secretary at least 60 (but not more than 90) days before the first anniversary of the 2004 annual meeting. McDATA preliminarily plans to hold its annual meeting for 2005 in or about September 2005. A copy of McDATA's bylaws was filed as an exhibit to its Amendment Number 1 to McDATA's Registration Statement on Form S-1 filed June 13, 2000, and is available on the Securities and Exchange Commission's web site at http://www.sec.gov. The persons designated as proxies by McDATA in connection with the 2005 annual meeting will have discretionary voting authority with respect to any stockholder proposal of which McDATA did not receive timely notice.

FUTURE CNT SHAREHOLDER PROPOSALS

        CNT will not hold an annual meeting of shareholders if the merger is completed. However, the time for CNT shareholders to submit proposals for inclusion in CNT's proxy statement for CNT's 2005 annual meeting of shareholders in accordance with the standards contained in Rule 14a-8 of the Exchange Act has passed. Accordingly, no new shareholder proposals may be submitted to CNT for inclusion in CNT's proxy statement for CNT's 2005 annual meeting of shareholders under Rule 14a-8 of the Exchange Act. In addition, the time for notification of shareholder proposals has passed, and if a shareholder proposal is received management personnel who have been appointed as proxies may have the discretion to vote against such shareholder proposal. However, if the date of CNT's 2005 shareholder meeting is moved more than 30 days before or after the anniversary date of the prior year's meeting, the deadline for inclusion of proposals in CNT's proxy statement or to otherwise submit a proposal is a reasonable time before CNT begins to print and mail its proxy materials. Shareholder proposals should be submitted to Corporate Secretary, Computer Network Technology Corporation, 6000 Nathan Lane North, Plymouth, Minnesota 55442.

LEGAL MATTERS

        Hensley Kim & Edgington, LLC will pass upon the validity of the shares of McDATA Class A common stock offered by this joint proxy statement/prospectus and Holland & Hart, LLP will pass upon certain United States federal income tax consequences of the merger for McDATA.

        Leonard, Street and Deinard Professional Association will pass upon certain United States federal income tax consequences of the merger for CNT.

NOTICE REGARDING ARTHUR ANDERSEN LLP

        The audited consolidated statements of operations and cash flows of Inrange Technologies Corporation dated December 31, 2001, that are incorporated by reference in Computer Network Technology Corporation's Current Report on Form 8-K/A filed July 18, 2003, were audited by Arthur Andersen as stated in its report of such firm given upon its authority as experts in auditing and accounting. Deloitte & Touche LLP has audited Inrange Technologies Corporation consolidated financial statements as of December 31, 2002, and for the year then ended. Arthur Andersen has not consented to the incorporation by reference of its audit report in this prospectus, and McDATA and CNT have dispensed with the requirement to file Arthur Andersen's consent in reliance on Rule 437a under the Securities Act. Since Arthur Andersen has not consented to the incorporation by reference of its audit report in the registration statement, an investor's ability to seek recoveries from Arthur Andersen as a result of the work performed by it may be limited significantly by the lack of assets of Arthur Andersen that are or may be available to satisfy any such investor's claims.

EXPERTS

        The consolidated financial statements and the related financial statement schedule as of January 31, 2005, and for the year then ended, and management's report on the effectiveness of internal control over financial reporting as of January 31, 2005, of McDATA incorporated by reference in this joint proxy statement/prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are included and incorporated by reference herein, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements as of January 31, 2004 and for the year ended January 31, 2004, the one month period ended January 31, 2003 and the year ended December 31, 2002 incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of McDATA for the year ended January 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and schedule of CNT as of January 31, 2005 and 2004, and for each of the years in the three-year period ended January 31, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 31, 2005, expresses their opinion that CNT did not maintain effective internal control over financial reporting as of January 31, 2005 because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the following material weaknesses were identified as of January 31, 2005:

  •
  Procedures reconciling CNT's offsite finished goods inventory to the general ledger were not adequate to ensure that the general ledger amounts represented actual offsite finished goods inventory. Specifically, CNT's personnel were not adequately trained in CNT's policies and procedures for physical tracking and recording changes to offsite finished goods inventory. This deficiency in internal control resulted in material misstatements of finished goods inventory and cost of products sold and operating expenses as of January 31, 2005.

  •
  CNT's information technology access controls were not designed to prevent CNT personnel from accessing inventory accounting information and initiating erroneous accounting entries affecting amounts recorded as finished goods inventory. Specifically, this deficiency contributed to the aforementioned material misstatements in CNT's interim and annual financial information.

        The consolidated financial statements of Inrange Technologies Corporation as of December 31, 2002 and for the fiscal year then ended, appearing in CNT's Current Report on Form 8-K/A filed July 18, 2003, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Aarohi Communications, Inc. and subsidiary as of December 31, 2003, and the related consolidated statements of operations, shareholders' deficit and comprehensive loss, and cash flows for the year ended December 31, 2003 and the period from September 20, 2000 (inception) to December 31, 2003, which appear in the 2004 Annual Report on Form 10-K/A of McDATA have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This joint proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this joint proxy statement/prospectus. You should rely only on the information contained in this joint proxy statement/prospectus and in the documents that McDATA have incorporated by reference into this joint proxy statement/prospectus. No one has been authorized anyone to provide you with information that is different from or in addition to the information contained in this joint proxy statement/prospectus and incorporated by reference into this joint proxy statement/prospectus.

        The following documents, which were filed by McDATA with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus, except to the extent of information which was furnished rather than filed by McDATA, all such furnished information specifically not being incorporated by reference herein:

  •
  McDATA's Annual Report on Form 10-K for the fiscal year ended January 31, 2005 filed on April 4, 2005;

  •
  McDATA's Current Report on Form 8-K filed on April 15, 2005;

  •
  McDATA's Current Report on Form 8-K/A filed on February 15, 2005;

  •
  McDATA's Current Report on Form 8-K filed on February 14, 2005; and

  •
  the description of McDATA's Class A common stock and Class B common stock contained in its Registration Statement on Form 8-A as filed on January 24, 2001 and Form 8-A filed on August 4, 2000 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

        The following documents, which were filed by CNT with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus, except to the extent of information which was furnished rather than filed by CNT, all such furnished information specifically not being incorporated by reference herein:

  •
  CNT's Annual Report on Form 10-K for the year ended January 31, 2005 filed on April 14, 2005;

  •
  CNT's Current Report on Form 8-K filed on March 11, 2005;

  •
  CNT's Current Report on Form 8-K/A filed on February 15, 2005;

  •
  CNT's Current Report on Form 8-K filed on February 15, 2005;

  •
  CNT's Current Report on Form 8-K filed on February 11, 2005;

  •
  CNT's Current Report on Form 8-K/A filed on July 18, 2003 which includes the audited financial statements of Inrange Technologies Corporation which CNT acquired on May 5, 2003; and

  •
  the description of CNT's common stock contained in CNT's registration statements on Form 8-A filed on November 15, 1985, July 29, 1998, and November 27, 2000, including any amendment or report for the purpose of updating those descriptions.

        In addition, all documents filed by McDATA and CNT pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this joint proxy statement/prospectus and before the date of the McDATA and CNT special meetings are deemed to be incorporated by reference into, and to be a part of, this joint proxy statement/prospectus from the date of filing of those documents.

        Any statement contained in this joint proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

        McDATA has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus about McDATA, and CNT has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus about CNT.

        McDATA stockholders and CNT shareholders may request additional copies of this joint proxy statement/prospectus and copies of the information incorporated by reference into this joint proxy statement/prospectus by contacting the investor relations department for each of McDATA and CNT at:

For information relating to McDATA:

Investor Relations
McDATA Corporation
380 Interlocken Crescent
Broomfield, Colorado 80021
Phone: (720) 558-8000
Email: investor_relations@mcdata.com

For information relating to CNT:

Investor Relations
Computer Network Technology Corporation
6000 Nathan Lane North
Plymouth, Minnesota 55442
Phone: (763) 268-6130
Email: investor_relations@cnt.com

        In addition, you may obtain copies of McDATA's information by making a request through McDATA's website, http://www.mcdata.com, or sending an e-mail to investor_relations@mcdata.com.

        You may obtain copies of CNT's information by sending an e-mail to investor_relations@cnt.com.

        In order for McDATA stockholders to receive timely delivery of the documents in advance of the McDATA special meeting, McDATA should receive your request no later than May 17, 2005. In order for CNT shareholders to receive timely delivery of the documents in advance of the CNT special meeting, CNT should receive your request no later than May 17, 2005.

        McDATA and CNT file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and

Exchange Commission at 1-800-SEC-0330. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Public Reference Room. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the Securities and Exchange Commission website is http://www.sec.gov.

        McDATA has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to McDATA Class A common stock to be issued to CNT shareholders in connection with the merger. This joint proxy statement/prospectus constitutes the prospectus of McDATA filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

        McDATA stockholders should contact McDATA Investor Relations at the address or telephone number listed above with any questions about the merger.

        CNT shareholders should contact CNT Investor Relations at the address or telephone number listed above with any questions about the merger.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus.

Annex A

AGREEMENT AND PLAN OF MERGER

dated as of

January 17, 2005

among

COMPUTER NETWORK TECHNOLOGY CORPORATION,

MCDATA CORPORATION

and

CONDOR ACQUISITION, INC.

TABLE OF CONTENTS1

1
The Table of Contents is not a part of this Agreement

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of January 17, 2005 among Computer Network Technology Corporation, a Minnesota corporation (the "Company"), McDATA Corporation, a Delaware corporation ("Parent"), and Condor Acquisition, Inc., a Minnesota corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

        The parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

        Section 1.01.    Definitions.

        (a)   The following terms, as used herein, have the following meanings:

        "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any Third Party indication of interest in, (A) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or over 20% of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party's beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company, or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company or (D) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or that could reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

        "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Balance Sheet" means the consolidated balance sheet of the Company as of October 31, 2004 and the footnotes thereto set forth in the Company 10-Q.

        "Company Balance Sheet Date" means October 31, 2004.

        "Company Convertible Notes" means the Company's 3% Convertible Subordinated Notes due February 15, 2007.

        "Company Stock" means the Common Stock, $0.01 par value per share, of the Company.

        "Company 10-K" means the Company's annual report on Form 10-K for the fiscal year ended January 31, 2004.

        "Company 10-Q" means the Company's quarterly reports on Form 10-Q for the quarters ended April 30, 2004, July 31, 2004 and October 31, 2004.

        "Confidentiality Agreement" means the Confidentiality Agreement, dated as of December 3, 2004 between Parent and the Company.

        "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), binding treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

        "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any of its Subsidiaries as currently conducted.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Intellectual Property Rights" means collectively, any and all of the world wide intangible rights and interests, including, but not limited to (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application, (iii) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (iv) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (v) technology, including software (including source code, object code, firmware, operating systems, specifications, scripts, algorithms, development tools, applications, designs and all other work products or research and development related thereto), (vi) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (vii) industrial designs (whether or not registered), (viii) databases and data collections, (ix) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (xi) all rights in all of the foregoing provided by treaties, conventions and common law, and (xii) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing.

        "International Plan" means any Employee Plan covering any current or former employee or director located outside of the United States.

        "ISRA" means the New Jersey Industrial Site Recovery Act, as amended, and any rules or regulations promulgated thereunder.

        "Knowledge" of any Person that is not an individual means (i) the knowledge of the Officers, directors and executive management of such Person and the Officers, directors and executive management of that Person's Subsidiaries after reasonable due inquiry, or (ii) the actual knowledge of the Officers, directors and executive management of such Person and the Officers, directors and executive management of that Person's Subsidiaries.

        "Licensed Intellectual Property Rights" means all Intellectual Property Rights owned by a third party and licensed or sublicensed to either the Company or any Subsidiary.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

        "Material Adverse Effect" means, with respect to any Person, any change, event, effect, occurrence, circumstances or state of facts that is or could (i) reasonably be expected to be materially adverse to the business (including the continued operation thereof in accordance with past practices), operations, assets, liabilities, condition (financial or otherwise), or results of operations of such Person and its Subsidiaries, taken as a whole, including but not limited to, any materially adverse restatements of such Persons financial statements or (ii) reasonably be expected to materially impair the ability of such Person to perform its obligations under this Agreement; provided, however, that any such effect that results directly from (i) any action required or expressly contemplated to be taken pursuant to this Agreement, (ii) any failure to meet internal projections or forecasts in and of itself, (iii) changes, events or occurrences (A) in the United States securities markets, (B) arising from or relating to general business or economic conditions, or (C) affecting the storage networking industry generally, which changes, events or occurrences are not specific to and have not had and would not reasonably be expected to have a substantial or disproportionate impact on such Person and its Subsidiaries, (iv) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement, (v) any adverse effects from the litigation in In re Initial Public Offering Securities Litigation, (vi) any adverse change in the price of the capital stock or revenue of such Person attributable to the announcement or pendency of the transactions contemplated by this Agreement, or (vii) any litigation (excluding litigation based on facts known to the Board of Directors or executive officers and not disclosed to the other party hereto) brought or threatened by such Person's shareholders or stockholders based upon the announcement or the entering into of this Agreement by such Person, shall not be deemed in themselves to constitute a Material Adverse Effect.

        "Minnesota Law" means the Business Corporation Act of the State of Minnesota.

        "1933 Act" means the Securities Act of 1933, as amended.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "NJDEP" means the New Jersey Department of Environmental Protection.

        "Officer" of any Person means any executive officer of such Person within the meaning of Rule 3b-7 of the 1934 Act.

        "Owned Intellectual Property Rights" means all Intellectual Property Rights owned by either the Company or any Subsidiary.

        "Parent Balance Sheet Date" means October 31, 2004.

        "Parent Stock" means the Class A Common Stock, $0.01 par value per share, of Parent.

        "Parent Class A Stock" means the Class A Common Stock, $0.01 par value per share, of Parent.

        "Parent Class B Stock" means the Class B Common Stock, $0.01 par value per share, of Parent.

        "Parent Convertible Notes" means Parent's 2 1/4% Convertible Subordinated Notes Due 2010.

        "Parent 10-K" means Parent's annual report on Form 10-K for the fiscal year ended January 31, 2004.

        "Parent 10-Q" means Parent's quarterly reports on Form 10-Q for the quarters ended April 30, 2004, July 31, 2004 and October 31, 2004.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person. The term "Subsidiary" shall include all Subsidiaries of such Subsidiaries.

        "Third Party" means any Person as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

        "Voting Agreement" means the agreement dated as of the date hereof among Parent and each of the Company's directors and executive officers, the form of which is attached hereto as Exhibit A.

        Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

        (b)   Each of the following terms is defined in the Section set forth opposite such term

ARTICLE 2
THE MERGER

        Section 2.01.    The Merger.

        (a)   The closing of the Merger and the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., local time, as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, at the principal place of business of Parent (the "Closing Date").

        (b)   At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with Minnesota Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation and a wholly-owned subsidiary of Parent (the "Surviving Corporation"); provided, however, that subsequent to the date hereof Parent may revise the structure of the Merger so long as such restructuring shall have no detrimental effect to the shareholders of the Company.

        (c)   At the Closing, the Company and Merger Subsidiary shall file articles of merger with the Secretary of State of Minnesota and make all other filings or recordings required by Minnesota Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as such articles of merger are duly filed with the Secretary of State of Minnesota (or at such later time as may be specified in such articles of merger).

        (d)   From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Minnesota Law.

        Section 2.02.    Conversion of Shares.

        At the Effective Time,

        (a)   except as otherwise provided in Section 2.02(b), each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.3 shares of Parent Stock (the "Exchange Ratio") (together with cash in lieu of fractional shares of Parent Stock as specified below, the "Merger Consideration");

        (b)   each share of Company Stock held by the Company as treasury stock or owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

        (c)   each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

        (d)   subject to Section 6.07, the outstanding Company Convertible Notes shall become convertible into that number of shares of Parent Stock that would have been issued if the Company Convertible Notes had been converted into Company Stock immediately prior to the Effective Time.

        Section 2.03.    Surrender and Payment.

        (a)   Prior to the Effective Time, Parent shall appoint an agent (the "Exchange Agent") for the purpose of exchanging for the Merger Consideration certificates representing shares of Company Stock (the "Certificates"). Parent shall make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Certificates. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

        (b)   Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of the Company Stock represented by that Certificate. The shares of Parent Stock constituting part of such Merger Consideration, at Parent's option, shall be in uncertificated book-entry form, unless a physical certificate is requested by a holder of shares of Company Stock or is otherwise required under applicable law. Until so surrendered or transferred, as the case may be, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

        (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (d)   After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

        (e)   Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, and any dividends and distributions with respect thereto, in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock one year after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

        (f)    No dividends or other distributions with respect to securities of Parent constituting part of the Merger Consideration, and no cash payment in lieu of fractional shares as provided in Section 2.06, shall be paid to the holder of any Certificates until such Certificates are surrendered as provided in this Section. Following such surrender, there shall be paid, without interest, to the Person in whose name the securities of Parent have been registered, at the time of such surrender, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 2.06 and the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender with respect to such securities.

        Section 2.04.    Stock Options; Stock-Based Awards.

        (a)   At the Effective Time, Parent will assume the Company Equity Plans (as defined below) in accordance with the terms thereof. Except as provided in Section 2.04(b), at the Effective Time each of the then outstanding options to purchase shares of Company Stock under any Company Equity Plan (a "Company Stock Option"), whether or not exercisable or vested, shall be assumed by Parent and shall be converted into, and be deemed to constitute an option (an "Adjusted Option") to acquire, that number of shares of Parent Stock equal to (x) the number of shares of Company Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the Exchange Ratio and (ii) the per share exercise price for shares of Parent Stock issuable upon exercise of each such Adjusted Option shall be equal to (1) the exercise price per share of Company Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time divided by (2) the Exchange Ratio, and rounding up to the nearest whole cent; provided that any fractional share of Parent Stock resulting from an aggregation of all the shares of a holder subject to Company Stock Options shall be rounded up to the nearest whole share; provided further that, for any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code. The Adjusted Stock Option shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding Company Stock Options immediately prior to the Effective Time; provided that the Parent Board of Directors or a committee thereof shall succeed to the authority and responsibility of the Company Board of Directors or any committee thereof.

        (b)   Except as provided in Section 2.04(d), at the Effective Time each of the then outstanding Restricted Stock Units ("RSUs") and Deferred Stock Units ("DSUs") issued under any Company Equity Plan (a "Company Stock Unit"), whether or not vested, shall be assumed by Parent and shall be converted into, and be deemed to constitute a right to be issued that number of shares of Parent Stock equal to (x) the number of shares of Company Stock covered by the Company Stock Unit immediately prior to the Effective Time multiplied by (y) the Exchange Ratio (an "Adjusted Stock Unit"). An Adjusted Stock Unit shall be subject to the same terms and conditions (including restrictions, vesting and deferral provisions) as were applicable to the corresponding Company Stock Units immediately prior to the Effective Time; provided that the Parent Board of Directors or a committee thereof shall succeed to the authority and responsibility of the Company Board of Directors or any committee thereof.

        (c)   Except as provided in Section 2.04(d), at the Effective Time each then outstanding share of Restricted Stock under any Company Equity Plan ("Company Restricted Stock"), whether or not vested, shall be converted into that number of shares of Parent Stock equal to (x) the number of shares of Company Restricted Stock multiplied by (y) the Exchange Ratio ("Adjusted Restricted Stock"). The Adjusted Restricted Stock shall be subject to the same terms and conditions (including vesting and other restrictions) as were applicable to the corresponding Company Restricted Stock immediately prior to the Effective Time; provided that the Parent Board of Directors or a committee thereof shall succeed to the authority and responsibility of the Company Board of Directors or any committee thereof.

        (d)   Prior to the Effective Time, the Company shall make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section 2.04. As soon as practicable following the date of this Agreement, the Company (or, if appropriate, the Board of Directors of the Company or any committee of the Board of Directors of the Company administering the Company Equity Plans) shall take such action as may be required or desirable to effect the provisions of this Section 2.04, including taking such action as is necessary to avoid the acceleration of the vesting of options or any other grant under the Company Equity Plans, except with respect to any grants, awards or agreements set forth on Section 4.17(f) of the Company Disclosure Letter (as defined below). Except for Non-Qualified Replacement Options granted pursuant to Section 7.11 of the Amended and Restated Inrange Technologies Corporation 2000 Stock Compensation Plan ("Reload Options"), prior to the Effective Time, the Company shall take all necessary or appropriate action (including amending any of the Company Equity Plans and related award agreements or making adjustments as permitted thereby) to preclude the grant of any additional options or other awards of any type under any of the Company Equity Plans or otherwise from and after the Effective Time.

        (e)   Parent shall take such actions as are reasonably necessary for the assumption of the Company Stock Options pursuant to this Section 2.04, including the reservation, issuance and listing of Parent Stock as is reasonably necessary to effectuate the transactions contemplated by this Section 2.04. Parent shall prepare and file with the SEC within 15 Business Days after the Effective Time a registration statement on Form S-8 with respect to the Adjusted Options.

        Section 2.05.    Adjustments.

        If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

        Section 2.06.    Fractional Shares.

        No fractional shares of Parent Stock shall be issued in the Merger. All fractional shares of Parent Stock that a holder of shares of Company Stock or Company Restricted Stock or of Company Stock Units would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the closing sale price of a share of Parent Stock on the Nasdaq National Market on the trading day immediately preceding the date of the Effective Time by the fraction of a share of Parent Stock to which such holder would otherwise have been entitled.

        Section 2.07.    Withholding Rights.

        Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

        Section 2.08.    Lost Certificates.

        If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3
THE SURVIVING CORPORATION

        Section 3.01.    Articles of Incorporation.

        Unless otherwise determined by Parent prior to the Effective Time, the articles of incorporation of the Merger Subsidiary in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law; provided that the name of the Surviving Corporation shall be amended to become "Computer Network Technology Corporation".

        Section 3.02.    Bylaws.

        The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

        Section 3.03.    Directors and Officers.

        From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent that except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to Parent by the Company concurrently with entering into this Agreement (the "Company Disclosure Letter"):

        Section 4.01.    Corporate Existence and Power.

        The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered or otherwise made available to Parent or its representatives true and complete copies of the articles of incorporation and bylaws of the Company as currently in effect.

        Section 4.02.    Corporate Authorization.

        The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the Company's shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger or any transaction contemplated herein. This Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other similar laws now or hereafter in effect affecting creditors' rights and remedies generally. At a meeting duly called and held, the Company's Board of Directors has unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's shareholders, unanimously approved and adopted this Agreement and the transactions contemplated hereby and unanimously resolved (subject to Section 6.03(b)) to recommend approval and adoption of this Agreement by the Company's shareholders.

        Section 4.03.    Governmental Authorization.

        Except as set forth in Section 4.03 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (i) the filing of articles of merger with respect to the Merger with the Minnesota Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state or foreign, and (iv) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

        Section 4.04.    Non-Contravention.

        Except as set forth in Section 4.04 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries individually or in the aggregate, except for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to be, individually or in the aggregate, material to the Company or materially impair the ability of the Company to consummate the actions contemplated by this Agreement.

        Section 4.05.    Capitalization.

        (a)   The authorized capital stock of the Company consists of 100,000,000 shares of Company Stock, 40,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, and 965,000 shares of undesignated Preferred Stock. As of January 7, 2005, there were outstanding 28,907,449 shares of Company Stock, no shares of Series A Junior Participating Preferred Stock, no shares of Preferred Stock and employee stock options to purchase an aggregate of 9,115,238 shares of Company Stock (of which options to purchase an aggregate of 5,885,732 shares of Company Stock were exercisable), 115,053 RSU's, each representing the right to receive one share of restricted stock subject to the terms of the RSU grant agreement, and 56,000 DSU's, each representing the right to receive one share of Company Stock subject to the terms of the DSU grant agreement. As of January 7, 2005, there was outstanding $124,350,000 in principal amount of Company Convertible Notes, convertible as of such date into 6,486,698 shares of Company Stock. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company's 1992 Stock Award Plan, its 1997 Stock Award Plan, its 1999 Non-Qualified Stock Award Plan, its 2002 Stock Award Plan, the Amended and Restated Inrange Technologies Corporation 2000 Stock Compensation Plan, and its 1992 Employee Stock Purchase Plan, in each case, as amended (the "Company Equity Plans"), will be, and all shares that may be issued upon conversion of the Company Convertible Notes will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable. No Company Subsidiary or Affiliate owns any shares of capital stock of the Company. None of the Company, nor any of its Subsidiaries or Affiliates, are party to or obligated under any contract, agreement or arrangement regarding the voting of any capital stock of the Company. To the Knowledge of the Company, there are no voting trusts, proxies or other voting arrangements or understandings with respect to the capital stock of the Company.

        (b)   Except as set forth in Section 4.05(a) and for changes since January 7, 2005 resulting from the exercise of employee stock options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) warrants, subscription rights, options, stock appreciation rights, phantom equity or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii), and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries, contingent or otherwise, to sell, repurchase, redeem or otherwise acquire any of the Company Securities. Section 4.05(b) of the Company Disclosure Letter sets forth the identity of the holder, amount, grant date, vesting schedule, acceleration rights and description of any and all options, warrants and any other rights of employees, officers, directors, contractors, consultants and third parties to exercise for or otherwise acquire any securities of the Company.

        Section 4.06.    Subsidiaries.

        (a)   Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually and in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All Subsidiaries of the Company and their respective jurisdictions of incorporation are identified in the Company 10-K except for subsequent changes thereto set forth in Section 4.06(a) of the Company Disclosure Letter.

        (b)   Except as set forth in Section 4.06(b) of the Company Disclosure Letter, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). Except as set forth in Section 4.06(b) of the Company Disclosure Letter, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

        Section 4.07.    SEC Filings.

        (a)   The Company has delivered or otherwise made available to Parent true and complete copies of (i) the Company's annual reports on Form 10-K for its fiscal years ended January 31, 2004, 2003 and 2002, (ii) the Company 10-Q for its fiscal quarters ended April 30, 2003, July 31, 2004 and October 31,2004 (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since January 31, 2004, and (iv) all of its other reports, statements, schedules and registration statements (and all exhibits, attachments, schedules and appendixes filed with the foregoing) filed with the SEC since January 31, 2004 (the documents referred to in this Section 4.07(a), collectively, the "Company SEC Documents"). The Company has timely filed all forms, reports and documents required to be filed by the Company pursuant to any relevant securities statutes, regulations and rules. None of the Company's Subsidiaries is subject to the periodic reporting requirements of the 1934 Act or is otherwise required to file any forms, reports or registration statements with the SEC, any state or other local securities regulatory agency.

        (b)   As of its filing date, each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

        (c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (d)   Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        Section 4.08.    Financial Statements.

        (a)   The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto and fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

        (b)   The books and records of the Company and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of the Company and its Subsidiaries and (iii) accurately and fairly reflect the basis for the consolidated financial statements of the Company filed with the Company 10-K and the Company 10-Q. The Company has (i) designed and maintains disclosure controls and procedures (as defined in the 1934 Act) to ensure that material information relating to the Company and its Subsidiaries is made known to management of the Company by others within those entities, in a timely manner, and that no changes are required at this time, and (ii) designed and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements, including that (A) transactions are executed in accordance with management's general or specific authorization; and (B) transactions are recorded as necessary (x) to permit preparation of consolidated financial statements in conformity with GAAP and (y) to maintain accountability of the assets of the Company and its Subsidiaries. The management of the Company has disclosed, based on its most recent evaluation, to the Company's auditors and the audit committee of the Company's Board of Directors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. A summary of any such disclosure made by management to the Company's auditors and audit committee is set forth on Section 4.8(c) of the Company Disclosure Letter. There have been no significant changes in the Company's internal controls or in other factors that could significantly affect the Company's internal controls, or any significant deficiencies or material weaknesses in such internal controls requiring corrective actions.

        Section 4.09.    Disclosure Documents.

        (a)   The information regarding the Company or supplied by the Company for inclusion in the Joint Proxy Statement (the "Company Disclosure") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Joint Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, and at the time such shareholders vote on adoption of this Agreement and at the Effective Time, the Company Disclosure contained in the Joint Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        Section 4.10.    Absence of Certain Changes.

        Since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and, except as disclosed to Parent in writing prior to the date hereof or as set forth in Section 4.10 of the Company Disclosure Letter, there has not been:

        (a)   any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

        (b)   any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

        (c)   any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any securities of the Company (other than under the Company Equity Plans);

        (d)   any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

        (e)   any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money;

        (f)    any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any material asset;

        (g)   any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries in the ordinary course of business consistent with past practices;

        (h)   any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole;

        (i)    any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement or any material recall of or compliance issue with any material products of the Company or any of its Subsidiaries;

        (j)    any change in any method of accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

        (k)   any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) new or increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or key employee of the Company or any of its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries, (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries or (vi) loans by the Company or its Subsidiaries to any officer, director or any employee, forgiveness of any indebtedness owed by an officer, director or employee to the Company or any of its Subsidiaries or guarantees by the Company or any of its Subsidiaries of any obligations of any officer, director or employee;

        (l)    hiring or termination of any officer, member of senior management or key employee or consultant and the Company and its Subsidiaries currently have no intent to take any such action and to the Knowledge of the Company, no officer, member of senior management or key employee or consultant intends to terminate their employment with the Company or any of its Subsidiaries;

        (m)  any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

        (n)   any Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any amended Tax Returns or claims for Tax refunds filed, any closing agreement entered into, any Tax claim, audit or assessment settled, or any right to claim a Tax refund, offset or other reduction in Tax liability surrendered; or

        (o)   any contract, agreement, arrangement or understanding by the Company or any of its Subsidiaries to do any of the things described in the preceding clauses (a) through (n).

        Section 4.11.    No Undisclosed Material Liabilities.

        Except as set forth in Section 4.11 of the Company Disclosure Letter, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than:

        (a)   liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto, or

        (b)   liabilities or obligations incurred in the ordinary course of business consistent with past practices that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 4.12.    Compliance with Laws and Court Orders.

        Except as set forth in Section 4.12 of the Company Disclosure Letter, the Company and each of its Subsidiaries is and has been in compliance with, and to the Knowledge of the Company, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that would not reasonably be expected to be material to the Company.

        Section 4.13.    Litigation.

        Except as set forth in Section 4.13 of the Company Disclosure Letter, there is no action, suit, investigation or proceeding (or any basis therefore) pending against, or, to the Knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to be material to the Company or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

        Section 4.14.    Finders' Fees.

        Except for Lehman Brothers, a copy of whose engagement agreement has been provided or otherwise made available to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

        Section 4.15.    Opinion of Financial Advisor.

        The Company has received the opinion of Lehman Brothers, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's shareholders from a financial point of view.

        Section 4.16.    Taxes.

        Except as set forth in Section 4.16 of the Company Disclosure letter:

        (a)   All material Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all applicable laws, and all such material Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

        (b)   The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

        (c)   There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company's Knowledge, threatened against or with respect to the Company or its Subsidiaries in respect of any Tax, Tax asset or Tax Return.

        (d)   During the five-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

        (e)   Neither the Company nor any of its Subsidiaries owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property.

        (f)    Section 4.16(f) of the Company Disclosure Letter contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries filed or expects to file a Tax Return for the fiscal year ended January 31, 2004.

        (g)   Neither the Company nor any of its Subsidiaries has entered into, participated in or benefited from any transaction described in Treasury Regulation 1.6011-4(b)(2) and has not entered into, participated in or benefited from any other transaction described in Treasury Regulation 1.6011-4(b) that has not been adequately disclosed on the appropriate Tax Return.

        (h)   "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax sharing agreement or with respect to the payment of any amount imposed on any person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement). "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

        Section 4.17.    Employee Benefit Plans.

        (a)   Section 4.17(a) of the Company Disclosure Letter contains a correct and complete list identifying each "employee benefit plan," as defined in Section 3(3) of ERISA, each employment, consulting, sales, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any Affiliate and covers any employee or former employee of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability. Copies of such plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been furnished or made available to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or trust. Such plans are referred to collectively herein as the "Employee Plans."

        (b)   Neither the Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Employee Plan subject to Title IV of ERISA.

        (c)   Neither the Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan").

        (d)   Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked or not be reissued. The Company has made available to Parent copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan. No material events have occurred with respect to any Employee Plan that could result in payment or assessment by or against the Company of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

        (e)   The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any current or former employee or independent contractor of the Company or any of its Subsidiaries to severance, bonus, retirement or other similar benefit or payment or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan.

        (f)    Except as set forth in Section 4.17(f) of the Company Disclosure Letter, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, would entitle any employee or former employee to any severance or other payment solely as a result of the transactions contemplated hereby, or could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

        (g)   Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code and similar provisions of applicable state law and as set forth in Section 4.17(g) of the Company Disclosure Letter.

        (h)   There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended January 31, 2004.

        (i)    Except as set forth in Section 4.17(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization.

        (j)    All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending as of the date hereof, have been discharged and paid on or prior to the date hereof except to the extent reflected as a liability on the Company Balance Sheet.

        (k)   Except as set forth in Section 4.17(k) of the Company Disclosure Letter, there is no action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of the Company, threatened against or involving, any Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official.

        (l)    The Company has provided or made available to Parent a list and copies of each International Plan set forth in Section 4.17(l) of the Company Disclosure Letter. Each International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such International Plan was intended so to qualify) and has been maintained in good standing with applicable regulatory authorities. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any International Plan that would increase materially the expense of maintaining such International Plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof. According to the actuarial assumptions and valuations most recently used for the purpose of funding each International Plan (or, if the same has no such assumptions and valuations or is unfunded, according to actuarial assumptions and valuations in use by the PBGC on the date hereof), as of the Company Balance Sheet Date the total amount or value of the funds available under such International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which the Company or any of its Subsidiaries has or would have after the Effective Time any obligation; provided, however, that the requirements of the foregoing sentence shall be met with respect to any defined contribution or individual account plan if the value of the account balance is equal to the value of the assets set aside to pay the benefits. From and after the Effective Time, Parent and its Affiliates will get the full benefit of any such funds, accruals or reserves.

        Section 4.18.    Environmental Matters.

        (a)   No material notice, notification, demand, request for information, citation, summons or order has been received, no material complaint has been filed, no penalty has been assessed, and no material investigation, action, claim, suit, proceeding or review (or any basis therefore) is pending or, to the Knowledge of the Company, is threatened by any governmental entity or other Person relating to the Company or any of its Subsidiaries and relating to or arising out of any Environmental Law.

        (b)   the Company and its Subsidiaries are, and they and their respective predecessors have been, in compliance in all material respects with all applicable Environmental Laws and all Environmental Permits.

        (c)   there are no material liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that would reasonably be expected to result in or be the basis for any such material liability.

        (d)   There has been no material environmental investigation, study, audit, test, review or other analysis conducted of which the Company has Knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries that has not been delivered to Parent at least five Business Days prior to the date hereof.

        Section 4.19.    Tax Treatment.

        Neither the Company nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization"). The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation 1.368-1(d).

        Section 4.20.    Off-Balance Sheet Transactions.

        Section 4.20 of the Company Disclosure Letter sets forth a true and complete list of all of the Company's off-balance sheet arrangements (as defined in SEC Release Nos. 33-8182; 34-47264).

        Section 4.21.    Customers.

        Since January 31, 2004, no customers have cancelled or otherwise terminated or decreased materially, or given any written notice to the Company or any of its Subsidiaries that they intend to cancel or otherwise terminate or decrease materially, their relationship with the Company or such Subsidiary or their usage of the services or products of the Company or such Subsidiary, which cancellation, termination or decrease would, individually or in the aggregate, be material to the Company.

        Section 4.22.    Intellectual Property.

        (a)   Section 4.22(a)(i) of the Company Disclosure Letter contains a true and complete list of each of the registrations and applications included in the Owned Intellectual Property Rights. Section 4.22(a)(ii) of the Company Disclosure Letter contains a true and complete list of each of the inventions that are not, as of the date hereof, the subject of a pending patent application included in the Owned Intellectual Property Rights for which the Company intends to file a patent application, along with a brief description of the invention and a list of the inventors. Section 4.22(a)(iii) of the Company Disclosure Letter contains a true and complete list of all agreements (whether written or oral, including license agreements, research agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements and covenants not to sue, other than inbound "shrink-wrap" licenses and other similar licenses for personal computer software that are generally available on nondiscriminatory pricing terms and have an individual acquisition cost of $50,000 or less) to which the Company is a party or otherwise bound, granting or restricting any right to use, exploit or practice any Intellectual Property Rights.

        (b)   The Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all the Intellectual Property Rights necessary to, or used or held for use in and material to, the conduct of the business of the Company as currently conducted as of the date hereof and as proposed by the Company to be conducted. There exist no material restrictions on the disclosure, use or transfer of the Owned Intellectual Property Rights. The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any material Owned Intellectual Property Rights or Licensed Intellectual Property Rights.

        (c)   Except as set forth on Section 4.22(c) of the Company Disclosure Letter, the Company has not given to any Person a material indemnity in connection with any Intellectual Property Rights.

        (d)   To the Knowledge of the Company and except as set forth in Section 4.22(d) of the Company Disclosure Letter, the Company has not infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third person. Except as set forth in Section 4.22(d) of the Company Disclosure Letter, as of the date hereof, there is no claim, action, suit, investigation or proceeding pending against, or, to the Knowledge of the Company, threatened against or affecting, the Company, any present or former officer, director or employee of the Company (i) based upon, or challenging or seeking to deny or restrict, the rights of the Company in any of the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights, (ii) alleging that the use of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported or sold by the Company do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any third party or (iii) alleging that the Company has infringed, misappropriated or otherwise violated any Intellectual Property Right of any third party. The Company has not received from any third party a written offer to license any Intellectual Property Rights of such third party.

        (e)   None of the Owned Intellectual Property Rights and to the Knowledge of the Company, none of the Licensed Intellectual Property Rights material to the operation of the business of the Company has been adjudged invalid or unenforceable in whole or part (and the Company has not received any communications to this effect), and all such Owned Intellectual Property Rights and the Licensed Intellectual Property Rights are valid and enforceable.

        (f)    Except as set forth on Section 4.22(f) of the Company Disclosure Letter, the Company holds all right, title and interest in and to all Owned Intellectual Property Rights and all of the Company's licenses under the Licensed Intellectual Property Rights, free and clear of any Lien, other than end-user license agreements from third parties licensed to the Company for "off the shelf" products entered into in the ordinary course of business. In each case where a patent or patent application, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the Owned Intellectual Property is held by assignment, to the extent provided for, and in accordance with applicable laws and regulations, the assignment has been duly recorded with the governmental authority from which the patent or registration issued or before which the application or application for registration is pending. The Company has not failed to take any action necessary to maintain and protect the Owned Intellectual Property Rights and their rights in the Licensed Intellectual Property Rights, including payment of applicable maintenance fees and filing of applicable statements of use.

        (g)   To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or Licensed Intellectual Property Right. The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential Intellectual Property Rights. None of the Intellectual Property Rights of the Company has been disclosed other than to employees, representatives and agents of the Company all of whom are bound by written confidentiality agreements substantially in the form previously disclosed to Parent.

        (h)   With respect to pending applications and applications for registration of the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights, the Company has no Knowledge of any reason that would reasonably be expected to prevent any such application or application for registration from being granted with coverage substantially equivalent to the latest amended version of the pending application or application for registration. Except as set forth in Section 4.22(h) of the Company Disclosure Letter, none of the patents and patent applications included in the Owned Intellectual Property Rights has been the subject of a material interference, protest, public use proceeding or third party reexamination request.

        (i)    The Company has not provided any Person with any proprietary materials and/or confidential information, including, but not limited to, information relating to any Owned Intellectual Property Rights or Licensed Intellectual Property Rights, without execution of a material transfer agreement and/or a confidentiality agreement.

        (j)    All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception, research or development of the Owned Intellectual Property of the Company and all persons named as "inventors" on any patents or patent applications of the Company, have executed a nondisclosure agreement and have been party to an enforceable agreement or assignment with the Company that grants the full, exclusive and original of the Owned Intellectual Property of the Company to the Company.

        (k)   No Owned Intellectual Property Rights or Licensed Intellectual Property Rights of the Company or any of its Subsidiaries (excluding any third party products or technology bundled, embedded or distributed with such software products or service offerings) are subject to any outstanding order, judgment, writ, injunction or decree of any court or governmental entity materially restricting the use, transfer, or licensing thereof by the Company or any of its Subsidiaries.

        (l)    The execution and consummation of the Merger and the transactions contemplated hereby will not cause the diminution, change, amendment, termination or forfeiture of any of the Owned Intellectual Property or Licensed Intellectual Property of the Company and will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately after the Effective Time.

        Section 4.23.    Agreements, Contracts And Commitments.

        (a)   Except as set forth on Section 4.23 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by:

          (i)  any lease or sublease (whether of real or personal property) providing for annual rentals of $250,000 or more;

          (ii)  any agreement for the purchase or license of materials, supplies, goods, services, equipment or other tangible or intangible assets providing for either (A) annual payments by the Company or its Subsidiaries of $250,000 or more or (B) aggregate payments by the Company or its Subsidiaries of $250,000 or more;

          (iii)  any license, sales, distribution or other similar agreement (other than agreements with end user customers or agreements to provide services entered into in the ordinary course of business) providing for the sale or license by the Company or any of its Subsidiaries of software, materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Company or its Subsidiaries of $250,000 or more or (B) aggregate payments to the Company and the Subsidiaries of $250,000 or more;

          (iv)  any material partnership, joint venture, development, alliance, agency, dealer, sales representative, marketing, distribution, original equipment manufacturer, value added reseller, remarketer, joint marketing, channel partner or other similar agreement or arrangement;

          (v)  any agreement, contract or commitment relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

          (vi)  any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $250,000 and which may be prepaid on not more than 30 days notice without the payment of any penalty;

          (vii)  except for end-user licenses granted to customers by the Company or its Subsidiaries in the ordinary course of business consistent with past practices, any material option (other than employee stock options), license or franchise;

          (viii)  any software development agreement or other agreement for development or authorship of products and services for the Company or any of its Subsidiaries other than agreements with employees and consultants entered into by the Company or its Subsidiaries in the ordinary course of business;

          (ix)  any agreement that limits the freedom of the Company or any Subsidiary to compete in any line of business or with any Person or in any geographic area or which would reasonably be expected to so limit the freedom of the Company or any Subsidiary after the Effective Time, including without limitation any agreements containing "most favored nations" or other similar clauses;

          (x)  any mortgages, indentures, loans or credit agreements, security agreements or other written agreements or instruments relating to the borrowing of money or extension of credit, other than those mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments that are not, individually or in the aggregate, material to the Company or any Subsidiary of the Company;

          (xi)  any material agreement with any Affiliate of the Company (or any Subsidiary), with any director or Officer of the Company or any of its Subsidiaries, or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such director or Officer; or

          (xii)  any agreement with change in control or similar arrangements, that will result in any obligation (absolute or contingent) of the Company or any Subsidiary to make any payment as a result of the consummation of the Merger; or

          (xiii)  any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole other than agreements with end user customers entered into in the ordinary course of business, involving annual payments to the Company and its Subsidiaries in excess of $250,000.

        (b)   Each agreement, contract, instrument, plan, lease, arrangement or commitment disclosed or required to be disclosed pursuant to this Section 4.23 is referred to as a "Scheduled Agreement" and is a valid and binding agreement of the Company or its Subsidiaries, as the case may be, and is in full force and effect with respect to the Company or any Subsidiary of the Company. Except as set forth on Section 4.23(b) of the Company Disclosure Letter, none of the Company, any Subsidiary of the Company or, to the Knowledge of the Company, any other party to any Scheduled Agreement is in default, violation or breach in any material respect under the terms of any such Scheduled Agreement, and, to the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would reasonably be expected to constitute a material event of default thereunder. With respect to real property leases set forth on Section 4.23 of the Company Disclosure Letter:

          (i)  there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (ii)  the Company or any of its Subsidiaries has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (iii)  to the Knowledge of the Company, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and been operated and maintained in accordance with applicable laws, rules and regulations; and

          (iv)  all facilities leased or subleased thereunder are supplied with utilities and all other services necessary for the operation of the Company's or each of its Subsidiaries' business as currently conducted and as currently proposed to be conducted and for the operation of said facilities.

True and complete copies of each Scheduled Agreement have been made available to Parent.

        Section 4.24.    Antitakeover Statutes and Rights Agreement.

        (a)   The provisions of Section 671 of Minnesota Law do not apply to this Agreement, the Merger, the Voting Agreement or any of the transactions contemplated hereby and thereby, and no other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement, the Merger, the Voting Agreement or any of the transactions contemplated hereby and thereby.

        (b)   The Company has taken all action necessary to render Article V of the Company's Second Restated Articles of Incorporation inapplicable to the Merger, this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby.

        (c)   The Company has taken all action necessary to render the rights issued pursuant to the terms of the Company's Rights Agreement dated as of July 23, 1998, as amended, between the Company and Chase Mellon Shareholder Services, L.L.C., inapplicable to the Merger, this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby.

        Section 4.25.    Warranty.

        Each product manufactured, sold (whether directly or indirectly, including through any reseller, channel partner or distributor), leased, or delivered by the Company or any of its Subsidiaries has been in substantial conformity with all applicable contractual commitments and all express and implied warranties, and the Company or any of its Subsidiaries has no material liability for replacement or repair thereof or other damages in connection therewith other than in the ordinary course of business. No commercially released product manufactured, sold (whether directly or indirectly, including through any reseller, channel partner or distributor), leased, or delivered by the Company or any of its Subsidiaries is subject to any material guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4.25 of the Company Disclosure Letter sets forth any agreements of the Company or its Subsidiaries which contain terms and conditions of sale or lease (including applicable guaranty, warranty, and indemnity provisions) which are outside of the following parameters: (i) Products: (a) Scope: warranty only covers the product conforming to product specifications and infringement; (b) Duration: up to a three (3) year product warranty for end users or channel partners; (c) Remedies: repair or replace as a remedy and not a refund; or (d) End of Life: no more than five (5) years of support after end of life announcement (other than transactions in Germany which do not exceed eight (8) years and government transactions which do not exceed seven (7) years), or (ii) Software: (a) Scope: 90 day media warranty; (b) Duration: purchase of a maintenance and service contract required for additional coverage; (c) Remedies: repair or replace as a remedy and not a refund; or (d) End of Life: limited to back two versions or twelve (12) months, whichever is greater.

        Section 4.26.    Product Liability.

        To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any liability arising out of any injury to individuals or property or damages to business operations as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company or any of its Subsidiaries.

        Section 4.27.    Insurance.

        All of the Company's and each of its Subsidiaries' liability, theft, health, fire, worker's compensation and other forms of insurance, surety bonds and umbrella policies insuring the Company or any of its Subsidiaries and their respective directors, officers, employees, independent contractors, properties, assets and business (the "Policies") are valid and in full force and effect without any premium past due or pending notice of cancellation. There are no claims, singly or in the aggregate, under the Policies (excluding health insurance) in excess of $250,000, which, in any event, are not in excess of the limitations of coverage set forth in the Policies. The Policies are "occurrence" policies and no Policy is a "claims made" policy except as set forth on Section 4.27 of the Company Disclosure Letter. The Company has no Knowledge of any fact indicating that the Polices will not continue to be available to the Surviving Corporation upon substantially similar terms subsequent to the Effective Time. No consent to the transactions contemplated by this Agreement by any of the insurers under the Policies is required for such continued availability. The provision and/or reserves in the Company Balance Sheet are in accordance with GAAP and consistent with past practices for any and all self insurance programs maintained by the Company or any of its Subsidiaries. Section 4.27 of the Company Disclosure Letter sets forth a list of the Policies and self insurance programs maintained by the Company and each of its Subsidiaries and a description of the general terms and coverages thereof.

        Section 4.28.    Title to Properties.

        Except as set forth in Section 4.28 of the Company Disclosure Letter, the Company or any of its Subsidiaries do not own any real property. The Company and each of its Subsidiaries has good and marketable title, free and clear of all material Liens except for (a) mechanic's, materialman's, and similar Liens, (b) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which adequate reserves have been established on the books of the Company and (c) security interests set forth on Section 4.28 of the Company Disclosure Letter (setting forth the description of the collateral and the secured party), to all of its respective assets and properties reflected in the Company Balance Sheet, or with respect to leased properties and assets, valid leasehold interests therein. All material properties used in the operations of the Company and each of its Subsidiaries are reflected on the Company Balance Sheet to the extent GAAP requires the same to be reflected.

        Section 4.29.    No Rights to Acquire.

        Other than this Agreement, the Company and its Subsidiaries are not a party to, and to the Knowledge of the Company there is no agreement, contract, arrangement or understanding granting any rights of first refusal, option, rights of prior notice, rights of first negotiations to acquire any material assets of the Company or its Subsidiaries or effectuate a merger, consolidation, reorganization or other type of business combination with the Company or any of its Subsidiaries.

        Section 4.30.    No Business Restrictions.

        There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective employees or officers is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted. The Company or any of its Subsidiaries has not entered into any agreement under which the Company or any of its Subsidiaries is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business in any material respect.

        Section 4.31.    Real Property Holding Corporation.

        The Company is not, nor has it been within five years of the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Code.

        Section 4.32.    Company Convertible Notes.

        This Agreement and the transactions contemplated hereby, including without limitation the Merger, will not contravene, conflict with, or result in any violation or breach of any provision of the Company Indenture or constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under the Company Indenture, or cause or permit the holders of the Company Convertible Notes to have the right to require the Company or Parent to repurchase or purchase, as the case may be, any Company Convertible Notes or otherwise have the right to receive any cash payment in connection therewith.

        Section 4.33.    Representations and Warranties Complete.

        To the Knowledge of the Company, none of the representations or warranties made by the Company herein or in any schedule hereto, including the Company Disclosure Letter, or certificate or other document furnished by the Company pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The Company has delivered to Parent, Hensley, Kim & Edgington, LLC, Parent's accountants or Credit Suisse First Boston LLC true, correct and complete copies of all material documents, items and other information responsive to all written requests of Parent, Hensley, Kim & Edgington, LLC, Parent's accountants or Credit Suisse First Boston LLC, as the case may be.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to the Company that except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered by Parent to the Company concurrently with entering into this Agreement (the "Parent Disclosure Letter"):

        Section 5.01.    Corporate Existence and Power.

        Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has heretofore delivered or otherwise made available to the Company true and complete copies of the certificate of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

        Section 5.02.    Corporate Authorization.

        The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and, except for the required approval of Parent's stockholders in connection with the issuance of Parent Stock in connection with the Merger, have been duly authorized by all necessary corporate action. Under the rules of the Nasdaq National Market, the affirmative vote of the holders of a majority of the total votes cast by the holders of shares of Parent Class A Stock and Parent Class B Stock, voting together as a single class in person or by proxy, is the only vote of the holders of any of Parent's capital stock necessary in connection with the consummation of the Merger or any transaction contemplated herein. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other similar laws now or hereafter in effect affecting creditors' rights and remedies generally. At a meeting duly called and held, Parent's Board of Directors has unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Parent's stockholders, unanimously approved this Agreement and the transactions contemplated hereby and unanimously resolved (subject to the Board's fiduciary duties under applicable law) to recommend approval of the issuance of Parent Stock in connection with the Merger by its stockholders.

        Section 5.03.    Governmental Authorization.

        The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (i) the filing of articles of merger with respect to the Merger with the Minnesota Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state or foreign, and (iv) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

        Section 5.04.    Non-Contravention.

        Except as set forth in Section 5.04 of the Parent Disclosure Letter, the execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, except for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to be, individually or in the aggregate, material to Parent or materially to impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

        Section 5.05.    Capitalization.

        (a)   The authorized capital stock of Parent consists of 250,000,000 shares of Parent Class A Stock, 200,000,000 shares of Parent Class B Stock, 45,000 shares of Series A Junior Participating Preferred Stock and 24,955,000 shares of Preferred Stock. As of December 31, 2004, there were outstanding 81,000,000 shares of Parent Class A Stock, 38,053,515 shares of Parent Class B Stock, no shares of Series A Junior Participating Preferred Stock, no shares of Preferred Stock, employee stock options to purchase an aggregate of 17,637,306 shares of Parent Class B Stock (of which options to purchase an aggregate of 6,345,496 shares of Parent Class B Stock were exercisable) and warrants to purchase an aggregate of 350,000 shares of Parent Class B Stock. As of December31, 2004, there was outstanding $172,500,000 in principal amount of Parent Convertible Notes, convertible as of such date into 16,111,257 shares of Parent Class A Stock. All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to Parent's 2001 McDATA Equity Incentive Plan, 2003 McDATA Acquisition Equity Incentive Plan, 2004 McDATA Inducement Equity Incentive Plan, Employee Stock Purchase Plan and Executive Performance Incentive Bonus Plan (the "Parent Equity Plans") will be, and all shares that may be issued upon conversion of the Parent Convertible Notes will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable.

        (b)   Except as set forth in Section 5.05(a) and for changes since December 31, 2004 resulting from the exercise of stock options or the grant of stock based compensation to directors or employees or from the issuance of stock in connection with a merger or other acquisition or business combination determined by Parent's Board of Directors to be in the best interests of Parent and its stockholders, as of the date of this Agreement there are no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) warrants, subscription rights, options, stock appreciation rights, phantom equity or other rights to acquire from Parent or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. There are no outstanding obligations of Parent or any of its Subsidiaries, contingent or otherwise, to sell, repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or (iii) above.

        (c)   The shares of Parent Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

        Section 5.06.    Subsidiaries.

        (a)   Each Subsidiary of Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and authority and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Each Subsidiary of Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. All Subsidiaries of Parent and their respective jurisdictions of incorporation are identified in the Parent 10-K.

        (b)   All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Parent, is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries or (ii) options or other rights to acquire from Parent or any of its Subsidiaries, or other obligation of Parent or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of Parent. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i) or (ii) above.

        Section 5.07.    SEC Filings.

        (a)   Parent has delivered or otherwise made available to the Company true and complete copies of (i) its annual reports on Form 10-K for its fiscal years ended January 31, 2004 and December 31, 2003 and 2002, (ii) the Parent 10-Q, (iii) its proxy or information statements relating to meetings of or actions taken without a meeting by Parent's stockholders held since January 31, 2004, and (iv) all of its other reports, statements, schedules and registration statements (and all exhibits, attachments, schedules and appendixes filed with the foregoing) filed with the SEC since January 31, 2004 (the documents referred to in this Section 5.07(a), collectively, the "Parent SEC Documents"). Parent has timely filed all forms, reports and documents required to be filed by Parent pursuant to any relevant securities statutes, regulations and rules. None of Parent's Subsidiaries is subject to the periodic reporting requirements of the 1934 Act or is otherwise required to file any forms, reports or registration statements with the SEC, any state or other local securities regulatory agency.

        (b)   Except as set forth in Section 5.07 of the Parent Disclosure Letter, as of its filing date, each Parent SEC Document complied, and each such Parent SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as the case may be.

        (c)   Except as set forth in Section 5.07 of the Parent Disclosure Letter, as of its filing date, each Parent SEC Document filed pursuant to the 1934 Act did not, and each such Parent SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (d)   Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        Section 5.08.    Financial Statements.

        (a)   Except as set forth in Section 5.08 of the Parent Disclosure Letter, the audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Filings complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

        (b)   Parent's disclosure controls and procedures (as defined in the 1934 Act) are adequate to ensure that material information relating to Parent and its Subsidiaries is made known to Parent in a timely manner, and that no changes are required at this time. There have been no significant changes in Parent's internal controls or in other factors that could significantly affect Parent's internal controls, or any significant deficiencies or material weaknesses in such internal controls requiring corrective actions.

        (c)   The books and records of Parent and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of Parent and its Subsidiaries and (iii) accurately and fairly reflect the basis for the consolidated financial statements of Parent filed with the Parent 10-K and the Parent 10-Q. Parent has (i) designed and maintains disclosure controls and procedures to ensure that material information relating to Parent and its Subsidiaries is made known to management of Parent by others within those entities, and (ii) designed and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements, including that (A) transactions are executed in accordance with management's general or specific authorization; and (B) transactions are recorded as necessary (x) to permit preparation of consolidated financial statements in conformity with GAAP and (y) to maintain accountability of the assets of Parent and its Subsidiaries. The management of Parent has disclosed, based on its most recent evaluation, to Parent's auditors and the audit committee of Parent's board of directors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect Parent's ability to record, process, summarize and report financial data and have identified for Parent's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls. A summary of any such disclosure made by management to Parent's auditors and audit committee is set forth on Section 5.08(c) of the Parent Disclosure Letter.

        Section 5.09.    Disclosure Documents.

        (a)   The Registration Statement and any amendments or supplements thereto, when filed, will comply as to form in all material respects with the requirements of the 1933 Act. At the time the

Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The representations and warranties contained in this Section 5.09 will not apply to statements or omissions in the Registration Statement or any amendment or supplement thereto based upon information furnished to Parent or Merger Subsidiary by the Company in writing specifically for use therein.

        (b)   The information regarding the Parent or supplied by the Parent for inclusion in the Joint Proxy Statement (the "Parent Disclosure") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Joint Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Parent, and at the time such stockholders vote on the issuance of Parent Stock in connection with the Merger and at the Effective Time, the Parent Disclosure contained in the Joint Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        Section 5.10.    Absence of Certain Changes.

        Since the Parent Balance Sheet Date, the business of Parent and its Subsidiaries has been conducted in the ordinary course consistent with past practice and, except as disclosed to the Company in writing prior to the date hereof, there has not been:

        (a)   any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent;

        (b)   any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent, or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries;

        (c)   any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any securities of the Company (other than under the Parent Equity Plans);

        (d)   any amendment of any material term of any outstanding security of Parent or any of its Subsidiaries;

        (e)   any change in any method of accounting or accounting principles or practice by Parent or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act; or

        (f)    any contract, agreement, arrangement or understanding by Parent or any of its Subsidiaries to do any of the things described in the preceding clauses (a) through (e).

        Section 5.11.    Compliance with Laws and Court Orders.

        Parent and each of its Subsidiaries is and has been in compliance with, and to the Knowledge of Parent is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that would not reasonably be expected to be material to Parent.

        Section 5.12.    Finders' Fees.

        Except for Credit Suisse First Boston LLC, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

        Section 5.13.    Opinion of Financial Advisor.

        Parent has received the opinion of Credit Suisse First Boston LLC, financial advisors to Parent, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to Parent from a financial point of view.

        Section 5.14.    Tax Treatment.

        Neither Parent nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a 368 Reorganization.

        Section 5.15.    Litigation.

        Except as set forth in Section 5.15 of the Parent Disclosure Letter, there is no action, suit, investigation or proceeding (or any basis therefore) pending against, or, to the Knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any present or former officer, director or employee of Parent or any of its Subsidiaries or any Person for whom Parent or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to be material to Parent or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

        Section 5.16.    Parent Intellectual Property.

        For the purposes of this Agreement, "Parent Intellectual Property" shall mean any Intellectual Property Rights that are owned by or exclusively licensed to Parent or any of its Subsidiaries and used in Parent's business as currently conducted.

        (a)   No Parent Intellectual Property Parent or any of its Subsidiaries (excluding any third party products or technology bundled, embedded or distributed with such software products or service offerings) are subject to any outstanding order, judgment, writ, injunction or decree of any court or governmental entity materially restricting the use, transfer, or licensing thereof by Parent or any of its Subsidiaries.

        (b)   Other than Parent Intellectual Property licensed to Parent by a third party, Parent owns each material item of Parent Intellectual Property free and clear of any Lien (excluding related restrictions granted in the ordinary course) that would reasonably be expected to materially interfere with the use by Parent of such Parent Intellectual Property. Parent has all rights to use the Parent Intellectual Property licensed to Parent by a third party pursuant to a valid and enforceable license.

        (c)   The operation of the business of Parent and its Subsidiaries as such business currently is conducted by Parent or any of its Subsidiaries, including, without limitation, (i) Parent's and its Subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Parent and its Subsidiaries and (ii) Parent's use of any product, device or process, does not infringe or misappropriate the Intellectual Property Rights of any third party in any jurisdiction, in each case other than as would not reasonably be expected to have a Material Adverse Effect on Parent.

        Section 5.17.    Agreements, Contracts and Commitments.

        Neither Parent nor any of its Subsidiaries, nor, to Parent's knowledge, any other party to a Parent Contract (as defined below) is in breach, violation or default under, and neither Parent nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Parent or any of its Subsidiaries is a party or by which they are bound (any such agreement, contract or commitment, a "Parent Contract"), except for breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

        Section 5.18.    Customers.

        Although since January 31, 2004, Parent has experienced, from time to time, the cancellation of large orders from its material OEM and reseller customers that impact forecasted revenue, Parent has not cancelled or otherwise terminated any of its material OEM or reseller contracts and has not received any written notice from any of its material OEM or reseller channel customers that any such customer intends to cancel or otherwise terminate its customer relationship with Parent.

ARTICLE 6
COVENANTS OF THE COMPANY

        The Company agrees that:

        Section 6.01.    Conduct of the Company.

        Except as set forth in Section 6.01 of the Company Disclosure Letter, from the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with suppliers, distributors, customers or other third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, except as set forth in Section 6.01 of the Company Disclosure Letter, from the date hereof until the Effective Time:

        (a)   the Company shall not adopt or propose any change to its articles of incorporation or bylaws;

        (b)   the Company shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person;

        (c)   the Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, grant an interest in, transfer, mortgage, pledge or create any other material Lien on or otherwise dispose of any material Subsidiary or any material amount of assets (including any Owned Intellectual Property or Licensed Intellectual Property), securities or property, except in the ordinary course consistent with past practice;

        (d)   except for compensation increases in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any of its Subsidiaries to enter into or amend any employment, severance, change-in-control, or similar contract with, or grant any bonus or salary increases or otherwise increase the compensation or benefits provided to, any of their respective employees;

        (e)   the Company shall not, and shall not permit any of its Subsidiaries, without the prior written consent of Parent (which shall not be unreasonably withheld), to (i) hire or terminate any officer, member of senior management or key employee or consultant of the Company or take any action which would cause or reasonably be expected to cause such persons to terminate their employment or consulting relationship with the Company, (ii) take any action which would cause or reasonably be expected to cause a material reduction in the number of employees of the Company in any department

(e.g., sales, marketing, engineering, finance, services, etc.) of the Company, or (iii) undertake reductions in force;

        (f)    the Company shall not, and shall not permit any of its Subsidiaries to issue, sell, pledge or otherwise dispose of, or create any Lien on, any capital stock owned by it in any of its Subsidiaries or issue, sell or otherwise permit to become outstanding any additional shares of its capital stock or any other securities of the Company or any rights to acquire any securities of the Company, except upon exercise of Company Stock Options outstanding on the date hereof, settlement of any RSU's or DSU's outstanding on the date hereof, conversion of the Company Convertible Notes outstanding on the date hereof, purchase as permitted under and in accordance with the Company's Employee Stock Purchase Plan, grants of Company Stock Options under the Company Equity Plans in the ordinary course of business consistent with past practice in accordance with the Company's option grant guidelines previously provided to Parent and with five (5) Business Days prior written notice to Parent (excluding any grants or awards of RSU's, DSU's, Company Restricted Stock, containing Reload Options or any other grants or awards for which vesting shall accelerate at the Effective Time), pursuant to any Reload Options outstanding on the date of this Agreement and amendments to Employee Plans to comply with federal tax law amendments, each in accordance with their respective terms, or effect any stock split, reverse stock split or reclassify or otherwise change its capitalization from that reflected in Section 4.05, or, other than acceptance of shares of Company Restricted Stock from employees of the Company to pay withholding taxes upon vesting and issuance of such shares of Company Restricted Stock, redeem, repurchase or otherwise acquire any shares of its capital stock, or declare or pay any dividends on or make any other distributions in respect of any capital stock;

        (g)   except for any grants, awards or agreements set forth on Section 4.17(f) of the Company Disclosure Letter and pursuant to any Reload Options outstanding on the date of this Agreement, each in accordance with their respective terms, the Company shall not, and shall not permit any of its Subsidiaries to grant, award or allow the accelerated vesting of any options, warrants, conversion rights or other rights to acquire any shares of the capital stock of the Company or any of its Subsidiaries, or enter into any other arrangement relating to such capital stock or amend the terms of any Company compensation or benefit plans (other than amendments to comply with Federal tax law) or adopt any new plan, program, policy or arrangement providing for compensation or employee benefits of any kind;

        (h)   the Company shall not, and shall not permit any of its Subsidiaries to incur, create, assume or otherwise become liable for any material indebtedness for borrowed money or guarantee the obligations of any third party, other than personal property leases entered into in the ordinary course of business, consistent with past practice;

        (i)    pay, discharge or satisfy any claim, liability or obligation other than the payment, discharge or satisfaction of liabilities in the ordinary course of business or reflected or reserved against in the Company Balance Sheet or the financial statements filed with the Company 10-K;

        (j)    the Company shall not, and shall not permit any of its Subsidiaries to incur or commit to any capital expenditure, individually or in the aggregate, in excess of the amount set forth in Section 6.01 of the Company Disclosure Letter;

        (k)   the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent, (i) enter into any material agreement, contract, instrument, plan, lease, arrangement or commitment other then in the ordinary course of business consistent with past practices, or (ii) violate, terminate, alter, amend or otherwise modify or waive any material provision or term of any Scheduled Agreements;

        (l)    the Company shall not, and shall not permit any of its Subsidiaries to enter into any contract containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries to (A) sell any products or services of or to any other Person, (B) engage in any line of business or (C) compete with or obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries;

        (m)  the Company shall not, and shall not permit any of its Subsidiaries to implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or the rules and regulations promulgated by the SEC;

        (n)   the Company shall not, and shall not permit any of its Subsidiaries to waive, release, assign or settle any material rights, claim, fee or pending or threatened litigation, or commence, file for or threaten any material dispute or litigation;

        (o)   the Company shall not, and shall not permit any of its Subsidiaries to, take any action that would make any representation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (i) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time;

        (p)   the Company shall not reprice, or make any exchange offer for any of its outstanding stock options;

        (q)   the Company shall not initiate, adopt or approve any liquidation, dissolution, reorganization or voluntary bankruptcy; and

        (r)   the Company shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

        Section 6.02.    Shareholder Meeting; Proxy Material.

        (a)   The Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 6.03(b), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's shareholders. The only item on the ballot at the Company Shareholder Meeting shall be approval and the adoption of this Agreement and the Merger. In connection with the Company Shareholder Meeting, the Company shall (i) use all reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and (ii) otherwise comply with all legal requirements applicable to such meeting.

        (b)   Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement shall be terminated in accordance with Section 10 of this Agreement, and in accordance with Section 302A.613 of the Minnesota Law, (i) the Company shall be obligated to call, give notice of and hold the Company Shareholder Meeting regardless of the commencement, disclosure, announcement or submission to it of any Acquisition Proposal, or of any failure to make, withdrawal or modification by the Company's Board of Directors of its recommendation pursuant to Section 6.02(a), and (ii) the Company shall not submit to the vote of its shareholders any Acquisition Proposal, or propose to do so.

        Section 6.03.    No Solicitation; Other Offers.

        (a)   Neither the Company nor any of its Subsidiaries shall, nor shall any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (iv) enter into any agreement with respect to an Acquisition Proposal.

        (b)   Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may engage in negotiations or discussions with any Third Party that, without prior solicitation by or negotiation with the Company has made a Superior Proposal and furnish to such Third Party nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (a copy of such other confidentiality agreement being provided for informational purposes only to Parent). Following receipt of such Superior Proposal, the Company's Board of Directors may fail to make, withdraw or modify in a manner adverse to Parent its recommendation to its shareholders referred to in Section 6.02 hereof, and/or take any non-appealable, final action that any court of competent jurisdiction orders the Company to take, but in each case referred to in the foregoing subsections (i) through (iv) of Section 6.03(a) only if the Board of Directors of the Company determines in good faith by a majority vote, after considering advice of its legal counsel and financial advisors that it must take such action to comply with its fiduciary duties under applicable law. Nothing contained herein shall prevent the Board of Directors of the Company from complying with Rule 14e-2(a) or Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal or from making other disclosures to the Company's shareholders if required under applicable law; provided, however, that any such response shall comply with the other requirements of this Section 6.03.

        (c)   The Board of Directors of the Company shall not take any of the actions referred to in subsections (i) through (iv) of Section 6.03(a) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and the Company shall continue to keep Parent informed, on a current basis, with respect to such Superior Proposal after taking such action. In addition, the Company shall notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal, any indication that a Third Party is considering making an Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and within one business day in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall provide within one Business Day of receipt a copy of any documentation of the terms of any such inquiry, proposal or offer, and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations (including by delivering any further documentation of the type referred to above). The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use all reasonable efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

        (d)   In the event the Company receives a Superior Proposal, the Company and its Board of Directors shall not take any actions referred to under Section 6.03(b) until the Company has negotiated in good faith with Parent with respect to the terms of the Merger for a period of five (5) Business Days from the date Parent receives written notice of all material terms and conditions of the Superior Proposal (including any documents related thereto) as set forth in Section 6.03(c). In the event the Company subsequently receives any amendments or changes to such Superior Proposal, the Company and its Board of Directors shall not take any actions referred to under Section 6.03(b) until the Company has negotiated in good faith with Parent with respect to the terms of the Merger for a period of five (5) Business Days from the date Parent receives written notice of all material terms and conditions of such original Superior Proposal, as amended or changed (including any documents related thereto) as set forth in Section 6.03(c) and such written notice shall specify if the Company and its Board of Directors intend to take any actions referred to under Section 6.03(b).

        "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for all or substantially all of the Company's business or assets or at least a majority of the outstanding shares of Company Stock (whether by tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction) on terms that the Board of Directors of the Company determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all the Company's shareholders than as provided hereunder and for which financing, to the extent required, is then fully committed.

        Section 6.04.    Tax Matters.

        (a)   Neither the Company nor any of its Subsidiaries shall make or change any Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Returns or claims for Tax refunds, enter into any closing agreement, surrender any Tax claim, audit or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability surrendered, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, except to the extent the Company is required to do so under the Tax Sharing Agreement dated as of September 18, 2000, between SPX Corporation and Island, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax asset of the Company or any of its Subsidiaries.

        (b)   The Company and each of its Subsidiaries shall establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for all Taxes due with respect to any period ending prior to or as of the Effective Time.

        (c)   All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the Merger (including any real property transfer tax and any similar Tax) shall be paid by the Company when due, and the Company shall, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, the Company shall, and shall cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

        Section 6.05.    Environmental Filings.

        (a)   The Company agrees that, prior to providing any documents or other information to the NJDEP with respect to this Agreement or the transactions contemplated hereby, Parent shall have the right to review and approve the form and substance of any such documents or other information. The Company agrees to pursue and complete any other filing, submission, public notification, investigation, monitoring, testing, evaluation, determination, remediation or other obligation (including providing evidence of financial responsibility or assurance) relating to or resulting from any initial filing made with the NJDEP. Any filings submitted to the NJDEP by the Company shall not impose upon Parent any obligations or liabilities to which Parent shall not have consented in writing.

        (b)   Prior to the Closing, the Company shall obtain and provide to Parent, in respect of each subject operation conducted in, and in respect of each facility or real property owned, leased or operated by the Company located in the State of New Jersey, including, without limitation, the Lumberton, New Jersey facility, evidence of full compliance with the requirements of ISRA. Such evidence shall be in a form satisfactory to Parent in its sole discretion and shall not impose upon Parent any obligations or liabilities to which Parent shall not have consented in writing prior to the Closing.

        Section 6.06.    401(k) Plans.

        If requested by Parent prior to the Effective Time, the Company shall terminate or amend immediately prior to Closing in accordance with Parent's reasonable instructions any and all 401(k) plans sponsored or maintained by the Company or any of its Subsidiaries. Parent shall permit participants in the Company's 401(k) plan to roll over their account balances, including any plan loans other than to officers and directors of the Company, to Parent's 401(k) plan promptly on plan termination or shall otherwise take such actions as are necessary to ensure that such plan loans do not go into default for participants during the time they are continuing employees.

        Section 6.07.    Company Indenture.

        The Company shall take any and all actions necessary to effect the provisions of Section 2.02(d) above pursuant to the Company Indenture.

        Section 6.08.    Retention Plan

        The Company shall promptly after the date of this Agreement make the grants of Restricted Stock to certain of the Company's employees under the Retention Plan as set forth on Section 6.01(5) of the Company Disclosure Letter. Such grants shall be in form reasonably satisfactory to Parent.

        Section 6.09.    Director and Officer Resignations.

        The Company shall use its best efforts to obtain the resignations of all Persons serving as officers and directors of the Company and its Subsidiaries on or prior to the Effective Time.

ARTICLE 7
COVENANTS OF PARENT

        Section 7.01.    Conduct of Parent.

        From the date hereof until the Effective Time, Parent and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with suppliers, distributors, customers or other third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

        (a)   Parent shall not adopt or propose any change in its certificate of incorporation or bylaws; and

        (b)   Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would make any representation and warranty of Parent hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time.

        Section 7.02.    Obligations of Merger Subsidiary.

        Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        Section 7.03.    Voting of Shares.

        Parent shall vote all shares of Company Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Shareholder Meeting.

        Section 7.04.    Director and Officer Liability.

        Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

        (a)   For six (6) years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Minnesota Law or any other applicable laws or provided under the Company's articles of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

        (b)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.04.

        (c)   The rights of each Indemnified Person under this Section 7.04 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws of the Company or any of its Subsidiaries, or under Minnesota Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

        (d)   For a period of six (6) years after the Effective Time, Parent will cause the Company to maintain in effect directors' and officers' liability insurance covering those Persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; provided, however that in no event will Parent or the Company be required to expend in the aggregate for such coverage in excess of 300% of the annual premium (the "Premium Cap") currently paid by the Company; it being understood that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such Premium Cap.

        Section 7.05.    Stockholder Meeting; Registration Statement.

        (a)   Parent shall cause a meeting of its stockholders ("Parent Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting approval of the issuance of shares of Parent Stock in the Merger. Subject to its fiduciary duties under applicable law, the Board of Directors of Parent shall recommend to Parent's stockholders their approval of such issuance of shares of Parent Stock. The only items on the ballot at the Parent Stockholder Meeting shall be approval of (i) the issuance of Parent Stock in connection with the Merger, (ii) the amendment of the McDATA 2001 Equity Incentive Plan to increase by not more than three (3) million the number of shares authorized thereunder and to allow for options and equity awards of Parent Class A Stock and (iii) an exchange offer to combine Parent Class A Stock and Parent Class B Stock. In connection with the Parent Stockholder Meeting, Parent shall (i) use all commercially reasonable efforts to obtain the necessary approvals by its stockholders of the issuance of shares of Parent Stock in the Merger and (ii) otherwise comply with all legal requirements applicable to such meeting. Parent shall promptly prepare and file with the SEC under the 1933 Act the Registration Statement and shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable.

        (b)   Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement shall be terminated in accordance with Section 10 of this Agreement, and in accordance with Section 251(c) of the Delaware General Corporation Law, (i) Parent shall be obligated to call, give notice of and hold the Parent Stockholder Meeting regardless of the commencement, disclosure, announcement or submission to it of any Takeover Proposal (as defined below), or of any failure to make, withdrawal or modification by the Parent's Board of Directors of its recommendation pursuant to Section 7.05(a), and (ii) Parent shall not at the Parent Stockholder Meeting submit to a vote of its stockholders any Takeover Proposal, or propose to do so.

        (c)   Notwithstanding anything to the contrary contained in this Agreement, following receipt of a Takeover Proposal, Parent's Board of Directors may fail to make, withdraw or modify in a manner adverse to the Company, its recommendation to its stockholders referred to in 7.05(a), if the Board of Directors of the Parent determines in good faith by a majority vote, after considering advice of its legal counsel and financial advisors that it must take such action to comply with its fiduciary duties under applicable law. Nothing contained herein shall prevent the Board of Directors of Parent from complying with Rule 14e-2(a) or Rule 14d-9 under the 1934 Act with regard to a Takeover Proposal or from making other disclosures to Parent's stockholders if required under applicable law.

        Section 7.06.    Stock Exchange Listing.

        Parent shall use its commercially reasonable efforts to cause the shares of Parent Stock to be issued in connection with the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

        Section 7.07.    Employees.

        On or as soon as practicable after the Closing Date, employees of the Company that are employed by the Company at the Effective Time shall be considered "Continuing Employees" during the period of time they remain employed by the Company, Parent or a Subsidiary of Parent. Continuing Employees shall be eligible to receive benefits maintained for similarly situated employees of Parent, consistent with Parent's applicable human resources policies, and shall become eligible for 401(k), health and welfare plan benefits upon the later of (i) the Effective Time, or (ii) the loss of eligibility for benefits under the Company's 401(k), health and welfare plans, as the case may be. Parent may, at its discretion, elect to retain some or all of the Company's existing welfare benefit plans indefinitely in lieu of causing the Continuing Employees to be eligible to participate in the equivalent Parent benefit plan. Parent will or will cause the Surviving Corporation or appropriate Subsidiary of Parent to give Continuing Employees full credit under any 401(k), paid time off or service award policies for prior service at the Company, as defined and recognized under Parent's benefit plans and consistent with applicable human resources policies, for purposes of eligibility, vesting and determination of the level of benefits under Parent's 401(k) plan, vacation, time off and service award programs or policies for prior service at the Company; provided that such credit does not result in a duplication of benefits, compensation, incentive or otherwise. Notwithstanding the foregoing, in no event shall any Continuing Employee be eligible to accrue or earn more than thirty (30) days per year of combined time off through Parent's personal time off and vacation plans. Parent agrees to cause each of the welfare plans of the Surviving Corporation or appropriate Subsidiary of Parent that provides coverage to a Continuing Employee to (a) waive any preexisting conditions, waiting periods and actively at work requirements under such plans (except to the extent that such conditions, waiting periods and requirements exist under the Company's existing benefit plans), and (b) cause such plans to honor any expenses incurred by Continuing Employees and their beneficiaries under similar Company employee plans during the portion of the calendar year prior to the Closing Date for purposes of satisfying applicable deductibles.

        Section 7.08.    Company Indenture.

        Parent agrees to take such commercially reasonable actions as are reasonably requested by the Company to effect Section 2.02(d) above, including without limitation the execution of a supplemental indenture to the Company Indenture effective as of the Effective Time pursuant to which Parent will, at its option, assume or guarantee the payment of principal and interest on the Company Convertible Notes.

        Section 7.09.    Parent Transactions.

        Between the date hereof and the later of the Effective Time or the date on which this Agreement is terminated in accordance with the provisions of Section 10 hereof, Parent shall not, directly or indirectly, enter into any agreement to make any acquisition or acquisitions of one or more Third Parties in a transaction or a series of transactions in which the consideration payable by Parent, individually or in the aggregate, exceeds $25 million (including the assumption of debt), whether by way of any tender or exchange offer, merger, consolidation, share exchange, business combination, purchase of all or substantially all of such Third Party's assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger, other than the transactions contemplated by this Agreement and other than any Takeover Proposal.

        Section 7.10.    Severance Plan.

        In the event Parent or the Surviving Corporation terminates the employment of any Continuing Employee without Cause (defined in Schedule 7.10 of the Parent Disclosure Letter) within twelve months after the Closing Date, Parent shall pay to such terminated Continuing Employee the severance set forth on Schedule 7.10 of the Parent Disclosure Letter.

        Section 7.11.    Corporate Governance.

        Parent agrees to take all actions as are reasonably necessary to cause the number of its directors to be increased by two persons and to offer Thomas G. Hudson and one other current member of the Company's Board of Directors to be appointed to fill such vacancies on Parent's Board of Directors no later than the Effective Time. Parent will offer Thomas G. Hudson a senior executive role at Parent reporting to and advising Parent's Chief Executive Officer, with such senior executive role to commence at the Effective Time.

ARTICLE 8
COVENANTS OF PARENT AND THE COMPANY

        Section 8.01.    Efforts to Close.

        (a)   Subject to the terms and conditions of this Agreement, the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

        (b)   In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (the "Notification and Report Form") as promptly as practicable and use their commercially reasonable best efforts to (i) file the Notification and Report Form within fifteen (15) Business Days of the date of this Agreement, (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, and (iii) take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. In connection with all filings made under the HSR Act, each of Parent and the Company shall in good faith reasonably cooperate and consult with each other.

        (c)   In furtherance and not in limitation of the foregoing, if applicable, each of Parent and the Company shall make any appropriate filings pursuant to the applicable foreign antitrust laws, rules and regulations ("Foreign Antitrust Laws") with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and use their commercially reasonable best efforts to (i) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the Foreign Antitrust Laws, and (ii) take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the Foreign Antitrust Laws as soon as practicable. In connection with all filings made under the Foreign Antitrust Laws, each of Parent and the Company shall in good faith reasonably cooperate and consult with each other.

        (d)   In furtherance and not in limitation of the foregoing, if applicable, each of Parent and the Company shall as promptly as practicable after the date hereof use their commercially reasonable best efforts to make any appropriate filings necessary to, and shall obtain approval of this Agreement, the Merger and the transactions contemplated by this Agreement by the Federal Communication Commission and the Public Utilities Commissions of any state in which such approval is required (the "CLEC Approvals"). In connection with all filings made in connection with CLEC Approvals, each of Parent and the Company shall in good faith reasonably cooperate and consult with each other

        (e)   Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall be deemed to require Parent or the Company or any Subsidiary or Affiliate thereof to (i) litigate or agree to litigate against any governmental entity or (ii) take or agree to take any Action of Divestiture (as defined below). For purposes of this Agreement, an "Action of Divestiture" shall mean (i) making proposals, executing or carrying out agreements or submitting to legal requirements providing for the license, sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets that are material to Parent, the Company or any of their respective Subsidiaries or the holding separate of Company capital stock or imposing or seeking to impose any limitation on the ability of Parent, the Company or any of their respective Subsidiaries, to conduct their respective businesses or own such assets or to acquire, hold or exercise full rights of ownership of the Company's business or (ii) otherwise taking any step to avoid or eliminate any impediment which may be asserted under any legal requirement governing competition, monopolies or restrictive trade practices.

        Section 8.02.    Certain Filings.

        As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC a joint proxy statement/prospectus to be sent to the stockholders of the Parent and the shareholders of the Company in connection shareholder's meeting of the Company and the stockholder's meeting of the Parent (the "Joint Proxy Statement"). Parent shall prepare and file with the SEC a registration statement on Form S-4 pursuant to which shares of Parent Stock issued in connection with the Merger will be registered under the 1933 Act (the "Registration Statement"), in which the Joint Proxy Statement will be included as a prospectus. Parent and the Company shall use their reasonable best efforts to respond to the comments of the SEC in connection with the Joint Proxy Statement and the Registration Statement, to furnish all information required to prepare the Joint Proxy Statement and the Registration Statement and to cause the Registration Statement to become effective as soon after such filing as practicable. The Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Company's shareholders, and Parent will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the 1933 Act. The Company and Parent shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Joint Proxy Statement or the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers. If at any time prior to the Effective Time any event relating to either the Company or Parent, or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, such party shall promptly inform the other party.

        Section 8.03.    Public Announcements.

        Parent and the Company shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, order of a court of competent jurisdiction or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement prior to such consultation.

        Section 8.04.    Further Assurances.

        At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 8.05.    Access to Information.

        From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement, each party hereto shall (i) give to the other, its respective counsel, financial advisors, auditors and other authorized representatives, reasonable access to the offices, properties, books and records of such party and its Subsidiaries, (ii) furnish to the other, its respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information the other may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other in its investigation. Any investigation pursuant to this Section 8.05 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of any party hereto or its respective Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company and its Subsidiaries hereunder.

        Section 8.06.    Notices of Certain Events.

        Each of the Company and Parent shall promptly notify the other of:

        (a)   any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

        (b)   any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

        (c)   any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement.

        Section 8.07.    Section 16(b) Approvals.

        Prior to the Effective Time, the Board of Directors or Compensation Committee thereof of Parent and the Company shall take all such actions as may be reasonably required pursuant to Rules 16b-3(d) and 16b-3(e) under the 1934 Act to exempt from the provisions of Section 16(b) of the 1934 Act (i) the conversion of shares of Company Stock into shares of Parent Stock, (ii) the conversion of Company Stock Options into Adjusted Options, (iii) the conversion of Company Stock Units into Adjusted Stock Units, (iv) the conversion of Company Restricted Stock into Adjusted Restricted Stock, and (v) the acquisition of shares of Parent Stock, Adjusted Options, Adjusted Stock Units and Adjusted Restricted Stock pursuant to the terms of this Agreement by officers and directors of the Company who may become officers or directors of Parent subject to the reporting requirements of Section 16(a) of the 1934 Act.

        Section 8.08.    Tax-free Reorganization.

        (a)   Prior to the Effective Time, each of Parent and the Company shall use all reasonable efforts to cause the Merger to qualify as a 368 Reorganization, and shall not take any action reasonably likely to cause the Merger not so to qualify. Parent shall not take, or cause the Company to take, any action after the Effective Time reasonably likely to cause the Merger not to qualify as a 368 Reorganization.

        (b)   Each of Parent and the Company shall use all reasonable efforts to obtain the opinions referred to in Section 9.01(g).

ARTICLE 9
CONDITIONS TO THE MERGER

        Section 9.01.    Conditions to Obligations of Each Party.

        The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

        (a)   this Agreement shall have been approved and adopted by the shareholders of the Company in accordance with Minnesota Law, and the issuance of the shares of Parent Stock in the Merger shall have been approved by the stockholders of Parent in accordance with the Nasdaq National Market rules;

        (b)   there shall not have been any action taken, or any statute, rule, regulation, judgment, injunction, order or decree proposed, enacted, enforced, promulgated or issued, by any court, government or governmental authority or agency, domestic, foreign or supranational, other than the application of the waiting period provisions of the HSR Act to the Merger and other non-U.S. antitrust waiting periods, which would (i) prevent the consummation of the Merger or the transactions contemplated by this Agreement, or (ii) create a Material Adverse Effect on Parent, the Company or the Surviving Corporation;

        (c)   any waiting period under the HSR Act or material non-U.S. antitrust waiting periods relating to the Merger shall have expired or been terminated;

        (d)   the Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

        (e)   the shares of Parent Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

        (f)    all actions by or in respect of, or filings with, any governmental body, agency, official or authority, domestic, foreign or supranational, required to permit the consummation of the Merger, including, without limitation the CLEC Approvals, shall have been taken, made or obtained; provided, however, that any such actions or filings shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any governmental or regulatory authority of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental or regulatory authority; provided further, that the conditions set forth in this Section 9.01(f) shall be deemed satisfied with respect to the CLEC Approvals if the failure to obtain any such CLEC Approvals shall not constitute a material violation of law;

        (g)   the receipt by the Company of a written opinion from Leonard, Street and Deinard Professional Association and the receipt by Parent from Holland & Hart, LLP in form and substance reasonably satisfactory to each of them to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provision of Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(a) of the Code; provided, however, that if Parent revises the structure of the Merger in accordance with Section 2.01(b) and if, due to such revision, Section 368(a) of the Code would not be applicable, the opinions required by this Section 9.01(g) shall be to the effect that the transaction will be treated as a transfer to a controlled corporation qualifying under the provisions of Section 351 of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits B and C hereto; provided, however, that if Parent revises the structure of the Merger in accordance with Section 2.01(b), the representations of officers of Parent and the Company relied upon by such counsel shall be in a form reasonably acceptable to Parent and the Company. Notwithstanding the foregoing, if counsel to either party does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party.

        Section 9.02.    Conditions to the Obligations of Parent and Merger Subsidiary.

        The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

        (a)   (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true at and as of the Effective Time as if made at and as of such time (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date), disregarding any qualification as to materiality therein, with such exceptions as do not, individually or in the aggregate, constitute a Material Adverse Effect on the Company at the Effective Time and (iii) Parent shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the foregoing effect;

        (b)   there shall not have been instituted or pending any action or proceeding (or any investigation or other inquiry that is reasonably likely to result in such action or proceeding) by any government or governmental authority or agency, domestic, foreign or supranational, or by any other Person, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger, (ii) seeking to restrain or prohibit Parent's ownership or operation (or that of its respective Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole or (iii) that otherwise, in the judgment of Parent, is likely to have a Material Adverse Effect on the Company or Parent;

        (c)   Parent shall have received an opinion from Leonard, Street and Deinard Professional Association in form and substance reasonably satisfactory to Parent that this Agreement and the transactions contemplated hereby, including without limitation the Merger, will not contravene, conflict with, or result in any violation or breach of any provision of that certain Indenture dated as of February 20, 2002, between the Company and U.S. Bank National Association, as Trustee ("Company Indenture"), or constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under the Company Indenture or cause or permit the holders of the Company Convertible Notes to have the right to require the Company or Parent to repurchase or purchase, as the case may be, any Company Convertible Notes or otherwise have the right to receive any cash payment in connection therewith.

        (d)   the consent or approval of the Persons listed in Section 9.02(d) of the Company Disclosure Letter shall have been obtained with no material adverse conditions attached and no material expense imposed on the Company;

        (e)   there shall not have been, or the occurrence of any events which could reasonably be expect to have, a Material Adverse Effect on the Company; and

        (f)    Parent shall have received the opinion of Credit Suisse First Boston LLC, financial advisor to Parent, and such opinion shall not have been withdrawn and shall be in full force and effect.

        Section 9.03.    Conditions to the Obligations of the Company.

        The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

        (a)   (i) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent and Merger Subsidiary contained in this Agreement and in any certificate or other writing delivered by Parent or Merger Subsidiary pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date), disregarding any qualification as to materiality therein, with such exceptions as do not, individually or in the aggregate, constitute a Material Adverse Effect on Parent at the Effective Time and (iii) the Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Parent to the foregoing effect; and

        (b)   there shall not have been, or the occurrence of any events which could reasonably be expected to have, a Material Adverse Effect on Parent.

ARTICLE 10
TERMINATION

        Section 10.01.    Termination.

        This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders and/or stockholders of the Company and/or Parent):

        (a)   by mutual written agreement of the Company and Parent;

        (b)   by either the Company or Parent, if:

          (i)  the Merger has not been consummated on or before the date that is 180 calendar days from the date of this Agreement (the "End Date"); provided that the End Date shall automatically be extended (the "Extension") by the time period which is the greater of the number of days which is equal to the greater of (i) the number of days which elapse from the date on which the Joint Proxy Statement and the Registration Statement are filed with the SEC until the date on which the SEC clears the Joint Proxy Statement and declares the Registration Statement effective, less 45 days, or (ii) the number of days which elapse from the date on which each of the Company and Parent have filed a Notification and Report Form until the date on which the applicable waiting period under the HSR Act has expired or been terminated, less 30 days; provided, however, that in no event shall the Extension cause the End Date to be extended beyond the date that is 240 calendar days from the date of this Agreement; provided further that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

          (ii)  (A) there shall be any action taken, or any statute, rule, or regulation enacted, enforced, promulgated or issued, by any government or governmental authority or agency, domestic, foreign or supranational, other than the application of the waiting period provisions of the HSR Act to the Merger and other non-U.S. antitrust waiting periods, which would, prevent the consummation of the Merger or the transactions contemplated by this Agreement, or (B) any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining the Company or Parent from consummating the Merger or the transactions contemplated by this Agreement is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

          (iii)  this Agreement shall not have been approved and adopted in accordance with Minnesota Law by the Company's shareholders at the Company Shareholder Meeting (or any adjournment thereof);

          (iv)  the issuance of shares of Parent Stock in the Merger shall not have been approved in accordance with the rules of the Nasdaq National Market by Parent's stockholders at the Parent Stockholder Meeting (or any adjournment thereof); or

          (v)  the United States Department of Justice or the Federal Trade Commission issues Requests for Additional Information and Documentary Materials (Second Requests) under the HSR Act to Parent and the Company and thereafter the staff of the Department of Justice or the Federal Trade Commission notifies Parent or the Company that the staff intends to recommend that the consummation or legality of the transaction be challenged in a judicial or administrative proceeding.

        (c)   by Parent, if

          (i)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such condition is incapable of being satisfied within 30 days from the date such breach or failure occurred;

          (ii)  the Company shall have breached its obligations under Sections 6.02 and 6.03; or

          (iii)  the Board of Directors of the Company shall have failed to make or have withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger, or shall have failed to reaffirm its approval or recommendation of this Agreement on the Merger within five (5) Business Days after a request by Parent to do so, or shall have approved or recommended an alternative Acquisition Proposal; provided that the Company shall remain obligated to pay any amounts due pursuant to Section 11.04(b) and 11.04(d) in accordance with the terms, and at the times, specified therein.

        (d)   by the Company, if

          (i)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) not to be satisfied, and such condition is incapable of being satisfied within 30 days from the date such breach or failure occurred;

          (ii)  Parent shall have breached its obligations under Section 7.05; or

          (iii)  the Board of Directors of Parent shall have failed to make or withdrawn, or modified in a manner adverse to the Company, its approval or recommendation of the issuance of shares of Parent Stock in connection with the Merger, or shall have failed to reaffirm its approval or recommendation of such issuance within five (5) Business Days after a request by the Company to do so, or shall have failed to call the Parent Stockholder Meeting in accordance with Section 7.05; provided that Parent shall remain obligated to pay any amounts due pursuant to Section 11.04(c) in accordance with the terms specified herein.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

        Section 10.02.    Effect of Termination.

        If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 10.02, Article 11 of this Agreement and the Confidentiality Agreement shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11
MISCELLANEOUS

        Section 11.01.    Notices.

        All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

        if to Parent or Merger Subsidiary, to:

    McDATA Corporation
    380 Interlocken Crescent
    Broomfield, Colorado 80021
    Attention: Thomas O. McGimpsey
                      Vice President and General Counsel
    Facsimile No.: (720) 558-4747

        with a copy to:

    Hensley Kim & Edgington, LLC
    1660 Lincoln Street
    Suite 3050
    Denver, Colorado 80264
    Attention: Darren R. Hensley, Esq.
    Facsimile No.: (720) 377-0777

        if to the Company, to:

    Computer Network Technology Corporation
    6000 Nathan Lane North
    Plymouth MN 55442
    Attention: Chief Financial Officer
    Facsimile No.: (763) 268 6810

        with a copy to:

    Leonard, Street and Deinard Professional Association
    150 South Fifth Street
    Suite 2300
    Minneapolis, MN 55402
    Attention: Morris M. Sherman, Esq.
    Facsimile No.: (612) 335-1657

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

        Section 11.02.    Survival of Representations and Warranties.

        The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements set forth in Sections 2.04(e), 7.04 and 7.06.

        Section 11.03.    Amendments and Waivers.

        (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the shareholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the Shares.

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 11.04.    Expenses.

        (a)   Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that (i) Parent shall pay all filing fees in connection with compliance with Section 8.01(b) above, and (ii) Parent and the Company shall equally divide costs and expenses incurred in connection with compliance with Section 8.01(c) and (d) above.

        (b)   If a Company Payment Event occurs, the Company shall pay Parent (by wire transfer of immediately available funds), if, pursuant to (i) below, simultaneously with the occurrence of such Company Payment Event or, if, pursuant to (ii) below, within two Business Days following such Company Payment Event, a fee of $11 million, which shall be reduced by any amount paid or payable by the Company under Section 11.04(d).

        "Company Payment Event" means (i) the termination of this Agreement pursuant to 10.01(c)(ii) or Section 10.01(c)(iii) or (ii) the termination of this Agreement pursuant to Section 10.01(b)(i), Section 10.01(b)(iii) or Section 10.01(c)(i), where, prior to such termination, an Acquisition Proposal for the Company or any of its Subsidiaries was made, and within 12 months after the date of such termination, the Company or any of its Subsidiaries consummates, or executes documentation providing for, any Acquisition Proposal.

        (c)   If a Parent Payment Event occurs, Parent shall pay the Company (by wire transfer of immediately available funds), simultaneously with the occurrence of such Parent Payment Event, a fee of $11 million, which shall be reduced by any amount paid or payable by Parent under Section 11.04(e).

        "Parent Payment Event" means the termination of this Agreement pursuant to Sections 10.01(d)(iii) where, prior to such termination, a Takeover Proposal was made, and within 12 months after the date of such termination, the Parent or any of its Subsidiaries consummates, or executes documentation providing for, such Takeover Proposal that was made prior to the termination of this Agreement. "Takeover Proposal" means any inquiry, offer or proposal for any of the following transactions that was made subsequent to the date of this Agreement: (A) a merger, consolidation or business combination or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, or (B) a sale or other disposition by Parent of assets representing in excess of 50% of the aggregate fair market value of Parent's business immediately prior to such sale, or (C) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Parent), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Parent.

        (d)   Upon any termination of this Agreement pursuant to Section 10.01(c)(i) or (ii), the Company shall reimburse Parent and its Affiliates (by wire transfer of immediately available funds), no later than two Business Days after such termination, for 100% of the reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) actually incurred by any of them in connection with this Agreement and the transactions contemplated hereby including the arrangement of, obtaining the commitment to provide or obtaining any financing for such transactions. Nothing contained in this Section 11.04(d) shall limit or preclude Parent or Merger Subsidiary from pursuing any other available remedies it may have against the Company.

        (e)   Upon any termination of this Agreement pursuant to Section 10.01(d)(i) or (ii), Parent shall reimburse the Company and its Affiliates (by wire transfer of immediately available funds), no later than two Business Days after such termination, for 100% of the reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) actually incurred by any of them in connection with this Agreement and the transactions contemplated hereby. Nothing contained in this Section 11.04(e) shall limit or preclude the Company from pursuing any other available remedies it may have against Parent.

        (f)    Each party acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties hereto would not enter into this Agreement. Accordingly, if a party fails promptly to pay any amount due pursuant to this Section 11.04, it shall also pay any costs and expenses incurred any other party in connection with a legal action to enforce this Agreement that results in a judgment against such party for such amount.

        Section 11.05.    Binding Effect; Benefit; Assignment.

        (a)   The provisions of this Agreement shall be binding upon and, except as provided in Section 7.04, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 7.04, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

        (b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment shall not relieve Parent or Merger Subsidiary of its obligations hereunder.

        Section 11.06.    Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules of such state.

        Section 11.07.    Jurisdiction.

        The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

        Section 11.08.    WAIVER OF JURY TRIAL.

        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 11.09.    Counterparts; Effectiveness.

        This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and may be by facsimile transmission. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

        Section 11.10.    Entire Agreement.

        This Agreement, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

        Section 11.11.    Captions.

        The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        Section 11.12.    Severability.

        If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 11.13.    Specific Performance.

        The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

*    *    *    *    *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPUTER NETWORK TECHNOLOGY CORPORATION
By:	/s/ GREGORY T. BARNUM
Name: Gregory T. Barnum
Title: Chief Financial Officer
MCDATA CORPORATION
By:	/s/ JOHN A. KELLEY, JR.
Name: John A. Kelley, Jr.
Title: Chairman, President and CEO
CONDOR ACQUISITION, INC.
By:	/s/ THOMAS O. MCGIMPSEY
Name: Thomas O. McGimpsey
Title: President

List of Exhibits and Disclosure Letters
for
Agreement and Plan of Merger

Exhibits

Exhibit A	-	Form of Voting Agreement
Exhibit B	-	Form of McDATA Corporation Tax Representation Letter
Exhibit C	-	Form of Computer Network Technology Corporation Tax Representation Letter

Disclosure Letters

Computer Network Technology Corporation Disclosure Letter

McDATA Corporation Disclosure Letter

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER

        This Amendment No. 1 to Agreement and Plan of Merger (this "Amendment") is entered into as of February 10, 2005 among Computer Network Technology Corporation, a Minnesota corporation ("Company"), McDATA Corporation, a Delaware corporation ("Parent"), and Condor Acquisition, Inc., a Minnesota corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and amends that certain Agreement and Plan of Merger dated as of January 17, 2005 among Company, Parent and Merger Subsidiary (the "Merger Agreement"). Company, Parent and Merger Subsidiary are referred to collectively herein as the "Parties" and individually as a "Party". Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

Recitals

        WHEREAS, pursuant to Section 11.03(a) of the Merger Agreement, the Parties desire to enter into this Amendment to amend certain provisions of the Merger Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

Agreement

        1.     Section 2.04(a) of the Merger Agreement. The Parties hereby agree that Section 2.04(a) of the Merger Agreement shall be amended and restated in its entirety as follows:

          "(a) At the Effective Time, Parent will assume the Company Equity Plans (as defined below) in accordance with the terms thereof. Except as provided in Section 2.04(b), at the Effective Time each of the then outstanding options to purchase shares of Company Stock under any Company Equity Plan (a "Company Stock Option"), whether or not exercisable or vested, shall be assumed by Parent and shall be converted into, and be deemed to constitute an option (an "Adjusted Option") to acquire, that number of shares of Parent Stock equal to (x) the number of shares of Company Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the Exchange Ratio and (ii) the per share exercise price for shares of Parent Stock issuable upon exercise of each such Adjusted Option shall be equal to (1) the exercise price per share of Company Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time divided by (2) the Exchange Ratio, and rounding up to the nearest whole cent; provided that any fractional share of Parent Stock resulting from an aggregation of all the shares of a holder subject to Company Stock Options shall be rounded down to the nearest whole share; provided further that, for any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code. The Adjusted Stock Option shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding Company Stock Options immediately prior to the Effective Time; provided that the Parent Board of Directors or a committee thereof shall succeed to the authority and responsibility of the Company Board of Directors or any committee thereof."

        2.     Section 8.09 of the Merger Agreement. The Parties hereby agree that a new Section 8.09 shall be added to the Merger Agreement as follows:

          "Section 8.09.    Certain Actions Regarding Section 409A of the Code.

          Parent, Company, Merger Sub and, at and after the Effective Time, the Surviving Corporation, shall be authorized to take and do any commercially reasonable actions or things to interpret and administer this Agreement and Company's equity incentive plans in accordance with Code Section 409A and related guidance, provided that prior to the Effective Time, before taking any action under this Section 8.09, each party shall obtain the consent of the other party, such consent not to be unreasonably withheld."

        3.     Miscellaneous.

                a.    Merger Agreement. Except as amended by this Amendment, the terms and provisions of the Merger Agreement shall remain in full force and effect.

                b.    Counterparts. This Amendment may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

*    *    *    *    *

        IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

COMPUTER NETWORK TECHNOLOGY CORPORATION
/s/ GREGORY T. BARNUM
By:	Gregory T. Barnum
Title:	Chief Financial Officer
McDATA CORPORATION
/s/ THOMAS O. MCGIMPSEY
By:	Thomas O. McGimpsey
Title:	Vice President
CONDOR ACQUSITION, INC.
/s/ THOMAS O. MCGIMPSEY
By:	Thomas O. McGimpsey
Title:	President

Annex B

VOTING AGREEMENT

        THIS VOTING AGREEMENT, is made and entered into as of this 17th day of January, 2005 (the "Agreement"), by and among McDATA Corporation, a Delaware corporation ("Parent"); Condor Acquisition, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent ("Merger Sub"); Computer Network Technology Corporation, a Minnesota corporation (the "Company"); Thomas G. Hudson; Thomas G. Hudson 2004 Grantor Retained Annuity Trust dated October 15, 2004, Thomas G. Hudson, Trustee; Erwin A. Kelen; John A. Rollwagen; Patrick W. Gross; Lawrence A. McLernon; Kathleen B. Earley; Bruce J. Ryan.; Gregory T. Barnum; Mark R. Knittel; Edward J. Walsh and Robert R. Beyer (each a "Shareholder" and collectively, the "Shareholders").

RECITALS

        A.    Contemporaneously with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, upon the terms and subject to the conditions set forth therein, a business combination between Parent and the Company by means of a merger of Merger Sub with and into the Company (the "Merger").

        B.    As of the date hereof, each Shareholder beneficially owns the number of shares of common stock, par value $0.01 per share, of the Company set forth opposite such Shareholder's name on Schedule I hereto (all such shares so owned and which may hereafter be acquired by such Shareholder prior to the termination of this Agreement, whether upon the exercise of options, conversion of notes, underlying restricted stock units or deferred stock units, or by any other means of purchase, dividend, distribution or otherwise, being referred to herein as such Shareholder's "Shares").

        C.    In connection with the Merger and pursuant to the terms of the Merger Agreement, each Shareholder has agreed to grant Parent an irrevocable proxy to vote the Shareholder's Shares in favor of the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

        D.    Upon the consummation of the Merger, the Shareholders will become owners of shares of Common Stock of Parent (the "Parent Shares"), and, in connection therewith, the Shareholders will agree to certain restrictions on the transfer of the Parent Shares.

        E.    As a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Shareholders enter into this Agreement.

        F.     In order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholders are willing to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
VOTING AGREEMENT

        1.1    Voting of Shares.     From the date hereof until the termination of this Agreement, at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company, each Shareholder shall vote such Shareholder's Shares (i) in favor of the Merger, the Merger Agreement (as amended from time to time pursuant to the terms thereof) and all other transactions contemplated thereby, (ii) against any Acquisition Proposal or any negotiations or discussions with respect to an Acquisition Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Articles of Incorporation or Bylaws, which in the case of each of the matters referred to in this clause (ii) could reasonably be expected to impede, interfere with, delays, postpones or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement and related agreements which is considered at any such meeting of shareholders or in such consent, and in connection therewith to execute any documents which are necessary in order to effectuate the foregoing, including the ability for Parent or its nominees to vote such Shares directly.

        1.2    Irrevocable Proxy.     Each Shareholder hereby agrees to deliver to Parent a duly executed proxy in the form attached hereto as Exhibit A concurrently with the execution and delivery of this Agreement (the "Proxy"), such Proxy to cover the Shares in respect of which Shareholder is entitled to (i) vote at each meeting of the shareholders of the Company (including, without limitation, each written consent in lieu of a meeting) in favor of the Merger and the adoption and approval of the Merger Agreement and all transactions contemplated thereby, and (ii) demand that the Secretary or any other appropriate officer of the Company call a special meeting of the shareholders of the Company for the purpose of considering the Merger, the Merger Agreement and all other transactions contemplated thereby. Each Shareholder hereby revokes any and all prior proxies or powers of attorney given by such Shareholder with respect to the Shares. The Proxy shall be automatically terminate and be of no further force or effect upon any termination of this Agreement.

        1.3    No Proxies for or Transfers of Shareholder Shares.     Except as contemplated by the terms of this Agreement, from the date hereof until the termination of this Agreement, each Shareholder hereby agrees that such Shareholder shall not, without the prior written consent of Parent, which may be withheld in the sole discretion of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement, arrangement or understanding with respect to the voting of any such Shareholder's Shares, or (ii) sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other agreement, arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any of such Shareholder's Shares. Each Shareholder hereby agrees such Shareholder shall not seek or solicit any such sale, assignment, transfer, encumbrance, pledge or other disposition or any such contract, option or other agreement, arrangement or understanding and agrees to notify Parent promptly (but in any event, within 24 hours), and to provide all details requested by Parent, if such Shareholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing. Notwithstanding any other provision of this Section 1.3, each Shareholder may sell or otherwise assign, with or without consideration, an unlimited amount of such Shareholder's Shares to any spouse or member of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his spouse or members of his immediate family, or to a trust for himself, or to a charitable remainder trust, or any affiliate, member or limited or general partner of such Shareholder, or to any entity that is wholly owned by members of such Shareholder's immediate family, provided that each such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed and delivered to Parent documents assuming the obligations of such Shareholder under this Agreement with respect to the transferred securities, such documents to be satisfactory to Parent in its sole discretion. Further notwithstanding any other provision of this Section 1.3, each Shareholder may dispose of shares of restricted stock to the Company to pay taxes upon vesting and issuance of such shares of restricted stock by the Company to each Shareholder.

        1.4    Stop Transfer.     During the term of this Agreement, no Shareholder shall request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Shares, unless such transfer is made in compliance with this Agreement.

        1.5    Notification.     If any Shareholder becomes aware of an Acquisition Proposal or if an Acquisition Proposal is hereafter made or if any request for nonpublic information relating to Company or any of its Subsidiaries is made by any person or entity that has made an Acquisition Proposal or has advised such Shareholder that it may be considering making an Acquisition Proposal, such Shareholder shall within 24 hours notify Parent of the material details of such Acquisition Proposal or request (including the identity of the person or entity making such Acquisition Proposal, the terms thereof and the information requested thereby) and shall within 24 hours provide Parent with a copy of any Acquisition Proposal or request that is made in writing and copies of all correspondence relating thereto. Thereafter such Shareholder shall keep Parent fully apprised on a current basis of the status of any such Acquisition Proposal and of any modifications to the terms thereof. Each Shareholder hereby agrees to immediately cease and cause to be terminated all existing discussions or negotiations with any parties other than Parent conducted heretofore with respect to any Acquisition Proposal.

        1.6    Additional Documents.     Each Shareholder hereby covenants and agrees to execute and deliver any and all additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

        Each Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

        2.1    Due Authorization, Etc.     Such Shareholder has all requisite power and authority and the legal capacity to execute, deliver and perform this Agreement, to appoint Parent as its proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of Parent as such Shareholder's proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder. This Agreement has been duly executed and delivered by or on behalf of such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against each Shareholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

        2.2    No Conflicts; Required Filings and Consents.     The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (i) conflict with or violate any law applicable to such Shareholder or by which such Shareholder or any of such Shareholder's properties is bound or affected or (ii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of such Shareholder, including, without limitation, such Shareholder's Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's assets is bound or affected.

        (b)   The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the 1934 Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Shareholder of such Shareholder's obligations under this Agreement.

        2.3    Valid Title.     Such Shareholder is the sole, true, lawful and beneficial owner of such Shareholder's Shares with no restrictions on such Shareholder's voting rights or rights of disposition pertaining thereto. None of such Shareholder's Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. None of such Shareholder's Shares is subject to any adverse claims, options, liens, charges, encumbrances, security interests or other restrictions on transfer.

        2.4    Total Shares.     Each Shareholder is the record and beneficial owner of the number of Shares set forth next to such Shareholder's name on Schedule I hereto. Except as set forth on Schedule I hereto, neither such Shareholder nor any beneficial owner or owners of such Shareholder's Shares own any Shares, or options or warrants to purchase or rights to subscribe for or otherwise acquire any securities of the Company. Except as set forth on Schedule I hereto, each Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares beneficially owned by such Shareholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        2.5    No Finder's Fees.     No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder. Such Shareholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

        2.6    Community Property.     If the Shareholder is married and the Shareholder's Shares constitute community property or spousal approval is otherwise required for this Agreement to be legal, valid and binding, then, to the extent so required, this Agreement has been duly authorized, executed and deliver by, and constitutes a legal, valid and binding agreement of the Stockholder's spouse, enforceable against such spouse in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity.

ARTICLE III
MISCELLANEOUS

        3.1    Definitions.     Capitalized terms used but not otherwise defined in this Agreement have the respective meanings ascribed to such terms in the Merger Agreement.

        3.2    Termination.     This Agreement and each Proxy granted pursuant to Article I shall terminate automatically and without any action of any of the parties hereto and be of no further force and effect upon the earlier to occur of: (i) the written mutual consent of the parties hereto and (ii) the Expiration Date (as defined below). No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination or from any obligation pursuant to a notice delivered on or before the date of such termination. As used herein, the "Expiration Date" shall mean the earlier to occur of (i) the Effective Time of the Merger and (ii) the termination of the Merger Agreement according to its terms.

        3.3    Further Assurance.     From time to time, at the request of another party hereto and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        3.4    Certain Events; Successors.     Each Shareholder agrees that this Agreement and such Shareholder's obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Shareholder's heirs, executors, guardians, administrators, successors or assigns. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

        3.5    No Waiver.     The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        3.6    Notice.     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, the day of transmission if a business day or, if not, the next business day thereafter, if delivered by telecopier (with confirmation of receipt), the next business day if delivered by an internationally recognized overnight courier service, such as Federal Express, or the third business day if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub, to:
McDATA Corporation 380 Interlocken Crescent Broomfield, Colorado 80021 Attention: Thomas O. McGimpsey Vice President and General Counsel Facsimile No.: (720) 558-4747
with a copy to:
Hensley Kim & Edgington, LLC 1660 Lincoln Street Suite 3050 Denver, Colorado 80264 Attention: Darren R. Hensley, Esq. Telecopy No.: (720) 377-0777 and

        (b)   If to a Shareholder, to the address set forth below such Shareholder's name on Schedule I hereto, with a copy to Leonard, Street and Deinard Professional Association, 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402, Attention Morris M. Sherman, Esq., telecopy no. (612) 335-1657.

        3.7    Effect of Headings.     The Article and Section headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

        3.8    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        3.9    Entire Agreement.     This Agreement and the Proxy contains the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

        3.10    Assignment and Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment shall be void, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent or to a successor corporation or other successor entity in the event of a merger, acquisition, consolidation or other transfer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

        3.11    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state's principles of conflicts of laws.

        3.12    Amendment and Modification.     This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

        3.13    Specific Performance; Injunctive Relief.     The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and each Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

        3.14    Counterparts.     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement (or any counterpart hereof) may be delivered by a party by facsimile, which facsimile shall be effectual as if the original counterpart had been delivered.

*        *        *        *        *

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company and each of the Shareholders have caused this Agreement to be executed as of the date first written above.

PARENT:	McDATA CORPORATION
/s/ JOHN A. KELLEY, JR.
	By:	John A. Kelley, Jr.
	Title:	Chairman, President and CEO
MERGER SUB:	CONDOR ACQUISITION, INC.
/s/ THOMAS O. MCGIMPSEY
	By:	Thomas O. McGimpsey
	Title:	President
COMPANY:	COMPUTER NETWORK TECHNOLGY CORPORATION
/s/ GREGORY T. BARNUM
	By:	Gregory T. Barnum
	Title:	Chief Financial Officer
SHAREHOLDERS:
/s/ THOMAS G. HUDSON THOMAS G. HUDSON
/s/ THOMAS G. HUDSON THOMAS G. HUDSON GRANTOR RETAINED ANNUITY TRUST, THOMAS G. HUDSON, TRUSTEE
/s/ ERWIN A. KELEN ERWIN A. KELEN
/s/ JOHN A. ROLLWAGEN JOHN A. ROLLWAGEN

/s/ PATRICK W. GROSS PATRICK W. GROSS
/s/ LAWRENCE A. MCLERNON LAWRENCE A. MCLERNON
/s/ KATHLEEN B. EARLEY KATHLEEN B. EARLEY
/s/ BRUCE J. RYAN BRUCE J. RYAN
/s/ GREGORY T. BARNUM GREGORY T. BARNUM
/s/ MARK R. KNITTEL MARK R. KNITTEL
/s/ EDWARD J. WALSH EDWARD J. WALSH
/s/ ROBERT R. BEYER ROBERT R. BEYER

SCHEDULE I

SHAREHOLDERS OF COMPUTER NETWORK TECHNOLGY CORPORATION

Shareholder Name	Number of Shares of Common Stock Held	Number of Shares of Common Stock Underlying Company Convertible Notes Held	Number of Shares of Common Stock Underlying Options Held	Number of Shares of Common Stock Underlying Restricted Stock Units and Deferred Stock Units Held	Percentage of Ownership (on a Fully-Diluted Basis)	Address
THOMAS G. HUDSON	112,673	0	1,457,721	0	*	6000 Nathan Lane North Plymouth, MN 55442
ERWIN A. KELEN	252,910	0	296,667	8,000	*	6000 Nathan Lane North Plymouth, MN 55442
JOHN A. ROLLWAGEN	5,000	0	230,000	8,000	*	6000 Nathan Lane North Plymouth, MN 55442
PATRICK W. GROSS	0	0	185,834	8,000	*	6000 Nathan Lane North Plymouth, MN 55442
LAWRENCE A. MCLERNON	4,000	0	106,667	8,000	*	6000 Nathan Lane North Plymouth, MN 55442
KATHLEEN B. EARLEY	6,000	0	70,000	8,000	*	6000 Nathan Lane North Plymouth, MN 55442
BRUCE J. RYAN	0	0	70,000	8,000	*	6000 Nathan Lane North Plymouth, MN 55442
GREGORY T. BARNUM	18,849	0	297,503	16,000	*	6000 Nathan Lane North Plymouth, MN 55442
MARK R. KNITTEL	44,409	0	287,503	12,000	*	6000 Nathan Lane North Plymouth, MN 55442
EDWARD J. WALSH	5,000	0	196,564	58,000	*	6000 Nathan Lane North Plymouth, MN 55442
ROBERT R. BEYER	2,680	0	110,195	12,000	*	6000 Nathan Lane North Plymouth, MN 55442

*
Less then 1%.

EXHIBIT A

[An Irrevocable Proxy in the form of this Exhibit A was delivered by each of the shareholders party to the Voting Agreement]

IRREVOCABLE PROXY
TO VOTE STOCK OF
COMPUTER NETWORK TECHNOLGY CORPORATION
(a Minnesota Corporation)

        The undersigned shareholder of Computer Network Technology Corporation, a Minnesota corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by the Minnesota Business Corporation Act) appoints McDATA Corporation, a Delaware corporation ("Parent"), or any designee of Parent, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the termination of the Voting Agreement (as hereinafter defined).

        This Irrevocable Proxy is irrevocable (to the extent provided by the Minnesota Business Corporation Act), is coupled with an interest, and is granted in consideration of Parent entering into that certain Voting Agreement (the "Voting Agreement"), dated as of even date herewith, by and among Parent; Condor Acquisition, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (the "Merger Sub"); the Company; the undersigned and certain other shareholders of the Company, and that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of January    , 2005, by and among the Company; Parent and Merger Sub, which Merger Agreement provides for the merger of Merger Sub with and into the Company (the "Merger"). Notwithstanding the foregoing, this Irrevocable Proxy shall terminate and be of no further force or effect upon any termination of the Voting Agreement.

        The attorney and proxy named above is hereby authorized and empowered by the undersigned, at any time prior to the termination of the Voting Agreement, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Minnesota Business Corporation Act), at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting as follows:

          (i)    in favor of the Merger and the Merger Agreement (as amended from time to time pursuant to the terms thereof), and all other transactions contemplated thereby,

          (ii)   against any Acquisition Proposal (used herein as defined in the Voting Agreement) or any negotiations or discussions with respect to an Acquisition Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Articles of Incorporation or Bylaws, which in the case of each of the matters referred to in this clause (ii) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated,

          (iii)   in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement and related agreements which is considered at any such meeting of shareholders or in such consent, and in connection therewith to execute any documents which are necessary in order to effectuate the foregoing, including the ability for Parent or its nominees to vote such Shares directly.

        The attorney and proxy named above is hereby authorized and empowered by the undersigned to demand that the Secretary or any other appropriate officer of the Company call a special meeting of the shareholders of the Company for the purpose of voting on matters set forth in clauses (i) and (iii) of the preceding paragraph. The Shareholder may vote the Shares on all other matters not specifically referred to in this Irrevocable Proxy, and the attorney and proxy named above may not exercise this Irrevocable Proxy with respect to such other matters. Without limiting the generality of the foregoing,this Irrevocable Proxy may not be used to waive or amend any material rights or obligations of the undersigned under the Voting Agreement, the Merger Agreement or otherwise.

        All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable and terminates upon the termination of the Voting Agreement.

Dated: January 17, 2005

By:
(Signature of Shareholder)
Name:
(Print Name of Shareholder)
Shares beneficially owned:

shares of Common Stock of Company
shares of Common Stock of Company underlying Company Convertible Notes shares of Common Stock of Company underlying options
shares of Common Stock of Company underlying Restricted Stock Units and Deferred Stock Units

Annex C

[Letterhead of Credit Suisse First Boston LLC]

January 17, 2005

Board of Directors
McDATA Corporation
380 Interlocken Crescent
Broomfield, Colorado 80021

Members of the Board:

        You have asked us to advise you with respect to the fairness, from a financial point of view, to McDATA Corporation (the "Acquiror") of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of January 17, 2005 (the "Merger Agreement"), by and among the Acquiror, Condor Acquisition, Inc., a wholly owned subsidiary of the Acquiror ("Merger Sub"), and Computer Network Technology Corporation (the "Company"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of common stock, $0.01 par value per share, of the Company ("Company Common Stock") will be converted into the right to receive 1.3 (the "Exchange Ratio") shares of Class A common stock, $0.01 par value per share, of the Acquiror ("Acquiror Class A Common Stock").

        In arriving at our opinion, we have reviewed the Merger Agreement, as well as certain publicly available business and financial information relating to the Company and the Acquiror. We have also reviewed certain other information relating to the Company and the Acquiror, including financial forecasts (and adjustments thereto), provided to us or discussed with us by the Company and the Acquiror, and have met with the managements of the Company and the Acquiror to discuss the business and prospects of the Company and the Acquiror. We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company and the Acquiror, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company (and adjustments thereto) and the Acquiror that we have reviewed, we have been advised, and we have assumed, that such forecasts and adjustments have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Acquiror as to the future financial performance of the Company and the Acquiror. In addition, we have relied upon, without independent verification, the assessment of the managements of the Acquiror and the Company as to (i) their ability to retain key employees, (ii) the strategic benefits and potential cost savings and other synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger, (iii) the existing technology, products and services of the Company and the Acquiror and the validity of, and risks associated with, the future technology, products and services of the Company and the Acquiror, and (iv) their ability to integrate the businesses of the Company and the Acquiror. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We also have assumed, with your consent, that in the

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course of obtaining necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Acquiror or the Company or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information made available to us as of the date hereof, and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the value of shares of Acquiror Class A Common Stock actually will be when issued to holders of Company Common Stock pursuant to the Merger or the prices at which shares of Acquiror Class A Common Stock will trade at any time. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Acquiror, nor does it address the underlying business decision of the Acquiror to proceed with the Merger.

        We have acted as financial advisor to the Acquiror in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. We and our affiliates have in the past provided financial and investment banking services to the Acquiror and the Company unrelated to the Merger for which we have received compensation, and we and our affiliates may in the future provide certain investment banking and financial services to the Acquiror for which we would expect to receive compensation. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of the Company and the Acquiror for our and our affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or a short position in such securities.

        It is understood that this letter is for the information of the Board of Directors of the Acquiror in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the Acquiror, from a financial point of view.

Very truly yours,
/s/ CREDIT SUISSE FIRST BOSTON LLC

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Annex D

LEHMAN BROTHERS

        January 17, 2005

Board of Directors
Computer Network Technology Corporation
6000 Nathan Lane North
Plymouth, MN 55442

Members of the Board:

        We understand that Computer Network Technology Corporation ("CNT" or the "Company") has entered into an Agreement and Plan of Merger, dated as of January 17, 2005 (the "Agreement") among McData Corporation ("McData"), Condor Acquisition, Inc., a wholly owned subsidiary of McData ("Merger Sub"), and CNT, pursuant to which Merger Sub will be merged with and into CNT, with CNT to be the surviving corporation of the merger (the "Proposed Transaction"). We further understand that, pursuant to the Agreement, each share of common stock of CNT ("CNT Common Stock") issued and outstanding immediately prior to the effective time of the Proposed Transaction will be converted into the right to receive 1.3000 (the "Exchange Ratio") shares of McData Class A common stock ("McData Common Stock"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

        We have been requested by the Board of Directors of CNT to render our opinion with respect to the fairness, from a financial point of view, to CNT stockholders of the Exchange Ratio to be offered in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, CNT's underlying business decision to proceed with or effect the Proposed Transaction.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning CNT and McData that we believe to be relevant to our analysis, including each of their Annual Reports on Form 10-K for the fiscal year ended January 31, 2004 and Quarterly Reports on Form 10-Q for the quarter ended October 31, 2004, (3) published reports of third party research analysts with respect to the future financial performance of CNT and McData, (4) financial and operating information with respect to the business, operations and prospects of CNT and of McData furnished to us by CNT and McData, respectively, including financial projections of the future financial performance of the companies prepared by each respective management team, (5) a comparison of the trading histories of CNT Common Stock and McData Common Stock with each other from January 14, 2004 to January 13, 2005 and a comparison of their trading histories with those of other companies that we deemed relevant from January 14, 2004 through January 13, 2005, (6) a comparison of the historical financial results, present financial condition and future financial performance of CNT and McData with each other and with those of other companies that we deemed relevant, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, (8) the pro forma contribution of revenue, gross profit, operating income and net income that each company would contribute to the combined company following the consummation of the Proposed Transaction, and (9) the pro forma impact of the Proposed Transaction, including a range of potential cost and operating synergies which could be achieved as a result of a combination of CNT and McData (the "Potential Synergies"). In addition, we have had discussions with managements of both CNT and McData concerning their respective businesses, operations, assets, financial conditions and prospects, including revenue enhancements and losses and strategic benefits expected from the

D-1

Proposed Transaction, and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the managements of CNT and McData that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of CNT prepared by CNT management, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of CNT management as to the future financial performance of CNT and that CNT will perform substantially in accordance with such projections. With respect to the financial projections of McData prepared by McData management, upon advice of McData we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of McData management as to the future financial performance of McData and that McData will perform substantially in accordance with such projections. We also have discussed published estimates of the companies' future financial performance of third party research analysts with the managements of CNT and of McData, and they have agreed with the appropriateness of, and consented to our use of such published estimates, as well as the use of the projections prepared by the respective managements of CNT and of McData, in performing our analysis. Upon the advice of CNT, we have assumed that the amount of the Potential Synergies is reasonable and that the Potential Synergies will be realized substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of CNT or McData and have not made or obtained any evaluations or appraisals of the assets or liabilities of CNT or McData. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We were not asked by CNT to solicit any indications of interest from third parties with respect to a potential sale of CNT.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered in the Proposed Transaction is fair to CNT stockholders.

        We have acted as financial advisor to CNT in connection with the Proposed Transaction and will receive a fixed fee for our services in rendering this opinion and an additional fee which is contingent upon the consummation of the Proposed Transaction. In addition, CNT has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may actively trade in the debt and equity securities of CNT or McData for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We also have performed certain investment banking services for McData in the past, which CNT understood and acknowledged at the time Lehman Brothers was engaged by CNT with respect to the Proposed Transaction.

        This opinion is for the use and benefit of the Board of Directors of CNT and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of CNT or to McData as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,
/s/ LEHMAN BROTHERS

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Annex E

2001 McDATA EQUITY INCENTIVE PLAN, AS AMENDED

Adopted October 1, 1997
Amended May 11, 2001, May 22, 2003, May 25, 2004 and January 14, 2005

1.     PURPOSES

        (a)    Amendment and Restatement of 1997 Stock Option Plan.    The Plan initially was established as the 1997 Stock Option Plan adopted October 1, 1997 and amended on July 13, 2000 (the "Initial Plan"). The Initial Plan was amended and restated in its entirety as the 2001 McDATA Equity Incentive Plan, effective as of May 11, 2001. The terms of the Plan as in effect at the time a Stock Award was granted shall remain in effect and apply to such Stock Award, notwithstanding subsequent amendments, except to the extent such amendments (i) do not impair the holder's rights under such Stock Award, and (ii) would not result in adverse financial accounting consequences to the Company (as determined by the Board or Committee, in its sole discretion) if applied to a previously granted Stock Award.

        (b)    Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

        (c)    Available Stock Awards.    The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Bonus Awards, (iv) Stock Purchase Awards (v) Stock Appreciation Rights, (vi) Stock Unit Awards and (vii) Other Stock Awards.

        (d)    General Purpose.    The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.     DEFINITIONS.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended.

        (d)   "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (e)   "Common Stock" means either Class A common stock or Class B common stock of the Company, as applicable.

        (f)    "Company" means McDATA Corporation, a Delaware corporation.

        (g)   "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

        (h)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (i)    "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (j)    "Director" means a member of the Board.

        (k)   "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (l)    "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

           (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (o)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated there under.

        (p)   "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (q)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (r)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated there under.

        (s)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (t)    "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (u)   "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (v)   "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

        (w)  "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an individual Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (x)   "Own," "Owned," "Owner," "Ownership" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (y)   "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (z)   "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (aa)     "Plan" means this McDATA Corporation 2001 Equity Incentive Plan.

        (bb)     "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (cc)      "Securities Act" means the Securities Act of 1933, as amended.

        (dd)     "Stock Appreciation Right" means a right to receive the appreciation of Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

        (ee)      "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of an individual Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

        (ff)       "Stock Award" means any right granted under the Plan, including an Option, a Stock Bonus Award, a Stock Purchase Award, a Stock Unit Award, a Stock Appreciation Right, or an Other Stock Award.

        (gg)     "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (hh)     "Stock Bonus Award" means an award of Common Stock granted pursuant to Section 7(a).

        (ii)       "Stock Bonus Agreement" means a written agreement between the Company and a holder of a stock bonus evidencing the terms and conditions of an individual stock bonus grant. Each Stock Bonus Agreement shall be subject to the terms and conditions of the Plan.

        (jj)       "Stock Purchase Award" means an award permitting a Participant to purchase shares of Common Stock pursuant to the conditions of Section 7(b).

        (kk)     "Stock Purchase Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Purchase Award. Each Stock Purchase Agreement shall be subject to the terms and conditions of the Plan.

        (ll)       "Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

        (mm)     "Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of an individual Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

        (nn)     "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.     ADMINISTRATION

        (a)    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b)    Powers of Board.    The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

           (ii)  To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

         (iii)  To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board (or the Committee), in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv)  To amend the Plan or a Stock Award as provided in Section 12.

           (v)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates that are not in conflict with the provisions of the Plan.

        (c)    Delegation to Committee.    In the discretion of the Board (or the Committee), a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a subcommittee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a subcommittee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board and Compensation Committee of the Company have created a Compensation Subcommittee consisting of the Chief Executive Officer to make grants of Stock Awards consistent with the provisions of this subsection.

4.     SHARES SUBJECT TO THE PLAN

        (a)    Share Reserve.    Subject to Section 4 (b) and subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed thirty three million (33,000,000) shares of Class A common stock or Class B common stock of the Company, in the aggregate.

        (b)    Reversion of Shares to the Share Reserve.    If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

        (c)    Source of Shares.    The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     ELIGIBILITY

        (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b)    Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)    Section 162(m) Limitation.    Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than four million eight hundred thousand (4,800,000) shares of Common Stock during any calendar year.

        (d)    Consultants.

            (i)  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

           (ii)  Form S-8 generally is available to consultants and advisors only if (1) they are natural persons; (2) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (3) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.     OPTION PROVISIONS

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a)    Term.    No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted. No Nonstatutory Stock Option shall be exercisable after the expiration of ten (10) years and one (1) month from the date it was granted.

          (b)    Exercise Price of an Incentive Stock Option.    The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

          (c)    Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

          (d)    Consideration.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) by a "net exercise" of the Option (as further described below), (3) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (4) according to a deferred payment or other similar arrangement with the Optionholder (5) in the manner provided in Section 6(m) below, or (6) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that if required by applicable state law, payment of the Common Stock's "par value" shall not be made by deferred payment.

          In the case of a "net exercise" of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. The shares of Common Stock so used to pay the exercise price of an Option under a "net exercise" and any shares withheld for taxes will be considered to have been withheld from the exercise of the Option. Accordingly, the Option will not again be exercisable with respect to the shares deemed withheld to satisfy the exercise price, the shares actually delivered to the Participant or any shares withheld for purposes of tax withholding.

          In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (e)    Transferability of an Incentive Stock Option.    Except as otherwise permitted by the Board or the Committee, in its discretion, an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (f)    Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement, or as the Board or the Committee shall determine in its sole discretion. If the Nonstatutory Stock Option does not provide for transferability, then, except as the Board may otherwise permit in its discretion, the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (g)    Vesting Generally.    The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

          (h)    Termination of Continuous Service.    In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement or as determined by the Board or the Committee), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

          (i)    Extension of Termination Date.    An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three

  (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

          (j)    Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

          (k)    Death of Optionholder.    In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

          (l)    Early Exercise.    The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

          (m)    Substituting SARs.    In the event the Company no longer uses APB Opinion 25 to account for equity compensation and is required to or elects to expense the cost of stock options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms for the stock options and the difference between the Fair Market Value of the underlying Shares and the Grant Price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

7.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS

        (a)    Stock Bonus Awards.    Each Stock Bonus Award shall be evidenced by a Stock Bonus Agreement, which shall be in such form and shall contain such terms and conditions as the Board (or Committee) shall deem appropriate. The terms and conditions of Stock Bonus Awards may change from time to time, and the terms and conditions of separate Stock Bonus Awards need not be identical, but each Stock Bonus Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Stock Bonus Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit or any other form of consideration permitted by applicable state law.

          (ii)    Vesting.    Shares of Common Stock awarded under the Stock Bonus Agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii)    Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Bonus Agreement.

          (iv)    Transferability.    Rights to acquire shares of Common Stock under the Stock Bonus Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Bonus Agreement remains subject to the terms of the Stock Bonus Agreement.

        (b)    Stock Purchase Awards.    Each Stock Purchase Agreement shall be in such form and shall contain such terms and conditions as the Board (or Committee) shall deem appropriate. The terms and conditions of the Stock Purchase Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Agreements need not be identical, but each Stock Purchase Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Purchase Price.    The purchase price under each Stock Purchase Agreement shall be such amount as the Board shall determine and designate in such Stock Purchase Agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

          (ii)    Consideration.    The purchase price of Common Stock acquired pursuant to the Stock Purchase Agreement shall be paid either: (1) in cash at the time of purchase; (2) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (3) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          (iii)    Vesting.    Shares of Common Stock acquired under the Stock Purchase Agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv)    Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Purchase Agreement.

          (v)    Transferability.    Rights to acquire shares of Common Stock under the Stock Purchase Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Stock Purchase Agreement remains subject to the terms of the Stock Purchase Agreement.

        (c)    Stock Unit Awards.    Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit

Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Stock Unit Award will not be less than the par value of a share of Common Stock. The consideration may be paid in any form permitted under applicable law.

          (ii)    Vesting.    At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its absolute discretion, deems appropriate.

          (iii)    Additional Restrictions.    At the time of the grant of Stock Unit, the Board may impose such restrictions or conditions that delay the delivery of the consideration after its vesting as the Board, in its absolute discretion, deems appropriate, with such terms to be contained in the Stock Unit agreement.

          (iv)    Payment.    Stock Unit Awards may be settled in Common Stock or in cash or any combination of the two, or in any other form of consideration as determined by the Board and contained in the Stock Unit Award Agreement.

          (v)    Dividend Equivalents.    Dividend equivalents may be credited in respect of shares covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

          (vi)    Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service for any reason.

        (d)    Stock Appreciation Rights.    Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions, as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical, but each Stock Appreciation Right Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Strike Price and Calculation of Appreciation.    Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount that will be determined by the Board at the time of grant of the Stock Appreciation Right.

          (ii)    Vesting.    At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciate Right as it, in its absolute discretion, deems appropriate.

          (iii)    Exercise.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (iv)    Payment.    The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (v)    Termination of Continuous Service.    In the event that a Participant's Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall terminate.

        (e)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Awards and all other terms and conditions of such Awards.

8.     COVENANTS OF THE COMPANY

        (a)    Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.     USE OF PROCEEDS FROM STOCK

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.   MISCELLANEOUS

        (a)    Acceleration of Exercisability and Vesting.    The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b)    Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)    No Employment or other Service Rights.    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of Common Stock under the Stock Award in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

        (g)    Stock Awards.    Stock Awards may be issued for all lawful purposes, including but not limited to retention, recruitment and compensation purposes. Further, the Board or Committee may, in its discretion, establish (or modify) its annual Stock Awards grant program for Participants (including Non-Employee Directors).

        (h)    Compliance with Deferred Compensation Rules.    All Stock Awards subject to Code Section 409A shall be interpreted and administered in accordance with Code Section 409A and related guidance. To the extent any Stock Award, by its terms, is inconsistent with the requirements of Code Section 409A, Code Section 409A shall govern.

11.   ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)    Capitalization Adjustments.    If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

        (b)    Change in Control.    In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then:

            (i)  any surviving or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(b)) for those outstanding under the Plan, or

         (iii)  in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then (A) with respect to Stock Awards held by persons then performing services as Employees, Consultants, or Directors, the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to Stock Awards held by persons not then performing services as Employees, Consultants, or Directors, such Stock Awards (that are not assumed or substituted for by the surviving or acquiring corporation) shall terminate if not exercised prior to such event.

12.   AMENDMENT OF THE PLAN AND STOCK AWARDS

        (a)    Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company and its Affiliates, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 and any Nasdaq or applicable securities exchange listing requirements.

        (b)    Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations there under regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c)    Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated there under relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)    No Impairment of Rights.    Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Stock Awards were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Stock Awards granted under the Plan comply with the requirements of Section 422 of the Code.

13.   TERMINATION OR SUSPENSION OF THE PLAN

        (a)    Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on September 30, 2010. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.   EFFECTIVE DATE OF PLAN

        The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.   CHOICE OF LAW

        The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Delaware law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. The effect of this provision is to eliminate the personal liability of directors to the company or its stockholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

        Delaware law also provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

        Delaware law further provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

        Additionally, under Delaware law, a corporation generally has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

        McDATA's amended and restated certificate of incorporation further provides that McDATA directors will not be personally liable to McDATA or any stockholder for monetary damages for breach of fiduciary duty, except to the extent such exemption is not permitted by law. Accordingly, pursuant to Section 102 of the Delaware General Corporate Law, McDATA officers and directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

  •
  any breach of their duty of loyalty to McDATA or its stockholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

  •
  unlawful payments of dividends or unlawful stock repurchases or redemption.

This provision has no effect on any non-monetary remedies that may be available to McDATA or McDATA's stockholders, nor does it relieve McDATA or its officers or directors from compliance with federal or state securities laws.

        McDATA's amended and restated bylaws also permit McDATA to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in such capacity, regardless of whether McDATA's bylaws would otherwise permit indemnification for that liability. McDATA currently has directors' and officers' liability insurance which would indemnify McDATA directors and officers against damages arising out of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling McDATA pursuant to the foregoing provisions, McDATA has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits:

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger dated as of January 17, 2005 by and among McDATA Corporation, Computer Network Technology Corporation and Condor Acquisition, Inc. (included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement)**
2.2
Amendment No. 1 to Agreement and Plan of Merger dated as of February 10, 2005 among McDATA Corporation, Computer Network Technology Corporation and Condor Acquisition, Inc. (included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement)
3.1	Certificate of Incorporation of McDATA Corporation (incorporated by reference from the Registrant's Registration Statement on Form S-1, SEC File No. 333-38106, declared effective on August 8, 2000)
3.2	Amended and Restated Bylaws of McDATA Corporation (incorporated by reference from the Registrant's Registration Statement on Form S-1, SEC File No. 333-38106, declared effective on August 8, 2000)
4.1
Form of Certificate of Common Stock of McDATA Corporation (incorporated by reference from the Registrant's Registration Statement on Form S-1, SEC File No. 333-38106, declared effective on August 8, 2000)
4.2	Form of Supplemental Indenture between McDATA Corporation, Computer Network Technology Corporation and U.S. Bank National Association, as trustee
5.1	Legal Opinion of Hensley Kim & Edgington, LLC*
8.1	Legal Opinion of Holland & Hart, LLP*
8.2	Legal Opinion of Leonard, Street and Deinard Professional Association*
9.1	Computer Network Technology Corporation Voting Agreement (included as Annex B to the joint proxy statement/prospectus forming a part of this registration statement)
23.1	Consent of Hensley Kim & Edgington, LLC (included in Exhibit 5.1)*
23.2	Consent of Holland & Hart, LLP (included in Exhibit 8.1)*
23.3	Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 8.2)*
23.4	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of McDATA Corporation

23.5	Consent of KPMG LLP, independent registered public accounting firm of Computer Network Technology Corporation
23.6	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Inrange Technologies Corporation
23.7	Consent of KPMG LLP, independent registered public accounting firm of Aarohi Communications, Inc. and Subsidiary
23.8	Consent of Deloitte & Touche LLP, independent registered public accounting firm of McDATA Corporation
24.1	Power of Attorney*
99.1	Form of Proxy for McDATA Corporation
99.2	Form of Proxy for Computer Network Technology Corporation
99.3	Opinion of Credit Suisse First Boston LLC, financial advisor to McDATA Corporation (included as Annex C to the joint proxy statement/prospectus forming a part of this registration statement)
99.4
Opinion of Lehman Brothers Inc., financial advisor to Computer Network Technology Corporation (included as Annex D to the joint proxy statement/prospectus forming a part of this registration statement)
99.5	Consent of Credit Suisse First Boston LLC, financial advisor to McDATA Corporation*
99.6	Consent of Lehman Brothers Inc., financial advisor to Computer Network Technology Corporation*

*
Previously filed.

**
A list of the exhibits and disclosure letters to the Agreement and Plan of Merger is provided in Annex A immediately following the signature page of the Agreement and Plan of Merger. McDATA agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any such exhibits and disclosure letters not filed with this registration statement.

Item 22. Undertakings.

        The undersigned registrant hereby undertakes:

          (a)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b)   (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2)   That every prospectus (i) that is filed pursuant to paragraph (b)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on April 18, 2005.

MCDATA CORPORATION
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN A. KELLEY, JR John A. Kelley, Jr.	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	April 18, 2005
/s/ ERNEST J. SAMPIAS Ernest J. Sampias	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 18, 2005
* Laurence G. Walker	Director	April 18, 2005
* Charles C. Johnston	Director	April 18, 2005
Thomas M. Uhlman	Director	April 18, 2005
* D. Van Skilling	Director	April 18, 2005
* Betsy S. Atkins	Director	April 18, 2005
* John W. Gerdelman	Director	April 18, 2005

Michael J. Sophie	Director	April 18, 2005
* M. Alex Mendez	Director	April 18, 2005
*By	/s/ THOMAS O. MCGIMPSEY Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger dated as of January 17, 2005 by and among McDATA Corporation, Computer Network Technology Corporation and Condor Acquisition, Inc. (included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement)**
2.2
Amendment No. 1 to Agreement and Plan of Merger dated as of February 10, 2005 among McDATA Corporation, Computer Network Technology Corporation and Condor Acquisition, Inc. (included as Annex A to the joint proxy statement/prospectus forming a part of this registration statement)
3.1	Certificate of Incorporation of McDATA Corporation (incorporated by reference from the Registrant's Registration Statement on Form S-1, SEC File No. 333-38106, declared effective on August 8, 2000)
3.2	Amended and Restated Bylaws of McDATA Corporation (incorporated by reference from the Registrant's Registration Statement on Form S-1, SEC File No. 333-38106, declared effective on August 8, 2000)
4.1
Form of Certificate of Common Stock of McDATA Corporation (incorporated by reference from the Registrant's Registration Statement on Form S-1, SEC File No. 333-38106, declared effective on August 8, 2000)
4.2	Form of Supplemental Indenture between McDATA Corporation, Computer Network Technology Corporation and U.S. Bank National Association, as trustee
5.1	Legal Opinion of Hensley Kim & Edgington, LLC*
8.1	Legal Opinion of Holland & Hart, LLP*
8.2	Legal Opinion of Leonard, Street and Deinard Professional Association*
9.1	Computer Network Technology Corporation Voting Agreement (included as Annex B to the joint proxy statement/prospectus forming a part of this registration statement)
23.1	Consent of Hensley Kim & Edgington, LLC (included in Exhibit 5.1)*
23.2	Consent of Holland & Hart, LLP (included in Exhibit 8.1)*
23.3	Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 8.2)*
23.4	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of McDATA Corporation
23.5	Consent of KPMG LLP, independent registered public accounting firm of Computer Network Technology Corporation
23.6	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Inrange Technologies Corporation
23.7	Consent of KPMG LLP, independent registered public accounting firm of Aarohi Communications, Inc. and Subsidiary
23.8	Consent of Deloitte & Touche LLP, independent registered public accounting firm of McDATA Corporation
24.1	Power of Attorney*
99.1	Form of Proxy for McDATA Corporation
99.2	Form of Proxy for Computer Network Technology Corporation

99.3	Opinion of Credit Suisse First Boston LLC, financial advisor to McDATA Corporation (included as Annex C to the joint proxy statement/prospectus forming a part of this registration statement)
99.4
Opinion of Lehman Brothers Inc., financial advisor to Computer Network Technology Corporation (included as Annex D to the joint proxy statement/prospectus forming a part of this registration statement)
99.5	Consent of Credit Suisse First Boston LLC, financial advisor to McDATA Corporation*
99.6	Consent of Lehman Brothers Inc., financial advisor to Computer Network Technology Corporation*

*
Previously filed.

**
A list of the exhibits and disclosure letters to the Agreement and Plan of Merger is provided in Annex A immediately following the signature page of the Agreement and Plan of Merger. McDATA agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any such exhibits and disclosure letters not filed with this registration statement.